PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED AUGUST 21, 1997)

[LOGO]             AMERICAN EXPRESS CREDIT ACCOUNT MASTER TRUST
       $865,000,000 CLASS A SERIES 1997-1 6.40% ASSET BACKED CERTIFICATES $60,000,000 CLASS B SERIES 1997-1 6.55% ASSET BACKED CERTIFICATES

                        AMERICAN EXPRESS CENTURION BANK
             AMERICAN EXPRESS RECEIVABLES FINANCING CORPORATION II
                                  TRANSFERORS
             AMERICAN EXPRESS TRAVEL RELATED SERVICES COMPANY, INC.
                                    SERVICER
                            ------------------------

     The Class A Series 1997-1 6.40% Asset Backed Certificates (the 'CLASS A CERTIFICATES') and the Class B Series 1997-1 6.55% Asset Backed Certificates (the 'CLASS B CERTIFICATES' and, together with the Class A Certificates, the 'SERIES 1997-1 CERTIFICATES') offered hereby will represent undivided interests in certain assets of the American Express Credit Account Master Trust (the 'TRUST') created pursuant to a Pooling and Servicing Agreement (the 'POOLING AND SERVICING AGREEMENT') among American Express Travel Related Services Company, Inc. ('TRS'), as Servicer (in such capacity, the 'SERVICER'), American Express Centurion Bank ('CENTURION') and American Express Receivables Financing Corporation II ('RFC II'), as Transferors (each, in such capacity, a 'TRANSFEROR'), and The Bank of New York, as
                                                        (continued on next page)
                            ------------------------

     THERE CURRENTLY IS NO SECONDARY MARKET FOR THE SERIES 1997-1 CERTIFICATES, AND THERE IS NO ASSURANCE THAT ONE WILL DEVELOP OR, IF ONE DOES DEVELOP, THAT IT WILL CONTINUE UNTIL THE SERIES 1997-1 CERTIFICATES ARE PAID IN FULL.

     POTENTIAL INVESTORS SHOULD CONSIDER, AMONG OTHER CONSIDERATIONS, THE INFORMATION SET FORTH IN THE SECTIONS ENTITLED 'RISK FACTORS' COMMENCING ON PAGE S-13 HEREIN AND ON PAGE 19 IN THE PROSPECTUS.
                            ------------------------

THE SERIES 1997-1 CERTIFICATES REPRESENT BENEFICIAL INTERESTS IN THE TRUST ONLY AND WILL NOT REPRESENT INTERESTS IN OR OBLIGATIONS OF, NOR WILL THEY BE
   GUARANTEED BY, CENTURION, RFC II, AMERICAN EXPRESS CREDIT CORPORATION,
     AMERICAN EXPRESS TRAVEL RELATED SERVICES COMPANY, INC., AMERICAN
       EXPRESS COMPANY OR ANY AFFILIATE THEREOF. NEITHER THE SERIES
        1997-1 CERTIFICATES NOR THE UNDERLYING ACCOUNTS OR RECEIVABLES
          ARE INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE
                 CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY
                              OR INSTRUMENTALITY.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
  EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
   SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
     PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT.
                    ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.


                                                       PRICE TO                UNDERWRITING              PROCEEDS TO
                                                      PUBLIC(1)                  DISCOUNT           THE TRANSFERORS(1)(2)
Per Class A Certificate......................         99.984375%                  0.275%                  99.709375%
Per Class B Certificate......................         99.953125%                  0.300%                  99.653125%
Total........................................      $924,836,718.75            $2,558,750.00            $922,277,968.75

(1) Plus accrued interest, if any, at the Class A Certificate Rate or Class B Certificate Rate, as applicable, from August 28, 1997.
(2) Before deduction of expenses payable by the Transferors, estimated to be $800,000.
                            ------------------------

     The Series 1997-1 Certificates are offered by the Underwriters when, as and if issued by the Trust and accepted by the Underwriters and subject to the Underwriters' right to reject orders in whole or in part. It is expected that the Series 1997-1 Certificates will be delivered in book-entry form on or about August 28, 1997, through the facilities of The Depository Trust Company, Cedel Bank, societe anonyme and the Euroclear System.

                    UNDERWRITERS OF THE CLASS A CERTIFICATES

MERRILL LYNCH & CO.
               CREDIT SUISSE FIRST BOSTON
                               GOLDMAN SACHS & CO.
                                           LEHMAN BROTHERS
                                                      SALOMON BROTHERS INC

                    UNDERWRITERS OF THE CLASS B CERTIFICATES

MERRILL LYNCH & CO.                                              LEHMAN BROTHERS

           The date of this Prospectus Supplement is August 21, 1997.

(continued from previous page)

Trustee (in such capacity, the 'TRUSTEE'). The property of the Trust includes, among other things, receivables described herein (the 'RECEIVABLES') generated from time to time in a portfolio of designated Optima(Registered) Card, Optima Line of Credit and Sign & Travel(Registered) revolving credit accounts and, in the future, may include other charge or credit accounts or products (collectively, the 'ACCOUNTS'). In addition, the Collateral Interest (as defined herein) will be issued in the initial amount of $75,000,000 and will be subordinated to the Series 1997-1 Certificates as described herein. The Transferors initially will own the remaining undivided interest in the Trust not represented by the Series 1997-1 Certificates and the other investor certificates or interests issued by the Trust. The Transferors have offered and may offer from time to time other series of certificates that evidence undivided interests in certain assets of the Trust, which may have terms significantly different from the Series 1997-1 Certificates and which are not offered hereby. The issuance of additional series of certificates may impact the timing or amount of payments received by holders of the Series 1997-1 Certificates.

     Interest will accrue on the Class A Certificates from August 28, 1997 (the 'CLOSING DATE') at the rate of 6.40% per annum (the 'CLASS A CERTIFICATE RATE'). Interest on the Class B Certificates will accrue from the Closing Date at the rate of 6.55% per annum (the 'CLASS B CERTIFICATE RATE'). Interest on the Series 1997-1 Certificates will be distributed on October 15, 1997 and on the 15th day of each month thereafter (or, if such 15th day is not a business day, the immediately succeeding business day) (each, a 'DISTRIBUTION DATE').

     Principal with respect to the Class A Certificates and the Class B Certificates is scheduled to be distributed on the September 2002 Distribution Date, but may be paid earlier or later under certain limited circumstances described herein. See 'Maturity Considerations' and 'Series Provisions--Pay-Out Events' herein and 'Description of the Certificates--Pay-Out Events and Reinvestment Events' in the Prospectus. Principal payments will not be made to Class B Certificateholders until the final principal payment has been made in respect of the Class A Certificateholders. See 'Series Provisions--Principal Payments.'

     Application will be made to list the Series 1997-1 Certificates on the Luxembourg Stock Exchange.

                            ------------------------

     THE FRACTIONAL UNDIVIDED INTEREST IN THE TRUST REPRESENTED BY THE CLASS B CERTIFICATES WILL BE SUBORDINATED TO THE EXTENT NECESSARY TO FUND PAYMENTS WITH RESPECT TO THE CLASS A CERTIFICATES TO THE EXTENT DESCRIBED HEREIN.

     IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVERALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE SERIES 1997-1 CERTIFICATES AT LEVELS ABOVE THOSE WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                            ------------------------


     THE SERIES 1997-1 CERTIFICATES OFFERED HEREBY CONSTITUTE A SEPARATE SERIES OF INVESTOR CERTIFICATES BEING OFFERED BY THE TRUST FROM TIME TO TIME PURSUANT TO A PROSPECTUS DATED AUGUST 21, 1997. THIS PROSPECTUS SUPPLEMENT DOES NOT CONTAIN COMPLETE INFORMATION ABOUT THE OFFERING OF THE SERIES 1997-1 CERTIFICATES. ADDITIONAL INFORMATION IS CONTAINED IN THE PROSPECTUS AND PURCHASERS ARE URGED TO READ BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS IN FULL. SALES OF THE SERIES 1997-1 CERTIFICATES MAY NOT BE CONSUMMATED UNLESS THE PURCHASER HAS RECEIVED BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS.

     UPON RECEIPT OF A REQUEST BY AN INVESTOR, OR HIS OR HER REPRESENTATIVE, WITHIN THE PERIOD DURING WHICH THERE IS A PROSPECTUS DELIVERY OBLIGATION, THE UNDERWRITERS WILL TRANSMIT OR CAUSE TO BE TRANSMITTED PROMPTLY, WITHOUT CHARGE AND IN ADDITION TO ANY SUCH DELIVERY REQUIREMENTS, A PAPER OR ELECTRONIC FORMAT COPY OF A PROSPECTUS SUPPLEMENT AND PROSPECTUS.

                            SUMMARY OF SERIES TERMS

     The following is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and the accompanying Prospectus. Reference is made to the Index of Defined Terms in this Prospectus Supplement and the Prospectus for the location herein and therein of the definitions of certain capitalized terms used herein. Certain capitalized terms used but not defined herein have the meanings assigned to them in the Prospectus.

TRUST.....................................  American Express Credit Account Master Trust (the 'TRUST').

TITLE OF SECURITIES.......................  $865,000,000 Class A Series 1997-1 6.40% Asset Backed Certificates
                                            (the 'CLASS A CERTIFICATES') and $60,000,000 Class B Series 1997-1
                                            6.55% Asset Backed Certificates (the 'CLASS B CERTIFICATES' and,
                                            together with the Class A Certificates, the 'SERIES 1997-1
                                            CERTIFICATES').
INITIAL INVESTED AMOUNT...................  $1,000,000,000 (the 'INITIAL INVESTED AMOUNT').

CLASS A INITIAL INVESTED AMOUNT...........  $865,000,000 (the 'CLASS A INITIAL INVESTED AMOUNT').

CLASS B INITIAL INVESTED AMOUNT...........  $60,000,000 (the 'CLASS B INITIAL INVESTED AMOUNT').

COLLATERAL INITIAL INVESTED AMOUNT........  $75,000,000 (the 'COLLATERAL INITIAL INVESTED AMOUNT').

SERIES REQUIRED TRANSFEROR AMOUNT.........  For any date, 7% of the Invested Amount (the 'SERIES REQUIRED
                                            TRANSFEROR AMOUNT').

CLASS A CERTIFICATE RATE..................  6.40% per annum.

CLASS B CERTIFICATE RATE..................  6.55% per annum.

CONTROLLED ACCUMULATION AMOUNT............  For each Distribution Date with respect to the Controlled
                                            Accumulation Period, $77,083,333.34 except that, if the commencement of the Controlled Accumulation Period is delayed as described herein under 'Series Provisions--Principal Payments,' the Controlled
                                            Accumulation Amount for each Distribution Date with respect to the
                                            Controlled Accumulation Period will be determined as described under
                                            'Series Provisions--Application of Collections--Payments of
                                            Principal.' The Invested Amount will be paid in full to the Class A and Class B Certificateholders at the end of the Controlled
                                            Accumulation Period; provided, however, that the Invested Amount may be paid earlier if a Pay-Out Event occurs. See 'Series
                                            Provisions--Pay-Out Events' herein and 'Description of the
                                            Certificates--Pay-Out Events and Reinvestment Events' in the
                                            Prospectus.

EXPECTED FINAL PAYMENT DATE...............  The September 2002 Distribution Date.

CLOSING DATE..............................  August 28, 1997 (the 'CLOSING DATE').


SERIES INVESTED AMOUNT....................  The Initial Invested Amount.

THE SERIES 1997-1 CERTIFICATES; THE
  COLLATERAL INTEREST.....................  Each of the Series 1997-1 Certificates offered hereby represents an undivided interest in the Trust. The portion of the Trust Assets allocated to Series 1997-1 as described under 'The Pooling and
                                            Servicing Agreement Generally--Allocations' in the Prospectus will be further allocated among the interest of the holders of the Class A
                                            Certificates (the 'CLASS A CERTIFICATEHOLDERS' INTEREST'), the
                                            interest of the holders of the Class B Certificates (the 'CLASS B
                                            CERTIFICATEHOLDERS' INTEREST'), the interest of the Collateral
                                            Interest Holder (as defined below), and the interest of the holders of the Transferor Certificates (the 'TRANSFERORS' INTEREST'), as
                                            described below. The Class A Certificateholders' Interest and the
                                            Class B Certificateholders' Interest are sometimes collectively referred to herein as the 'SERIES 1997-1 CERTIFICATEHOLDERS'
                                            INTEREST.' A

                                            specified undivided interest in the Trust Assets (the 'COLLATERAL
                                            INTEREST') in the initial amount of $75,000,000 (which amount represents 7.50% of the sum of the Class A Initial Invested Amount,
                                            the Class B Initial Invested Amount and the Collateral Initial
                                            Invested Amount) constitutes Credit Enhancement for the Series 1997-1
                                            Certificates. The provider of such Credit Enhancement is referred to herein as the 'COLLATERAL INTEREST HOLDER.' Allocations will be made to the Collateral Interest, and the Collateral Interest Holder will have voting and certain other rights as if the Collateral Interest were a subordinated class of Series 1997-1 Certificates. For purposes of this Prospectus Supplement, the 'COLLATERAL INTEREST' shall be deemed to be the 'COLLATERAL INVESTED AMOUNT' for the Series 1997-1
                                            Certificates for all purposes under the Prospectus. The Transferors'
                                            Interest will represent the right to the assets of the Trust not allocated to the Class A Certificateholders' Interest, the Class B
                                            Certificateholders' Interest, the Collateral Interest or the holders of other undivided interests in the Trust. The principal amount of the Transferors' Interest will fluctuate as the amount of Receivables in the Trust changes from time to time.

                                            The aggregate amount of Principal Receivables allocated to the Series
                                            1997-1 Certificateholders' Interest and the Collateral Interest (the
                                            'INVESTED AMOUNT') will be $1,000,000,000 on the Closing Date (the
                                            'INITIAL INVESTED AMOUNT').

                                            The aggregate amount of Principal Receivables allocable to the Class
                                            A Certificateholders' Interest (as more fully defined herein, the
                                            'CLASS A INVESTED AMOUNT') will be $865,000,000 on the Closing Date
                                            (the 'CLASS A INITIAL INVESTED AMOUNT'). The aggregate amount of
                                            Principal Receivables allocable to the Class B Certificateholders'
                                            Interest (as more fully defined herein, the 'CLASS B INVESTED
                                            AMOUNT') will be $60,000,000 on the Closing Date (the 'CLASS B

                                            INITIAL INVESTED AMOUNT'). The aggregate amount of Principal
                                            Receivables allocable to the Collateral Interest (as more fully defined herein, the 'COLLATERAL INVESTED AMOUNT') will be $75,000,000 on the Closing Date (the 'COLLATERAL INITIAL INVESTED AMOUNT'). The
                                            Class B Certificateholders' Interest will decline in certain circumstances as a result of (a) the allocation to the Class B
                                            Certificateholders' Interest of certain Defaulted Amounts, including such amounts otherwise allocable to the Class A Certificateholders'
                                            Interest when the Collateral Interest is zero, and (b) the reallocation of collections of Principal Receivables otherwise allocable to the Class B Certificateholders' Interest to fund certain payments in respect of the Class A Certificates. Any such reductions in the Class B Certificateholders' Interest may be reimbursed out of
                                            Excess Spread, if any, Excess Finance Charge Collections allocable to
                                            Series 1997-1, if any, and the reallocation of certain amounts allocable to the Collateral Interest as described herein. During the
                                            Controlled Accumulation Period, for the purpose of allocating collections of Finance Charge Receivables and the Defaulted Amount
                                            with respect to each Monthly Period, the Class A Certificateholders'
                                            Interest will be reduced (in an amount not to exceed the Class A
                                            Invested Amount) by the amount on deposit in the Principal Funding
                                            Account (as so reduced, the 'CLASS A ADJUSTED INVESTED AMOUNT') and the Class B Certificateholders' Interest will be reduced by the amount by which the amount on deposit in the Principal Funding
                                            Account exceeds the Class A

                                            Invested Amount (as so reduced, the 'CLASS B ADJUSTED INVESTED
                                            AMOUNT,' and, together with the Class A Adjusted Invested Amount and the Collateral Invested Amount, the 'ADJUSTED INVESTED AMOUNT'). The
                                            principal amount of the Transferors' Interest will fluctuate as the amount of Principal Receivables in the Trust, the invested amount of each Series and the amounts on deposit in the Special Funding Account change from time to time.

                                            The Class A Certificates, the Class B Certificates and the Collateral
                                            Interest will each include the right to receive (but only to the extent needed to make payments of interest on each Distribution Date at the applicable certificate rate and payments of principal and subject to any reallocation of such amounts as described herein), varying percentages of the collections of Finance Charge Receivables and Principal Receivables and will be allocated varying percentages of the Defaulted Amount with respect to each Monthly Period.
                                            Collections of Finance Charge Receivables and Principal Receivables
                                            and the Defaulted Amount will be allocated to Series 1997-1 based on the Series Allocation Percentage for Series 1997-1 (subject to reallocation, in the case of certain Series Allocable Finance Charge
                                            Collections, to other Series in Group I as described under
                                            'Reallocated Investor Finance Charge Collections' below and under

                                            'The Pooling and Servicing Agreement Generally--Reallocations Among
                                            Different Series Within a Reallocation Group' in the Prospectus).
                                            Reallocated Investor Finance Charge Collections and the Investor
                                            Default Amount will be further allocated to the holders of the Class
                                            A Certificates and the holders of the Class B Certificates and the
                                            Collateral Interest based on the Class A Floating Percentage, the
                                            Class B Floating Percentage and the Collateral Floating Percentage,
                                            respectively (each defined herein). The Principal Allocation
                                            Percentage of Series Allocable Principal Collections will be allocated to the holders of the Class A Certificates, the Class B
                                            Certificates and the Collateral Interest based on the Class A
                                            Principal Percentage, the Class B Principal Percentage and the
                                            Collateral Principal Percentage, respectively (each defined herein).

OTHER SERIES..............................  The Series 1997-1 Certificates will be the second Series of investor certificates issued by the Trust. The material terms of the Series
                                            1996-1 Certificates, the only other Series of investor certificates that has been issued by the Trust, are described in Annex I hereto.
                                            The Series 1996-1 Certificates are still outstanding. Additional
                                            Series are expected to be issued from time to time by the Trust. See
                                            'The Pooling and Servicing Agreement Generally--New Issuances' and
                                            '--Reallocations Among Different Series Within a Reallocation Group'
                                            in the Prospectus and 'Maturity Considerations' herein.

RECEIVABLES...............................  The Receivables arise in Accounts that have been selected from the
                                            Total Portfolio, based on criteria specified in the Pooling and
                                            Servicing Agreement as applied, with respect to the Initial Accounts, at the Initial Selection Date and, with respect to Additional
                                            Accounts, the Receivables of which were transferred to the Trust as of August 7, 1997, at the Addition Selection Date. See 'The Total
                                            Portfolio.' The aggregate amount of Receivables (including
                                            Receivables in Initial Accounts closed since the Initial Selection
                                            Date and Receivables in Additional Accounts closed since the Addition
                                            Selection Date at the request of Account holders) in the Accounts
                                            (including the Additional Accounts) as of July 25, 1997,

                                            was $3,969,791,386, comprised of $3,896,234,276 of Principal
                                            Receivables and $73,557,110 of Finance Charge Receivables.

DENOMINATIONS.............................  Beneficial interests in the Series 1997-1 Certificates will be offered for purchase in denominations of $1,000 and integral multiples thereof.

REGISTRATION OF SERIES 1997-1
  CERTIFICATES............................  The Series 1997-1 Certificates initially will be represented by
                                            Series 1997-1 Certificates registered in the name of Cede, as the nominee of DTC. No purchaser of a Series 1997-1 Certificate will be entitled to receive a definitive certificate except under certain limited circumstances described in the Prospectus. Purchasers of the
                                            Series 1997-1 Certificates may elect to hold their Series 1997-1
                                            Certificates through DTC (in the United States) or Cedel or Euroclear
                                            (in Europe). See 'Description of the Certificates--Definitive
                                            Certificates' in the Prospectus.

SERVICING FEE.............................  The Servicing Fee Rate for the Series 1997-1 Certificates will be
                                            2.0% per annum. The Class A Servicing Fee, the Class B Servicing Fee and the Collateral Interest Servicing Fee will be paid on each
                                            Distribution Date as described under 'Series Provisions--Application of Collections--Payment of Fees, Interest and Other Items' and
                                            '--Servicing Compensation and Payment of Expenses' herein. See
                                            'Description of the Certificates--Servicing Compensation and Payment
                                            of Expenses' in the Prospectus.

REVOLVING PERIOD AND CONTROLLED
  ACCUMULATION PERIOD.....................  The 'REVOLVING PERIOD' with respect to the Series 1997-1 Certificates means the period from and including the Closing Date to, but not including, the earlier of (a) the commencement of the controlled accumulation period with respect to the Series 1997-1 Certificates
                                            (the 'CONTROLLED ACCUMULATION PERIOD') and (b) the commencement of the Early Amortization Period. Unless a Pay-Out Event has occurred, the Controlled Accumulation Period will commence at the close of business on the last day of the August 2001 Monthly Period; provided, that subject to the conditions set forth under 'Series
                                            Provisions--Principal Payments' herein, the day on which the
                                            Revolving Period ends and the Controlled Accumulation Period begins may be delayed to no later than the close of business on the last day of the July 2002 Monthly Period. The Controlled Accumulation Period
                                            will end on the earliest of (a) the commencement of the Early
                                            Amortization Period, (b) the payment in full of the Invested Amount and (c) the Series Termination Date for Series 1997-1 (the 'SERIES
                                            1997-1 TERMINATION DATE'). No principal will be payable to Class A
                                            Certificateholders until the September 2002 Distribution Date (the
                                            'EXPECTED FINAL PAYMENT DATE'), or, upon the occurrence of a Pay-Out
                                            Event as described herein, the first Distribution Date with respect to the Early Amortization Period. No principal will be payable to the
                                            Class B Certificateholders until the Class A Invested Amount is paid in full. No principal will be payable to the Collateral Interest
                                            Holder until the Class B Invested Amount is paid in full; provided, that during the Revolving Period or the Controlled Accumulation
                                            Period, certain collections of Principal Receivables allocable to the
                                            Series 1997-1 Certificateholders' Interest and the Collateral
                                            Interest will be paid to the Collateral Interest Holder to the extent that the Collateral Invested Amount exceeds the Required Collateral
                                            Invested Amount. For the period beginning on the

                                            Closing Date and ending with the commencement of the Controlled

                                            Accumulation Period or the Early Amortization Period, collections of
                                            Principal Receivables otherwise allocable to the Series 1997-1
                                            Certificateholders' Interest and the Collateral Interest (other than collections of Principal Receivables allocated to the Class B
                                            Certificateholders' Interest and the Collateral Interest
                                            ('REALLOCATED PRINCIPAL COLLECTIONS') that are used to pay any deficiency in the Class A Required Amount or Class B Required Amount)
                                            will, subject to certain limitations, be treated as Shared Principal
                                            Collections and applied to cover principal payments due to or for the benefit of Certificateholders of other Principal Sharing Series, or paid to the holders of the Transferor Certificates or, in certain circumstances, deposited in the Special Funding Account. See 'Series
                                            Provisions--Pay-Out Events' herein and 'Description of the
                                            Certificates--Pay-Out Events and Reinvestment Events' in the
                                            Prospectus for a discussion of the events which might lead to the termination of the Revolving Period prior to the commencement of the
                                            Controlled Accumulation Period. In addition, see 'Series
                                            Provisions--Principal Payments' herein and 'The Pooling and Servicing
                                            Agreement Generally--Sharing of Principal Collections Among Principal
                                            Sharing Series' in the Prospectus.

EARLY AMORTIZATION PERIOD.................  During the period from the day on which a Pay-Out Event has occurred and ending on the earlier of (a) the payment of the Invested Amount in full and (b) the Series 1997-1 Termination Date (the 'EARLY
                                            AMORTIZATION PERIOD'), Available Principal Collections (as defined herein) will be distributed monthly on each Distribution Date to the holders of the Class A Certificates and, following payment in full of the Class A Invested Amount, to the holders of the Class B
                                            Certificates and, following payment in full of the Class B Invested
                                            Amount, to the Collateral Interest Holder beginning with the
                                            Distribution Date in the month following the commencement of the
                                            Early Amortization Period. See 'Series Provisions--Pay-Out Events'
                                            herein and 'Description of the Certificates--Pay-Out Events and
                                            Reinvestment Events' in the Prospectus for a discussion of the events which might lead to the commencement of the Early Amortization
                                            Period.

SUBORDINATION OF THE CLASS B CERTIFICATES
  AND THE COLLATERAL INTEREST.............  The Class B Certificates and the Collateral Interest will be subordinated, as described herein, to the extent necessary to fund payments with respect to the Class A Certificates as described herein. In addition, the Collateral Interest will be subordinated to the extent necessary to fund certain payments with respect to the
                                            Class B Certificates. If the Collateral Interest is reduced to zero, holders of the Class B Certificates will bear directly the credit and other risks associated with their interest in the Trust. To the extent the Class B Invested Amount is reduced, the percentage of collections of Finance Charge Receivables allocable to holders of the
                                            Class B Certificates in subsequent Monthly Periods will be reduced.
                                            Moreover, to the extent the amount of such reduction in the Class B
                                            Invested Amount is not reimbursed, the amount of principal distributable to holders of the Class B Certificates will be reduced.
                                            Thereafter, such reductions of the Class B Invested Amount will be reimbursed and the Class B Invested Amount will be increased on each

                                            Distribution Date by the amount, if any, of Excess Spread and

                                            Excess Finance Charge Collections allocable to Series 1997-1 for such
                                            Distribution Date available for that purpose. See 'The Pooling and
                                            Servicing Agreement Generally--Credit Enhancement-- Subordination' in
                                            the Prospectus.

ADDITIONAL AMOUNTS AVAILABLE TO
  CERTIFICATEHOLDERS......................  With respect to any Distribution Date, Excess Spread and Excess
                                            Finance Charge Collections allocable to Series 1997-1 will be applied to fund the Class A Required Amount and the Class B Required Amount,
                                            if any, as well as certain other items. The 'CLASS A REQUIRED AMOUNT'
                                            means with respect to any Distribution Date the amount, if any, by which the sum of (a) the Class A Monthly Interest due on such
                                            Distribution Date and any overdue Class A Monthly Interest and Class
                                            A Additional Interest thereon, (b) if TRS or an affiliate of TRS is no longer the Servicer, the Class A Servicing Fee for the related
                                            Monthly Period and any overdue Class A Servicing Fee and (c) the
                                            Class A Investor Default Amount, if any, for the related Monthly
                                            Period exceeds the Class A Available Funds for the related Monthly
                                            Period. The 'CLASS B REQUIRED AMOUNT' means the amount equal to the sum of (a) the amount, if any, by which the sum of (i) Class B
                                            Monthly Interest due on the related Distribution Date and any overdue
                                            Class B Monthly Interest and Class B Additional Interest thereon and
                                            (ii) if TRS or an affiliate of TRS is no longer the Servicer, the
                                            Class B Servicing Fee for the related Monthly Period and any overdue
                                            Class B Servicing Fee exceeds the Class B Available Funds for the related Monthly Period and (b) the Class B Investor Default Amount,
                                            if any, for the related Monthly Period. The 'REQUIRED AMOUNT' for any
                                            Monthly Period shall mean the sum of (a) the Class A Required Amount and (b) the Class B Required Amount for such Monthly Period. 'EXCESS
                                            SPREAD' for any Transfer Date will equal the sum of (a) the excess of
                                            (i) Class A Available Funds for the related Monthly Period over (ii)
                                            the sum of the amounts referred to in clauses (a), (b) and (c) in the definition of 'Class A Required Amount' above and (b) the excess of
                                            (i) Class B Available Funds for the related Monthly Period over (ii)
                                            the sum of the amounts referred to in clauses (a)(i) and (ii) in the definition of 'Class B Required Amount' above and (c) Collateral
                                            Available Funds (defined herein) for the related Monthly Period not used, if TRS or an affiliate of TRS is no longer the Servicer, to pay the Collateral Interest Servicing Fee, as described herein.

                                            If, on any Distribution Date, Excess Spread and Excess Finance Charge
                                            Collections allocable to Series 1997-1 are less than the Class A
                                            Required Amount, Reallocated Principal Collections allocable first to the Collateral Interest and then to the Class B Certificateholders'
                                            Interest with respect to the related Monthly Period will be used to fund the remaining Class A Required Amount. If Reallocated Principal

                                            Collections with respect to such Monthly Period are insufficient to fund the remaining Class A Required Amount for the related
                                            Distribution Date, then the Collateral Invested Amount (after giving effect to reductions for any Collateral Charge-Offs (defined herein)
                                            and Reallocated Principal Collections on such Distribution Date) will be reduced by the amount of such deficiency (but not by more than the
                                            Class A Investor Default Amount for such Monthly Period). In the event that such reduction would cause the Collateral Invested Amount to be a

                                            negative number, the Collateral Invested Amount will be reduced to zero, and the Class B Invested Amount (after giving effect to reductions for any Class B Investor Charge-Offs (defined below) and any Reallocated Class B Principal Collections on such Distribution
                                            Date) will be reduced by the amount by which the Collateral Invested
                                            Amount would have been reduced below zero (but not by more than the excess of the Class A Investor Default Amount, if any, for such
                                            Monthly Period over the amount of such reduction, if any, of the
                                            Collateral Invested Amount with respect to such Monthly Period). In the event that such reduction would cause the Class B Invested Amount to be a negative number, the Class B Invested Amount will be reduced to zero and the Class A Invested Amount will be reduced by the amount by which the Class B Invested Amount would have been reduced below zero (but not by more than the excess, if any, of the Class A
                                            Investor Default Amount for such Monthly Period over such reductions in the Collateral Invested Amount and the Class B Invested Amount
                                            with respect to such Monthly Period) (such reduction, a 'CLASS A
                                            INVESTOR CHARGE-OFF'). If the Collateral Invested Amount and the
                                            Class B Invested Amount are reduced to zero, the Class A
                                            Certificateholders will bear directly the credit and other risks associated with their undivided interest in the Trust. See 'Series
                                            Provisions--Reallocation of Cash Flows' and '--Defaulted Receivables;
                                            Investor Charge-Offs.'

                                            If, on any Distribution Date, Excess Spread and Excess Finance Charge
                                            Collections allocated to Series 1997-1 not required to pay the Class
                                            A Required Amount or reimburse Class A Investor Charge-Offs is less than the Class B Required Amount, Reallocated Principal Collections
                                            allocable to the Collateral Interest for the related Monthly Period not required to pay the Class A Required Amount will be used to fund the remaining Class B Required Amount. If such remaining Reallocated
                                            Principal Collections allocable to the Collateral Interest with respect to such Monthly Period are insufficient to fund the remaining
                                            Class B Required Amount for such Distribution Date, then the
                                            Collateral Invested Amount (after giving effect to reductions for any
                                            Collateral Charge-Offs, Reallocated Principal Collections and any
                                            adjustments made thereto for the benefit of the Class A
                                            Certificateholders) will be reduced by the amount of such deficiency

                                            (but not by more than the Class B Investor Default Amount for such
                                            Monthly Period). In the event that such reduction would cause the
                                            Collateral Invested Amount to be a negative number, the Collateral
                                            Invested Amount will be reduced to zero, and the Class B Invested
                                            Amount will be reduced by the amount by which the Collateral Invested
                                            Amount would have been reduced below zero (but not by more than the excess, if any, of the Class B Investor Default Amount for such
                                            Monthly Period over such reduction in the Collateral Invested Amount with respect to such Monthly Period) (such reduction, a 'CLASS B
                                            INVESTOR CHARGE-OFF'). In the event of a reduction of the Class A
                                            Invested Amount, the Class B Invested Amount or the Collateral
                                            Invested Amount, the amount of principal and interest available to fund payments with respect to the Class A Certificates and the Class
                                            B Certificates will be decreased. See 'The Pooling and Servicing
                                            Agreement Generally--Reallocation Among Different Series Within a
                                            Reallocation Group' in the Prospectus and '--Defaulted Receivables;
                                            Investor Charge-Offs' herein.

REQUIRED COLLATERAL INVESTED
  AMOUNT..................................  The 'REQUIRED COLLATERAL INVESTED AMOUNT' with respect to any
                                            Distribution Date means (i) initially $75,000,000 and
                                            (ii) thereafter on each Distribution Date an amount equal to the greater of (a) 7.50% of the sum of the Class A Adjusted Invested
                                            Amount, the Class B Adjusted Invested Amount and the Collateral
                                            Invested Amount, in each case, on such Distribution Date (after taking into account any adjustments made on such Distribution Date)
                                            and (b) $30,000,000; provided, however, that (1) if certain reductions in the Collateral Invested Amount are made or if a Pay-Out
                                            Event occurs, the Required Collateral Invested Amount for such
                                            Distribution Date shall equal the Required Collateral Invested Amount for the Distribution Date immediately preceding the occurrence of such reduction or Pay-Out Event, (2) in no event shall the Required
                                            Collateral Invested Amount exceed the unpaid principal amount of the
                                            Series 1997-1 Certificates as of the last day of the Monthly Period preceding such Distribution Date and (3) the Required Collateral
                                            Invested Amount may be reduced to a lesser amount at any time if the
                                            Rating Agency Condition is satisfied with respect to such reduction.

REALLOCATED INVESTOR FINANCE CHARGE
  COLLECTIONS.............................  The Series 1997-1 Certificates will be the second Series issued by the Trust in a Group of Series ('GROUP I'), constituting a
                                            Reallocation Group, which may be issued by the Trust from time to time. The Series 1996-1 Certificates are the other Series issued by the Trust in Group I. Collections of Finance Charge Receivables
                                            allocable to the investor certificates of each Series in Group I will be aggregated and made available for certain required distributions to all Series in Group I pro rata based upon the relative amount of such required distributions for each Series in Group I as described under 'The Pooling and Servicing Agreement Generally--Reallocations
                                            Among Different Series Within a Reallocation Group' in the
                                            Prospectus. Consequently, any issuance of a new Series in Group I may have the effect of reducing or increasing the amount of collections of Finance Charge Receivables allocable to the Series 1997-1
                                            Certificates. See 'Risk Factors--Effect of the Issuance of New
                                            Series' in the Prospectus. In addition, it has not been determined whether any Series issued by the Trust in the future will be included in Group I.

SHARED PRINCIPAL COLLECTIONS..............  Series 1997-1 has been designated as a Principal Sharing Series.
                                            Collections of Principal Receivables and certain other amounts otherwise allocable to other Principal Sharing Series, if any, to the extent such collections are not needed to make payments to or deposits for the benefit of the certificateholders of such other
                                            Series, will be applied to cover principal payments due to or for the benefit of the holders of the Series 1997-1 Certificates and the
                                            Collateral Interest. See 'The Pooling and Servicing Agreement
                                            Generally-- Sharing of Principal Collections Among Principal Sharing
                                            Series' in the Prospectus. There can be no assurance that any Series issued by the Trust in the future will be designated a Principal
                                            Sharing Series.

EXCESS FINANCE CHARGE COLLECTIONS.........  Series 1997-1 has been designated as an Excess Allocation Series. See
                                            'The Pooling and Servicing Agreement Generally--Sharing of Excess
                                            Finance Charge Collections Among Excess Allocation Series' in the
                                            Prospectus.

OPTIONAL REPURCHASE.......................  The Series 1997-1 Certificateholders' Interest and the Collateral
                                            Interest will be subject to optional repurchase by the Transferors on any Distribution Date after the sum of the Class A Invested Amount, the Class B Invested Amount and the Collateral Invested Amount, if
                                            any, is reduced to an amount which is not more than $50,000,000 (5%
                                            of the Initial Invested Amount). The purchase price will be equal to the sum of the Class A Invested Amount and the Class B Invested
                                            Amount (less the Principal Funding Account Balance, if any), the
                                            Collateral Invested Amount, if any, and accrued and unpaid interest on the Series 1997-1 Certificates and the Collateral Interest (and
                                            accrued and unpaid interest with respect to interest amounts that were due but not paid on a prior Distribution Date) through (a) if the day on which such purchase occurs is a Distribution Date, the day preceding such Distribution Date or (b) if the day on which such repurchase occurs is not a Distribution Date, the day preceding the
                                            Distribution Date next following such day.

SERIES 1997-1 TERMINATION DATE............  The April 2005 Distribution Date. See 'Series Provisions--Series
                                            Termination.'


TRUSTEE...................................  The Bank of New York in its capacity as the Trustee under the Pooling and Servicing Agreement.

TAX STATUS................................  Special counsel to the Transferors will deliver its opinion on the
                                            Closing Date that under existing law the Series 1997-1 Certificates will be characterized as debt for federal income tax purposes. Under the Pooling and Servicing Agreement, the Certificate Owners will agree to treat the Series 1997-1 Certificates as debt for federal income tax purposes. See 'Tax Matters--Federal Income Tax
                                            Consequences--General' in the Prospectus for additional information concerning the application of federal income tax laws.

ERISA CONSIDERATIONS......................  Subject to the considerations described below, the Class A
                                            Certificates are eligible for purchase by employee benefit plan investors. Under a regulation issued by the Department of Labor, the
                                            Trust Assets would not be deemed 'plan assets' of an employee benefit plan holding the Class A Certificates if certain conditions are met, including that the Class A Certificates must be held, upon completion of the public offering made hereby, by at least 100 investors who are independent of the Transferors and of one another. The Underwriters expect that the Class A Certificates will be held by at least 100 independent investors at the conclusion of the offering, although no assurance can be given, and no monitoring or other measures will be taken to ensure, that such condition will be met with respect to the
                                            Class A Certificates. The Transferors anticipate that the other conditions of the regulation will be met. If the Trust Assets were deemed to be 'plan assets' of an employee benefit plan investor
                                            (e.g., if the 100 independent investor criterion is not satisfied), violations of the 'prohibited transaction' rules of the Employee
                                            Retirement Income Security Act of 1974, as amended ('ERISA'), could result and generate excise tax and other liabilities under ERISA and
                                            Section 4975 of the Internal Revenue Code of 1986 as amended (the
                                            'CODE'), unless a statutory, regulatory or administrative exemption is available. It is uncertain whether existing exemptions from the
                                            'prohibited transaction' rules of ERISA would apply to all transactions involving the Trust Assets. Accordingly, fiduciaries or other persons contemplating purchasing the Series 1997-1 Certificates on behalf or with 'plan assets' of any employee benefit plan should consult their counsel

                                            before making a purchase. See 'ERISA Considerations' in the
                                            Prospectus.

                                            The Underwriters currently do not expect that the Class B
                                            Certificates will be held by at least 100 such persons and, therefore, do not expect that such Class B Certificates will qualify as publicly-offered securities under the regulation referred to in the preceding paragraph. Accordingly, the Class B Certificates may not be acquired by (a) any employee benefit plan that is subject to

                                            ERISA, (b) any plan or other arrangement (including an individual retirement account or Keogh plan) that is subject to Section 4975 of the Code, or (c) any entity whose underlying assets include 'plan assets' under the regulation by reason of any such plan's investment in the entity. By its acceptance of a Class B Certificate, each Class
                                            B Certificateholder will be deemed to have represented and warranted that it is not subject to the foregoing limitation.

CLASS A CERTIFICATE RATING................  It is a condition to the issuance of the Class A Certificates that they be rated in the highest rating category by at least one nationally recognized rating agency. The rating of the Class A
                                            Certificates is based primarily upon the quality of the Receivables, the continued ability of the Account Owners to generate and transfer such Receivables, the terms of the Class B Certificates and the benefits of the Collateral Interest. See 'Risk Factors--Limited
                                            Nature of Rating' in the Prospectus and 'Risk Factors--Certificate
                                            Ratings' herein.

CLASS B CERTIFICATE RATING................  It is a condition to the issuance of the Class B Certificates that they be rated in one of the three highest rating categories by at least one nationally recognized rating agency. The rating of the
                                            Class B Certificates is based primarily upon the quality of the
                                            Receivables, the continued ability of the Account Owners to generate and transfer such Receivables and the benefits of the Collateral
                                            Interest. See 'Risk Factors--Limited Nature of Rating' in the
                                            Prospectus and 'Risk Factors--Certificate Ratings' herein.

LISTING...................................  Application will be made to list the Series 1997-1 Certificates on the Luxembourg Stock Exchange.

                                  RISK FACTORS

     Potential investors should consider, among other things, the risk factors discussed under 'Risk Factors' in the Prospectus and the following risk factors in connection with the purchase of the Series 1997-1 Certificates.

     Limited Amounts of Credit Enhancement. Although Credit Enhancement with respect to the Class A Certificates will be provided by the subordination of the Class B Certificates to the extent described herein and by the Collateral Interest, and with respect to the Class B Certificates, will be provided by the Collateral Interest, the amount available thereunder is limited and, in certain circumstances described herein, may be reduced or may otherwise decline. If the Collateral Invested Amount has been reduced to zero, Class B Certificateholders will bear directly the credit and other risks associated with their undivided interests in the Trust and the Class B Invested Amount may be reduced. If the Class B Invested Amount is reduced to zero, Class A Certificateholders will bear directly the credit and other risks associated with their undivided interest in the Trust. Further, in the event of a reduction of the Class B Invested Amount or the Collateral Invested Amount, the amount of principal and interest available to make distributions with respect to the Class A Certificates and the Class B Certificates may be reduced.

     Effect of Subordination of Class B Certificates; Principal Payments. The Class B Certificates are subordinated in right of payment of principal to the Class A Certificates. Payments of principal in respect of the Class B Certificates will not commence until after the final principal payment with respect to the Class A Certificates has been made as described herein. Moreover, the Class B Invested Amount is subject to reduction if the Class A Required Amount for any Monthly Period is greater than zero and is not funded from Excess Spread and Excess Finance Charge Collections allocated to Series 1997-1, Reallocated Principal Collections with respect to the Collateral Interest and reductions in the Collateral Invested Amount, if any. To the extent the Class B Invested Amount is reduced, the percentage of collections of Finance Charge Receivables allocable to the Class B Certificateholders' Interest in future Monthly Periods will be reduced. Moreover, to the extent the amount of such reduction in the Class B Invested Amount is not reimbursed, the amount of principal and interest distributable to the Class B Certificateholders will be reduced. See 'Series Provisions--Allocation Percentages' and '--Subordination of the Class B Certificates and the Collateral Interest' herein. If the Class B Invested Amount is reduced to zero, the holders of the Class A Certificates will bear directly the credit and other risks associated with their undivided interest in the Trust.

     Certificate Ratings. It is a condition to issuance of the Class A Certificates that they be rated in the highest rating category by at least one nationally recognized rating agency specified in the Series 1997-1 Supplement (each, with respect to Series 1997-1, a 'RATING AGENCY') and that the Class B Certificates be rated in one of the three highest rating categories by at least one Rating Agency. Each Rating Agency's rating addresses such Rating Agency's assessment of the likelihood of full payment of principal and interest of the applicable class of Certificates by the Expected Final Payment Date. The ratings are based primarily on the quality of the Receivables, the continued ability of the Account Owners to generate and transfer such Receivables, the benefits of the Collateral Interest and, in the case of the Class A Certificates, the terms of the Class B Certificates. The ratings do not address the possibility of the occurrence of a Pay-Out Event with respect to the Certificates. The ratings are not a recommendation to purchase, hold or sell Certificates, inasmuch as such ratings do not comment as to the market price or suitability for a particular investor. There is no assurance that the ratings will remain for any given period of time or that a Rating Agency's ratings will not be lowered or withdrawn by such Rating Agency if in its judgment circumstances so warrant.

                            MATURITY CONSIDERATIONS

     The Pooling and Servicing Agreement and the Supplement for Series 1997-1 (the 'SERIES 1997-1 SUPPLEMENT') provide that the Class A Certificateholders will not receive payments of principal until the September 2002 Distribution Date (the 'EXPECTED FINAL PAYMENT DATE'), or earlier in the event of a Pay-Out Event which results in the commencement of the Early Amortization Period. Class A Certificateholders will receive payments of principal on each Distribution Date following the Monthly Period in which a Pay-Out Event occurs (each such Distribution Date, a 'SPECIAL PAYMENT DATE') until the Class A Invested Amount has been paid in full or the Series 1997-1 Termination Date has occurred. The Class B Certificateholders will not begin to receive payments of principal until the final principal payment on the Class A Certificates has been made.

     On each Distribution Date during the Controlled Accumulation Period, amounts equal to the least of (a) Available Principal Collections (see 'Series Provisions--Principal Payments') for the related Monthly Period on deposit in the Collection Account, (b) the Controlled Deposit Amount, which is equal to the sum of the

Controlled Accumulation Amount for such Monthly Period and any Deficit Controlled Accumulation Amount (both as defined under 'Series Provisions--Application of Collections--Payments of Principal') and (c) the sum of the Class A Adjusted Invested Amount and the Class B Adjusted Invested Amount will be deposited in the Principal Funding Account for Series 1997-1 held by the Trustee (the 'PRINCIPAL FUNDING ACCOUNT') until the Expected Final Payment Date or the first Special Payment Date. See 'Series Provisions--Principal Payments' for a discussion of the circumstances under which the commencement of the Controlled Accumulation Period may be delayed.

     Subject to satisfaction of the Rating Agency Condition, the Transferors may, at or after the time at which the Controlled Accumulation Period commences for Series 1997-1, cause the Trust to issue another Series (or some portion thereof, to the extent that the full principal amount of such other Series is not otherwise outstanding at such time) as a Paired Series with respect to Series 1997-1 to be used to finance the increase in the Transferor Amount caused by the accumulation of principal in the Principal Funding Account with respect to Series 1997-1 . Although no assurances can be given as to whether such other Series will be issued and, if issued, the terms thereof, the outstanding principal amount of such Series may vary from time to time (whether or not a Pay-Out Event occurs with respect to the Series 1997-1 Certificates), and the interest rate with respect to certificates of such other Series may be established on its date of issuance and may be reset periodically. Further, since the terms of the Series 1997-1 Certificates will vary from the terms of such other Series, the Pay-Out Events or Reinvestment Events with respect to such other Series will vary from the Pay-Out Events with respect to Series 1997-1 and may include Pay-Out Events or Reinvestment Events which are unrelated to the status of the Transferors or the Servicer or the Receivables, such as Pay-Out Events or Reinvestment Events related to the continued availability and rating of certain providers of Series Enhancement to such other Series. If a Pay-Out Event or Reinvestment Event does occur with respect to any such Paired Series prior to the payment in full of the Series 1997-1 Certificates, the final payment of principal to the Series 1997-1 Certificateholders may be delayed.

     Should a Pay-Out Event occur with respect to the Series 1997-1 Certificates and the Early Amortization Period commence, any amount on deposit (a) in the Principal Funding Account will be paid to the Series 1997-1 Certificateholders on the first Special Payment Date and the Series 1997-1 Certificateholders will be entitled to receive Available Principal Collections on each Distribution Date with respect to such Early Amortization Period as described herein until the Class A Invested Amount and Class B Invested Amount are paid in full or until the Series 1997-1 Termination Date occurs and (b) in the Special Funding Account will be released and treated as Shared Principal Collections to the extent needed to cover principal payments due to or for the benefit of any Series, including Series 1997-1, entitled to the benefits of Shared Principal Collections. See 'Description of the Certificates--Pay-Out Events and Reinvestment Events' in the Prospectus and 'Series Provisions--Pay-Out Events' herein.

     The ability of the Series 1997-1 Certificateholders to receive payments of principal on the Expected Final Payment Date depends on the payment rates on the Receivables, the amount of outstanding Receivables, delinquencies, charge-offs and new borrowings on the Accounts, the potential issuance by the Trust of additional Series and the availability of Shared Principal Collections. Monthly payment rates on the Receivables may vary because, among other things, account holders may fail to make required minimum payments, may only make payments as low as the minimum required amount or may make payments as high as the entire outstanding balance. Monthly payment rates may also vary due to seasonal purchasing and payment habits of account holders and to changes in any terms of incentive programs in which account holders participate. See the table entitled 'Account Holder Monthly Payment Rates of the Total Portfolio' under 'The Total Portfolio--Payment Rates' herein. The Transferors cannot predict, and no assurance can be given, as to the account holders monthly payment rates that will actually occur in any future period, as to the actual rate of payment of principal of the Series 1997-1 Certificates or whether the terms of any subsequently issued Series might have an impact on the amount or timing of any such payment of principal. See 'Risk Factors--Payments and Maturity; Dependency on Account Holder Repayments' and 'The Pooling and Servicing Agreement Generally--Sharing of Principal Collections Among Principal Sharing Series' in the Prospectus.

     In addition, the amount of outstanding Receivables and the delinquencies, charge-offs and new borrowings on the Accounts may vary from month to month due to seasonal variations, the availability of other sources of credit, legal factors, general economic conditions and spending and borrowing habits of individual account holders. There can be no assurance that collections of Principal Receivables with respect to the Trust Portfolio, and thus the rate at which Series 1997-1 Certificateholders could expect to receive payments of principal on their

Series 1997-1 Certificates during the Early Amortization Period or the rate at which the Principal Funding Account could be funded during the Controlled Accumulation Period, will be similar to the historical experience set forth in the table entitled 'Account Holder Monthly Payment Rates of the Total Portfolio' under 'The Total Portfolio--Payment Rates' herein. As described under 'Series Provisions--Principal Payments,' the Transferors may shorten the Controlled Accumulation Period and, in such event, there can be no assurance that there will be sufficient time to accumulate all amounts necessary to pay the Class A Invested Amount and the Class B Invested Amount on the Expected Final Payment Date. In addition, the Trust, as a master trust, has issued, and from time to time may issue, additional Series, and there can be no assurance that the terms of any such Series might not have an impact on the timing or amount of payments received by the Series 1997-1 Certificateholders. Further, if a Pay-Out Event occurs, the average life and maturity of the Class A Certificates and the Class B Certificates could be significantly reduced, thereby reducing the anticipated yield on such Certificates.

     Due to the reasons set forth above, there can be no assurance that deposits in the Principal Funding Account will be made on or prior to the Expected Final Payment Date in an amount equal to the sum of the Class A Invested Amount and the Class B Invested Amount or that the actual number of months elapsed from the date of issuance of the Class A Certificates and Class B Certificates to their respective final Distribution Dates will equal the expected number of months. See 'Risk Factors--Payments and Maturity; Dependency on Account Holder Repayments' in the Prospectus.

                              THE TOTAL PORTFOLIO

GENERAL

     The Accounts to be included in the Trust (the 'TRUST PORTFOLIO') were selected from the total portfolio of Optima Card, Optima Line of Credit and Sign & Travel accounts owned by Centurion (the 'TOTAL PORTFOLIO') based upon the eligibility criteria specified in the Pooling and Servicing Agreement applied with respect to the Initial Accounts as of the Initial Selection Date and with respect to Additional Accounts (the Receivables of which were transferred to the Trust on August 7, 1997) as of the Addition Selection Date. See 'Risk Factors-- Effect of Addition of Trust Assets on Credit Quality' in the Prospectus for a description of those eligibility criteria. Set forth below is certain information with respect to the Total Portfolio. See 'Centurion's Revolving Credit Businesses' and 'The Accounts' in the Prospectus. The Total Portfolio's yield, loss, delinquency and payment rate is comprised of segments which may, when taken individually, have yield, loss, delinquency and payment rate characteristics different from those of the overall Total Portfolio of credit card accounts. As of June 30, 1997, the Receivables (including the Receivables which were transferred to the Trust on August 7, 1997) in the Trust Portfolio represented approximately 30% of the Total Portfolio. Because the Trust Portfolio is only a portion of the Total Portfolio, actual yield, loss, delinquency and payment rate experience with respect to the Receivables may be different from that set forth below for the Total Portfolio. There can be no assurance that the yield, loss, delinquency and payment rate experience relating to the Receivables in the Trust Portfolio will be comparable to the historical experience relating to the receivables in the Total Portfolio set forth below.

LOSS AND DELINQUENCY EXPERIENCE

     The following tables set forth the loss and delinquency experience for the Total Portfolio for each of the periods shown.

                     LOSS EXPERIENCE OF THE TOTAL PORTFOLIO
                             (DOLLARS IN THOUSANDS)

                                                    SIX MONTHS                YEAR ENDED DECEMBER 31,
                                                  ENDED JUNE 30,     -----------------------------------------
                                                       1997             1996             1995          1994
                                                  ---------------    -----------      ----------    ----------
Average Receivables Outstanding(1).............     $12,852,488      $10,535,181      $8,425,402    $7,324,850

Total Gross Charge-Offs(2).....................         413,950          664,702         486,581       454,371
Total Recoveries...............................          58,387          104,190          98,328       101,395
                                                  ---------------    -----------      ----------    ----------
Total Net Charge-Offs(3).......................     $   355,563      $   560,512      $  388,253    $  352,976
                                                  ---------------    -----------      ----------    ----------
                                                  ---------------    -----------      ----------    ----------
Total Net Charge-Offs as a Percentage of
  Average Receivables Outstanding..............            5.53%(4)         5.32%           4.61%         4.82%

                                                        (Footnotes on next page)

(Footnotes from previous page)
------------------
(1) Average Receivables Outstanding for each indicated period is calculated as the average of the month-end receivables balances for such period.

(2) Total Gross Charge-Offs for each indicated period include charge-offs of principal, finance charges and certain fees for such period.

(3) Total Net Charge-Offs for each indicated period is equal to Total Gross Charge-Offs for such period, net of recoveries during such period.

(4) This percentage is an annualized figure.

    AVERAGE RECEIVABLES DELINQUENT AS A PERCENTAGE OF THE TOTAL PORTFOLIO(1)
                             (DOLLARS IN THOUSANDS)


                                                                        YEAR ENDED DECEMBER 31,
                                           ---------------------------------------------------------------------------------
                      SIX MONTHS ENDED
                       JUNE 30, 1997                 1996                        1995                        1994
                   ----------------------  -------------------------   -------------------------   -------------------------
                               PERCENTAGE               PERCENTAGE                  PERCENTAGE                  PERCENTAGE
                               OF AVERAGE               OF AVERAGE                  OF AVERAGE                  OF AVERAGE
                     DOLLAR    RECEIVABLES     DOLLAR  RECEIVABLES       DOLLAR    RECEIVABLES       DOLLAR    RECEIVABLES
                     AMOUNT    OUTSTANDING(2)  AMOUNT  OUTSTANDING(2)    AMOUNT   OUTSTANDING(2)     AMOUNT   OUTSTANDING(2)
                   ----------  ----------  ---------- --------------   ---------- --------------   ---------- --------------
Average
  Receivables
 Outstanding(3)..  $12,852,488   100.00%   10,535,181     100.00%      $8,425,402     100.00%      $7,324,850     100.00%
Average
  Receivables
  Delinquent:
    31 to 60
       Days......     225,712      1.76%      181,542       1.72%         163,136       1.94%         142,724       1.95%
    61 to 90
       Days......     105,467      0.82%       79,733       0.76%          65,915       0.78%          58,022       0.79%
    91 Days or
       More......     133,346      1.04%      103,380       0.98%          83,168       0.99%          76,889       1.05%
                   ----------  ----------  ----------    -------       ----------    -------       ----------    -------
    Total........  $  464,525      3.62%   $  364,655       3.46%      $  312,219       3.71%      $  277,635       3.79%
                   ----------  ----------  ----------    -------       ----------    -------       ----------    -------
                   ----------  ----------  ----------    -------       ----------    -------       ----------    -------

------------------
(1) Average Receivables Delinquent for each indicated period is calculated as the average of month-end delinquent amounts for such period.

(2) The resulting percentages are the result of dividing the Average Receivables Delinquent for the indicated period by the Average Receivables Outstanding for such period.

(3) Average Receivables Outstanding for each indicated period is calculated as the average of the month-end receivables balances for such period.

REVENUE EXPERIENCE

     The revenues for the Total Portfolio from finance charges and fees billed to account holders are set forth in the following table for each of the periods shown.

     The historical revenue figures in the tables include interest on purchases and cash advances and fees accrued during the cycle. Cash collections on the receivables may not reflect the historical experience in the table. During periods of increasing delinquencies, billings of finance charges and fees may exceed cash payments as amounts collected on receivables lag behind amounts billed to account holders. Conversely, as delinquencies decrease, cash payments may exceed billings of finance charges and fees as amounts collected in a current period may include amounts billed during prior periods. Revenues from finance charges and fees on both a billed and a cash basis will be affected by numerous factors, including the periodic finance charges on the receivables, the amount of fees paid by account holders, the percentage of account holders who pay off their balances in full each month and do not incur periodic finance charges on purchases and changes in the level of delinquencies on the receivables. See 'Risk Factors' in the Prospectus.

                   REVENUE EXPERIENCE OF THE TOTAL PORTFOLIO
                             (DOLLARS IN THOUSANDS)

                                                         SIX MONTHS               YEAR ENDED DECEMBER 31,
                                                       ENDED JUNE 30,      -------------------------------------
                                                            1997              1996          1995         1994
                                                       ---------------     -----------   ----------   ----------
Average Receivables Outstanding(1)....................   $12,852,488       $10,535,181   $8,425,402   $7,324,850
Total Finance Charges and Fees Billed(2)..............       945,447         1,598,793    1,419,945    1,156,129
Total Finance Charges and Fees Billed as a
  Percentage of Average Receivables Outstanding.......         14.71%(3)         15.18%       16.85%       15.78%

------------------
(1) Average Receivables Outstanding for each indicated period is calculated as the average of the month-end receivables balances for such period.
(2) Total Finance Charges and Fees Billed are comprised of periodic finance charges, cash advance fees, annual membership fees and certain other fees.
(3) This percentage is an annualized figure.

     The revenues for the Total Portfolio shown in the table above are related to finance charges, together with certain fees, billed to holders of the accounts. The revenues related to finance charges depend in part upon the collective preference of account holders to use their accounts as revolving credit facilities for purchases and cash advances and paying off account balances over several months as opposed to convenience use, where the account holders prefer instead to pay off their entire account balance each month, thereby avoiding finance charges. Revenues related to finance charges and fees also depend on the types of charges and fees assessed by the Account Owners on the accounts in the Total Portfolio. Accordingly, revenues will be affected by future changes in the types of charges and fees assessed on the accounts and other factors. See 'Certain Legal Aspects of the Receivables--Consumer Protection Laws' in the Prospectus. Neither the Servicer nor any Account Owner nor any of their respective affiliates has any basis to predict how any future changes in the use of the accounts by account holders or in the terms of accounts may affect the revenue for the Total Portfolio.

PAYMENT RATES

     The following table sets forth the highest and lowest account holder monthly payment rates for the Total Portfolio during any month in the period shown and the average account holder monthly payment rates for all months during each period shown, calculated as the percentage equivalent of a fraction. For the highest and lowest monthly payment rates, the numerator of the fraction is equal to all payments from account holders as posted to the accounts during the applicable month, and the denominator is equal to the aggregate amount of receivables billed to account holders during the prior month. For the monthly average payment rate, the numerator of the fraction is equal to all payments from account holders as posted to the accounts during the indicated period, divided by the number of months in the period, and the denominator is equal to the average of the month-end receivables balances for such period.

          ACCOUNT HOLDER MONTHLY PAYMENT RATES OF THE TOTAL PORTFOLIO

                                                         SIX MONTHS        YEAR ENDED DECEMBER 31,
                                                       ENDED JUNE 30,      ------------------------
                                                            1997           1996      1995     1994
                                                       ---------------     -----     ----     -----
Lowest Month.......................................          12.99%         9.98%    8.16%     8.57%
Highest Month......................................          13.64%        12.66%    9.93%     9.53%
Monthly Average....................................          13.36%        11.51%    9.53%     8.91%

                                THE RECEIVABLES

     The Receivables (including Receivables in Initial Accounts closed since the Initial Selection Date and Receivables in Additional Accounts closed since the Addition Selection Date at the request of Account holders) in the Accounts (including the Additional Accounts), as of July 25, 1997, totaled
$3,969,791,386, comprised of $3,896,234,276 of Principal Receivables and $73,557,110 of Finance Charge Receivables.

     In the following two paragraphs and in all of the following tables, references to 'Accounts,' 'Receivables,' 'Receivables Outstanding' and 'total receivables' include, respectively, all Accounts other than Accounts closed at the request of Account holders since the Initial Selection Date with respect to Initial Accounts and since the Addition Selection Date (which is defined below) with respect to Additional Accounts and all Receivables (including both Finance Charge Receivables and Principal Receivables) other than Receivables in Accounts closed at the request of Account holders since the Initial Selection Date with respect to Initial Accounts and since the Addition Selection Date (which is defined below) with respect to Additional

Accounts. The 'ADDITION SELECTION DATE' refers, for each Additional Account the Receivables of which were transferred to the Trust on August 7, 1997, to the close of business on the cycle billing date for such Additional Account occurring in the monthly period beginning on the close of business on January 3, 1997, and ending at the close of business on January 30, 1997.

     As of July 25, 1997 (after giving effect to the transfer to the Trust as of August 7, 1997 of the Receivables existing in Additional Accounts), Optima

Accounts totaled 2,124,197 Accounts, representing approximately 68.7% of the number of Accounts, and Sign & Travel Accounts totaled 966,860 Accounts, representing approximately 31.3% of the number of Accounts. As of July 25, 1997, Receivables in the Optima Accounts totaled $2,516,769,874, representing 63.6% of the Receivables in the Trust Portfolio, and Receivables in the Sign & Travel Accounts totaled $1,438,026,957, representing 36.4% of the Receivables in the Trust Portfolio. Approximately 17.06%, 12.45, 9.13%, 7.98% and 6.01% of the Receivables related to Account holders having billing addresses in California, New York, Texas, Florida, and New Jersey, respectively. Not more than 5% of the Receivables related to Account holders having billing addresses in any other single state.

     The following tables summarize the Trust Portfolio by various criteria as of July 25, 1997 (after giving effect to the transfer to the Trust as of August 7, 1997, of the Receivables existing in the Additional Accounts referred to in the preceding paragraphs). Because the future composition of the Trust Portfolio may change over time, these tables are not necessarily indicative of the composition of the Trust Portfolio at any time subsequent to July 25, 1997.

                 COMPOSITION BY ACCOUNT BALANCE TRUST PORTFOLIO

                                      PERCENTAGE                PERCENTAGE
                                      OF TOTAL                   OF TOTAL
                           NUMBER OF  NUMBER OF   RECEIVABLES   RECEIVABLES
ACCOUNT BALANCE RANGE      ACCOUNTS   ACCOUNTS    OUTSTANDING   OUTSTANDING
-------------------------  ---------  ---------  -------------  -----------
Credit Balance...........     26,458       0.9%  $  (2,804,029)      (0.1)%
Zero Balance.............  1,385,834      44.8               0        0.0
$1 to $1,000.............    708,312      22.9     284,711,395        7.2
$1,001 to $5,000.........    752,901      24.4   1,842,999,364       46.6
$5,001 to $10,000........    169,442       5.5   1,163,038,482       29.4
$10,001 or More..........     48,110       1.6     666,851,619       16.9
                           ---------  ---------  -------------  -----------
     Total...............  3,091,057     100.0%  $3,954,796,831     100.0 %
                           ---------  ---------  -------------  -----------
                           ---------  ---------  -------------  -----------

                          COMPOSITION BY CREDIT LIMIT
                                TRUST PORTFOLIO

                                      PERCENTAGE                PERCENTAGE
                                      OF TOTAL                   OF TOTAL
                           NUMBER OF  NUMBER OF   RECEIVABLES   RECEIVABLES
CREDIT LIMIT RANGE         ACCOUNTS   ACCOUNTS    OUTSTANDING   OUTSTANDING
-------------------------  ---------  ---------  -------------  -----------
Less than $1,000.........    235,722       7.6%  $  59,865,165        1.5%
$1,001 to $5,000.........  1,045,689      33.8     791,717,093       20.0

$5,001 to $10,000........    642,548      20.8     945,372,705       23.9
$10,001 or More..........    200,238       6.5     719,814,911       18.2
                           ---------  ---------  -------------  -----------
     Total (Optima
       Accounts).........  2,124,197      68.7   2,516,769,874       63.6
                           ---------  ---------  -------------  -----------
No Pre-Set Spending Limit
  (Sign & Travel
  Accounts)..............    966,860      31.3   1,438,026,957       36.4
                           ---------  ---------  -------------  -----------
     Grand Total.........  3,091,057     100.0%  $3,954,796,831     100.0%
                           ---------  ---------  -------------  -----------
                           ---------  ---------  -------------  -----------

                      COMPOSITION BY PERIOD OF DELINQUENCY
                                TRUST PORTFOLIO

                                      PERCENTAGE                PERCENTAGE
PERIOD OF DELINQUENCY                 OF TOTAL                   OF TOTAL
(DAYS CONTRACTUALLY        NUMBER OF  NUMBER OF   RECEIVABLES   RECEIVABLES
DELINQUENT)                ACCOUNTS   ACCOUNTS    OUTSTANDING   OUTSTANDING
-------------------------  ---------  ---------  -------------  -----------
Current to 30 Days.......  3,029,709      98.0%  $3,791,204,034      95.9%
31 to 60 Days............     26,143       0.8      60,366,616        1.5
61 to 90 Days............     10,912       0.4      31,369,058        0.8
91 or More...............     24,293       0.8      71,857,123        1.8
                           ---------  ---------  -------------  -----------
     Total...............  3,091,057     100.0%  $3,954,796,831     100.0%
                           ---------  ---------  -------------  -----------
                           ---------  ---------  -------------  -----------

                           COMPOSITION BY ACCOUNT AGE
                                TRUST PORTFOLIO

                                      PERCENTAGE                PERCENTAGE
                                      OF TOTAL                   OF TOTAL
                           NUMBER OF  NUMBER OF   RECEIVABLES   RECEIVABLES
ACCOUNT AGE                ACCOUNTS   ACCOUNTS    OUTSTANDING   OUTSTANDING
-------------------------  ---------  ---------  -------------  -----------
Not More than 12
  Months.................    101,135       3.3%  $  30,352,282        0.8%
12 Months to 17 Months...    157,998       5.1     136,533,016        3.5
18 Months to 23 Months...    226,454       7.3     267,642,208        6.8
24 Months to 35 Months...    671,710      21.7     640,019,746       16.2

36 Months to 47 Months...    678,182      21.9     569,979,125       14.4
48 Months to 59 Months...    120,007       3.9     172,037,373        4.4
60 Months to 71 Months...    106,102       3.4     158,192,400        4.0
72 Months or More........  1,029,469      33.3   1,980,040,681       50.1
                           ---------  ---------  -------------  -----------
     Total...............  3,091,057     100.0%  $3,954,796,831     100.0%
                           ---------  ---------  -------------  -----------
                           ---------  ---------  -------------  -----------

                                USE OF PROCEEDS

     The net proceeds from the sale of the Certificates, before the deduction of expenses, will be paid to the Transferors. RFC II will use such proceeds to pay Credco the purchase price of the Receivables, if any, transferred to RFC II by Credco pursuant to the RFC II Purchase Agreement. Each of Credco and Centurion will use its proceeds for general corporate purposes.

                          RFC II, CENTURION AND CREDCO

RFC II

     RFC II was incorporated under the laws of the State of Delaware on August 7, 1995. All of its outstanding common stock is owned by American Express Travel Related Services Company, Inc. ('TRS'). TRS is a wholly owned subsidiary of American Express Company ('AMERICAN EXPRESS'), a publicly-held corporation engaged principally, through its subsidiaries, in providing travel related services, investor diversified financial services and international banking services throughout the world. RFC II was organized for the limited purpose of issuing securities of the type offered hereby, purchasing, holding, owning and selling receivables and any activities incidental to and necessary or convenient for the accomplishment of such purposes. Neither TRS, as the stockholder of RFC II, nor RFC II's board of directors intends to change the business purpose of RFC II. RFC II's executive offices are located at American Express Tower, World Financial Center, Room 138, 200 Vesey Street, New York, New York 10285-4405.

CENTURION

     Centurion was incorporated in 1987 under the laws of the State of Utah as an industrial loan company. It received FDIC insurance in 1989. Its principal office is located at 6985 Union Park Center, Midvale, Utah 84047. Centurion is a wholly owned subsidiary of TRS. Centurion is the surviving company of a 1996 merger with an affiliated bank which was also named American Express Centurion Bank. Prior to the merger, the affiliated bank was one of the Transferors. In connection with the merger, Centurion assumed all of the rights and obligations of the affiliated bank as a Transferor under the Pooling and Servicing Agreement and with respect to the Accounts owned by it.

     As of December 31, 1996, Centurion had total deposits of approximately $766.9 million, total assets of approximately $10.6 billion and total equity capital of approximately $1.1 billion. Centurion had net income of approximately $143 million for the year ended December 31, 1996.

CREDCO


     Credco is a wholly owned subsidiary of TRS primarily engaged in the business of purchasing charge card account receivables generated by TRS and certain revolving credit account receivables generated by Centurion. Its principal office is located at 301 N. Walnut Street, Wilmington, Delaware 19801.

     As of December 31, 1996, and based upon the Annual Report on Form 10-K of Credco at such date, Credco had total assets of approximately $20.2 billion and total equity capital of approximately $1.8 billion. Credco had net income of approximately $215 million for the one-year period ended December 31, 1996.

                                  THE SERVICER

     As of December 31, 1996, TRS, the Servicer, had approximately $45.8 billion in total assets, approximately $41.4 billion in total liabilities and redeemable preferred stock and approximately $4.4 billion in shareholder's equity.

                               SERIES PROVISIONS

     The Series 1997-1 Certificates will be issued pursuant to the Pooling and Servicing Agreement and a Supplement specifying the Principal Terms of the Certificates (the 'SERIES 1997-1 SUPPLEMENT'), the forms of which have been filed as exhibits to the Registration Statement of which the Prospectus and this Prospectus Supplement are a part. The following summary describes certain terms applicable to the Series 1997-1 Certificates. Reference should be made to the Prospectus for additional information concerning the Series 1997-1 Certificates and the Pooling and Servicing Agreement. See 'The Pooling and Servicing Agreement Generally' in the Prospectus.

INTEREST PAYMENTS

     Interest on the Class A Certificates and the Class B Certificates will accrue from the Closing Date on the outstanding principal balances of the Class A Certificates and the Class B Certificates at the Class A Certificate Rate and Class B Certificate Rate, respectively. Interest will be distributed monthly on each Distribution Date, commencing on the October 1997 Distribution Date, to the Series 1997-1 Certificateholders in whose names the Series 1997-1 Certificates were registered at the close of business on the last day of the calendar month preceding the date of such payment (each, a 'RECORD DATE'). Interest for any Distribution Date will accrue from and including the preceding Distribution Date (or, in the case of the first Distribution Date, from and including the Closing
Date) to but excluding such Distribution Date. Interest on the Series 1997-1 Certificates will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

     Interest payments on the Class A Certificates on any Distribution Date will be an amount equal to one-twelfth of the product of the Class A Certificate Rate and the outstanding principal balance of the Class A Certificates as of the close of business on the last day of the preceding Monthly Period, except that interest on the Class A Certificates for the first Distribution Date will be an amount equal to $7,381,333.33. On each Distribution Date, Class A Monthly Interest and Class A Monthly Interest previously due but not paid to the Class A

Certificateholders and any Class A Additional Interest will be paid to the Class A Certificateholders. Payments to the Class A Certificateholders in respect of interest on the Class A Certificates on any Distribution Date will be funded from Class A Available Funds for the related Monthly Period. To the extent Class A Available Funds allocated to the Class A Certificateholders' Interest for such Monthly Period are insufficient to pay such interest, Excess Spread and Excess Finance Charge Collections allocated to Series 1997-1 and Reallocated Principal Collections allocable first to the Collateral Invested Amount and then the Class B Invested Amount will be used to make such payments. 'CLASS A AVAILABLE FUNDS' means, with respect to any Monthly Period, an amount equal to the sum of (i) the Class A Floating Percentage of Reallocated Investor Finance Charge Collections allocated to the Series 1997-1 Certificates and the Collateral Interest with respect to such Monthly Period (including any investment earnings and certain other amounts that are to be treated as collections of Finance Charge Receivables allocable to Series 1997-1 in accordance with the Pooling and Servicing Agreement and the Series 1997-1 Supplement), (ii) if such Monthly Period relates to a Distribution Date with respect to the Controlled Accumulation Period, Principal Funding Investment Proceeds, if any, with respect to the related Distribution Date, and (iii) amounts, if any, to be withdrawn from the Reserve Account that must be included in Class A Available Funds pursuant to the Series 1997-1 Supplement with respect to such Distribution Date.

     Interest payments on the Class B Certificates on any Distribution Date will be an amount equal to one-twelfth of the product of the Class B Certificate Rate and the Class B Invested Amount as of the close of business on the last day of the preceding Monthly Period, except that interest on the Class B Certificates for the first Distribution Date will be an amount equal to $524,000.00. On each Distribution Date, Class B Monthly Interest and Class B Monthly Interest previously due but not paid to the Class B Certificateholders and any Class B Additional Interest will be paid to the Class B Certificateholders. Payments to the Class B Certificateholders in respect of interest on the Class B Certificates on any Distribution Date will be funded from Class B Available

Funds for the related Monthly Period. To the extent Class B Available Funds allocated to the Class B Certificateholders' Interest for such Monthly Period are insufficient to pay such interest, Excess Spread and Excess Finance Charge Collections allocated to Series 1997-1 and Reallocated Principal Collections allocable to the Collateral Invested Amount and not required to pay the Class A Required Amount or reimburse Class A Investor Charge-Offs will be used to make such payments. 'CLASS B AVAILABLE FUNDS' means, with respect to any Monthly Period, an amount equal to the Class B Floating Percentage of Reallocated Investor Finance Charge Collections allocated to the Series 1997-1 Certificates and the Collateral Interest with respect to such Monthly Period (including any investment earnings and certain other amounts that are to be treated as collections of Finance Charge Receivables in accordance with the Pooling and Servicing Agreement).

PRINCIPAL PAYMENTS

     During the Revolving Period (which begins on the Closing Date and ends on the day before the commencement of the Controlled Accumulation Period or, if earlier, the Early Amortization Period), no principal payments will be made to the Series 1997-1 Certificateholders. During the Controlled Accumulation Period (on or prior to the Expected Final Payment Date), principal will be deposited in the Principal Funding Account as described below and on the Expected Final Payment Date will be distributed to Class A Certificateholders up to the Class A Invested Amount and then to Class B Certificateholders up to the Class B Invested Amount. During the Early Amortization Period, which will begin upon the occurrence of a Pay-Out Event, and until the Series 1997-1 Termination Date occurs, principal will be paid first to the Class A Certificateholders until the Class A Invested Amount has been paid in full, and then to the Class B Certificateholders until the Class B Invested Amount has been paid in full. Unless a reduction in the Required Collateral Invested Amount has occurred, no principal payments will be made in respect of the Collateral Invested Amount until the final principal payment has been made to the Class A Certificateholders and the Class B Certificateholders.

     On each Distribution Date with respect to the Controlled Accumulation Period, the Trustee will deposit in the Principal Funding Account an amount equal to the least of (a) Available Principal Collections on deposit in the Collection Account with respect to such Distribution Date, (b) the Controlled Deposit Amount for such Distribution Date and (c) the sum of the Class A Adjusted Invested Amount and the Class B Adjusted Invested Amount, until the Principal Funding Account Balance equals the sum of the Class A Invested Amount and the Class B Invested Amount. Amounts on deposit in the Principal Funding Account will be paid to the Class A Certificateholders and, if the amount on deposit in the Principal Funding Account exceeds the Class A Invested Amount, to the Class B Certificateholders on the Expected Final Payment Date.

     If a Pay-Out Event occurs with respect to the Series 1997-1 Certificates during the Controlled Accumulation Period, the Early Amortization Period will commence and any amount on deposit in the Principal Funding Account will be paid first to the Class A Certificateholders on the first Special Payment Date and then, after the Class A Invested Amount is paid in full, to the Class B Certificateholders. If, on the Expected Final Payment Date, monies on deposit in the Principal Funding Account are insufficient to pay the Class A Invested Amount and the Class B Invested Amount, a Pay-Out Event will occur and the Early Amortization Period will commence. After payment in full of the Class A Invested Amount, the Class B Certificateholders will be entitled to receive an amount equal to the Class B Invested Amount.

     'AVAILABLE PRINCIPAL COLLECTIONS' means, with respect to any Monthly Period, an amount equal to the sum of (1) an amount equal to the Principal Allocation Percentage of the Series Allocation Percentage of all collections of Principal Receivables received during such Monthly Period (minus certain Reallocated Principal Collections used to fund the Required Amount), (2) any Shared Principal Collections with respect to other Principal Sharing Series that are allocated to Series 1997-1, and (3) certain other amounts which pursuant to the Series 1997-1 Supplement are to be treated as Available Principal Collections with respect to the related Distribution Date.

     The Controlled Accumulation Period is currently expected to commence at the close of business on the last day of the August 2001 Monthly Period; however, the date on which the Controlled Accumulation Period actually commences may be delayed if the Controlled Accumulation Period Length (determined as described below) is less than the number of months remaining between each Period Length

Determination Date (defined herein) and the Expected Final Payment Date. Beginning on the Determination Date immediately preceding the August 2001 Distribution Date and on each Determination Date thereafter until the Controlled Accumulation

Period actually commences (each, a 'PERIOD LENGTH DETERMINATION DATE'), the Transferors will determine the 'CONTROLLED ACCUMULATION PERIOD LENGTH' based on, among other things, the then current principal payment rate on the Accounts and the principal amount of Principal Sharing Series that are entitled to share principal with Series 1997-1; provided, however, that the Controlled Accumulation Period Length will not be less than one month. If the Controlled Accumulation Period Length is less than 12 months, the Controlled Accumulation Period will commence later than the close of business on the last day of the August 2001 Monthly Period and the number of months in the Controlled Accumulation Period will be equal to the Controlled Accumulation Period Length. The effect of the foregoing calculation is to reduce the Controlled Accumulation Period Length based on the invested amounts of other Principal Sharing Series that are scheduled to be in their revolving periods and thus scheduled to create Shared Principal Collections during the Controlled Accumulation Period. In addition, if the Controlled Accumulation Period Length shall have been determined to be less than 12 months and, after the date on which such determination is made, a Pay-Out Event or Reinvestment Event (as those terms are defined in the Supplement for such Series) shall occur with respect to any outstanding Principal Sharing Series, the Controlled Accumulation Period will commence on the earlier of (i) the first day of the Monthly Period immediately succeeding the date that such Pay-Out Event or Reinvestment Event shall have occurred with respect to such Series and (ii) the date on which the Controlled Accumulation Period is then scheduled to commence.

     On each Distribution Date with respect to the Early Amortization Period until the Class A Invested Amount has been paid in full or the Series 1997-1 Termination Date occurs, the holders of the Class A Certificates will be entitled to receive Available Principal Collections in an amount up to the Class A Invested Amount. After payment in full of the Class A Invested Amount, the holders of the Class B Certificates will be entitled to receive, on each Distribution Date, Available Principal Collections until the earlier of the date the Class B Invested Amount is paid in full and the Series 1997-1 Termination Date. After payment in full of the Class B Invested Amount, the Collateral Interest Holder will be entitled to receive, on each Distribution Date, Available Principal Collections until the earlier of the date the Collateral Invested Amount is paid in full and the Series 1997-1 Termination Date.

SUBORDINATION OF THE CLASS B CERTIFICATES AND THE COLLATERAL INTEREST

     The Class B Certificateholders' Interest and the Collateral Interest will be subordinated to the extent necessary to fund certain payments with respect to the Class A Certificates. In addition, the Collateral Interest will be subordinated to the extent necessary to fund certain payments with respect to the Class B Certificates. Certain principal payments otherwise allocable to the Class B Certificateholders may be reallocated to the Class A Certificateholders and the Class B Invested Amount may be reduced. Similarly, certain principal payments otherwise allocable to the Collateral Interest may be reallocated to the Class A Certificateholders and the Class B Certificateholders and the Collateral Invested Amount may be reduced. If the Collateral Invested Amount is reduced to zero, holders of the Class B Certificates will bear directly the credit and other risks associated with their interest in the Trust. To the extent the Class B Invested Amount is reduced, the percentage of collections of Finance Charge Receivables allocated to the Class B Certificateholders in subsequent Monthly Periods will be reduced. Moreover, to the extent the amount of such reduction in the Class B Invested Amount is not reimbursed, the amount of principal distributable to the Class B Certificateholders will be reduced. If the Class B Invested Amount is reduced to zero, the Class A Certificateholders will bear directly the credit and other risks associated with their undivided interest in the Trust. In the event of a reduction in the Class A Invested Amount, the Class B Invested Amount or the Collateral Invested Amount, the amount of principal and interest available to fund payments with respect to the Class A Certificates and the Class B Certificates will be decreased. See '--Allocation Percentages,' '--Reallocation of Cash Flows,' '--Application of Collections--Excess Spread; Excess Finance Charge Collections' below.

ALLOCATION PERCENTAGES

     Pursuant to the Pooling and Servicing Agreement, the Servicer will allocate among Series 1997-1 and all other Series outstanding all collections of Finance Charge Receivables and Principal Receivables and the Defaulted Amount with respect to such Monthly Period as described under 'The Pooling and Servicing Agreement Generally--Allocations' in the Prospectus and, with respect to Series 1997-1 specifically, as described below.

     Pursuant to the Pooling and Servicing Agreement, during each Monthly Period, the Servicer will allocate to Series 1997-1 its Series Allocable Finance Charge Collections, Series Allocable Principal Collections and Series Allocable Defaulted Amount.

     'SERIES ALLOCABLE FINANCE CHARGE COLLECTIONS,' 'SERIES ALLOCABLE PRINCIPAL COLLECTIONS' and 'SERIES ALLOCABLE DEFAULTED AMOUNT' mean, with respect to Series 1997-1 and for any Monthly Period, the product of (a) the Series Allocation Percentage for Series 1997-1 and (b) the amount of collections of Finance Charge Receivables deposited in the Collection Account, the amount of collections of Principal Receivables deposited in the Collection Account and the amount of all Defaulted Amounts with respect to such Monthly Period, respectively.

     'SERIES ALLOCATION PERCENTAGE' means, with respect to Series 1997-1 and for any Monthly Period, the percentage equivalent of a fraction, the numerator of which is the sum of the Series Adjusted Invested Amount for Series 1997-1 as of the last day of the immediately preceding Monthly Period and the denominator of which is the Trust Adjusted Invested Amount.

     'SERIES ADJUSTED INVESTED AMOUNT' means, with respect to Series 1997-1 and for any Monthly Period, the Series Invested Amount for Series 1997-1, less the excess, if any, of all reductions in the Invested Amount (other than any reductions occasioned by payments of principal to the Series 1997-1 Certificateholders or to the Collateral Interest Holder) as of the last day of the preceding Monthly Period over the aggregate amount of any reimbursement of such reductions as of such last day.

     The Series Allocable Finance Charge Collections and the Series Allocable Defaulted Amount for Series 1997-1 with respect to any Monthly Period will be allocated to the Series 1997-1 Certificates and the Collateral Interest based on the Floating Allocation Percentage and the remainder of such Series Allocable Finance Charge Collections and Series Allocable Defaulted Amount will be allocated to the Transferors' Interest. The 'FLOATING ALLOCATION PERCENTAGE' means, with respect to any Monthly Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is the Adjusted Invested Amount as of the last day of the preceding Monthly Period (or with respect to the first Monthly Period, the Initial Invested Amount) and the denominator of which is the product of (a) the sum of the total amount of the Principal Receivables in the Trust as of such day (subject to adjustment to give effect to designations of Additional Accounts and Removed Accounts) (or with respect to the first Monthly Period, the total amount of Principal Receivables in the Trust on the Closing Date) and the principal amount on deposit in the Special Funding Account as of such day and (b) the Series Allocation Percentage.

     Investor Finance Charge Collections (which for any Monthly Period is equal to the product of the Floating Allocation Percentage and the Series Allocable Finance Charge Collections) will be reallocated among all Series in Group I as set forth in 'The Pooling and Servicing Agreement Generally--Reallocations Among Different Series Within a Reallocation Group' in the Prospectus. Reallocated Investor Finance Charge Collections allocated to Series 1997-1 and the Investor Default Amount will be further allocated between the Class A Certificateholders, the Class B Certificateholders and the Collateral Interest Holder in accordance with the Class A Floating Percentage, the Class B Floating Percentage and the Collateral Floating Percentage, respectively. The 'CLASS A FLOATING PERCENTAGE' means, with respect to any Monthly Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is equal to the Class A Adjusted Invested Amount as of the close of business on the last day of the preceding Monthly Period (or with respect to the first Monthly Period, as of the Closing Date) and the denominator of which is equal to the Adjusted Invested Amount as of the close of business on such day (or, with respect to the first Monthly Period, the Initial Invested Amount). The 'CLASS B FLOATING PERCENTAGE' means, with respect to any Monthly Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is equal to the Class B Adjusted Invested Amount as of the close of business on the last day of the preceding Monthly Period (or with respect to the first Monthly Period, as of the Closing Date) and the denominator of which is equal to the Adjusted Invested Amount at the close of business on such day (or with respect to the first Monthly Period, the Initial Invested Amount). The 'COLLATERAL FLOATING PERCENTAGE' means, with respect to any Monthly Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is equal to the Collateral Invested Amount as of the close of business on the last day of the preceding Monthly Period (or with respect to the first Monthly Period, as of the Closing Date) and the denominator of which is equal to the Adjusted Invested Amount as of the close of business on such day (or with respect to the first Monthly Period, the Initial

Invested Amount).

     Series Allocable Principal Collections for Series 1997-1 will be allocated to the Series 1997-1 Certificates and the Collateral Interest based on the Principal Allocation Percentage and the remainder of such Series Allocable Principal Collections will be allocated to the Transferors' Interest. The 'PRINCIPAL ALLOCATION PERCENTAGE' means, with respect to any Monthly Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is (a) during the Revolving Period, the Series Adjusted Invested Amount for Series 1997-1 as of the last day of the immediately preceding Monthly Period (or, in the case of the first Monthly Period, the Closing Date) and (b) during the Controlled Accumulation Period or the Early Amortization Period, the Series Adjusted Invested Amount for Series 1997-1 as of the last day of the Revolving Period and the denominator of which is the product of (i) the sum of the total amount of Principal Receivables in the Trust as of the last day of the immediately preceding Monthly Period (subject to adjustment to give effect to designations of Additional Accounts and Removed Accounts) and the principal amount on deposit in the Special Funding Account as of such last day (or, in the case of the first Monthly Period, the Closing Date) and (ii) the Series Allocation Percentage for Series 1997-1 as of the last day of the immediately preceding Monthly Period; provided, however, that because the Series 1997-1 Certificates offered hereby are subject to being paired with a future Series upon satisfaction of the Rating Agency Condition, if a Pay-Out Event or a Reinvestment Event (as those terms are defined in the related Supplement) occurs with respect to a Paired Series during the Controlled Accumulation Period with respect to Series 1997-1, the Transferor may, by written notice delivered to the Trustee and the Servicer, designate a different numerator for the foregoing fraction, provided that such numerator is not less than the Adjusted Invested Amount as of the last day of the revolving period for such Paired Series and the Transferor shall have received written notice from each Rating Agency that such designation will satisfy the Rating Agency Condition and the Transferor shall have delivered to the Trustee a certificate of an authorized officer to the effect that, based on the facts known to such officer at the time, in the reasonable belief of the Transferor, such designation will not cause a Pay-Out Event or an event that, after the giving of notice or lapse of time, would constitute a Pay-Out Event, to occur with respect to Series 1997-1.

     Such amounts so allocated to the Series 1997-1 Certificates and the Collateral Interest will be further allocated to the Class A Certificateholders, the Class B Certificateholders and the Collateral Interest Holder based on the Class A Principal Percentage, the Class B Principal Percentage and the Collateral Principal Percentage, respectively. The 'CLASS A PRINCIPAL PERCENTAGE' means, with respect to any Monthly Period (i) during the Revolving Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is the Class A Invested Amount as of the last day of the immediately preceding Monthly Period (or, in the case of the first Monthly Period, the Class A Initial Invested Amount), and the denominator of which is the Invested Amount as of such day (or, in the case of the first Monthly Period, the Initial Invested Amount) and (ii) during the Controlled Accumulation Period or the Early Amortization Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is the Class A Invested Amount as of the end of the Revolving Period, and the denominator of which is the Invested Amount as of such day. The 'CLASS B PRINCIPAL PERCENTAGE' means, with respect to any Monthly Period, (i) during the

Revolving Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is the Class B Invested Amount as of the last day of the immediately preceding Monthly Period (or, in the case of the first Monthly Period, the Class B Initial Invested Amount) and the denominator of which is the Invested Amount as of such day (or, in the case of the first Monthly Period, the Initial Invested Amount) and (ii) during the Controlled Accumulation Period or the Early Amortization Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is the Class B Invested Amount as of the end of the Revolving Period, and the denominator of which is the Invested Amount as of such day. The 'COLLATERAL PRINCIPAL PERCENTAGE' means, with respect to any Monthly Period, (i) during the Revolving Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is the Collateral Invested Amount as of the last day of the immediately preceding Monthly Period (or, in the case of the first Monthly Period, the Collateral Initial Invested Amount) and the denominator of which is the Invested Amount as of such day (or in the case of the first Monthly Period, the Initial Invested Amount) and (ii) during the Controlled Accumulation Period or the Early Amortization Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is the Collateral

Invested Amount as of the end of the Revolving Period, and the denominator of which is the Invested Amount as of such day.

     As used herein, the following terms have the meanings indicated:

          'CLASS A INVESTED AMOUNT' for any date means an amount equal to (i) the Class A Initial Invested Amount, less (ii) the amount of principal payments made to holders of the Class A Certificates on or prior to such date, less (iii) the excess, if any, of the aggregate amount of Class A Investor Charge-Offs for all prior Distribution Dates over the aggregate amount of any reimbursements of Class A Investor Charge-Offs for all Distribution Dates prior to such date.

          'CLASS B INVESTED AMOUNT' for any date means an amount equal to (i) the Class B Initial Invested Amount, less (ii) the amount of principal payments made to holders of the Class B Certificates on or prior to such date, less (iii) the aggregate amount of Class B Investor Charge-Offs for all prior Distribution Dates, less (iv) the aggregate amount of Reallocated Principal Collections for all prior Distribution Dates which have been used to fund the Required Amount with respect to such Distribution Dates (excluding any Reallocated Principal Collections that have resulted in a reduction of the Collateral Invested Amount), less (v) an amount equal to the amount by which the Class B Invested Amount has been reduced to cover the Class A Investor Default Amount on all prior Distribution Dates as described herein under '--Defaulted Receivables; Investor Charge-Offs,' plus (vi) the aggregate amount of Excess Spread and Excess Finance Charge Collections allocated to Series 1997-1 and applied on all prior Distribution Dates for the purpose of reimbursing amounts deducted pursuant to the foregoing clauses (iii), (iv) and (v); provided, however, that the Class B Invested Amount may not be reduced below zero.


          'CLASS A ADJUSTED INVESTED AMOUNT' for any date means an amount equal to the Class A Invested Amount less the funds on deposit in the Principal Funding Account (up to the Class A Invested Amount) on such date.

          'CLASS B ADJUSTED INVESTED AMOUNT' for any date means an amount equal to the Class B Invested Amount less the funds on deposit in the Principal Funding Account in excess of the Class A Invested Amount on such date.

          'COLLATERAL INVESTED AMOUNT' for any date means an amount equal to (i) the Collateral Initial Invested Amount, less (ii) the aggregate amount of principal payments made to the Collateral Interest Holder prior to such date, less (iii) the aggregate amount of Collateral Charge-Offs for all prior Distribution Dates, less (iv) the aggregate amount of Reallocated Principal Collections for all prior Distribution Dates, less (v) an amount equal to the aggregate amount by which the Collateral Invested Amount has been reduced to fund the Class A Investor Default Amount and the Class B Investor Default Amount on all prior Distribution Dates as described under '-- Defaulted Receivables; Investor Charge-Offs,' and plus (vi) the aggregate amount of Excess Spread and Excess Finance Charge Collections allocated to Series 1997-1 and applied on all prior Distribution Dates for the purpose of reimbursing amounts deducted pursuant to the foregoing clauses (iii), (iv) and (v); provided, however, that the Collateral Invested Amount may not be reduced below zero.

          'INVESTED AMOUNT' for any date means an amount equal to the sum of the Class A Invested Amount, the Class B Invested Amount and the Collateral Invested Amount on such date.

PRINCIPAL FUNDING ACCOUNT

     The Servicer will establish and maintain in the name of the Trustee, on behalf of the Trust, the Principal Funding Account as a deposit account meeting the eligibility requirements specified in the Pooling and Servicing Agreement (an 'ELIGIBLE DEPOSIT ACCOUNT') held for the benefit of the Series 1997-1 Certificateholders. During the Controlled Accumulation Period, the Servicer will transfer collections in respect of Principal Receivables, Shared Principal Collections allocated to Series 1997-1 and other amounts described herein to be treated in the same manner as collections of Principal Receivables from the Collection Account to the Principal Funding Account as described under '--Application of Collections.'

     Unless a Pay-Out Event has occurred with respect to the Series 1997-1 Certificates, all amounts on deposit in the Principal Funding Account (the 'PRINCIPAL FUNDING ACCOUNT BALANCE') on any Distribution Date (after giving effect to any deposits to, or withdrawals from, the Principal Funding Account to be made on such

Distribution Date) will be invested to the following Distribution Date by the Trustee at the direction of the Servicer in Eligible Investments. On each Distribution Date with respect to the Controlled Accumulation Period the interest and other investment income (net of investment expenses and losses) earned on such investments (the 'PRINCIPAL FUNDING INVESTMENT PROCEEDS') will be withdrawn from the Principal Funding Account and will be treated as a portion of Class A Available Funds. If such investments with respect to any such Distribution Date yield less than the Class A Certificate Rate, the Principal Funding Investment Proceeds with respect to such Distribution Date will be less than the Covered Amount for such Distribution Date. It is intended that any such shortfall will be funded from other Class A Available Funds (including a withdrawal from the Reserve Account, if necessary, as described under '--Reserve Account'). The Available Reserve Account Amount at any time will be limited and there can be no assurance that sufficient funds will be available to fund any such shortfall. The 'COVERED AMOUNT' shall mean for any Distribution Date with respect to the Controlled Accumulation Period or the first Special Payment Date, if such Special Payment Date occurs prior to the payment in full of the Class A Invested Amount, an amount equal to one-twelfth of the product of (i) the Class A Certificate Rate and (ii) the Principal Funding Account Balance, if any, as of the preceding Distribution Date.

RESERVE ACCOUNT

     The Servicer will establish and maintain in the name of the Trustee, on behalf of the Trust, an Eligible Deposit Account for the benefit of the Class A Certificateholders and the Collateral Interest Holder (the 'RESERVE ACCOUNT'). The Reserve Account is established to assure the subsequent distribution of interest on the Class A Certificates as provided in this Prospectus Supplement during the Controlled Accumulation Period. On each Distribution Date from and after the Reserve Account Funding Date (defined below), but prior to the termination of the Reserve Account, the Trustee, acting pursuant to the Servicer's instructions, will apply Excess Spread and Excess Finance Charge Collections allocated to Series 1997-1 (in the order of priority described below under '--Application of Collections--Payment of Fees, Interest and Other Items') to increase the amount on deposit in the Reserve Account (to the extent such amount is less than the Required Reserve Account Amount). In addition, on each such Distribution Date, the Transferors will have the option, but will not be required, to make a deposit in the Reserve Account to the extent that the amount on deposit in the Reserve Account, after giving effect to any Excess Spread and Excess Finance Charge Collections allocated and available to be deposited in the Reserve Account on such Distribution Date, is less than the Required Reserve Account Amount. The 'RESERVE ACCOUNT FUNDING DATE' will be the Distribution Date with respect to the Monthly Period that commences three months prior to the Distribution Date with respect to the first Monthly Period in the Controlled Accumulation Period, or such earlier date as the Transferor may determine. The 'REQUIRED RESERVE ACCOUNT AMOUNT' for any Distribution Date on or after the Reserve Account Funding Date will be equal to 0.5% of the Class A Invested Amount as of the preceding Distribution Date, or any other percentage (which may be 0%) of the Class A Invested Amount designated by the Transferors provided that the designation of such other percentage by the Transferors shall have received the prior written consent of the Collateral Interest Holder and shall have satisfied the Rating Agency Condition. On each Distribution Date, after giving effect to any deposit to be made to, and any withdrawal to be made from, the Reserve Account on such Distribution Date, the Trustee will withdraw from the Reserve Account an amount equal to the excess, if any, of the amount on deposit in the Reserve Account over the Required Reserve Account Amount and shall distribute such excess to the Collateral Interest Holder for application in accordance with the terms of the Loan Agreement.


     Provided that the Reserve Account has not terminated as described below, all amounts on deposit in the Reserve Account on any Distribution Date (after giving effect to any deposits to, or withdrawals from, the Reserve Account to be made on such Distribution Date) will be invested through the following Distribution Date by the Trustee at the direction of the Servicer in Eligible Investments. The interest and other investment income (net of investment expenses and losses) earned on such investments (the 'INTEREST FUNDING INVESTMENT PROCEEDS') will be retained in the Reserve Account (to the extent the amount on deposit therein is less than the Required Reserve Account Amount) or deposited in the Collection Account and treated as collections of Finance Charge Receivables allocable to Series 1997-1.

     On or before each Distribution Date with respect to the Controlled Accumulation Period (on or prior to the Expected Final Payment Date) and on the first Special Payment Date (if such Special Payment Date occurs on or prior to the Expected Final Payment Date), a withdrawal will be made from the Reserve Account, and the amount of such withdrawal will be deposited in the Collection Account and included in Class A Available Funds in an amount equal to the lesser of (a) the Available Reserve Account Amount (defined below) with respect to such Distribution Date or Special Payment Date and (b) the excess, if any, of the Covered Amount with respect to such Distribution Date or Special Payment Date over the Principal Funding Investment Proceeds with respect to such Distribution Date or Special Payment Date; provided that the amount of such withdrawal will be reduced to the extent that funds otherwise would be available to be deposited in the Reserve Account on such Distribution Date or Special Payment Date. On each Distribution Date, the amount available to be withdrawn from the Reserve Account (the 'AVAILABLE RESERVE ACCOUNT AMOUNT') will be equal to the lesser of the amount on deposit in the Reserve Account (before giving effect to any deposit to be made to the Reserve Account on such Distribution Date) and the Required Reserve Account Amount for such Distribution Date.

     The Reserve Account will be terminated following the earlier to occur of
(a) the termination of the Trust pursuant to the Pooling and Servicing Agreement, (b) the date on which the Series 1997-1 Certificates are paid in full and (c) if the Controlled Accumulation Period has not commenced, the occurrence of a Pay-Out Event with respect to the Series 1997-1 Certificates or, if the Controlled Accumulation Period has commenced, the earlier of the first Special Payment Date and the Expected Final Payment Date. Upon the termination of the Reserve Account, all amounts on deposit therein (after giving effect to any withdrawal from the Reserve Account on such date as described above) will be distributed to the Collateral Interest Holder for application in accordance with the terms of the Loan Agreement. Any amounts withdrawn from the Reserve Account and distributed to the Collateral Interest Holder as described above will not be available for distribution to the Class A Certificateholders.

REALLOCATION OF CASH FLOWS

     With respect to each Distribution Date, on each Determination Date, the Servicer will determine the amount (the 'CLASS A REQUIRED AMOUNT'), which will be equal to the amount, if any, by which (a) the sum of (i) Class A Monthly

Interest for such Distribution Date, (ii) any Class A Outstanding Monthly Interest, (iii) any Class A Additional Interest, (iv) if TRS or an affiliate of TRS is no longer the Servicer, the Class A Servicing Fee for such Distribution Date and any unpaid Class A Servicing Fee and (v) the Class A Investor Default Amount, if any, for such Distribution Date exceeds (b) the sum of (i) the amount of Principal Funding Investment Proceeds, if any, with respect to such Distribution Date, (ii) the Class A Floating Percentage of Reallocated Investor Finance Charge Collections (including any investment earnings treated as collections of Finance Charge Receivables in accordance with the Pooling and Servicing Agreement) and (iii) the amount of funds, if any, withdrawn from the Reserve Account and allocated to the Class A Certificates pursuant to the Series 1997-1 Supplement. If the Class A Required Amount is greater than zero, Excess Spread and Excess Finance Charge Collections allocated to Series 1997-1 and available for such purpose will be used to fund the Class A Required Amount with respect to such Distribution Date. If such Excess Spread and Excess Finance Charge Collections are insufficient to fund the Class A Required Amount, collections of Principal Receivables allocable first to the Collateral Invested Amount and then to the Class B Certificates for the related Monthly Period ('REALLOCATED PRINCIPAL COLLECTIONS') will then be used to fund the remaining Class A Required Amount. If Reallocated Principal Collections with respect to the related Monthly Period, together with Excess Spread and Excess Finance Charge Collections allocated to Series 1997-1, are insufficient to fund the Class A Required Amount for such related Monthly Period, then the Collateral Invested Amount will be reduced by the amount of such excess (but not by more than the Class A Investor Default Amount for such Distribution Date). In the event that such reduction would cause the Collateral Invested Amount to be a negative number, the Collateral Invested Amount will be reduced to zero, and the Class B Invested Amount will be reduced by the amount by which the Collateral Invested Amount would have been reduced below zero (but not by more than the excess of the Class A Investor Default amount, if any, for such Distribution Date over the amount of such reduction, if any, of the Collateral Invested Amount with respect to such Distribution Date). In the event that such reduction would cause the Class B Invested Amount to be a negative number, the Class B Invested Amount will be reduced to zero and the Class A Invested Amount will be reduced by the amount by which the Class B Invested Amount would have been reduced below zero, but not by more than the excess, if any, of the Class A Investor Default Amount for such Distribution Date over the amount of the reductions, if any, of the Collateral Invested Amount and the Class B Invested Amount with respect to such Distribution Date as described above. Any such reduction in the Class A Invested Amount will have the effect of slowing or reducing the return of principal and interest to the

Class A Certificateholders. In such case, the Class A Certificateholders will bear directly the credit and other risks associated with their undivided interest in the Trust. See '--Defaulted Receivables; Investor Charge-Offs.'

     With respect to each Distribution Date, on each Determination Date, the Servicer will determine the amount (the 'CLASS B REQUIRED AMOUNT'), which will be equal to the sum of (a) the amount, if any, by which the sum of (i) Class B Monthly Interest for such Distribution Date, (ii) any Class B Outstanding Monthly Interest, (iii) any Class B Additional Interest, and (iv) if TRS or an affiliate of TRS is no longer the Servicer, the Class B Servicing Fee for such

Distribution Date and any unpaid Class B Servicing Fee exceeds the Class B Floating Percentage of Reallocated Investor Finance Charge Collections (including any investment earnings treated as collections of Finance Charge Receivables in accordance with the Pooling and Servicing Agreement) and (b) the Class B Investor Default Amount. If the Class B Required Amount is greater than zero, Excess Spread and Excess Finance Charge Collections allocated to Series 1997-1 and not required to pay the Class A Required Amount or reimburse Class A Investor Charge-Offs will be used to fund the Class B Required Amount with respect to such Distribution Date. If such Excess Spread and Excess Finance Charge Collections available with respect to such Distribution Date are less than the Class B Required Amount, Reallocated Principal Collections allocable to the Collateral Interest and not required to pay the Class A Required Amount for the related Monthly Period will then be used to fund the remaining Class B Required Amount. If such Reallocated Principal Collections allocable to the Collateral Interest with respect to the related Monthly Period are insufficient to fund the remaining Class B Required Amount, then the Collateral Invested Amount will be reduced by the amount of such insufficiency (but not by more than the Class B Investor Default Amount for such Distribution Date). In the event that such reduction would cause the Collateral Invested Amount to be a negative number, the Collateral Invested Amount will be reduced to zero, and the Class B Invested Amount will be reduced by the amount by which the Collateral Invested Amount would have been reduced below zero (but not by more than the excess of the Class B Investor Default Amount for such Distribution Date over the amount of such reduction of the Collateral Invested Amount), and the Class B Certificateholders will bear directly the credit and other risks associated with their undivided interests in the Trust. See '--Defaulted Receivables; Investor Charge-Offs.'

     Reductions of the Class A Invested Amount or Class B Invested Amount shall thereafter be reimbursed and the Class A Invested Amount or Class B Invested Amount increased on each Distribution Date by the amount, if any, of Excess Spread and Excess Finance Charge Collections allocable and available to reimburse such amounts. See '--Excess Spread; Excess Finance Charge Collections' below. When such reductions of the Class A Invested Amount and Class B Invested Amount have been fully reimbursed, reductions of the Collateral Invested Amount shall be reimbursed and the Collateral Invested Amount increased up to the Required Collateral Invested Amount in a similar manner.

APPLICATION OF COLLECTIONS

     Payment of Fees, Interest and Other Items. On each Distribution Date, the Trustee, acting pursuant to the Servicer's instructions, will apply the Class A Available Funds, Class B Available Funds and Collateral Available Funds (see '--Interest Payments' above) on deposit in the Collection Account in the following priority:

          (A) On each Distribution Date, an amount equal to the Class A Available Funds with respect to such Distribution Date will be distributed or deposited in the following priority:

                (i) an amount equal to Class A Monthly Interest for such Distribution Date, plus any Class A Outstanding Monthly Interest, plus additional interest with respect to any such Class A Outstanding Monthly Interest at a rate equal to the Class A Certificate Rate plus

           2% per annum (the 'CLASS A ADDITIONAL INTEREST'), will be distributed to holders of the Class A Certificates;

                (ii) if TRS or an affiliate of TRS is no longer the Servicer, an amount equal to the Class A Servicing Fee for such Distribution Date, plus the amount of any Class A Servicing Fee previously due but not distributed to the Servicer on a prior Distribution Date, will be distributed to the Servicer;

                (iii) an amount equal to the Class A Investor Default Amount for such Distribution Date will be treated as a portion of Available Principal Collections for such Distribution Date; and

                (iv) the balance, if any, shall constitute Excess Spread and shall be allocated and distributed or deposited as described under '--Excess Spread; Excess Finance Charge Collections' below.

          (B) On each Distribution Date, an amount equal to the Class B Available Funds with respect to such Distribution Date will be distributed or deposited in the following priority:

                (i) an amount equal to Class B Monthly Interest for such Distribution Date, plus the amount of any Class B Outstanding Monthly Interest, plus any additional interest with respect to any such Class B Outstanding Monthly Interest at a rate equal to the Class B Certificate Rate plus 2% per annum ('CLASS B ADDITIONAL INTEREST'), will be distributed to the holders of the Class B Certificates;

                (ii) if TRS or an affiliate of TRS is no longer the Servicer, an amount equal to the Class B Servicing Fee for such Distribution Date, plus the amount of any Class B Servicing Fee previously due but not distributed to the Servicer on a prior Distribution Date, will be distributed to the Servicer; and

                (iii) the balance, if any, shall constitute Excess Spread and shall be allocated and distributed or deposited as described under '-- Excess Spread; Excess Finance Charge Collections' below.

          (C) On each Distribution Date, an amount equal to the Collateral Available Funds with respect to such Distribution Date will be distributed or deposited in the following priority:

                (i) if TRS or an affiliate of TRS is no longer the Servicer, an amount equal to the Collateral Interest Servicing Fee for such Distribution Date, plus the amount of any Collateral Interest Servicing Fee previously due but not distributed to the Servicer on a prior Distribution Date, will be paid to the Servicer; and

                (ii) the balance, if any, will constitute a portion of Excess Spread and will be allocated and distributed or deposited as described under '--Excess Spread; Excess Finance Charge Collections' below.


     'CLASS A MONTHLY INTEREST' means, with respect to any Distribution Date, an amount equal to one-twelfth of the product of (i) the Class A Certificate Rate and (ii) the outstanding principal balance of the Class A Certificates as of the close of business on the last day of the preceding Monthly Period; provided, that Class A Monthly Interest for the first Distribution Date will be an amount equal to $7,381,333.33.

     'CLASS A OUTSTANDING MONTHLY INTEREST' means, with respect to any Distribution Date, the amount of Class A Monthly Interest previously due but not paid to the Class A Certificateholders.

     'CLASS B MONTHLY INTEREST' means, with respect to any Distribution Date, an amount equal to one-twelfth of the product of (i) the Class B Certificate Rate and (ii) the Class B Invested Amount as of the close of business on the last day of the preceding Monthly Period; provided, that Class B Monthly Interest for the first Distribution Date will be an amount equal to $524,000.00.

     'CLASS B OUTSTANDING MONTHLY INTEREST' means, with respect to any Distribution Date, the amount of Class B Monthly Interest previously due but not paid to the Class B Certificateholders.

     'COLLATERAL AVAILABLE FUNDS' means, with respect to any Monthly Period, an amount equal to the Collateral Floating Percentage of Reallocated Investor Finance Charge Collections (including any investment earnings and certain other amounts that are to be treated as collections of Finance Charge Receivables allocable to Series 1997-1 in accordance with the Pooling and Servicing Agreement and the Series 1997-1 Supplement).

     'EXCESS SPREAD' means, with respect to any Distribution Date, an amount equal to the sum of the amounts described in clause (A)(iv) above, clause
(B)(iii) above and clause (C)(ii) above.

     Excess Spread; Excess Finance Charge Collections. On each Distribution Date, the Trustee, acting pursuant to the Servicer's instructions, will apply Excess Spread and Excess Finance Charge Collections allocated to Series 1997-1 with respect to the related Monthly Period, to make the following distributions or deposits in the following priority:

          (a) an amount equal to the Class A Required Amount, if any, with respect to the related Monthly Period will be used to fund any deficiency pursuant to clauses (A)(i), (ii) and (iii) above under '--Payment of Fees, Interest and Other Items' in such order of priority;

          (b) an amount equal to the aggregate amount of Class A Investor Charge-Offs which have not been previously reimbursed will be treated as a portion of Available Principal Collections for such Distribution Date as described under '--Payments of Principal' below;

          (c) an amount equal to the interest accrued with respect to the outstanding aggregate principal balance of the Class B Certificates not otherwise distributed to the Class B Certificateholders on such

     Distribution Date will accrue at the Class B Certificate Rate and be paid to Class B Certificateholders, except that any such interest previously due but not paid will accrue at the Class B Certificate Rate plus 2% per annum;

          (d) an amount equal to the Class B Required Amount, if any, with respect to such Distribution Date will be (I) used to fund any deficiency pursuant to clause (B)(ii) above under '--Payment of Fees, Interest and Other Items' in such order of priority and (II) then treated, up to the Class B Investor Default Amount, as a portion of Available Principal Collections for such Distribution Date;

          (e) an amount equal to the aggregate amount by which the Class B Invested Amount has been reduced pursuant to clauses (iii), (iv) and (v) of the definition of 'Class B Invested Amount' under '--Allocation Percentages' above (but not in excess of the aggregate amount of such reductions which have not been previously reimbursed) will be treated as a portion of Available Principal Collections for such Distribution Date;

          (f) an amount equal to Collateral Monthly Interest for such Distribution Date, plus the amount of any Collateral Monthly Interest previously due but not distributed to the Collateral Interest Holder on a prior Distribution Date and any Collateral Additional Interest previously due but not distributed to the Collateral Interest Holder on a prior Distribution Date, will be distributed to the Collateral Interest Holder for application in accordance with the Loan Agreement;

          (g) an amount equal to the Monthly Servicing Fee due but not paid to the Servicer on such Distribution Date or a prior Distribution Date shall be paid to the Servicer;

          (h) an amount equal to the Collateral Default Amount shall be treated as a portion of Available Principal Collections with respect to such Distribution Date;

          (i) an amount equal to the aggregate amount by which the Collateral Invested Amount has been reduced pursuant to clauses (iii), (iv) and (v) of the definition of 'Collateral Invested Amount' under '--Allocation Percentages' above (but not in excess of the aggregate amount of such reductions which have not been previously reimbursed) shall be treated as a portion of Available Principal Collections for such Distribution Date;

          (j) on each Distribution Date from and after the Reserve Account Funding Date, but prior to the date on which the Reserve Account terminates as described under '--Reserve Account' above, an amount up to the excess, if any, of the Required Reserve Account Amount over the Available Reserve Account Amount shall be deposited into the Reserve Account;

          (k) an amount equal to the aggregate of any other amounts then required to be applied pursuant to the Loan Agreement among the Transferors, the Trustee, the Servicer and the Collateral Interest Holder (the 'LOAN AGREEMENT') (to the extent such amounts are required to be applied pursuant to the Loan Agreement out of Excess Spread and Excess Finance Charge Collections) shall be distributed to the Collateral Interest Holder for application in accordance with the Loan Agreement; and


          (l) the balance, if any, will constitute a portion of Excess Finance Charge Collections for such Distribution Date and will be available for allocation to other Excess Allocation Series or to the holders of the Transferor Certificates as described in 'The Pooling and Servicing Agreement Generally--Sharing of Excess Finance Charge Collections Among Excess Allocation Series' in the Prospectus.

     'COLLATERAL MONTHLY INTEREST' means, with respect to any Distribution Date, an amount equal to the product of (i)(A) a fraction, the numerator of which is the actual number of days in the period from and including the preceding Distribution Date to but excluding such Distribution Date and the denominator of which is 360, times (B) the Collateral Rate and (ii) the Collateral Invested Amount as of the close of business on the last day of the preceding Monthly Period; provided, however, with respect to the first Distribution Date, Collateral Monthly Interest shall be equal to the interest accrued on the Collateral Initial Invested Amount at the Collateral Rate for the period from the Closing Date to but excluding the first Distribution Date.

     'COLLATERAL RATE' means a rate specified in the Loan Agreement not to exceed one-month LIBOR plus 1.00% per annum.

     'COLLATERAL ADDITIONAL INTEREST' means, with respect to any Distribution Date, additional interest with respect to Collateral Monthly Interest due but not paid to the Collateral Interest Holder on a prior Distribution Date at a rate equal to the Collateral Rate.

     Payments of Principal. On each Distribution Date, the Trustee, acting pursuant to the Servicer's instructions, will distribute Available Principal Collections (see ' Principal Payments' above) on deposit in the Collection Account in the following priority:

          (i) on each Distribution Date with respect to the Revolving Period, all such Available Principal Collections will be distributed or deposited in the following priority:

                (A) an amount equal to the excess, if any, of the Collateral Invested Amount over the Required Collateral Invested Amount will be paid to the Collateral Interest Holder; and

                (B) the balance will be treated as Shared Principal Collections and applied as described under 'The Pooling and Servicing Agreement Generally--Sharing of Principal Collections Among Principal Sharing Series' in the Prospectus;

          (ii) on each Distribution Date with respect to the Controlled Accumulation Period, all such Available Principal Collections will be distributed or deposited in the following priority:

                (A) an amount equal to the lesser of (x) the Controlled Deposit Amount and (y) the sum of the Class A Adjusted Invested Amount and the Class B Adjusted Invested Amount will be deposited in the

           Principal Funding Account;

                (B) for each Distribution Date before the Class B Invested Amount is paid in full, an amount equal to the balance, if any, of such Available Principal Collections will be paid to the Collateral Interest Holder, for application in accordance with the Loan Agreement, to the extent the Collateral Invested Amount is greater than the Required Collateral Invested Amount;

                (C) for each Distribution Date beginning on the Distribution Date on which the Class B Invested Amount is paid in full, an amount up to the Collateral Invested Amount will be paid to the Collateral Interest Holder; and

                (D) for each Distribution Date, the balance, if any, of Available Principal Collections not applied pursuant to paragraphs
           (A) and (B) or (C) (as applicable) above will be treated as Shared Principal Collections and applied as described under 'The Pooling and Servicing Agreement Generally--Sharing of Principal Collections Among Principal Sharing Series' in the Prospectus; and

          (iii) on each Distribution Date with respect to the Early Amortization Period, all such Available Principal Collections will be distributed as follows:

                (A) an amount up to the Class A Adjusted Invested Amount will be distributed to the Class A Certificateholders;

                (B) for each Distribution Date beginning on the Distribution Date on which the Class A Invested Amount is paid in full, an amount up to the Class B Adjusted Invested Amount will be distributed to the Class B Certificateholders;

                (C) for each Distribution Date beginning on the Distribution Date on which the Class B Invested Amount is paid in full, an amount up to the Collateral Invested Amount will be paid to the Collateral Interest Holder; and

                (D) for each Distribution Date, after giving effect to paragraphs (A), (B) and (C) above, an amount equal to the balance, if any, of such Available Principal Collections will be allocated to Shared Principal Collections and applied in accordance with the Pooling and Servicing Agreement.

     'CONTROLLED ACCUMULATION AMOUNT' means for any Distribution Date with respect to the Controlled Accumulation Period, $77,083,333.34; provided, however, that, if the commencement of the Controlled Accumulation Period is delayed as described above under '--Principal Payments,' the Controlled Accumulation Amount for each Distribution Date with respect to the Controlled Accumulation Period may be different for each Distribution Date with respect to the Controlled Accumulation

Period and will be determined by the Transferors in accordance with the Series 1997-1 Supplement based on the principal payment rates for the Accounts and on the invested amounts of other Principal Sharing Series that are scheduled to be in their revolving periods and then scheduled to create Shared Principal Collections during the Controlled Accumulation Period.

     'DEFICIT CONTROLLED ACCUMULATION AMOUNT' means (a) on the first Distribution Date with respect to the Controlled Accumulation Period, the excess, if any, of the Controlled Accumulation Amount for such Distribution Date over the amount deposited in the Principal Funding Account on such Distribution Date and (b) on each subsequent Distribution Date with respect to the Controlled Accumulation Period, the excess, if any, of the Controlled Deposit Amount for such subsequent Distribution Date over the amount deposited in the Principal Funding Account on such subsequent Distribution Date.

     'CONTROLLED DEPOSIT AMOUNT' shall mean, for any Distribution Date with respect to the Controlled Accumulation Period, an amount equal to the sum of the Controlled Accumulation Amount for such Distribution Date and any Deficit Controlled Accumulation Amount for the immediately preceding Distribution Date.

REQUIRED COLLATERAL INVESTED AMOUNT

     The 'REQUIRED COLLATERAL INVESTED AMOUNT' with respect to any Distribution Date means (i) initially $75,000,000 and (ii) thereafter on each Distribution Date an amount equal to the greater of (a) 7.50% of the sum of the Class A Adjusted Invested Amount, the Class B Adjusted Invested Amount and the Collateral Invested Amount, in each case, on such Distribution Date (after any adjustments made on such Distribution Date) and (b) $30,000,000; provided, however, that (1) if certain reductions in the Collateral Invested Amount are made or if a Pay-Out Event occurs, the Required Collateral Invested Amount for such Distribution Date shall equal the Required Collateral Invested Amount for the Distribution Date immediately preceding the occurrence of such reduction or Pay-Out Event, (2) in no event shall the Required Collateral Invested Amount exceed the unpaid principal amount of the Series 1997-1 Certificates as of the last day of the Monthly Period preceding such Distribution Date after taking into account payments to be made on the related Distribution Date and (3) the Required Collateral Invested Amount may be reduced to a lesser amount at any time if the Rating Agency Condition is satisfied.

     With respect to any Distribution Date, if the Collateral Invested Amount is less than the Required Collateral Invested Amount, certain Excess Spread and Excess Finance Charge Collections, if available, will be allocated to increase the Collateral Invested Amount to the extent of such shortfall.

DEFAULTED RECEIVABLES; INVESTOR CHARGE-OFFS

     On each Determination Date, the Servicer will calculate the Investor Default Amount for the preceding Monthly Period. The term 'INVESTOR DEFAULT AMOUNT' means, for any Monthly Period, the product of (i) the Floating Allocation Percentage with respect to such Monthly Period and (ii) the Series Allocable Defaulted Amount for such Monthly Period. A portion of the Investor Default Amount will be allocated to the Class A Certificates (the 'CLASS A INVESTOR DEFAULT AMOUNT') on each Distribution Date in an amount equal to the product of the Class A Floating Percentage applicable during the related Monthly

Period and the Investor Default Amount for such Monthly Period. A portion of the Investor Default Amount will be allocated to the Class B Certificates (the 'CLASS B INVESTOR DEFAULT AMOUNT') in an amount equal to the product of the Class B Floating Percentage applicable during the related Monthly Period and the Investor Default Amount for such Monthly Period. An amount equal to the Class A Investor Default Amount for each Monthly Period will be paid from Class A Available Funds, Excess Spread and Excess Finance Charge Collections allocated to Series 1997-1 and from Reallocated Principal Collections, if applicable, and applied as described above in '--Application of Collections--Payment of Fees, Interest and Other Items.' An amount equal to the Class B Investor Default Amount for each Monthly Period will be paid from Excess Spread and Excess Finance Charge Collections allocated to Series 1997-1 and from Reallocated Principal Collections allocable to the Collateral Invested Amount, if applicable, and applied as described above in '--Application of Collections--Excess Spread; Excess Finance Charge Collections.'

     On each Distribution Date, if the Class A Required Amount for such Distribution Date exceeds the sum of Excess Spread and Excess Finance Charge Collections allocable to Series 1997-1 and Reallocated Principal Collections, the Collateral Invested Amount will be reduced by the amount of such excess, but not by more than the Class A Investor Default Amount for such Distribution Date. In the event that such reduction would cause the Collateral Invested Amount to be a negative number, the Collateral Invested Amount will be reduced to zero, and the Class B Invested Amount will be reduced by the amount by which the Collateral Invested Amount would have been reduced below zero, but not by more than the excess, if any, of the Class A Investor Default Amount for such Distribution Date over the amount of such reduction, if any, of the Collateral Invested Amount with respect to such Distribution Date. In the event that such reduction would cause the Class B Invested Amount to be a negative number, the Class B Invested Amount will be reduced to zero, and the Class A Invested Amount will be reduced by the amount by which the Class B Invested Amount would have been reduced below zero, but not by more than the excess, if any, of the Class A Investor Default Amount for such Distribution Date over the amount of the reductions, if any, of the Collateral Invested Amount and of the Class B Invested Amount with respect to such Distribution Date as described above (a 'CLASS A INVESTOR CHARGE-OFF'), which will have the effect of slowing or reducing the return of principal to the holders of the Class A Certificates. If the Class A Invested Amount has been reduced by the amount of any Class A Investor Charge-Offs, it will thereafter be increased on any Distribution Date (but not by an amount in excess of the aggregate Class A Investor Charge-Offs) by the amount of Excess Spread and Excess Finance Charge Collections allocable to Series 1997-1 available for such purpose as described above under '--Application of Collections--Excess Spread; Excess Finance Charge Collections.'

     On each Distribution Date, if the Class B Required Amount for such Distribution Date exceeds the sum of Excess Spread and Excess Finance Charge Collections allocable to Series 1997-1 and not required to pay the Class A Required Amount or reimburse Class A Investor Charge-Offs and Reallocated Principal Collections allocable to the Collateral Interest and not required to pay the Class A Required Amount, then the Collateral Invested Amount will be reduced by the amount of such excess, but not by more than the Class B Investor Default Amount for such Monthly Period. In the event that such reduction would cause the Collateral Invested Amount to be a negative number, the Collateral Invested Amount will be reduced to zero, and the Class B Invested Amount will be reduced by the amount by which the Collateral Invested Amount would have been reduced below zero, but not by more than the excess, if any, of the Class B Investor Default Amount for such Distribution Date over the amount of such reduction, if any, of the Collateral Invested Amount with respect to such Distribution Date (a 'CLASS B INVESTOR CHARGE-OFF'). The Class B Invested Amount will also be reduced by the amount of Reallocated Principal Collections in excess of the Collateral Invested Amount and the amount of any portion of the Class B Invested Amount allocated to the Class A Certificates to avoid a reduction in the Class A Invested Amount. The Class B Invested Amount will thereafter be increased on any Distribution Date (but not by an amount in excess of the amount of such reductions in the Class B Invested Amount) by the amount of Excess Spread and Excess Finance Charge Collections allocable to Series 1997-1 available for such purpose as described above under '--Application of Collections--Excess Spread; Excess Finance Charge Collections.'

     On each Distribution Date, if the Collateral Floating Percentage of the Investor Default Amount (the 'COLLATERAL DEFAULT AMOUNT') for such Distribution Date exceeds the amount of Excess Spread and Excess Finance Charge Collections allocated to Series 1997-1 which is allocated and available to fund such amount as described under '--Application of Collections--Excess Spread; Excess Finance Charge Collections,' the Collateral Invested Amount will be reduced by the amount of such excess but not by more than the lesser of the Collateral Default Amount and the Collateral Invested Amount for such Distribution Date (a 'COLLATERAL CHARGE-OFF'). The Collateral Interest will also be reduced by the amount of Reallocated Principal Collections and the amount of any portion of the Collateral Invested Amount allocated to the Class A Certificates to avoid a reduction in the Class A Invested Amount or to the Class B Certificates to avoid a reduction in the Class B Invested Amount. The Collateral Invested Amount will thereafter be increased on any Distribution Date (but not by an amount in excess of the amount of such reductions in the Collateral Invested Amount) by the amount of Excess Spread and Excess Finance Charge Collections allocated to Series 1997-1 allocated and available for that purpose as described under '--Application of Collections--Excess Spread; Excess Finance Charge Collections.'

PAIRED SERIES

     The Series 1997-1 Certificates may be paired with one or more other Series (each, a 'PAIRED SERIES') at or after the commencement of the Controlled Accumulation Period if the Rating Agency Condition is satisfied. As funds are accumulated in the Principal Funding Account, the invested amount in the Trust of such Paired Series will increase by up to a corresponding amount. Upon payment in full of the Series 1997-1 Certificates, assuming that there have been no unreimbursed charge-offs with respect to any related Paired Series, the aggregate invested amount of such related Paired Series will have been increased by an amount up to an aggregate amount equal to the Invested Amount paid to or deposited for the benefit of the Series 1997-1 Certificateholders after the Series 1997-1 Certificates were paired with the Paired Series. The issuance of a Paired Series will be subject to the conditions described under 'The Pooling and Servicing Agreement Generally--New Issuances' in the Prospectus. There can be no assurance, however, that the terms of any Paired Series might not have an impact on the timing or amount of payments received by the Series 1997-1 Certificateholders. See 'Risk Factors--Effect of the Issuance of New Series' and 'The Pooling and Servicing Agreement Generally--Paired Series' in the Prospectus.

PAY-OUT EVENTS

     The 'PAY-OUT EVENTS' with respect to the Series 1997-1 Certificates will include each of the following:

          (a) the occurrence of (i) an Insolvency Event (as such term is defined in the Prospectus) with respect to any Transferor or other holder of the Original Transferor Certificate or (ii) a TRS Insolvency Event (as such term is defined below) unless an opinion of counsel acceptable to the Trustee to the effect that, for federal income tax purposes, such TRS Insolvency Event would not cause the Trust to be deemed to be an association (or a publicly traded partnership) taxable as a corporation is delivered to the Trustee and each Rating Agency within 30 days of the occurrence of such TRS Insolvency Event;

          (b) the Trust becomes an investment company within the meaning of the Investment Company Act of 1940, as amended;

          (c) a failure on the part of any Transferor (i) to make any payment or deposit required under the Pooling and Servicing Agreement or the Series 1997-1 Supplement within five business days after the day such payment or deposit is required to be made or (ii) to observe or perform any other covenant or agreement of such Transferor set forth in the Pooling and Servicing Agreement or the Series 1997-1 Supplement, which failure has a material adverse effect on the Series 1997-1 Certificateholders and which continues unremedied for a period of 60 days after written notice;

          (d) any representation or warranty made by any Transferor in the Pooling and Servicing Agreement or the Series 1997-1 Supplement or any information required to be given by any Transferor to the Trustee to identify the Accounts proves to have been incorrect in any material respect when made or delivered and continues to be incorrect in any material respect for a period of 60 days after written notice and as a result of which the interests of the Series 1997-1 Certificateholders are materially and adversely affected; provided, however, that a Pay-Out Event shall not be deemed to occur thereunder if a Transferor has repurchased the related Receivables or all such Receivables, if applicable, during such period (or such longer period as the Trustee may specify not to exceed an additional 60 days) in accordance with the provisions of the Pooling and Servicing Agreement;

          (e) a failure by a Transferor to convey Receivables in Additional Accounts or Participation Interests to the Trust within five business days after the day on which it is required to convey such Receivables or

     Participation Interests pursuant to the Pooling and Servicing Agreement or the Series 1997-1 Supplement;

          (f) the occurrence of any Servicer Default which would have an Adverse Effect;

          (g) a reduction of the average Series Adjusted Portfolio Yield for any three consecutive Monthly Periods to a rate less than the average of the Base Rates for such three Monthly Periods;

          (h) the failure to pay in full the Class A Invested Amount and the Class B Invested Amount on the Expected Final Payment Date; and

          (i) any Transferor is unable for any reason to transfer Receivables to the Trust in accordance with the Pooling and Servicing Agreement or the Series 1997-1 Supplement.

     Then, in the case of any event described above in subparagraph (c), (d) or
(f), after the applicable grace period, if any, set forth in such subparagraphs, either the Trustee or the holders of Series 1997-1 Certificates evidencing more than 50% of the aggregate unpaid principal amount of Series 1997-1 Certificates by notice then given in writing to the Transferors and the Servicer (and to the Trustee if given by the Series 1997-1 Certificateholders) may declare that a Pay-Out Event has occurred with respect to Series 1997-1 as of the date of such notice, and, in the case of any event described in subparagraph (a), (b), (e),
(g), (h) or (i), a Pay-Out Event shall occur with respect to Series 1997-1 without any notice or other action on the part of the Trustee immediately upon the occurrence of such event.

     For purposes of the Pay-Out Event described in clause (a) above, the term 'TRS INSOLVENCY EVENT' shall mean the consent by TRS to, or the failure by TRS to object to, the appointment of a bankruptcy trustee or conservator, receiver or liquidator in any bankruptcy proceeding or other insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to TRS or all or substantially all of TRS' property; the entering of a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a bankruptcy trustee or conservator, receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up, insolvency, bankruptcy, reorganization, conservatorship, receivership or liquidation of TRS' affairs, which decree or order shall have remained in force undischarged or unstayed for a period of 60 days; TRS' inability, or the admission by TRS in writing of TRS' inability, to pay its debts generally as its debts become due; the filing of any petition, the effect of which would cause TRS to take advantage of any applicable bankruptcy, insolvency or reorganization, receivership or conservatorship statute; the making by TRS of an assignment for the benefit of TRS' creditors; the voluntary suspension by TRS of the payment of TRS' obligations; or the consent by TRS to, or the failure of TRS to object to, the filing of any petition described above, or, if TRS shall have objected to the filing of any such petition, the failure of such petition to have been dismissed within 60 days of the filing thereof.


     For purposes of the Pay-Out Event described in clause (g) above, the terms 'Base Rate' and 'Series Adjusted Portfolio Yield' will be defined as follows with respect to the Series 1997-1 Certificates:

     'BASE RATE' means, with respect to any Monthly Period, the annualized percentage equivalent of a fraction, the numerator of which is equal to the sum of Class A Monthly Interest, Class B Monthly Interest, Collateral Monthly Interest and the Monthly Servicing Fee with respect to the Series 1997-1 Certificates and the Collateral Interest for the related Distribution Date and the denominator of which is the Invested Amount as of the last day of the preceding Monthly Period.

     'SERIES ADJUSTED PORTFOLIO YIELD' means, with respect to any Monthly Period, the annualized percentage equivalent of a fraction, (i) the numerator of which is equal to (a) Reallocated Investor Finance Charge Collections (including any investment earnings and certain other amounts that are to be treated as collections of Finance Charges Receivables allocable to Series 1997-1 in accordance with the Pooling and Servicing Agreement) for such Monthly Period, plus (b) the amount of Principal Funding Investment Proceeds for the related Distribution Date, plus (c) provided that each Rating Agency has consented to the inclusion thereof in calculating the Series Adjusted Portfolio Yield, any Excess Finance Charge Collections that are allocated to Series 1997-1, plus (d) the amount of funds withdrawn from the Reserve Account and included in Class A Available Funds for the Distribution Date with respect to such Monthly Period, and less (e) the Investor Default Amount for the Distribution Date with respect to such Monthly Period, and (ii) the denominator of which is the Invested Amount as of the last day of the preceding Monthly Period.

     If the proceeds of any sale of the Receivables following the occurrence of an Insolvency Event with respect to a Transferor, as described in the Prospectus under 'Description of the Certificates--Pay-Out Events and Reinvestment Events,' allocated to the Class A Invested Amount and the proceeds of any collections on the Receivables in the Collection Account are not sufficient to pay in full the remaining amount due on the Class A Certificates, the Class A Certificateholders will suffer a corresponding loss and no such proceeds will be available to the Class B Certificateholders. See 'Certain Legal Aspects of the Receivables--Certain Matters Relating to Insolvency and Receivership' in the Prospectus for a discussion of the impact of recent federal legislation on the Trustee's ability to liquidate the Receivables.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     The share of the Servicing Fee allocable to the Series 1997-1 Certificateholders and the Collateral Interest Holder with respect to any Distribution Date (the 'MONTHLY SERVICING FEE') shall be equal to one-twelfth of the product of (a) 2.00% (the 'SERVICING FEE RATE') and (b) (i) the Adjusted Invested Amount as of the last day of the Monthly Period preceding such Distribution Date, less (ii) the product of (A) any amount on deposit in the Special Funding Account as of the last day of the Monthly Period preceding such Distribution Date and (B) the Series Allocation Percentage for Series 1997-1 with respect to such Monthly Period (the amount calculated pursuant to this clause (b) is referred to as the 'SERVICING BASE AMOUNT'); provided, however, with respect to the first Distribution Date, the Monthly Servicing Fee shall be equal to $1,833,333.33. The share of the Monthly Servicing Fee allocable to the

Class A Certificateholders with respect to any Distribution Date (the 'CLASS A SERVICING FEE') shall be equal to one-twelfth of the product of (a) the Class A Floating Percentage, (b) the

Servicing Fee Rate and (c) the Servicing Base Amount; provided, however, that with respect to the first Distribution Date, the Class A Servicing Fee shall be equal to $1,585,833.33. The share of the Monthly Servicing Fee allocable to the Class B Certificateholders with respect to any Distribution Date (the 'CLASS B SERVICING FEE') shall be equal to one-twelfth of the product of (a) the Class B Floating Percentage, (b) the Servicing Fee Rate and (c) the Servicing Base Amount; provided, however, that with respect to the first Distribution Date, the Class B Servicing Fee shall be equal to $110,000.00. The share of the Monthly Servicing Fee allocable to the Collateral Interest with respect to any Distribution Date (the 'COLLATERAL INTEREST SERVICING FEE') shall be equal to one-twelfth of the product of (a) the Collateral Floating Percentage, (b) the Servicing Fee Rate and (c) the Servicing Base Amount; provided, however, that with respect to the first Distribution Date, the Collateral Interest Servicing Fee shall be equal to $137,500.00. The remainder of the Servicing Fee shall be paid by the holders of the Transferor Certificates or the certificateholders of other Series (as provided in the related Supplements) and in no event will the Trust, the Trustee or the Series 1997-1 Certificateholders be liable for the share of the Servicing Fee to be paid by the holders of the Transferor Certificates or the certificateholders of any other Series.

SERIES TERMINATION

     If, on the Distribution Date, which is two months prior to the Series 1997-1 Termination Date, the Invested Amount (after giving effect to all changes therein on such date) exceeds zero, the Servicer will, within the 40-day period beginning on such date, solicit bids for the sale of interests in the Principal Receivables or certain Principal Receivables, together in each case with the related Finance Charge Receivables, in an amount equal to the Invested Amount at the close of business on the last day of the Monthly Period preceding the Termination Date (after giving effect to all distributions required to be made on the Termination Date other than from the proceeds of the sale). The Transferor and the Collateral Interest Holder will be entitled to participate in, and to receive notice of each bid submitted in connection with, such bidding process. Upon the expiration of such 40-day period, the Trustee will determine
(a) which bid is the highest cash purchase offer (the 'HIGHEST BID') and (b) the amount (the 'AVAILABLE FINAL DISTRIBUTION AMOUNT') which otherwise would be available in the Collection Account on the Termination Date for distribution to the Series 1997-1 Certificateholders and the Collateral Interest Holder. The Servicer will sell such Receivables on the Termination Date to the bidder who provided the Highest Bid and will deposit the proceeds of such sale in the Collection Account for allocation (together with the Available Final Distribution Amount) to the Series 1997-1 Certificateholders' Interest and the Collateral Interest in the order of priority specified herein.

REPORTS

     No later than the third business day prior to each Distribution Date, the Servicer will forward to the Trustee, the Paying Agent, each Rating Agency and the Collateral Interest Holder, a statement (the 'MONTHLY REPORT') prepared by the Servicer setting forth certain information with respect to the Trust and the Class A Certificates and the Class B Certificates, including: (a) the aggregate amount of Principal Receivables and Finance Charge Receivables in the Trust as of the end of such Monthly Period; (b) the Invested Amount, the Class A Invested Amount, the Class B Invested Amount and the Collateral Invested Amount at the close of business on the last day of the preceding Monthly Period; (c) the Series Allocation Percentage, the Floating Allocation Percentage, the Class A Floating Percentage, the Class B Floating Percentage and the Collateral Floating Percentage and the Principal Allocation Percentage, the Class A Principal Percentage, the Class B Principal Percentage and the Collateral Principal Percentage; (d) the amount of collections of Principal Receivables and Finance Charge Receivables processed during the related Monthly Period and the portion thereof allocated to the Series 1997-1 Certificateholders' Interest; (e) the aggregate outstanding balance of Accounts that were 31, 61 and 91 days or more delinquent as of the end of such Monthly Period; (f) the Investor Default Amount, the Class A Investor Default Amount, the Class B Investor Default Amount and the Collateral Default Amount and the Defaulted Amount with respect to such Monthly Period; (g) the aggregate amount, if any, of Class A Investor Charge-Offs, Class B Investor Charge-Offs, any reductions in the Class B Invested Amount pursuant to clauses (iv) and (v) of the definition of 'Class B Invested Amount,' and the amounts by which the Collateral Invested Amount has been reduced pursuant to clauses (iii), (iv) and (v) of the definition of 'Collateral Invested Amount' and any Class A or Class B Investor Charge-Offs reimbursed on the related Monthly Period, for such Monthly Period; (h) the Monthly Servicing Fee, Class A Servicing Fee, Class B Servicing Fee and Collateral Interest Servicing Fee for such Monthly Period; (i) the Series Adjusted Portfolio Yield for such Monthly Period; (j) the Base Rate for such Monthly Period; (k) Reallocated Principal Collections; and (l) Shared Principal Collections.

                                  UNDERWRITING

     Subject to the terms and conditions set forth in the underwriting agreement (the 'UNDERWRITING AGREEMENT') among the Transferors, TRS, the underwriters of the Class A Certificates named below (the 'CLASS A UNDERWRITERS') and the underwriters of the Class B Certificates named below (the 'CLASS B UNDERWRITERS,' and together with the Class A Underwriters, the 'UNDERWRITERS'), the Transferors have agreed to cause the Trust to sell to the Underwriters, and the Underwriters have agreed to purchase, the principal amount of the Class A Certificates and Class B Certificates set forth opposite their names:

                                                     PRINCIPAL AMOUNT OF
                                                           CLASS A
UNDERWRITERS OF THE CLASS A CERTIFICATES                CERTIFICATES
--------------------------------------------------   -------------------
Merrill Lynch, Pierce, Fenner & Smith
           Incorporated...........................      $ 167,000,000
Credit Suisse First Boston Corporation............      $ 167,000,000

Goldman Sachs & Co................................      $ 167,000,000
Lehman Brothers Inc...............................      $ 167,000,000
Salomon Brothers Inc..............................      $ 167,000,000
Credit Lyonnais Securities (USA) Inc..............      $  10,000,000
HSBC Securities, Inc..............................      $  10,000,000
Utendahl Capital Partners, L.P....................      $   5,000,000
Williams Capital Group, L.P.......................      $   5,000,000
                                                     -------------------
         Total....................................      $ 865,000,000
                                                     -------------------
                                                     -------------------

                                                     PRINCIPAL AMOUNT OF
                                                           CLASS B
UNDERWRITERS OF THE CLASS B CERTIFICATES                CERTIFICATES
--------------------------------------------------   -------------------
Merrill Lynch, Pierce, Fenner & Smith
           Incorporated...........................       $30,000,000
Lehman Brothers Inc...............................       $30,000,000
                                                     -------------------
         Total....................................       $60,000,000
                                                     -------------------
                                                     -------------------

     The Underwriting Agreement provides that the obligation of the Class A Underwriters to pay for and accept delivery of the Class A Certificates and the obligation of the Class B Underwriters to pay for and accept delivery of the Class B Certificates are subject to the approval of certain legal matters by their counsel and to certain other conditions. All of the Series 1997-1 Certificates offered hereby will be issued if any are issued.

     The Class A Underwriters propose initially to offer the Class A Certificates to the public at the price set forth on the cover page hereof and to certain dealers at such price less concessions not in excess of 0.165% of the principal amount of the Class A Certificates. The Class A Underwriters may allow, and such dealers may reallow, concessions not in excess of 0.1125% of the principal amount of the Class A Certificates to certain brokers and dealers. After the initial public offering, the public offering price and other selling terms may be changed by the Class A Underwriters.

     The Class B Underwriters propose initially to offer the Class B Certificates to the public at the price set forth on the cover page hereof and to certain dealers at such price less concessions not in excess of 0.180% of the principal amount of the Class B Certificates. The Class B Underwriters may allow, and such dealers may reallow, concessions not in excess of 0.125% of the principal amount of the Class B Certificates to certain brokers and dealers. After the initial public offering, the public offering price and other selling terms may be changed by the Class B Underwriters.


     Each Underwriter has represented and agreed that (a) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 and the Public Offers of Securities Regulations 1995 (the 'REGULATIONS') with respect to anything done by it in relation to the Series 1997-1 Certificates in, from or otherwise involving the United Kingdom; (b) it has only issued or passed on and will only issue or pass on to any person in the United Kingdom any document received by it in connection with the issue of the Series 1997-1 Certificates if that person is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1995 or is a person to whom such document may otherwise lawfully be issued or passed on; and (c) it has not offered or sold and, during the period of six months from the date hereof, will not offer or sell any Series 1997-1 Certificates to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing, or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Regulations.

     The Transferors will indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, or contribute to payments the Underwriters may be required to make in respect thereof.

                             INDEX OF DEFINED TERMS

Accounts..........................................            S-2
Addition Selection Date...........................           S-17
Adjusted Invested Amount..........................            S-5
American Express..................................           S-19
Available Final Distribution Amount...............           S-36
Available Principal Collections...................           S-21
Available Reserve Account Amount..................           S-27
Base Rate.........................................           S-35
Centurion.........................................            S-1
Class A Additional Interest.......................           S-28
Class A Adjusted Invested Amount..................      S-4, S-25
Class A Available Funds...........................           S-20
Class A Certificate Rate..........................            S-2
Class A Certificateholders' Interest..............            S-3
Class A Certificates..............................       S-1, S-3
Class A Floating Percentage.......................           S-23
Class A Initial Invested Amount...................       S-3, S-4
Class A Invested Amount...........................      S-4, S-25
Class A Investor Charge-Off.......................      S-9, S-33
Class A Investor Default Amount...................           S-32
Class A Monthly Interest..........................           S-29
Class A Outstanding Monthly Interest..............           S-29
Class A Principal Percentage......................           S-24
Class A Required Amount...........................      S-8, S-27
Class A Servicing Fee.............................           S-35
Class A Underwriters..............................           S-37
Class B Additional Interest.......................           S-29
Class B Adjusted Invested Amount..................      S-5, S-25
Class B Available Funds...........................           S-21
Class B Certificate Rate..........................            S-2
Class B Certificateholders' Interest..............            S-3
Class B Certificates..............................       S-1, S-3
Class B Floating Percentage.......................           S-23
Class B Initial Invested Amount...................       S-3, S-4
Class B Invested Amount...........................      S-4, S-25
Class B Investor Charge-Off.......................      S-9, S-33
Class B Investor Default Amount...................           S-32
Class B Monthly Interest..........................           S-29
Class B Outstanding Monthly Interest..............           S-29
Class B Principal Percentage......................           S-24
Class B Required Amount...........................      S-8, S-28
Class B Servicing Fee.............................           S-36
Class B Underwriters..............................           S-37
Closing Date......................................       S-2, S-3
Code..............................................           S-11
Collateral Additional Interest....................           S-31
Collateral Available Funds........................           S-29
Collateral Charge-Off.............................           S-33
Collateral Default Amount.........................           S-33

Collateral Floating Percentage....................           S-23
Collateral Initial Invested Amount................       S-3, S-4
Collateral Interest...............................            S-4

Collateral Interest Holder........................            S-4
Collateral Interest Servicing Fee.................           S-36
Collateral Invested Amount........................      S-4, S-25
Collateral Monthly Interest.......................           S-30
Collateral Principal Percentage...................           S-24
Collateral Rate...................................           S-31
Controlled Accumulation Amount....................           S-31
Controlled Accumulation Period....................            S-6
Controlled Accumulation Period Length.............           S-22
Controlled Deposit Amount.........................           S-32
Covered Amount....................................           S-26
Deficit Controlled Accumulation Amount............           S-32
Distribution Date.................................            S-2
Early Amortization Period.........................            S-7
Eligible Deposit Account..........................           S-25
ERISA.............................................           S-11
Excess Spread.....................................      S-8, S-29
Expected Final Payment Date.......................      S-6, S-13
Floating Allocation Percentage....................           S-23
Group I...........................................           S-10
Highest Bid.......................................           S-36
Initial Invested Amount...........................       S-3, S-4
Interest Funding Investment Proceeds..............           S-26
Invested Amount...................................      S-4, S-25
Investor Default Amount...........................           S-32
Loan Agreement....................................           S-30
Monthly Report....................................           S-36
Monthly Servicing Fee.............................           S-35
Paired Series.....................................           S-33
Pay-Out Events....................................           S-34
Period Length Determination Date..................           S-22
Pooling and Servicing Agreement...................            S-1
Principal Allocation Percentage...................           S-24
Principal Funding Account.........................           S-14
Principal Funding Account Balance.................           S-25
Principal Funding Investment Proceeds.............           S-26
Rating Agency.....................................           S-13
Reallocated Principal Collections.................      S-7, S-27
Receivables.......................................            S-1
Record Date.......................................           S-20
Regulations.......................................           S-37
Required Amount...................................            S-8
Required Collateral Invested Amount...............     S-10, S-32
Required Reserve Account Amount...................           S-26
Reserve Account...................................           S-26

Reserve Account Funding Date......................           S-26
Revolving Period..................................            S-6
RFC II............................................            S-1
Series 1997-1 Certificateholders' Interest........            S-3
Series 1997-1 Certificates........................       S-1, S-3
Series 1997-1 Supplement..........................     S-13, S-20
Series 1997-1 Termination Date....................            S-6
Series Adjusted Invested Amount...................           S-23
Series Adjusted Portfolio Yield...................           S-35

Series Allocable Defaulted Amount.................           S-23
Series Allocable Finance Charge Collections.......           S-23
Series Allocable Principal Collections............           S-23
Series Allocation Percentage......................           S-23
Series Required Transferor Amount.................            S-3
Servicer..........................................            S-1
Servicing Base Amount.............................           S-35
Servicing Fee Rate................................           S-35
Special Payment Date..............................           S-13
Total Portfolio...................................           S-15
Transferor........................................            S-1
Transferors' Interest.............................            S-3
TRS...............................................      S-1, S-19
TRS Insolvency Event..............................           S-35
Trust.............................................       S-1, S-3
Trust Portfolio...................................           S-15
Trustee...........................................            S-1
Underwriters......................................           S-37
Underwriting Agreement............................           S-37

                                                                         ANNEX I

                                  OTHER SERIES

     The table below sets forth the principal characteristics of Series 1996-1, the other Series issued by the Trust and currently outstanding. For more specific information with respect to Series 1996-1, any prospective investor should contact Centurion at (801) 565-5023. Centurion will provide, without charge, to any prospective purchaser of the Series 1997-1 Certificates, a copy of the Prospectus Supplement for Series 1996-1.

                                 SERIES 1996-1

Initial Invested Amount.........................................$1,000,000,000

Class A Initial Invested Amount...................................$865,000,000

Class A Certificate Rate.......................................6.80% per annum

Class B Initial Invested Amount....................................$60,000,000

Class B Certificate Rate.......................................6.95% per annum

Controlled Accumulation Amount (subject to adjustment)..........$77,083,333.34

Commencement of Controlled Accumulation Period (subject
   to adjustment)..................................................May 1, 2000

Annual Servicing Fee Percentage.................................2.0% per annum

Collateral Initial Invested Amount.................................$75,000,000

Enhancement for the Class A and Class B Certificates.......Collateral Invested
                                                           Amount

Other enhancement for the Class A Certificates................Subordination of
                                                              the Class B
                                                              Certificates

Expected Final Payment Date.........................May 2001 Distribution Date

Series Issuance Date..............................................May 16, 1996

Group..................................................................Group I

                      [This page intentionally left blank]

PROSPECTUS

                  AMERICAN EXPRESS CREDIT ACCOUNT MASTER TRUST
                           ASSET BACKED CERTIFICATES

                        AMERICAN EXPRESS CENTURION BANK

             AMERICAN EXPRESS RECEIVABLES FINANCING CORPORATION II
                                  TRANSFERORS

             AMERICAN EXPRESS TRAVEL RELATED SERVICES COMPANY, INC.
                                    SERVICER
                             ---------------------

     American Express Centurion Bank ('CENTURION') and American Express Receivables Financing Corporation II ('RFC II'), as transferors (each, in such capacity, a 'TRANSFEROR'), may sell from time to time one or more series (each, a 'SERIES') of asset backed certificates (the 'CERTIFICATES') evidencing undivided interests in certain assets of the American Express Credit Account Master Trust (the 'TRUST') created pursuant to a pooling and servicing agreement (the 'POOLING AND SERVICING AGREEMENT') among American Express Travel Related Services Company, Inc., as Servicer (in such capacity, the 'SERVICER'), Centurion and RFC II, as Transferors, and The Bank of New York, as trustee (the 'TRUSTEE'). The property of the Trust includes, among other things, receivables as described herein (the 'RECEIVABLES') generated from time to time in a portfolio of designated Optima(Registered) Card, Optima Line of Credit and Sign & Travel(Registered) revolving credit accounts which, in the future, may include other charge or credit accounts or products (collectively, the 'ACCOUNTS').

     Certificates will be sold from time to time under this Prospectus on terms determined for each Series at the time of the sale and described in the related prospectus supplement (each, a 'PROSPECTUS SUPPLEMENT'). Each Series will consist of one or more classes of Certificates (each, a 'CLASS'). Each Certificate will represent an undivided interest in certain assets of the Trust and the interest of the holders of each Class or Series will include the right to receive a varying percentage of each month's collections with respect to the Receivables at the times, in the manner and to the extent described herein and, with respect to any Series offered hereby, in the related Prospectus Supplement. Interest and principal payments with respect to each Series offered hereby will be made as specified in the related Prospectus Supplement. A Series offered hereby (or any Class within such Series) may be entitled to the benefits of a cash collateral guaranty, cash collateral account, collateral interest, letter of credit, surety bond, insurance policy, spread account, guaranteed rate agreement, maturity liquidity facility, tax protection agreement, interest rate swap agreement, interest rate cap agreement or any combination of the foregoing. In addition, any Series offered hereby may include one or more Classes which are subordinated in right and priority of payment to one or more other Classes of such Series or another Series, in each case to the extent described in the related Prospectus Supplement. Each Series of Certificates or Class offered hereby will be rated in one of the four highest categories by at least one nationally recognized statistical rating organization.
                             ---------------------


     POTENTIAL INVESTORS SHOULD CONSIDER, AMONG OTHER CONSIDERATIONS, THE INFORMATION SET FORTH IN THE SECTIONS ENTITLED 'RISK FACTORS' COMMENCING ON PAGE 19 HEREIN AND IN THE RELATED PROSPECTUS SUPPLEMENT.
                             ---------------------

THE CERTIFICATES REPRESENT BENEFICIAL INTERESTS IN THE TRUST ONLY AND DO NOT
 REPRESENT INTERESTS IN OR OBLIGATIONS OF, NOR WILL THEY BE GUARANTEED BY,
   CENTURION, RFC II, AMERICAN EXPRESS CREDIT CORPORATION, AMERICAN EXPRESS TRAVEL RELATED SERVICES COMPANY, INC., AMERICAN EXPRESS COMPANY OR ANY
    AFFILIATE THEREOF. NEITHER THE CERTIFICATES NOR THE UNDERLYING ACCOUNTS
     OR RECEIVABLES ARE INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT
      INSURANCE  CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY OR
                                INSTRUMENTALITY.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
   EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
     PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
             REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                             ---------------------

     Certificates may be sold by the Transferors directly to purchasers, through agents designated from time to time, through underwriting syndicates led by one or more managing underwriters or through one or more underwriters acting alone. If underwriters or agents are involved in the offering of the Certificates of any Series offered hereby, the name of the managing underwriter or underwriters or agents will be set forth in the related Prospectus Supplement. If an underwriter, agent or dealer is involved in the offering of the Certificates of any Series offered hereby, the underwriter's discount, agent's commission or dealer's purchase price will be set forth in, or may be calculated from, the related Prospectus Supplement, and the net proceeds to the Transferors from such offering will be the public offering price of such Certificates less such discount in the case of an underwriter, the purchase price of such Certificates less such commission in the case of an agent or the purchase price of such Certificates in the case of a dealer, and less, in each case, the other expenses of the Transferors associated with the issuance and distribution of such Certificates. See 'Plan of Distribution' for a more detailed discussion of the plan pursuant to which the Certificates will be offered.

THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE SALES OF CERTIFICATES OF ANY SERIES UNLESS ACCOMPANIED BY THE RELATED PROSPECTUS SUPPLEMENT.

                 The date of this Prospectus is August 21, 1997

                      [This page intentionally left blank]

                               TABLE OF CONTENTS
                                                  PAGE
                                                  ----
PROSPECTUS SUPPLEMENT..........................     2

REPORTS TO CERTIFICATEHOLDERS..................     2


AVAILABLE INFORMATION..........................     2

INCORPORATION OF CERTAIN
 DOCUMENTS BY REFERENCE........................     2

PROSPECTUS SUMMARY.............................     3

RISK FACTORS...................................    19

USE OF PROCEEDS................................    27

THE TRUST......................................    27

CENTURION'S REVOLVING CREDIT
 BUSINESSES....................................    28
  General......................................    28
  Underwriting and Authorization Procedures....    29
  Billing and Payments.........................    30
  Collection Efforts...........................    31

RFC II, CREDCO, CENTURION AND TRS..............    31
  RFC II.......................................    31
  Credco.......................................    31
  Centurion....................................    31
  TRS..........................................    32

MERGER OR CONSOLIDATION OF A TRANSFEROR OR THE
 SERVICER......................................    32

ASSUMPTION OF A TRANSFEROR'S OBLIGATIONS.......    32

THE ACCOUNTS...................................    33

DESCRIPTION OF THE CERTIFICATES................    34
  General......................................    34
  Book-Entry Registration......................    34
  Definitive Certificates......................    37
  Interest.....................................    37
  Principal....................................    38
  Pay-Out Events and Reinvestment
     Events....................................    39
  Servicing Compensation and Payment of
     Expenses..................................    40

THE POOLING AND SERVICING
 AGREEMENT GENERALLY...........................    40
  Conveyance of Receivables....................    40
  Representations and Warranties...............    41
  The Transferor Certificates; Additional
     Transferors...............................    43
  Additions of Accounts or Participation
     Interests.................................    44
  Removal of Accounts..........................    44

  Discount Option..............................    45
  Premium Option...............................    45
  Indemnification..............................    46
  Collection and Other Servicing Procedures....    46
  New Issuances................................    47

                                                  PAGE
                                                  ----
  Collection Account...........................    48
  Deposits in Collection Account...............    49
  Allocations..................................    50
  Groups of Series.............................    51
  Reallocations Among Different Series Within a
     Reallocation Group........................    51
  Sharing of Excess Finance Charge Collections
     Among Excess Allocation Series............    54
  Sharing of Principal Collections Among
     Principal Sharing Series..................    54
  Paired Series................................    54
  Special Funding Account......................    55
  Funding Period...............................    55
  Defaulted Receivables; Rebates and Fraudulent
     Charges...................................    56
  Credit Enhancement...........................    56
  Servicer Covenants...........................    58
  Certain Matters Regarding the Servicer.......    58
  Servicer Default.............................    58
  Evidence as to Compliance....................    59
  Amendments...................................    60
  Defeasance...................................    60
  List of Certificateholders...................    61
  The Trustee..................................    61
DESCRIPTION OF THE PURCHASE AGREEMENTS.........    61
CERTAIN LEGAL ASPECTS OF THE RECEIVABLES.......    63
  Transfer of Receivables......................    63
  Certain Matters Relating to Insolvency and
     Receivership..............................    63
  Consumer Protection Laws.....................    65
  Proposed Legislation.........................    66
  Recent Litigation............................    66
TAX MATTERS....................................    66
  Federal Income Tax Consequences--
     General...................................    66
  Treatment of the Certificates as Debt........    67
  Treatment of the Trust.......................    67
  Treatment of the Trust as a FASIT............    69
  Treatment of Interest Income of U.S.
     Certificate Owners........................    69
  Sale or Exchange of Certificates.............    70
  Non-U.S. Certificate Owners..................    70
  Information Reporting and Backup
     Withholding...............................    71
  State and Local Taxation.....................    71
ERISA CONSIDERATIONS...........................    72

PLAN OF DISTRIBUTION...........................    73
LEGAL MATTERS..................................    74
INDEX OF DEFINED TERMS.........................    75

                             PROSPECTUS SUPPLEMENT

     The Prospectus Supplement relating to any Series will, among other things, set forth with respect to such Series: (a) the initial aggregate principal amount of each Class of such Series; (b) the Certificate Rate (or method of determining the Certificate Rate) of each such Class; (c) the expected date or dates on which the Invested Amount with respect to each such Class will be paid to the holders of the Certificates of such Class; (d) the extent to which any Class within a Series is subordinated to any other Class of such Series or any other Series; (e) the Distribution Dates for the respective Classes; (f) relevant financial information with respect to the Receivables; (g) additional information with respect to any Series Enhancement relating to such Series; and
(h) the plan of distribution of such Series.

                         REPORTS TO CERTIFICATEHOLDERS

     Unless and until Definitive Certificates (as defined herein) are issued, monthly and annual unaudited reports, containing information concerning the Trust and prepared by the Servicer, will be sent on behalf of the Trust to Cede & Co. ('CEDE'), as nominee of The Depository Trust Company ('DTC') and registered holder of the Certificates pursuant to the Pooling and Servicing Agreement. Such reports will be made available by DTC and its participants to the Certificateholders in accordance with the rules, regulations and procedures creating and affecting DTC and as described under 'Series Provisions-- Reports' in the applicable Prospectus Supplement and 'The Pooling and Servicing Agreement Generally--Evidence as to Compliance.' Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. The Pooling and Servicing Agreement does not require the sending of, and neither Transferor intends to send, any of its financial reports to the Certificateholders or to the owners of beneficial interests in the Certificates ('CERTIFICATE OWNERS').

                             AVAILABLE INFORMATION

     The Transferors, as originators of the Trust, have filed a Registration Statement under the Securities Act of 1933, as amended (the 'SECURITIES ACT'), with the Securities and Exchange Commission (the 'COMMISSION') with respect to the Certificates offered pursuant to this Prospectus. For further information, reference is made to the Registration Statement and amendments thereof and exhibits thereto, which are available for inspection without charge at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549; Seven World Trade Center, New York, New York 10048; and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of the Registration Statement and amendments thereof and exhibits thereto may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Servicer will file with the Commission such periodic reports, if any, with respect to the Trust as are required under the Securities Exchange Act of 1934, as amended (the 'EXCHANGE ACT'), and the rules and regulations of the Commission thereunder.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE


     All reports and other documents filed by the Servicer, on behalf of the Trust, pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Certificates offered hereby shall be deemed to be incorporated by reference into this Prospectus and to be part hereof. Any statement contained herein or in a document deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained in any other subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as modified or superseded, to constitute a part of this Prospectus.

     The Servicer will provide without charge to each person to whom a copy of this Prospectus is delivered, on the written or oral request of any such person, a copy of any or all of the documents incorporated herein by reference, except the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Written requests for such copies should be directed to American Express Travel Related Services Company, Inc., American Express Tower, World Financial Center, 200 Vesey Street, New York, New York 10048, Attention: Secretary. Telephone requests for such copies should be directed to (212) 640-5583.

                               PROSPECTUS SUMMARY

     The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and in any accompanying Prospectus Supplement (each, a 'PROSPECTUS SUPPLEMENT'). Reference is made to the Index of Defined Terms for the location herein of the definitions of certain capitalized terms used herein. Unless the context requires otherwise, certain capitalized terms, when used herein and in any accompanying Prospectus Supplement, relate only to the particular Series being offered by such Prospectus Supplement.

Issuer.............................  American Express Credit Account Master
                                       Trust (the 'TRUST'). The Trust, as a
                                       master trust, is expected to issue series
                                       of Certificates (each, a 'SERIES') from
                                       time to time. See 'The Trust,' 'Risk
                                       Factors--Effect of Addition of Trust
                                       Assets on Credit Quality,' 'The Pooling
                                       and Servicing Agreement
                                       Generally--Additions of Accounts or
                                       Participation Interests' and '--Removal
                                       of Accounts.'

Servicer...........................  American Express Travel Related Services
                                       Company, Inc., a New York Corporation
                                       ('TRS'), as servicer or any successor
                                       servicer (in such capacity, the
                                       'SERVICER').

Trustee............................  The Bank of New York, a New York banking corporation (the 'TRUSTEE').

Account Owner......................  Centurion is the owner of the Accounts (as such, an 'ACCOUNT OWNER'). In the future,
                                       'ACCOUNT OWNERS' may also include (i) one
                                       or more different transferors that may
                                       transfer receivables pursuant to
                                       receivables purchase agreements, which
                                       may include terms different from the RFC
                                       II Purchase Agreement (as defined
                                       herein), between each such transferor and
                                       RFC II, Centurion or an Additional
                                       Transferor as the transferee of such
                                       receivables (each, a 'RECEIVABLES
                                       PURCHASE AGREEMENT'), or (ii) one or more
                                       Additional Transferors (as defined
                                       herein). See 'The Pooling and Servicing
                                       Agreement Generally--The Transferor
                                       Certificates; Additional Transferors' for
                                       a description of the circumstances under
                                       which such Additional Transferors may be

                                       designated.

Transferors........................  American Express Centurion Bank
                                       ('CENTURION'), a Utah state-chartered,
                                       FDIC-insured industrial loan company (and
                                       the successor-by-merger to American
                                       Express Centurion Bank, a former Delaware
                                       state-chartered bank), and American
                                       Express Receivables Financing Corporation
                                       II, a Delaware corporation ('RFC II'),
                                       are the transferors of interests in the
                                       Receivables (each, in such capacity, or
                                       any Additional Transferor (as defined
                                       below) is herein referred to as a
                                       'TRANSFEROR'). Each of Centurion and RFC
                                       II is a wholly owned subsidiary of TRS,
                                       which is a wholly owned subsidiary of
                                       American Express Company ('AMERICAN
                                       EXPRESS').

                                     Subject to certain conditions described
                                       herein under 'The Pooling and Servicing
                                       Agreement Generally--The Transferor
                                       Certificates; Additional Transferors,'
                                       the Transferors may designate one or more of their affiliates to transfer
                                       Receivables or Participation Interests
                                       (as defined herein) to the Trust from
                                       time to time (such affiliates,
                                       'ADDITIONAL TRANSFERORS'). Under certain circumstances, a Transferor may transfer its respective interests and obligations as a Transferor to another entity that will assume all of such Transferor's obligations under the Pooling and
                                       Servicing Agreement and related
                                       agreements. For a discussion of

                                       the circumstances in which a Transferor
                                       may be permitted to merge or consolidate or to sell substantially all of its assets, see 'Merger or Consolidation of a Transferor or the Servicer.'

Trust Assets.......................  The assets of the Trust (the 'TRUST
                                       ASSETS') include receivables arising from
                                       time to time (the 'RECEIVABLES') under
                                       the Accounts, as such Receivables are

                                       conveyed to the Trust and as more fully
                                       described under 'The Accounts,' including monies due and to become due with respect thereto, monies and other property on deposit in certain accounts of the Trust for the benefit of Certificateholders,
                                       Participation Interests (as defined
                                       herein), if any, and any Series
                                       Enhancement (as defined herein) issued
                                       with respect to a particular Series (the drawing on or payment of any Series
                                       Enhancement for the benefit of a Series
                                       or Class of Certificateholders will not
                                       be available to the Certificateholders of any other Series or Class) and certain rights of the Transferors to receive
                                       Recoveries (as defined herein). 'SERIES
                                       ENHANCEMENT' means, with respect to any
                                       Series or Class of Certificates, any
                                       Credit Enhancement (as defined herein)
                                       for the benefit of Certificateholders of such Series or Class. The subordination of any Series or Class of Certificates to another Series or Class of Certificates shall be deemed to be Series Enhancement.
                                       'PARTICIPATION INTERESTS' mean
                                       participations representing undivided
                                       interests in a pool of assets primarily
                                       consisting of credit account receivables, consumer loan receivables, charge card receivables or other self-liquidating financial assets. To the extent that such participations encompass previously issued credit-card or other asset-backed securities, such securities (i) either will have been registered under the Securities Act or will have been held for the 'holding period' prescribed by Rule
                                       144(k) under the Securities Act and (ii) will have been acquired in a bona fide secondary market transaction, rather than from the issuer thereof or one of such issuer's affiliates or such securities will have otherwise been acquired in compliance with the Securities Act.

                                     To the extent provided in any Supplement
                                       (as defined herein), or in an amendment
                                       to the Pooling and Servicing Agreement,
                                       all or a portion of the Receivables or
                                       Participation Interests conveyed to the
                                       Trust and all collections received with
                                       respect thereto may be allocated to one
                                       or more Series or groups of Series (each

                                       a 'GROUP') as long as the Rating Agency
                                       Condition (as defined herein) shall have been satisfied with respect to such allocation and the Servicer shall have delivered an officer's certificate to the Trustee to the effect that the Servicer reasonably believes such allocation will not have an Adverse Effect (as defined herein).

The Certificates...................  Asset backed certificates (the
                                       'CERTIFICATES') will be issued in Series,
                                       each of which will consist of one or more
                                       Classes, representing undivided interests
                                       in the Trust. The specific terms of a
                                       Series or Class will be established as
                                       described herein under 'The Pooling and
                                       Servicing Agreement Generally--New
                                       Issuances.' However, while the specific
                                       terms of any Series or Class offered
                                       hereby will be described in the related
                                       Prospectus Supplement, the terms of such
                                       Series or Class will not be subject to
                                       prior review by, or consent of, the
                                       holders of the Certificates of any
                                       previously issued Series.

                                     The Certificates of a Series offered hereby
                                       will generally be available for purchase in minimum denominations of $1,000 and in integral multiples thereof, and will only be available in book-entry form except in certain limited circumstances as described herein under 'Description of the Certificates--Definitive
                                       Certificates.' Interests in the Trust
                                       Assets will be allocated among (a) the
                                       Certificateholders, including Credit
                                       Enhancers (as defined herein) holding
                                       uncertificated subordinated interests
                                       (each, a 'COLLATERAL INVESTED AMOUNT'),
                                       of a particular Series (the
                                       'CERTIFICATEHOLDERS' INTEREST'), (b) the
                                       Certificateholders (including such
                                       holders of Collateral Invested Amounts)
                                       of other Series, if any, and (c) the
                                       interest of the Transferors and their
                                       permitted transferees (the 'TRANSFERORS'

                                       INTEREST'), as described below. The
                                       Invested Amount of a Series offered
                                       hereby will, except as otherwise provided herein and except with respect to Certificates with a variable principal amount, remain fixed at the aggregate initial principal amount of the
                                       Certificates of such Series. The
                                       Certificateholders' Interest of a Series will include the right to receive (but only to the extent needed to make required payments under the Pooling and Servicing Agreement, including the related Supplement, and subject to any reallocation of such amounts if the related Supplement so provides) varying percentages of collections of Finance
                                       Charge Receivables and Principal
                                       Receivables and will be allocated a
                                       varying percentage of the Defaulted
                                       Receivables with respect to each Monthly
                                       Period (defined below). For a description of how collections of Finance Charge
                                       Receivables and principal Receivables
                                       will be allocated among Series, see
                                       'Description of the
                                       Certificates--Interest' and
                                       '--Principal.' If the Certificates of a
                                       Series offered hereby include more than
                                       one Class of Certificates, the
                                       collections allocable to the Invested
                                       Amount of such Series may be further
                                       allocated among each Class in such Series as described in the related Prospectus
                                       Supplement.

                                     'MONTHLY PERIOD' means the period beginning
                                       at the opening of business on the day
                                       following the last day of the seventh
                                       billing cycle of each month and ending at the close of business on the last day of the seventh billing cycle of the immediately following month. The last day of each seventh monthly billing cycle generally occurs between the twenty-first day and the twenty-fifth day of each month. Therefore, the number of days in a Monthly Period generally may vary from a calendar month by up to four days. In certain circumstances, the Pooling and
                                       Servicing Agreement may be amended to
                                       change the definition of Monthly Period.
                                       See 'The Pooling and Servicing Agreement
                                       Generally-- Amendments.'


The Transferors' Interest..........  The Transferors' Interest at any time represents the right to the Trust Assets
                                       in excess of the Certificateholders'
                                       Interest including the Collateral
                                       Invested Amounts of all Series then
                                       outstanding. The principal amount of the
                                       Transferors' Interest (the 'TRANSFEROR
                                       AMOUNT') will fluctuate as the amount of
                                       the Principal Receivables held by the
                                       Trust changes from time to time. In
                                       addition, the Transferors intend to cause
                                       the issuance of Series from time to time
                                       and any such issuance will have the
                                       effect of decreasing the Transferor
                                       Amount to the extent of the initial

                                       Invested Amount of such Series. See 'Risk
                                       Factors--Effect of the Issuance of New
                                       Series.'

                                     The level of the 'REQUIRED TRANSFEROR
                                       AMOUNT,' which equals the sum of the
                                       Series Required Transferor Amounts for
                                       each outstanding Series, is intended to
                                       enable the Transferors' Interest to
                                       absorb fluctuations in the amount of
                                       Principal Receivables held by the Trust
                                       from time to time (due to, among other
                                       things, seasonal purchase and payment
                                       habits of Account holders or adjustments in the amount of Principal Receivables because of rebates, refunds, fraudulent charges or otherwise). See 'Risk
                                       Factors--Payments and Maturity;
                                       Dependency on Account Holder Repayments' and 'The Pooling and Servicing Agreement
                                       Generally--Defaulted Receivables; Rebates and Fraudulent Charges.'

Issuance of New Series.............  The Pooling and Servicing Agreement
                                       authorizes the Trustee to issue three
                                       types of certificates: (a) one or more
                                       Series of Certificates, (b) a certificate
                                       evidencing the Transferors' Interest in
                                       the Trust retained by the Transferors
                                       (the 'ORIGINAL TRANSFEROR CERTIFICATE'),
                                       which certificate will be held by the

                                       Transferors, and (c) one or more
                                       certificates (each, a 'SUPPLEMENTAL
                                       CERTIFICATE') held by transferees of a
                                       portion of the Transferors' Interest. The
                                       Original Transferor Certificate and any
                                       Supplemental Certificates are
                                       collectively referred to as the
                                       'TRANSFEROR CERTIFICATES.' The Pooling
                                       and Servicing Agreement provides that,
                                       pursuant to one or more supplements to
                                       the Pooling and Servicing Agreement
                                       (each, a 'SUPPLEMENT'), the Transferors
                                       may cause the Trustee without the consent of the Certificateholders to issue one or more new Series and accordingly cause a reduction in the Transferors' Interest represented by the Transferor
                                       Certificates. There can be no assurance
                                       that the terms of any Series might not
                                       have an impact on the timing or amount of payments received by a Certificateholder of another Series. Under the Pooling and Servicing Agreement, the Transferors may define, with respect to any Series, the Principal Terms of such Series. See 'The
                                       Pooling and Servicing Agreement
                                       Generally--New Issuances' for a
                                       discussion of, among other things, the
                                       characteristics that other Series may
                                       have and the conditions that must be
                                       satisfied if a new Series will be issued.
                                       The Transferors may offer any Series to
                                       the public or other investors under a
                                       disclosure document (a 'DISCLOSURE
                                       DOCUMENT'), which will consist of a
                                       Prospectus Supplement in the case of a
                                       Series offered hereby, in transactions
                                       either registered under the Securities
                                       Act or exempt from registration
                                       thereunder, directly or through one or
                                       more underwriters or placement agents, in fixed-price offerings or in negotiated transactions or otherwise. See 'Plan of Distribution' for a more detailed discussion of the plan pursuant to which any such Series may be offered.

                                     A new Series may be issued only upon
                                       satisfaction of the conditions described herein under 'The Pooling and Servicing
                                       Agreement Generally--New Issuances'
                                       including, among others, that (a) such
                                       issuance will satisfy the Rating Agency
                                       Condition (as defined herein) and (b)

                                       each Transferor shall have delivered to
                                       the Trustee and certain providers of
                                       Series Enhancement a certificate of an
                                       authorized representative to the effect
                                       that, in the reasonable

                                       belief of such Transferor, such issuance will not, based on the facts known to such representative at the time of such certification, have an Adverse Effect (as defined herein).

The Accounts.......................  The Accounts consist of certain Optima
                                       Card, Optima Line of Credit and Sign &
                                       Travel revolving credit accounts owned by
                                       Centurion and, in the future, may also
                                       consist of charge or other revolving
                                       credit accounts owned by an Account Owner
                                       and designated from time to time by the
                                       Transferors or an Additional Transferor
                                       that, in each case, meet the criteria
                                       provided in the Pooling and Servicing
                                       Agreement for an Eligible Account (as
                                       defined herein), but will not include any
                                       Removed Accounts (as defined herein). No
                                       Account is being sold or transferred to
                                       the Trust, and each Account will continue
                                       to be controlled and held by an Account
                                       Owner. See 'Centurion's Revolving Credit
                                       Businesses' and 'Description of the
                                       Purchase Agreements.'

                                     Centurion and Credco, in the ordinary
                                       course of their respective businesses,
                                       have entered into certain receivables
                                       purchase agreements (collectively, the
                                       'CREDCO PURCHASE AGREEMENT') pursuant to which Centurion has sold to Credco all of its right, title and interest in and to certain Receivables in the Accounts, including Centurion's rights to recoveries of charged-off Receivables
                                       ('RECOVERIES') allocable to such
                                       Receivables so transferred to Credco.

                                     Credco and RFC II have entered into a
                                       receivables purchase agreement (the 'RFC
                                       II PURCHASE AGREEMENT'). Pursuant to the

                                       RFC II Purchase Agreement, Credco has
                                       sold to RFC II all of its right, title
                                       and interest in and to the Receivables in the Accounts in existence at the close of business on April 25, 1996 (the 'INITIAL
                                       CUT-OFF DATE'), and Credco may also sell to RFC II all of its right, title and interest in and to the Receivables in Additional Accounts (as defined herein) existing at the close of business on each applicable date of designation thereof.
                                       In addition, Credco has assigned and will assign to RFC II its rights to Recoveries associated with the Receivables so sold or to be sold to RFC II. The terms of the RFC II Purchase Agreement are described in more detail under 'Description of the Purchase Agreements.' Any Transferor may in the future enter into other receivables purchase agreements with additional Account Owners or purchasers from Account Owners, such as Credco, pursuant to which such Transferor may purchase, for addition to the Trust, existing or subsequently arising receivables.

                                     RFC II in turn will transfer such
                                       Receivables, and Centurion will from time to time transfer certain other
                                       Receivables, in each case, including the associated rights to Recoveries, to the Trust pursuant to the Pooling and Servicing Agreement.

                                     On the first Series Closing Date, the
                                       Transferors conveyed to the Trust the
                                       Receivables that existed on the Initial
                                       Cut-Off Date in certain Optima Card,
                                       Optima Line of Credit and Sign & Travel
                                       revolving credit accounts (the 'INITIAL
                                       ACCOUNTS') and that met the criteria
                                       specified in the Pooling and Servicing
                                       Agreement for an Eligible Account as
                                       applied, in connection with each such
                                       account, at the close of business on the cycle billing date for such account occurring in the monthly period beginning at the close of business on September 1, 1995, and ending at the close of business on September 30, 1995 (the
                                       'INITIAL SELECTION DATE'). Centurion will also directly or indirectly convey to the Trust Receivables arising in the Initial
                                       Accounts from time to time thereafter
                                       until the termination of the Trust. In
                                       addition, pursuant to the Pooling and
                                       Servicing Agreement, the Transferors
                                       expect (subject to certain limitations
                                       and conditions), and in some
                                       circumstances will be obligated, to have Additional Accounts designated, the
                                       Receivables of which will be included in the Trust or, in lieu thereof or in addition thereto, to include
                                       Participation Interests in the Trust.
                                       Additional Accounts include New Accounts
                                       (as defined herein) and Aggregate
                                       Addition Accounts (as defined herein). If
                                       Additional Accounts are designated, the
                                       Transferors will convey to the Trust all Receivables in such Additional Accounts, whether such Receivables are then existing or thereafter created. The addition to the Trust of Receivables in Aggregate Addition Accounts or
                                       Participation Interests will be subject
                                       to certain conditions, including, among
                                       others, that (a) unless such addition is a required addition, such addition will satisfy the Rating Agency Condition and
                                       (b) each Transferor of such Receivables
                                       shall have delivered to the Trustee a
                                       certificate of an authorized officer to
                                       the effect that, in the reasonable belief of such Transferor, such addition will not have an Adverse Effect. The
                                       Transferors will also have the right, in certain circumstances, to remove from the Trust all Receivables of certain designated Accounts or Participation
                                       Interests (the 'REMOVED ACCOUNTS'). See
                                       'The Pooling and Servicing Agreement
                                       Generally-- Additions of Accounts or
                                       Participation Interests' and '--Removal
                                       of Accounts' for a more detailed
                                       discussion of the circumstances and
                                       manner in which, respectively, Additional
                                       Accounts may be designated or
                                       Participation Interests may be added to
                                       the Trust and the Receivables of certain

                                       Accounts or Participation Interests may
                                       be removed from the Trust.

The Receivables....................  The Receivables include (a) periodic finance charges, cash advance fees,
                                       administrative fees, late charges, credit
                                       insurance premiums, annual membership
                                       fees and certain other fees, Discount
                                       Receivables, if any, and the interest
                                       portion of any Participation Interests as
                                       determined pursuant to the applicable
                                       Supplement (the 'FINANCE CHARGE
                                       RECEIVABLES'), and (b) amounts charged by
                                       Account holders for merchandise and
                                       services, amounts advanced to Account
                                       holders as cash advances or otherwise
                                       borrowed by Account holders under any
                                       line of credit existing under an Account,
                                       Premium Receivables, if any, and the
                                       principal portion of any Participation
                                       Interests as determined pursuant to the
                                       applicable Supplement (the 'PRINCIPAL
                                       RECEIVABLES'). Recoveries will be treated
                                       as Finance Charge Receivables.

                                     All new Receivables arising in the Accounts
                                       during the term of the Trust
                                       automatically will be sold by Centurion
                                       directly or indirectly to the Trust.
                                       Accordingly, the amount of Receivables
                                       will fluctuate from day to day as new
                                       Receivables are generated and as existing
                                       Receivables are collected, charged-off as uncollectible or otherwise adjusted.

Clearance and Settlement...........  Unless otherwise provided in the related
                                       Prospectus Supplement, Certificateholders
                                       may elect to hold their Certificates
                                       through any of (a) DTC (in the United
                                       States) or (b) Cedel Bank, societe
                                       anonyme ('CEDEL') or the Euroclear System
                                       ('EUROCLEAR') (in

                                       Europe). See 'Description of the
                                       Certificates--Book-Entry Registration.'

Interest...........................  Interest will accrue on the Invested Amount or the outstanding principal amount of

                                       the Certificates of a Series or Class
                                       offered hereby at the per annum rate
                                       either specified in, or determined in
                                       the manner specified in, the related
                                       Prospectus Supplement. Except as
                                       otherwise provided herein, collections
                                       of Finance Charge Receivables and
                                       certain other amounts allocable to the
                                       Invested Amount of a Series offered
                                       hereby will generally be used to make
                                       interest payments to Certificateholders
                                       of such Series on each Interest Payment
                                       Date with respect thereto; provided that if an Early Amortization Period or Early
                                       Accumulation Period commences with
                                       respect to such Series, thereafter
                                       interest will be distributed to such
                                       Certificateholders monthly on each
                                       Special Payment Date (defined herein).
                                       If the Interest Payment Dates for a
                                       Series or Class occur less frequently
                                       than monthly, such collections or other
                                       amounts (or the portion thereof
                                       allocable to such Class) will be
                                       deposited in one or more trust accounts
                                       (each, an 'INTEREST FUNDING ACCOUNT') and used to make interest payments to Certificateholders of such Series or
                                       Class on the following Interest Payment
                                       Date with respect thereto. If a Series
                                       has more than one Class of Certificates, each such Class may have a separate
                                       Interest Funding Account. See
                                       'Description of the
                                       Certificates--Interest' for a more
                                       detailed discussion of the foregoing.

Principal..........................  The principal of the Certificates of each
                                       Series offered hereby will be scheduled
                                       to be paid either (a) in full on an
                                       expected date specified in the related
                                       Prospectus Supplement (the 'EXPECTED
                                       FINAL PAYMENT DATE'), in which case such
                                       Series will have a Controlled
                                       Accumulation Period as described below
                                       under '--Controlled Accumulation
                                       Period,' or (b) in installments
                                       commencing on a date specified in the
                                       related Prospectus Supplement (the
                                       'PRINCIPAL COMMENCEMENT DATE'), in which
                                       case such Series generally will have a
                                       Controlled Amortization Period as
                                       described below under '--Controlled
                                       Amortization Period.' If a Series has

                                       more than one Class of Certificates,
                                       each class may have a different method
                                       of paying principal, Expected Final
                                       Payment Date or Principal Commencement
                                       Date. The payment of principal with
                                       respect to the Certificates of a Series
                                       or Class may commence earlier than the
                                       applicable Expected Final Payment Date
                                       or Principal Commencement Date, and the
                                       final principal payment with respect to
                                       the Certificates of a Series or Class
                                       may be made later than the applicable
                                       Expected Final Payment Date or other
                                       expected date, if a Pay-Out Event or
                                       Reinvestment Event occurs with respect
                                       to such Series or Class or under
                                       certain other circumstances described
                                       herein. See 'Risk Factors--Payments and
                                       Maturity; Dependency on Account Holder
                                       Repayments' for a description of factors that may affect the timing of principal payments on Certificates. See
                                       'Description of the
                                       Certificates--Principal.'

Revolving Period...................  The Certificates of each Series offered hereby will have a revolving period (the
                                       'REVOLVING PERIOD') that will commence on
                                       the date of issuance of the related
                                       Series (the 'SERIES CLOSING DATE') or on
                                       a date prior thereto specified in the
                                       related Supplement and, for a Series
                                       offered hereby, in the related Prospectus
                                       Supplement (the
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                                       9
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                                       'SERIES CUT-OFF DATE') and continue until
                                       the earlier of (a) the commencement of
                                       the Early Amortization Period or Early
                                       Accumulation Period with respect to such
                                       Series and (b) the date specified in the
                                       related Prospectus Supplement as the end
                                       of the Revolving Period with respect to
                                       such Series. If the related Prospectus
                                       Supplement provides that a Series is a
                                       Principal Sharing Series (as defined
                                       herein), during the Revolving Period with
                                       respect to such Series, collections of
                                       Principal Receivables and certain other

                                       amounts otherwise allocable to the
                                       Certificateholders' Interest of such
                                       Series will be treated as Shared
                                       Principal Collections (as defined herein) and will be distributed to, or for the benefit of, the Certificateholders of other Principal Sharing Series or the holders of the Transferor Certificates or deposited into the Special Funding
                                       Account (as defined herein), as more
                                       fully described in the related Prospectus
                                       Supplement. If the related Prospectus
                                       Supplement provides that a Series is not a Principal Sharing Series, during the Revolving Period with respect to such Series, collections of Principal
                                       Receivables and certain other amounts
                                       otherwise allocable to the
                                       Certificateholders' Interest of such
                                       Series will be paid to the holders of the Transferor Certificates or deposited into the Special Funding Account, as more fully described in the related Prospectus
                                       Supplement. See 'Description of the
                                       Certificates-- Principal,' and '--Pay-Out
                                       Events and Reinvestment Events' for a
                                       discussion of the events that might lead to the termination of the Revolving
                                       Period with respect to a Series prior to its scheduled date.

Controlled Accumulation Period.....  If the related Prospectus Supplement so specifies, unless an Early Amortization
                                       Period or, if so specified in the related
                                       Prospectus Supplement, an Early
                                       Accumulation Period commences with
                                       respect to a Series offered hereby, the
                                       Certificates of such Series will have a
                                       scheduled accumulation period (the
                                       'CONTROLLED ACCUMULATION PERIOD') that
                                       will commence at the close of business on
                                       the date or dates specified or determined
                                       as specified in such Prospectus
                                       Supplement and continue until the
                                       earliest of (a) the commencement of the
                                       Early Amortization Period or, if so
                                       specified in the related Prospectus
                                       Supplement, an Early Accumulation Period
                                       with respect to such Series, (b) payment
                                       in full of the Invested Amount, including
                                       the Collateral Invested Amount, if any,
                                       of the Certificates of such Series, and
                                       (c) the series termination date with
                                       respect to such Series (the 'SERIES

                                       TERMINATION DATE'). During the Controlled
                                       Accumulation Period with respect to a
                                       Series, collections of Principal
                                       Receivables and, if so specified in the
                                       related Prospectus Supplement, certain
                                       other amounts allocable to the
                                       Certificateholders' Interest of such
                                       Series, including Shared Principal
                                       Collections, if any, allocable to such
                                       Series, will be deposited on each
                                       Distribution Date in a trust account
                                       established for the benefit of the
                                       Certificateholders of such Series (each,
                                       a 'PRINCIPAL FUNDING ACCOUNT') and used
                                       to make principal distributions to the
                                       Certificateholders of such Series or any
                                       Class thereof when due. The amount to be
                                       deposited in the Principal Funding
                                       Account (the 'CONTROLLED DEPOSIT AMOUNT')
                                       for any Series offered hereby on any
                                       Distribution Date may, but will not
                                       necessarily, be limited to an amount
                                       equal to an amount specified
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                                       or determined as specified in the related
                                       Prospectus Supplement (the 'CONTROLLED
                                       ACCUMULATION AMOUNT') plus any existing
                                       deficit controlled accumulation amount
                                       arising from prior Distribution Dates. If
                                       the Prospectus Supplement for a Series so
                                       specifies, the amount to be deposited in
                                       the Principal Funding Account on a
                                       Distribution Date may be a variable
                                       amount. If a Series has more than one
                                       Class of Certificates, each Class may
                                       have a separate Principal Funding Account
                                       and Controlled Accumulation Amount, and
                                       the Controlled Accumulation Period with
                                       respect to each Class may commence on
                                       different dates. In addition, the related
                                       Prospectus Supplement may describe
                                       certain priorities among such Classes
                                       with respect to deposits of principal
                                       into such Principal Funding Accounts.


Early Accumulation Period..........  If so specified and under the conditions set forth in the Prospectus Supplement

                                       relating to a Series having a Controlled
                                       Accumulation Period, during the period
                                       from the day on which a Reinvestment
                                       Event (as defined herein) has occurred,
                                       until the earliest of (a) the
                                       commencement of the Early Amortization
                                       Period (if any), (b) payment in full of
                                       the Invested Amount of the Certificates
                                       of such Series or Class, including the
                                       Collateral Invested Amount, if any, with respect to such Series and (c) the Series
                                       Termination Date with respect to such
                                       Series (the 'EARLY ACCUMULATION PERIOD'), collections of Principal Receivables and, if so specified in the related Prospectus
                                       Supplement, certain other amounts
                                       allocable to the Certificateholders'
                                       Interest of such Series, including Shared
                                       Principal Collections, if any, allocable to such Series, will be deposited on each Distribution Date in the Principal
                                       Funding Account and used to make
                                       distributions of principal to the
                                       Certificateholders of such Series or any Class thereof on the Expected Final
                                       Payment Date. The amount to be deposited in the Principal Funding Account during the Early Accumulation Period will not be limited to any Controlled Deposit Amount.
                                       See 'Description of the
                                       Certificates--Pay-Out Events and
                                       Reinvestment Events' for a discussion of the events which might lead to commencement of an Early Accumulation
                                       Period.

Controlled Amortization Period.....  If the related Prospectus Supplement so specifies, unless an Early Amortization
                                       Period commences with respect to a Series
                                       offered hereby, the Certificates of such
                                       Series will have an amortization period
                                       (the 'CONTROLLED AMORTIZATION PERIOD')
                                       that will commence at the close of
                                       business on the date specified in such
                                       Supplement and continue until the
                                       earliest of (a) the commencement of the
                                       Early Amortization Period, if any, with
                                       respect to such Series, (b) payment in
                                       full of the Invested Amount, including
                                       the Collateral Invested Amount, if any,
                                       of the Certificates of such Series and
                                       (c) the Series Termination Date with
                                       respect to such Series. During the
                                       Controlled Amortization Period with

                                       respect to a Series, collections of
                                       Principal Receivables and certain other
                                       amounts allocable to the
                                       Certificateholders' Interest of such
                                       Series, including Shared Principal
                                       Collections, if any, allocable to such
                                       Series, will be used on each Distribution
                                       Date to make principal distributions to
                                       Certificateholders of such Series or any
                                       Class thereof then scheduled to receive
                                       such distributions. The amount to be
                                       distributed to Certificateholders of any
                                       Series offered hereby on
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                                       any Distribution Date may, but will not
                                       necessarily, be limited to an amount (the
                                       'CONTROLLED DISTRIBUTION AMOUNT') equal
                                       to an amount (the 'CONTROLLED
                                       AMORTIZATION AMOUNT') specified in the
                                       related Prospectus Supplement plus any
                                       existing deficit controlled amortization
                                       amount arising from prior Distribution
                                       Dates. If a Series has more than one
                                       Class of Certificates, each Class may
                                       have a different Controlled Amortization
                                       Amount. In addition, the related
                                       Prospectus Supplement may describe
                                       certain priorities among such Classes
                                       with respect to such distributions.

Early Amortization Period..........  During the period from the day on which a
                                       Pay-Out Event has occurred with respect
                                       to a Series to the date on which the
                                       Invested Amount, including the Collateral
                                       Invested Amount, if any, of the
                                       Certificates of such Series has been paid
                                       in full or the related Series Termination
                                       Date has occurred (the 'EARLY
                                       AMORTIZATION PERIOD'), collections of
                                       Principal Receivables and certain other
                                       amounts allocable to the
                                       Certificateholders' Interest of such
                                       Series, including Shared Principal
                                       Collections, if any, allocable to such
                                       Series, will be distributed as principal
                                       payments to the Certificateholders of
                                       such Series monthly on each Distribution
                                       Date beginning with the first Special

                                       Payment Date with respect to such Series.
                                       During the Early Amortization Period with respect to a Series, distributions of principal to Certificateholders, in general, will not be subject to any Controlled Deposit Amount or Controlled
                                       Distribution Amount. In addition, upon
                                       the commencement of the Early
                                       Amortization Period with respect to a
                                       Series, any funds on deposit in a
                                       Principal Funding Account with respect to such Series will be paid to the Certificateholders of the relevant Class or Series on the first Special Payment
                                       Date with respect to such Series. See
                                       'Description of the Certificates--Pay-Out
                                       Events and Reinvestment Events' for a
                                       discussion of the events that might lead to the commencement of the Early
                                       Amortization Period with respect to a
                                       Series.

Allocations Among Series...........  Pursuant to the Pooling and Servicing
                                       Agreement, during each Monthly Period,
                                       the Servicer is required to first
                                       allocate to each Series collections of
                                       Principal Receivables and Finance Charge
                                       Receivables and the Defaulted Receivables
                                       with respect to such Monthly Period based
                                       on the Series Allocation Percentage (as
                                       defined herein). Subject to reallocation
                                       among Series in a Reallocation Group,
                                       such amounts allocated to each Series are
                                       then further allocated within each Series
                                       to the Certificateholders, any Series
                                       Enhancement and the holders of the
                                       Transferor Certificates pursuant to the
                                       terms of the related Supplement. See 'The
                                       Pooling and Servicing Agreement
                                       Generally-- Allocations,' where the
                                       manner in which collections are so
                                       allocated is discussed at greater length.

Reallocations Among Series in a
  Reallocation Group...............  If so specified in the related Prospectus
                                       Supplement, the Certificates of a Series
                                       may be included in a Group that will be
                                       subject to reallocations of collections
                                       of Receivables and other amounts or
                                       obligations among the Series in such
                                       Group (a 'REALLOCATION GROUP').
                                       Collections of Finance Charge Receivables
                                       allocable to each Series in a
                                       Reallocation Group will be aggregated and

                                       made available for certain required
                                       payments for all Series in such Group.
                                       Consequently, the issuance of new Series
                                       in such Group may have the effect of
                                       reducing or increasing the amount of
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                                       collections of Finance Charge Receivables
                                       allocable to the Certificates of other
                                       Series in such Group. For a more detailed
                                       discussion of the effect of the issuance
                                       of new Series and the manner in which
                                       Collections will be allocated among
                                       Reallocation Groups and the Series within
                                       such Reallocation Groups, see,
                                       respectively, 'Risk Factors--Effect of
                                       the Issuance of New Series' and 'The
                                       Pooling and Servicing Agreement
                                       Generally--Reallocation Among Different
                                       Series Within a Reallocation Group.'

Sharing of Excess Finance Charge
  Collections Among Excess
  Allocation Series................  If the Prospectus Supplement for a Series
                                       so provides, any Series may be designated
                                       as a Series that shares with other Series
                                       similarly designated, subject to certain
                                       limitations, certain Excess Finance
                                       Charge Collections (as defined herein)
                                       allocable to any such Series (an 'EXCESS
                                       ALLOCATION SERIES'). Subject to certain
                                       limitations described under 'The Pooling
                                       and Servicing Agreement
                                       Generally--Sharing of Excess Finance
                                       Charge Collections Among Excess
                                       Allocation Series,' collections of
                                       Finance Charge Receivables and certain
                                       other amounts allocable to the
                                       Certificateholders' Interest of any
                                       Series that is designated as an Excess
                                       Allocation Series in excess of the
                                       amounts necessary to make required
                                       payments with respect to such Series
                                       (including payments to the provider of
                                       any related Series Enhancement) will be
                                       applied to cover shortfalls with respect
                                       to amounts payable from collections of
                                       Finance Charge Receivables allocable to
                                       any other Series designated as an Excess

                                       Allocation Series, in each case pro rata based upon the Invested Amount of each such Series that has such a shortfall with respect to the related Monthly
                                       Period. See 'The Pooling and Servicing
                                       Agreement Generally-- Sharing of Excess
                                       Finance Charge Collections Among Excess
                                       Allocation Series.'

Sharing of Principal Collections
  Among Principal Sharing Series...  If the Prospectus Supplement for a Series
                                       so provides, any Series may be designated as a Series that shares with other Series similarly designated, subject to certain limitations, certain excess collections of Principal Receivables and certain other amounts allocable to the
                                       Certificateholders' Interest of such
                                       Series (a 'PRINCIPAL SHARING SERIES'). To the extent that collections of Principal
                                       Receivables and certain other amounts
                                       that are allocated to the
                                       Certificateholders' Interest of any
                                       Principal Sharing Series are not needed
                                       to make payments to the
                                       Certificateholders of such Series or are not required to be deposited in a Principal Funding Account for such
                                       Series, such collections may be applied
                                       to cover principal payments due to or for the benefit of Certificateholders of another Principal Sharing Series. Any such reallocation will not result in a reduction in the Invested Amount of the Series to which such collections were initially allocated. For a more detailed discussion of the foregoing, see 'The
                                       Pooling and Servicing Agreement
                                       Generally--Sharing of Principal
                                       Collections Among Principal Sharing
                                       Series.'

Paired Series......................  If so specified in the related Prospectus
                                       Supplement, a Series of Certificates may
                                       be issued (a 'PAIRED SERIES') that is
                                       paired with one or more other Series or a
                                       portion of one or more other Series
                                       previously issued by the Trust (a 'PRIOR
                                       SERIES'). A Paired
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                                       Series may be issued at or after the
                                       commencement of a Controlled Accumulation
                                       Period or Controlled Amortization Period
                                       for a Prior Series. As the Invested
                                       Amount of the Prior Series having a
                                       Paired Series is reduced, the Invested
                                       Amount of the Paired Series will increase
                                       by an equal amount. Upon payment in full
                                       of such Prior Series, the Invested Amount
                                       of the Paired Series will be equal to the
                                       amount of the Invested Amount paid to
                                       Certificateholders of such Prior Series.
                                       If a Pay-Out Event or Reinvestment Event
                                       occurs (a) with respect to the Prior
                                       Series having a Paired Series or (b) with
                                       respect to the Paired Series when such
                                       Prior Series is in a Controlled
                                       Amortization Period or Controlled
                                       Accumulation Period, the percentage
                                       specified in the applicable Prospectus
                                       Supplement for the allocation of
                                       collections of Principal Receivables to
                                       the Certificateholders' Interest of such
                                       Prior Series (the 'PRINCIPAL ALLOCATION
                                       PERCENTAGE') and the Series Allocation
                                       Percentage for the Prior Series and the
                                       Principal Allocation Percentage and the
                                       Series Allocation Percentage for the
                                       Paired Series will be reset as specified
                                       in the related Prospectus Supplement and
                                       the Controlled Amortization Period,
                                       Controlled Accumulation Period, Early
                                       Amortization Period or Early Accumulation
                                       Period for such Prior Series could be
                                       lengthened, which, in turn, may result in
                                       the holders of the Certificates of such
                                       Prior Series receiving the final payment
                                       of principal on such Certificates after
                                       the Expected Final Payment Date.

Special Funding Account............  If on any date the Transferor Amount is less than or equal to the Required
                                       Transferor Amount, the Servicer shall not
                                       distribute to the holders of the
                                       Transferor Certificates any collections
                                       of Principal Receivables that otherwise
                                       would be distributed to the holders of
                                       the Transferor Certificates, but shall
                                       deposit such funds in the Special Funding
                                       Account.

                                     Funds on deposit in the Special Funding

                                       Account will be withdrawn and paid to the
                                       holders of the Transferor Certificates on
                                       any Distribution Date to the extent that,
                                       after giving effect to such payment, the
                                       Transferor Amount exceeds the Required
                                       Transferor Amount on such date; provided,
                                       however, that if a Controlled
                                       Accumulation Period, Early Accumulation
                                       Period, Controlled Amortization Period or
                                       Early Amortization Period has commenced
                                       and is continuing with respect to any
                                       Series, any funds on deposit in the
                                       Special Funding Account will be released
                                       and treated as collections of Principal
                                       Receivables to the extent needed to cover
                                       principal payments due to or for the
                                       benefit of such Series, but only to the
                                       extent that doing so would not cause the
                                       Transferor Amount to be less than the
                                       Required Transferor Amount. In addition,
                                       if the Transferors determine that, by
                                       decreasing the amount on deposit in the
                                       Special Funding Account, one or more
                                       Series, for which the Supplements related
                                       thereto permit partial amortization, may
                                       be prevented from experiencing a Pay-Out
                                       Event due to the insufficiency of yield,
                                       funds on deposit in the Special Funding
                                       Account may be applied to each such
                                       Series (on a pro rata basis according to
                                       each Series' Invested Amount) to reduce
                                       the Invested Amount thereof and thereby
                                       to avoid such yield-insufficiency Pay-Out
                                       Event, but only to the extent that doing
                                       so would not cause the Transferor Amount
                                       to be less than the Required Transferor
                                       Amount. The Transferors, at
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                                       their option, may instruct the Trustee to
                                       deposit to the Special Funding Account
                                       Shared Principal Collections that would
                                       otherwise be payable to the holders of
                                       the Transferor Certificates in accordance
                                       with the foregoing.

Funding Period.....................  The Prospectus Supplement relating to a
                                       Series of Certificates may specify that
                                       for a period beginning on the Series

                                       Closing Date and ending on a specified
                                       date before the commencement of a
                                       Controlled Amortization Period or
                                       Controlled Accumulation Period with
                                       respect to such Series (the 'FUNDING
                                       PERIOD'), the aggregate amount of
                                       Principal Receivables in the Trust
                                       allocable to such Series may
                                       be less than the aggregate principal
                                       amount of the Certificates of such Series and an amount equal to the amount of such deficiency (the 'PRE-FUNDING AMOUNT') will be held in a trust account established with the Trustee for the benefit of Certificateholders of such
                                       Series (the 'PRE-FUNDING ACCOUNT')
                                       pending the transfer of additional
                                       Principal Receivables to the Trust or
                                       pending the reduction of the Invested
                                       Amounts of other Series issued by the
                                       Trust. The related Supplement will
                                       specify the initial Invested Amount on
                                       the Series Closing Date with respect to
                                       such Series, the aggregate principal
                                       amount of the Certificates of such Series
                                       (the 'FULL INVESTED AMOUNT') and the date by which the Invested Amount is expected to equal the Full Invested Amount. The
                                       Invested Amount will increase as
                                       Principal Receivables are delivered to
                                       the Trust or as the Invested Amounts of
                                       other Series of the Trust are reduced.
                                       The Invested Amount may also decrease due to the occurrence of a Pay-Out Event or Reinvestment Event as specified in the related Prospectus Supplement. The
                                       Transferors do not have any present
                                       intention of permitting the duration of
                                       any Funding Period to be greater than one year.

                                     During the Funding Period, funds on deposit
                                       in the Pre-Funding Account for a Series
                                       of Certificates will be withdrawn and
                                       paid to the Transferors to the extent of any increases in the Invested Amount. In the event that the Invested Amount does not for any reason equal the Full
                                       Invested Amount by the end of the Funding
                                       Period, any amount remaining in the
                                       Pre-Funding Account and any additional
                                       amounts specified in the related
                                       Prospectus Supplement will be payable to the Certificateholders of such Series in a manner and at such time as set forth in the related Prospectus Supplement.

                                     If so specified in the related Prospectus
                                       Supplement, monies in the Pre-Funding
                                       Account with respect to any Series will
                                       be invested by the Trustee in Eligible
                                       Investments or will be subject to a
                                       guaranteed rate or investment agreement
                                       or other similar arrangement, and
                                       investment earnings and any applicable
                                       payment under any such investment
                                       arrangement will be applied to pay
                                       interest on the Certificates of such
                                       Series.

Credit Enhancement.................  The credit enhancement (the 'CREDIT
                                       ENHANCEMENT') with respect to a Series
                                       offered hereby may include a cash
                                       collateral guaranty, cash collateral
                                       account, collateral interest, letter of
                                       credit, surety bond, insurance policy,
                                       spread account, guaranteed rate
                                       agreement, maturity liquidity facility,
                                       tax protection agreement, interest rate
                                       swap agreement, interest rate cap
                                       agreement, or any combination of the
                                       foregoing. Credit Enhancement may also be
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                                       provided to a Class or Classes of a
                                       Series or to a Series by subordination
                                       provisions which require that
                                       distributions of principal or interest be
                                       made with respect to the Certificates of
                                       such Class or Classes or such Series
                                       before distributions are made to one or
                                       more other Classes of such Series or to
                                       another Series (if the Supplement for
                                       such Series so provides).

                                     The type, characteristics and amount of the
                                       Credit Enhancement with respect to any
                                       Series will be determined based on
                                       several factors, including the
                                       characteristics of the Receivables and
                                       Accounts underlying or comprising the
                                       Trust Assets as of the Series Closing
                                       Date with respect thereto, and will be

                                       established on the basis of requirements of each applicable Rating Agency. The terms of the Series Enhancement with respect to any Series offered hereby will be described in the related Prospectus
                                       Supplement. If so specified in the
                                       Prospectus Supplement for a Series, the
                                       level of Credit Enhancement for such
                                       Series may be reduced or increased if
                                       such reduction or increase satisfies the Rating Agency Condition. See both 'The
                                       Pooling and Servicing Agreement
                                       Generally--Credit Enhancement' and 'Risk
                                       Factors--Limited Nature of Rating' for a more detailed discussion of the foregoing.

Servicing..........................  TRS, in its capacity as Servicer under the
                                       Pooling and Servicing Agreement, will be
                                       the initial Servicer for the Trust. The
                                       Servicer will be responsible for
                                       servicing, managing and making
                                       collections on the Receivables. Subject
                                       to certain exceptions described under
                                       'The Pooling and Servicing Agreement
                                       Generally--Deposits in Collection
                                       Account' and '--Allocations,' which
                                       currently permit the Servicer to make
                                       deposits on a monthly basis, the Servicer
                                       will deposit any collections on the
                                       Receivables in a Monthly Period into the
                                       Collection Account within two business
                                       days of the Date of Processing (defined
                                       below) to the extent such collections are
                                       allocable to the Certificateholders'
                                       Interest of any Series and are required
                                       to be deposited into an account for the
                                       benefit of, or distributed to, the
                                       Certificateholders of any Series or the
                                       provider of any Series Enhancement. The
                                       'DISTRIBUTION DATE' for a Series will be
                                       the 15th day of each month (or, if such
                                       day is not a business day, the next
                                       business day) or such other date
                                       specified in the Supplement for a Series
                                       and reflected in the Prospectus
                                       Supplement for such Series. On the
                                       earlier of (a) the second business day
                                       following the Date of Processing and (b)
                                       the day on which the Servicer deposits
                                       any collections into the Collection
                                       Account, subject to certain exceptions
                                       described herein, the Servicer will pay

                                       to the holders of the Transferor
                                       Certificates their allocable portion of
                                       any collections then held by the
                                       Servicer. The 'DATE OF PROCESSING' is,
                                       with respect to any transaction or
                                       receipt of collections, the business day after such transaction is first output, in written form pursuant to the Servicer's usual and customary data processing procedures, from the
                                       Servicer's computer file of accounts
                                       comparable to the Accounts (regardless of the effective date of recordation). The
                                       'DETERMINATION DATE' for a series will be the earlier of the third business day and the fifth calendar day (but, if the fifth calendar day is not a business day, the immediately preceding business day) preceding the fifteenth day of each calendar month or such other date specified in the Supplement for a Series and
                                       reflected in the Prospectus Supplement
                                       for such Series. On each Determination
                                       Date, the Servicer will calculate the
                                       amounts to be allocated to the
                                       Certificateholders of each Class or
                                       Series and the holders of the Transferor
                                       Certificates as described herein in
                                       respect of collections of Receivables
                                       received with respect to the preceding
                                       Monthly Period.

                                     In certain limited circumstances, TRS may
                                       resign or be removed as Servicer, in
                                       which event the Trustee or, so long as it meets certain eligibility standards set forth in the Pooling and Servicing
                                       Agreement, a third-party servicer may be appointed as the successor Servicer. TRS is permitted to delegate all or part of its duties as Servicer to any of its affiliates or, subject to certain conditions, to third-party service providers, but any such delegation will not relieve the Servicer of its liability and responsibility with respect to such duties under the Pooling and Servicing
                                       Agreement or any Supplement. In addition, TRS may assign all or part of its obligations and duties as Servicer under the Pooling and Servicing Agreement if such assignment satisfies the Rating
                                       Agency Condition. It is possible that TRS will assign or delegate all or part of its rights, duties and obligations as Servicer to Centurion within the next two years. The Servicer will receive servicing fees payable with respect to each Series offered hereby as servicing compensation from the Trust. For discussion of the manner in which such fees will be allocated and calculated, see 'Description of the
                                       Certificates--Servicing Compensation and
                                       Payment of Expenses.'

Income Tax Withholding.............  Interest on the Certificates held by
                                       non-U.S. persons will be subject to
                                       United States withholding tax unless the
                                       holder complies with applicable IRS
                                       identification requirements. Interest on
                                       the Certificates held by U.S. persons
                                       will be subject to backup withholding
                                       unless the holder complies with
                                       applicable IRS identification
                                       requirements.

Tax Status.........................  Except to the extent otherwise provided in the related Prospectus Supplement,
                                       special counsel to the Transferors is
                                       of the opinion that under existing law
                                       the Certificates of each Series will be
                                       characterized as debt for federal income
                                       tax purposes. Except to extent otherwise
                                       specified in the related Prospectus
                                       Supplement, the Certificate Owners will
                                       agree to treat the Certificates as debt
                                       for federal, state and local income and
                                       franchise tax purposes. See 'Tax
                                       Matters--Federal Income Tax Consequences'
                                       for additional information concerning the
                                       application of federal income tax laws.

ERISA Considerations...............  See 'ERISA Considerations' herein and
                                       'Summary of Series Terms--ERISA
                                       Considerations' in the applicable
                                       Prospectus Supplement.

Certificate Rating.................  It will be a condition to the issuance of each Series of Certificates or Class

                                       thereof offered pursuant to this
                                       Prospectus and the related Prospectus
                                       Supplement that they be rated in one of
                                       the four highest applicable rating
                                       categories by at least one nationally
                                       recognized statistical rating
                                       organization selected by the Transferors, as specified in the applicable Supplement
                                       (each rating agency rating any Series, a 'RATING AGENCY'). The rating or ratings applicable to the Certificates of each such Series or

                                       Class thereof will be set forth in the
                                       related Prospectus Supplement. A security rating should be evaluated independently of similar ratings of different types of securities. A rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency. Each rating should be evaluated independently of any other rating. See 'Risk Factors--Limited
                                       Nature of Rating.'

Listing............................  If so specified in the Prospectus
                                       Supplement relating to a Series,
                                       application will be made to list the
                                       Certificates of such Series, or all or a
                                       portion of any Class thereof, on the
                                       Luxembourg Stock Exchange or any other
                                       specified exchange.

                                  RISK FACTORS

     Investors should consider, among other things, the following factors in connection with the purchase of the Certificates.

     Limited Liquidity. It is anticipated that, to the extent permitted, the underwriters of any Series of Certificates offered hereby will make a market in such Certificates, but in no event will any such underwriter be under an obligation to do so. There can be no assurance that a secondary market will develop or, if a secondary market does develop, that it will provide Certificateholders of any Series offered hereby with liquidity of investment or that it will continue for the life of such Certificates.

     Potential Priority of Certain Liens. Centurion represents and warrants in the Credco Purchase Agreement that the transfer of Receivables pursuant thereto to Credco is a valid sale and assignment of such Receivables from Centurion to Credco. Centurion and Credco have filed or will file appropriate Uniform Commercial Code ('UCC') financing statements to evidence this sale and perfect Credco's right, title and interest in such Receivables. However, if a conservator or receiver for Centurion is appointed and such conservator or receiver argues that the transaction between Centurion and Credco should be recharacterized as a pledge of such receivables to secure a borrowing by Centurion, rather than an absolute transfer, delays in payments of collections of Receivables to Credco and, therefore, to RFC II, and possible reductions in the amounts of such payments could result. Moreover, if the transfer of Receivables by Centurion to Credco pursuant to the Credco Purchase Agreement is deemed to create a security interest therein under applicable law, (i) a tax or governmental lien or other nonconsensual lien on property of Centurion arising before Receivables come into existence may have priority over Credco's (and, therefore, RFC II's) interest in such Receivables and (ii) if the Federal Deposit Insurance Corporation ('FDIC') were appointed receiver or conservator of Centurion, the receiver's or conservator's administrative expenses may also have priority over Credco's, and, therefore, RFC II's, ownership or security interest in the Receivables transferred by Centurion to Credco and by Credco to RFC II.

     Credco represents and warrants in the RFC II Purchase Agreement that the transfer of all Receivables pursuant thereto to RFC II is a valid sale and assignment of such Receivables from Credco to RFC II. Credco and RFC II will file appropriate UCC financing statements to evidence this sale and perfect RFC II's right, title and interest in such Receivables. While Credco and RFC II will treat the transactions described in the RFC II Purchase Agreement as sales of the Receivables to RFC II under applicable state law and will take all actions that are required under applicable state law to perfect RFC II's ownership interest in the Receivables, if Credco were to become a debtor in a bankruptcy case or a creditor or a bankruptcy trustee of Credco or Credco itself as a debtor-in-possession were to take the position that the sale of Receivables to RFC II should be recharacterized as a pledge of such Receivables to secure a borrowing of Credco, then delays in payments of collections of Receivables to RFC II (and therefore to the Trust and the Certificateholders) and possible reductions in the amount of such payments could occur. Moreover, if the transfer of Receivables by Credco to RFC II is deemed to create a security interest therein under applicable state law, a tax or governmental lien or other nonconsensual lien on property of Credco arising before Receivables come into existence may have priority over Credco's (and, therefore, the Trust's) interest in such Receivables. These issues are discussed in more detail under 'Certain Legal Aspects of the Receivables--Transfer of Receivables.'

     Each Transferor represents and warrants in the Pooling and Servicing Agreement that the transfer of the Receivables by it to the Trust pursuant to the Pooling and Servicing Agreement is either a valid sale and assignment of such Receivables to the Trust or the grant to the Trust of a security interest in such Receivables. Each Transferor will file appropriate UCC financing statements to evidence this sale and perfect the Trust's right, title and interest in such Receivables. If the transfer of the Receivables to the Trust were deemed to create a security interest therein under the UCC, a tax or governmental lien or other nonconsensual lien on property of a Transferor arising before a Receivable is transferred to the Trust may have priority over the Trust's interest in such Receivable. If (i) RFC II were to become a debtor in a bankruptcy case and a bankruptcy trustee or a creditor of RFC II or RFC II as a debtor-in-possession were to take the position that the transfer of the Receivables from RFC II to the Trust should be characterized as a pledge of such Receivables or (ii) if the FDIC were appointed receiver or conservator of Centurion, then delays in distributions on the Certificates and possible reductions in such distributions could occur and, in the case of clause (ii), the receiver's or conservator's administrative expenses may have priority over Centurion's (and, therefore, the Trust's) security interest in the Receivables transferred by Centurion to the Trust. See 'Certain Legal Aspects of the Receivables--Certain Matters Relating to Insolvency and Receivership.'

     Certain Matters Relating to the Insolvency or Receivership of a Transferor or Other Holder of the Original Transferor Certificate. To the extent Centurion has granted or will grant a security interest in the Receivables to Credco or the Trust, and such security interest is validly perfected before the occurrence of an Insolvency Event (defined herein) relating to Centurion and was not or will not be taken in contemplation of insolvency or with the intent to hinder, delay or defraud Centurion or its creditors, the Federal Deposit Insurance Act ('FDIA'), as amended, including as amended by the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended ('FIRREA'), provides that such security interest should not be subject to avoidance by the FDIC as receiver or conservator for Centurion. Positions taken by the FDIC staff prior to the passage of FIRREA do not suggest that the FDIC, as receiver or conservator for Centurion, would interfere with the timely transfer to the Trust of payments collected on the related Receivables. If, however, the FDIC were to assert a contrary position, such as requiring Credco or the Trustee to establish its right to those payments by submitting to and completing the administrative claims procedure under the FDIA, or the conservator or receiver were to request a stay of proceedings with respect to Centurion as provided under the FDIA, delays in payments on the Certificates and possible reductions in the amount of those payments could occur. See 'Certain Legal Aspects of the Receivables--Transfer of Receivables' and '--Certain Matters Relating to Insolvency and Receivership.'

     RFC II is a separate, limited purpose subsidiary of TRS, the certificate of incorporation of which contains limitations on the nature of RFC II's business and restrictions on the ability of RFC II to commence a voluntary case or proceeding under Title 11 of the United States Code (the 'BANKRUPTCY CODE') without the prior unanimous consent of all of its directors. See 'RFC II, Credco, Centurion and TRS--RFC II' for more information regarding RFC II.

     If RFC II were to become a debtor in a bankruptcy case and a creditor or bankruptcy trustee of RFC II or RFC II itself as a debtor-in-possession were to take the position that the transfer of Receivables by RFC II to the Trust should be recharacterized as a pledge of such Receivables to secure a borrowing of RFC II, then delays in payments of collections of such Receivables to the Trust (and therefore to the Certificateholders) could occur or (should the court rule in favor of any such creditor or trustee, or RFC II) reductions in the amount of such payments could result.

     The Pooling and Servicing Agreement provides that upon the occurrence of an Insolvency Event (as defined herein) with respect to any Transferor or other holder of the Original Transferor Certificate, a Pay-Out Event or Reinvestment Event would occur with respect to each Series, and pursuant to the terms of the Pooling and Servicing Agreement, new Principal Receivables would not be transferred by the Transferors to the Trust, unless the bankruptcy trustee, receiver or conservator for any Transferor or other holder of the Original Transferor Certificate or such Transferor or such holder of the Original Transferor Certificate as a debtor-in-possession instructs otherwise. In addition, if TRS were to become a debtor in a bankruptcy case, and a creditor, bankruptcy trustee or TRS as a debtor-in-possession were to request a bankruptcy court to order that TRS be substantively consolidated with RFC II, delays in, and reductions in the amounts of, distributions on the Certificates could occur. Following the occurrence of an Insolvency Event with respect to any Transferor or other holder of the Original Transferor Certificate, the Trustee would sell the Receivables (unless Holders (as defined herein) of Certificates evidencing undivided interests aggregating more than 50% of the aggregate unpaid principal amount of each Series (or with respect to any Series with two or more Classes, 50% of the unpaid principal amount of each Class), each Transferor (or other holder of the Original Transferor Certificate) not subject to an Insolvency Event, each holder of a Supplemental Certificate, and possibly certain other persons designated by the Transferors to the Trustee prior to the Insolvency Event instruct otherwise, and provided that a bankruptcy trustee, conservator or receiver for such Transferor or holder or such Transferor or such holder of the Original Transferor Certificate as a debtor-in-possession does not order a sale despite such instructions not to sell), thereby causing early termination of the Trust. The entire proceeds of such sale or liquidation will be treated as collections of Receivables and allocated accordingly among Series. In such event, the portion of the proceeds of such sale allocable to such Certificateholders of a related Series and the proceeds of any collections on the Receivables in the Collection Account allocated to the Certificateholders' Interest of such Series may be insufficient to pay such Certificateholders in full. Upon the occurrence of an Insolvency Event with respect to any Transferor or holder of the Original Transferor Certificate, if no Pay-Out Event or Reinvestment Event other than such insolvency exists, the bankruptcy trustee, the conservator or the receiver for such Transferor or holder of the Original Transferor Certificate or such Transferor or such holder of the Original Transferor Certificate as a debtor-in-possession, may have the power to prevent the early sale, liquidation or disposition of the Receivables and the commencement of the Early Amortization Period or Reinvestment Period. A receiver or conservator of Centurion may also disaffirm or repudiate Centurion's obligations, under the Pooling and Servicing Agreement, to accept reassignment of Receivables from the Trust under certain conditions. See 'Certain Legal Aspects of the Receivables--Certain Matters Relating to Insolvency and Receivership.'

     An 'INSOLVENCY EVENT' shall occur if any Transferor or other holder of the Original Transferor Certificate shall consent to or fail to object to the appointment of a conservator or receiver or liquidator or trustee in any insolvency, bankruptcy, receivership, conservatorship, liquidation, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to such Transferor or other holder or of or relating to all or substantially all of such Transferor's or other holder's property, or a court or agency or supervisory authority having jurisdiction in the premises shall issue, or enter against such Transferor or other holder a decree or order for the appointment of a conservator or receiver or liquidator or trustee in any insolvency, bankruptcy, receivership, conservatorship, liquidation, readjustment of debt, marshaling of assets and liabilities or similar proceedings or for the winding-up or liquidation of such Transferor's or other holder's affairs; or any such Transferor or other holder shall admit in writing its inability, or shall be unable, to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency, bankruptcy, reorganization, liquidation, receivership, or conservatorship statute, make any assignment for the benefit of its creditors or voluntarily suspend payment of its obligations; or a proceeding shall have been instituted against such Transferor or other holder by a court having jurisdiction in the premises seeking a decree or order for relief in respect of any such person in an involuntary case under any bankruptcy, insolvency, reorganization or liquidation statute, or for the appointment of a receiver, liquidator, assignee, trustee, custodian, sequestrator, conservator or other similar official, of such Transferor or other holder or for any substantial part of such Transferor's or other holder's property, or for the liquidation and winding up of such Transferor's or other holder's affairs and, if instituted against such Transferor or other holder, any such proceeding shall continue undismissed or unstayed and in effect for a period of 60 consecutive days, or any of the actions sought in such proceeding shall occur.

     While TRS or an affiliate of TRS is the Servicer, for as long as the Servicer's short-term credit rating (which may be an implied rating) is at least A-1 by Standard and Poor's Ratings Services ('S&P') and P-1 by Moody's Investors Service, Inc. ('MOODY'S') (or such other rating below A-1 or P-1, as the case may be, which is acceptable to such Rating Agency), which is currently the case, cash collections held by the Servicer may be commingled and used for the benefit of the Servicer prior to each Distribution Date and, in the event of the bankruptcy, insolvency, liquidation, receivership or conservatorship of the Servicer or, in certain circumstances, the lapse of certain time periods, the Trust may not have a perfected security interest in such collections. However, if, while TRS or an affiliate of TRS is the Servicer, the short-term credit rating of the Servicer (which may be an implied rating) is reduced below A-1 by S&P and P-1 by Moody's (or such other rating below A-1 or P-1, as the case may be, which is acceptable to such Rating Agency), within five business days of such reduction, the Servicer will begin to deposit collections directly into the Collection Account within two business days of each Date of Processing unless
(i) the Servicer has obtained a guarantee with respect to its deposit and payment obligations under the Pooling and Servicing Agreement pursuant to a guaranty (in form and substance satisfactory to the Rating Agencies) from a guarantor that has a short-term credit rating of at least A-1 or P-1 from each applicable Rating Agency (or such other rating below A-1 or P-1, as the case may be, which is acceptable to such Rating Agency), or (ii) the Rating Agency Condition shall be satisfied with respect to the Servicer's inability to satisfy the rating requirement described above. In the event of a Servicer Default relating to the bankruptcy or insolvency of the Servicer, if no Servicer Default other than such bankruptcy- or insolvency-related Servicer Default exists, the bankruptcy trustee, receiver or conservator for the Servicer or the Servicer itself as debtor-in-possession may have the power to prevent either the Trustee or the Certificateholders from appointing a successor Servicer. In addition, if the Servicer becomes a debtor-in-possession in a bankruptcy case, the Servicer's rights under the Pooling and Servicing Agreement (including the right to service the Receivables) would be property of the estate of the Servicer and, therefore, under the Bankruptcy Code, subject to the Servicer's right to assume or reject such agreement.

     Potential Effects of Consumer Protection Laws. The Accounts and Receivables are subject to numerous federal and state consumer protection laws which impose requirements on the solicitation, making, enforcement and collection of consumer loans. Such laws, as well as any new laws or rulings which may be adopted (including, but not limited to, federal or state interest rate caps on credit cards), may adversely affect the Servicer's ability to collect on the Receivables or Centurion's ability to maintain the required level of periodic finance charges, annual membership fees and other fees. In addition, failure by the Servicer to comply with such requirements could adversely affect the Servicer's ability to enforce the Accounts or Receivables.

     Pursuant to the Pooling and Servicing Agreement, Centurion will make certain representations and warranties relating to the validity and enforceability of the Accounts and each of the Transferors will make certain representations and warranties relating to the validity and enforceability of the Receivables, and pursuant to the RFC II Purchase Agreement, Credco will make similar representations and warranties with respect to the Receivables. However, it is not anticipated that the Trustee will make any examination of the Receivables or the records relating thereto for the purpose of establishing the presence or absence of defects, compliance with such representations and warranties, or for any other purpose. The sole remedy if any such representation or warranty is not complied with and such noncompliance continues beyond the applicable cure period, is that the Receivables affected thereby will be reassigned to the Transferors (in the case of RFC II, for reassignment, in turn, to Credco pursuant to the RFC II Purchase Agreement) or assigned to the Servicer, as the case may be. In addition, in the event of the breach of certain representations and warranties, the Transferors may be obligated to accept the reassignment of the entire Trust portfolio, in which case a Pay-Out Event would occur, causing Certificateholders to receive principal payments on their Certificates sooner than anticipated and thereby reducing the anticipated yield on such Certificates. For more information regarding the foregoing, see 'The Pooling and Servicing Agreement Generally--Representations and Warranties' and '--Servicer Covenants' and 'Certain Legal Aspects of the Receivables--Consumer Protection Laws.'

     Application of federal and state bankruptcy and debtor relief laws would affect the interests of Certificateholders in the Receivables if such laws result in any Receivables being written off as uncollectible when there are no funds available pursuant to any applicable Credit Enhancement or other sources. For more information regarding the foregoing, see 'The Pooling and Servicing Agreement Generally--Defaulted Receivables; Rebates and Fraudulent Charges.'

     Potential Effect of Non-Compliance with CEBA. The Competitive Equality Banking Act of 1987 ('CEBA') contains provisions that prohibit certain overdrafts by Centurion on its account at a Federal Reserve Bank on behalf of an affiliate or by an affiliate on its account at Centurion. Violation of these provisions would result in Centurion being deemed to be a 'bank' under the Bank Holding Company Act, requiring TRS and American Express either to divest control of Centurion or to comply with other provisions of the Bank Holding Company Act.

     Potential Effect of Legislation. Congress and the states may enact new laws and amendments to existing laws to regulate further the consumer credit industry or to reduce finance charges or other fees or charges applicable to consumer credit accounts. The potential effect of any such legislation could be to reduce the yield on the Accounts. If such yield is reduced, a Pay-Out Event or Reinvestment Event could occur, and an Early Amortization Period or Early Accumulation Period may commence. See 'Description of the Certificates--Pay-Out Events and Reinvestment Events' for discussion of what may give rise to a Pay-Out Event or a Reinvestment Event and what would happen if, for a particular Series, an Early Amortization Period or an Early Accumulation Period were to commence.

     Payments and Maturity; Dependency on Account Holder Repayments. The Receivables may be paid at any time and there is no assurance that there will be additional Receivables created in the Accounts, that Receivables will be added to the Trust from Additional Accounts or Aggregate Additional Accounts designated to the Trust, or that any particular pattern of Account holder repayments will occur. The actual rate of accumulation of principal with respect to a Series in a Principal Funding Account during a Controlled Accumulation Period or Early Accumulation Period and the rate of distribution of principal with respect to a Series during a Controlled Amortization Period or Early Amortization Period will depend upon, among other factors, the rate of Account holder repayments, the timing of the receipt of repayments and the rate of default by Account holders. As a result, no assurance can be given that the Invested Amount of a Series will be paid on the Expected Final Payment Date, if any, with respect to a Series or that payments of principal during the Controlled Amortization

Period with respect to a Series will equal the Controlled Amortization Amount, if any, with respect to such Series or will follow any particular pattern. Account holder monthly payment rates with respect to the Accounts are dependent upon a variety of factors, including seasonal purchasing and payment habits of cardholders, the availability of other sources of credit, general economic conditions, tax laws and the terms of the Accounts (which terms are subject to change by Centurion). Increased convenience use (where Account holders pay their Account balances in full on or prior to the due date and thus avoid all finance charges) would decrease the effective yield on the Accounts and could result in a Pay-Out Event or Reinvestment Event with respect to one or more Series and the commencement of an Early Amortization Period or Early Accumulation Period with respect to one or more Series, as well as a decrease in protection to Certificateholders against defaults under the Accounts. No assurance can be given as to the Account holder payment rates that will actually occur in any future period.

     A decline in the amount of Receivables in the Accounts for any reason (including the decision by Account holders to use competing sources of credit, an economic downturn or other factors) could result in the occurrence of a Pay-Out Event or a Reinvestment Event with respect to a Series and the commencement of an Early Amortization Period or Early Accumulation Period with respect to such Series. The Pooling and Servicing Agreement provides that the Transferors will be required (subject to certain conditions) to designate Additional Accounts, the receivables of which will be added to the Trust in the event that the amount of the Principal Receivables is not maintained at the Required Minimum Principal Balance or if the Transferor Amount is less than the Required Transferor Amount. If Additional Accounts are not designated by the Transferors when required, a Pay-Out Event or Reinvestment Event may occur and result in the commencement of an Early Amortization Period or Early Accumulation Period.

     In addition, if a Series utilizes a Pre-Funding Account (see 'The Pooling and Servicing Agreement Generally--Funding Period' for a description of the material characteristics of a Pre-Funding Account), the Certificateholders of such Series may receive principal payments on their Certificates sooner than anticipated, thereby reducing the anticipated yield on such Certificates, if amounts on deposit in the Pre-Funding Account are not fully invested (to the extent of the Invested Amount for such Series) in Receivables prior to the termination of the Funding Period.

     Social, Legal and Economic Factors. Changes in account use, payment patterns and the rate of defaults by Account holders result from a variety of social, legal and economic factors. Economic factors include the rate of inflation, unemployment levels, tax law changes and relative interest rates. The use of incentive programs (e.g., gift awards for account usage) may also affect account use. The Transferors are unable to determine and have no basis to predict whether or to what extent social, legal or economic factors will affect future account use or repayment patterns.

     Competition in the Credit Card Industry. Centurion encounters substantial and increasingly intense competition worldwide with respect to the credit card businesses from cards issued by banks under revolving credit plans, particularly the VISA* card issued by members of VISA International Service Association, Inc. ('VISA') and MasterCard* issued by members of MasterCard International, Incorporated ('MASTERCARD'); businesses that issue their own card or otherwise extend credit to their customers; the Discover Card, a revolving credit card; and, to a lesser extent, charge cards such as Diners Club. Most U.S. banks issuing credit cards under revolving credit plans charge annual fees in addition to interest charges where permitted by state law. The issuer of the Discover Card in most states, as well as some issuers of VISA cards and MasterCards, charge no annual fees. Certain member institutions of VISA and MasterCard also offer mileage credit to card holders under airline frequent flyer programs, as well as premium cards with enhanced services or lines of credit. Centurion also encounters competition worldwide with respect to the number and quality of service establishments which accept the Optima Card, the American Express Card, the Gold Card and the Platinum Card. In addition, benefits provided under certain Accounts could be modified or terminated in the future by Centurion which could make the revolving credit products offered by Centurion less attractive to consumers. If consumers choose to use competing sources of payment or credit, the rate at which new Receivables are generated in Accounts may be reduced and certain purchase and payment patterns with respect to Receivables may be affected. The Trust will

------------------
* VISA(Registered) and MasterCard(Registered) are federally registered servicemarks of VISA U.S.A., Inc. and MasterCard International Inc., respectively.

be dependent upon the continued ability of Centurion to generate new Receivables. If the rate at which new Receivables are generated declines significantly and Centurion does not designate Additional Accounts, a Pay-Out Event or Reinvestment Event could occur, in which event an Early Amortization Period or Early Accumulation Period would commence.

     Ability of an Account Owner to Change Terms of the Accounts; Decrease in Finance Charges. Pursuant to the Pooling and Servicing Agreement, the Transferors will be transferring the Receivables arising in the Accounts, not the Accounts themselves, to the Trust. Each Account Owner will have the right to determine the annual percentage rates and the fees which will be applicable from time to time to the Accounts owned by it, to alter the minimum monthly payment required under the Accounts owned by it and to change various other terms, as well as the origination, underwriting and collection practices, relating to the Accounts owned by it. A decrease in the annual percentage rates or a reduction in fees would decrease the Portfolio Yield (defined below) and could result in the occurrence of a Pay-Out Event or Reinvestment Event and the commencement of an Early Amortization Period or Early Accumulation Period. An alteration of payment terms may result in fewer payments on Receivables being made in any month. In the Pooling and Servicing Agreement or in a Receivables Purchase Agreement to which it is a party, each Account Owner agrees or will agree that, unless required by law or unless, in its good faith judgment, it deems it necessary to maintain on a competitive basis its credit or charge business or any program operated in connection with its credit or charge business, it will not take any action which would have the effect of reducing the Portfolio Yield to a level that could reasonably be expected to cause any Series to experience a Pay-Out Event or Reinvestment Event based on the insufficiency of the Portfolio Yield or any similar test and agrees or will agree that, unless required by law, it will not take any action that would have the effect of reducing the Portfolio Yield to less than the highest Average Rate (defined below) for any Group. 'PORTFOLIO YIELD' means, with respect to the Trust as a whole and, with respect to any Monthly Period, the annualized percentage equivalent of a fraction (a)

the numerator of which is the aggregate of the sum of the Series Allocable Finance Charge Collections (as defined herein) for all Series during the immediately preceding Monthly Period calculated on a cash basis after subtracting therefrom the Series Allocable Defaulted Amount (as defined herein) for all Series for such Monthly Period and (b) the denominator of which is the total amount of Principal Receivables as of the last day of such immediately preceding Monthly Period. Unless otherwise provided in the Prospectus Supplement with respect to any Series, 'AVERAGE RATE' means, with respect to any Group, the percentage equivalent of a decimal equal to the sum of the amounts for each outstanding Series (or each Class within a Series consisting of more than one Class) within such Group obtained by multiplying (a) the certificate rate for such Series or Class (adjusted to take into account any payments received or payable pursuant to any interest rate agreements) and (b) a fraction, the numerator of which is the aggregate unpaid principal amount of the Certificates of such Series or Class and the denominator of which is the aggregate unpaid principal amount of all Certificates within such Group. In servicing the Accounts, each of TRS and any successor servicer will be required to exercise the same care and apply the same policies that it exercises in servicing other comparable accounts. Except as specified above, there are no restrictions specified in the Pooling and Servicing Agreement on the ability of an Account Owner to change the terms of its Accounts.

     There can be no assurances that changes in applicable law, changes in the marketplace or prudent business practice might not result in a determination by an Account Owner to decrease customer finance charges or otherwise take actions which would change other Account terms. Under certain circumstances, an Account Owner may be required from time to time to designate Receivables from time to time existing in Additional Accounts or Participation Interests for inclusion in the Trust. However, such Additional Accounts or Participation Interests may not be of the same credit quality or have the same characteristics as the Accounts, the Receivables of which have been conveyed to the Trust. See 'The Pooling and Servicing Agreement Generally--Additions of Accounts or Participation Interests' for a more detailed discussion of the circumstances and manner in which Additional Accounts may be designated for the Trust.

     Effect of Subordination. Certain Series may have one or more Classes of Certificates ('SUBORDINATED CERTIFICATES'), payments of principal in respect of which will not commence until after the final principal payment shall have been made with respect to one or more other Classes of Certificates ('SENIOR CERTIFICATES') in such Series. In addition, if so specified in the related Prospectus Supplement, if collections of finance charges allocable to the Certificates of a Series are insufficient to cover required amounts due with respect to the Senior Certificates of such Series, the Invested Amount with respect to the Subordinated Certificates may be reduced, resulting in a reduction of the portion of collections of finance charges allocable to the Subordinated Certificates in future periods and a possible delay or reduction in principal and interest payments on the Subordinated Certificates. Moreover, if so specified in the related Prospectus Supplement, in the event of a sale of Receivables in the Trust due to the insolvency of RFC II, the appointment of a conservator or receiver for Centurion or a bankruptcy trustee or receiver for Credco, or due to the inability of the Trustee to act as or find a successor Servicer after a Servicer Default, the portion of the net proceeds of such sale allocable to pay principal to the Certificates of a Series will be used first to pay amounts due to the Senior Certificateholders and any remainder will be used to pay amounts due to the Subordinated Certificateholders.

     Basis Risk. The Accounts generally have finance charges set (generally on a monthly basis) at a variable rate above the prime rate as published in The Wall Street Journal (the 'PRIME RATE') or other specified index. Any Class of Certificates offered hereby may bear interest at a fixed rate or a floating rate based on a different floating rate index. If there is a decline in the Prime Rate or such other specified index, the amount of collections of Finance Charge Receivables on the Accounts may be reduced, whereas the amounts payable as interest with respect to the Certificates and other amounts required to be funded out of collections of Finance Charge Receivables may not be similarly reduced.

     Affinity and Co-Branded Programs. The Accounts include accounts that were originated under affinity or co-branded programs between a Transferor and an unaffiliated entity. The terms of such programs may affect the rate at which new Receivables are generated in the Accounts.

     Limited Nature of Rating. Any rating assigned to the Certificates of a Series or a Class by a Rating Agency will reflect such Rating Agency's assessment of the likelihood that Certificateholders of such Series or Class will receive the payments of interest and principal required to be made under the Pooling and Servicing Agreement and the related Supplement and will be based primarily on the value of the Receivables in the Trust. Any such rating will therefore generally address credit risk and will not, unless otherwise specified in the related Prospectus Supplement with respect to any Class or Series offered hereby, address the likelihood that the principal of, or interest on, any Certificates of such Class or Series will be prepaid, paid on a scheduled date or paid on any particular date before the applicable Series Termination Date. In addition, any such rating will not address the possibility of the occurrence of a Pay-Out Event or Reinvestment Event with respect to such Class or Series or the possibility of the imposition of United States withholding tax with respect to non-U.S. Certificateholders. Further, the available amount of any Credit Enhancement with respect to any such Series or Class will be limited and will be subject to reduction from time to time as described in the related Prospectus Supplement. In addition, the rating of any Series or Class may be dependent upon the rating of any provider of Series Enhancement for such Series or Class. The rating of the Certificates of a Class or Series will not be a recommendation to purchase, hold or sell such Certificates, and such rating will not comment as to the marketability of such Certificates, any market price or suitability for a particular investor. There is no assurance that any rating will remain for any given period of time or that any rating will not be lowered or withdrawn entirely by a Rating Agency if in such Rating Agency's judgment circumstances so warrant.

     Effect of the Issuance of New Series. The Trust, as a master trust, is expected to issue new Series from time to time. While the terms of any Series will be specified in a Supplement, the provisions of a Supplement and, therefore, the terms of any new Series, will not be subject to the prior review or consent of holders of the Certificates of any previously issued Series. Such terms may include methods for determining applicable investor percentages and allocating collections, provisions creating different or additional security or other Series Enhancements, provisions subordinating such Series to other Series or subordinating other Series (if the Supplement relating to such Series so permits) to such Series, and any other amendment or supplement to the Pooling and Servicing Agreement which is made applicable only to such Series. The obligation of the Trustee to issue any new Series is subject to the following conditions, among others: (a) such issuance will not result in any Rating Agency reducing or withdrawing its then existing rating of the Certificates of any outstanding Series or Class with respect to which it is a Rating Agency (the notification in writing by each Rating Agency to the Transferors, the Servicer and the Trustee that any action will not result in such a reduction or withdrawal is referred to herein as the 'RATING AGENCY CONDITION') and (b) each Transferor shall have delivered to the Trustee a certificate of an authorized officer to the effect that, in the reasonable belief of such Transferor, such issuance will not (i) result in the occurrence of a Pay-Out Event or Reinvestment Event or (ii) materially adversely affect the timing or amount of payments to Certificateholders of any Series or Class (any of the conditions referred to in the preceding clauses (i) and (ii) are referred to herein as an 'ADVERSE EFFECT'). There can be no assurance, however, that the issuance of any other Series, including any Series issued from time to time hereafter, might not have an impact on the timing or amount of payments received by a Certificateholder. In addition, the Supplements relating to Series which are part of a Group as described herein may provide that collections of Receivables allocable to such Series will be reallocated among all Series in the Group. Consequently, the issuance of new Series in a Group may have the effect of reducing the amount of collections of Receivables which are reallocated to the Certificates of existing Series in such Group. For example, in a Reallocation Group, which will provide for the reallocation of collections of Finance Charge Receivables allocable to a Series among all Series in such Group, an additional Series which is issued with a larger claim with respect to monthly interest than that of previously issued Series in such Group (due to a higher certificate rate) will receive a proportionately larger reallocation of collections of Finance Charge Receivables. Such issuance will reduce the amount of collections of Finance Charge Receivables which are reallocated to the existing Series in such Group. Furthermore, there can be no assurance that, for any Series in a Group, the Trust will issue any other Series in such Group. Accordingly, the anticipated benefits of sharing or reallocation of collections of Receivables may not be realized. See 'The Pooling and Servicing Agreement Generally--Groups of Series.'

     Effect of Addition of Trust Assets on Credit Quality. The Transferors may from time to time designate Participation Interests to be conveyed to the Trust or may designate Additional Accounts, the Receivables in which will be conveyed to the Trust. The primary purpose for such designation would be to increase, from time to time, the aggregate amount of Receivables held by the Trust, thereby permitting the issuance of new Series from time to time. In addition, under certain circumstances, the Transferors will be obligated to designate Aggregate Addition Accounts or, at the Transferors' option, Participation Interests for inclusion in the Trust. 'AGGREGATE ADDITION ACCOUNTS' means revolving credit or other charge or credit accounts established pursuant to a revolving credit agreement or other charge or credit agreement, respectively, between an Account Owner and the person or persons obligated to make payments thereunder, excluding any merchant, which is designated by such Account Owner to be included as an Account. Aggregate Addition Accounts may be subject to different eligibility criteria than the Accounts, the Receivables of which are currently included in the Trust, and may include accounts originated, underwritten or collected using criteria different from those which were applied to the Accounts, the Receivables of which are currently included in the Trust, because such accounts were originated at a later date or were part of a portfolio of revolving credit accounts or other charge or credit accounts which were not part of the Accounts or which were acquired from another revolving credit issuer or other credit issuer, respectively. Moreover, Aggregate Addition Accounts may not be accounts of the same type previously included in the Trust. Consequently, there can be no assurance that such Aggregate Addition Accounts will be of the same credit quality as the Accounts, the Receivables of which are currently included in the Trust. In addition, such Aggregate Addition Accounts may consist of revolving credit accounts or other charge or credit accounts which have different terms than the Accounts, the Receivables of which are currently included in the Trust, including, in the case of revolving credit accounts, lower periodic finance charges, which may have the effect of reducing the Portfolio Yield. The designation of Aggregate Addition Accounts may be made at random or in accordance with the application of specific criteria determined from time to time at the discretion of the Transferors, but will be subject to the satisfaction of certain conditions, including among others that (a) such Aggregate Addition Accounts are Eligible Accounts, (b) the designation of such Aggregate Addition Accounts will satisfy the Rating Agency Condition and (c) each Transferor shall have delivered to the Trustee a certificate of an authorized officer to the effect that, in the reasonable belief of such Transferor, such designation will not have an Adverse Effect. The Transferors expect to convey from time to time to the Trust the Receivables arising in certain Aggregate Addition Accounts in accordance with the provisions of the Pooling and Servicing Agreement.

     The Transferors may also from time to time, at their sole discretion, designate Eligible Accounts to be included as Accounts ('NEW ACCOUNTS') subject to the limitations and conditions specified in this paragraph. For purposes of the definition of New Accounts, Eligible Accounts will be deemed to include only types of revolving credit accounts or other credit accounts which are included as Initial Accounts or which have previously been included in any Aggregate Addition if the assignment related to such Aggregate Addition provides that such type of account or other credit account is permitted to be designated as a New Account. Until such time as each applicable Rating Agency otherwise consents, the number of New Accounts may be subject to certain restrictions. To the extent New Accounts are designated for inclusion in the Trust, the Transferors will deliver to the Trustee, at least semiannually, an opinion of counsel with respect to the Receivables in New Accounts included as Accounts confirming the creation and perfection of each transfer of such Receivables. If such opinion of counsel with respect to Receivables in any New Accounts is not so received, all Receivables arising in the New Accounts to which such failure relates will be removed from the Trust. The designation of New Accounts may be made at random or in accordance with the application of specific criteria determined from time to time at the discretion of the Transferors, but will be subject to the satisfaction of certain conditions, including among others that
(a) the New Accounts will all be Eligible Accounts; (b) such designation will not result in the occurrence of a Pay-Out Event or Reinvestment Event; and (c) such designation will not have been made in contemplation of an Insolvency Event with respect to any Transferor or any similar event with respect to Credco. New Accounts and Aggregate Addition Accounts are collectively referred to herein as 'ADDITIONAL ACCOUNTS.'

     Any Participation Interests to be included as Trust Assets or any Eligible Accounts, other than New Accounts, designated to be included as Accounts after the Initial Selection Date, are collectively referred to herein as an 'AGGREGATE ADDITION.'

     'ELIGIBLE ACCOUNT' means a credit or charge account or product owned by an Account Owner and its successors and permitted assignees which, as of the respective date of designation, is a credit or charge account or product in existence and maintained by an Account Owner or such successors or assignees, is payable in United States dollars, has not been sold or pledged to any other party except for any other Account Owner that has entered into a Receivables Purchase Agreement, a Transferor or an Additional Transferor, does not have receivables which have been sold or pledged to any other party other than Credco pursuant to the Credco Purchase Agreement or a Transferor, except as provided below has an Account holder who has not been confirmed by the Servicer in its computer files as being involved in any voluntary or involuntary bankruptcy proceeding, has an Account holder who has provided as his or her most recent billing address an address located in the United States, its territories or possessions or Canada or a United States military address (provided, however, that, at any time, up to 3% of the Accounts may have Account holders who have provided as their most recent billing addresses, addresses outside of such jurisdictions), has not been identified as an account or product with respect to which the related card has been lost or stolen (if such account or product is a credit card or charge card account or product), does not have receivables that are Defaulted Receivables and does not have any receivables that have been identified by the Servicer as having been incurred as a result of fraudulent use of any related credit card or charge card; and with respect to Aggregate Addition Accounts, certain other accounts or products which shall have satisfied the Rating Agency Condition. Accounts which relate to bankrupt obligors or certain charged-off receivables may be designated as Accounts provided that the amount of Principal Receivables in any such Account is deemed to be zero for purposes of all allocations under the Pooling and Servicing Agreement.

     Allocations. To the extent provided in any Supplement, or any amendment to the Pooling and Servicing Agreement, portions of the Receivables or Participation Interests conveyed to the Trust and collections received with respect thereto may be allocated to one or more Series or Groups which may separately benefit from different types and methods of Series Enhancement as long as the Rating Agency Condition shall have been satisfied with respect to such allocation and the Servicer shall have delivered an officer's certificate to the Trustee to the effect that the Servicer reasonably believes such allocation will not have an Adverse Effect.

                                USE OF PROCEEDS


     The net proceeds from the sale of the Certificates of any Series offered hereby, before the deduction of expenses, will be paid to the Transferors. Unless otherwise specified in the related Prospectus Supplement, RFC II will use such proceeds to pay Credco the purchase price of the Receivables transferred to RFC II by Credco pursuant to the RFC II Purchase Agreement. Each of Credco and Centurion will use its proceeds for general corporate purposes.

                                   THE TRUST

     The Trust was formed pursuant to the Pooling and Servicing Agreement. The Trust has not engaged and will not engage in any business activity other than acquiring and holding the Receivables and the other Trust Assets and proceeds therefrom, issuing Certificates, the Original Transferor Certificate and any Supplemental Certificates and making payments thereon and on any Series Enhancements and related activities. As a consequence, the Trust has not had, and is not expected to have, any source of capital other than the Trust Assets. The Trust has been and will be administered in accordance with the laws of the State of New York.

     On the first Series Closing Date, the Transferors will convey to the Trust, without recourse, all Receivables that existed in the Initial Accounts at the close of business on the Initial Cut-Off Date, and all Receivables arising under such Accounts from time to time thereafter, in exchange for the net cash proceeds from the sale of one or more Series of Certificates plus the Transferor Certificates representing the Transferors' Interest. In addition, the Transferors may convey from time to time to the Trust, without recourse, all Receivables existing in certain Additional Accounts and Participation Interests, if any, at the close of business on each applicable date of designation thereof. The Trust Assets will consist of the Receivables and any Participation Interests hereafter conveyed to the Trust, all monies due or to become due thereunder, the proceeds of the Receivables, all monies and other property on deposit in certain accounts maintained for the benefit of the Certificateholders, and the right to receive Recoveries allocable to the Trust for the benefit of the Certificateholders. Pursuant to the Pooling and Servicing Agreement, the Transferors will have the right and in certain circumstances will be obligated to designate from time to time Additional Accounts to be included as Accounts and, to the extent that any Transferor owns the Receivables arising in such Accounts, such Transferor will convey to the Trust, pursuant to the Pooling and Servicing Agreement, all Receivables of such Additional Accounts or Participation Interests. Under the Pooling and Servicing Agreement, each Transferor may convey Participation Interests to the Trust. Matters relating to the designation of Additional Accounts and the conveyance of Receivables of such Additional Accounts or Participation Interests to the Trust are discussed at greater length under 'The Pooling and Servicing Agreement Generally--Additions of Accounts or Participation Interests.' In addition, each Transferor may, but is not obligated to, designate from time to time Participation Interests or Receivables from Accounts to be removed from the Trust. See 'The Pooling and Servicing Agreement Generally--Removal of Accounts.'

                    CENTURION'S REVOLVING CREDIT BUSINESSES

GENERAL


     Pursuant to the RFC II Purchase Agreement, Credco transfered to RFC II, and pursuant to the Pooling and Servicing Agreement, RFC II and Centurion transfered to the Trust, certain Receivables generated from transactions made by persons who are holders of Optima Card accounts (each, an 'OPTIMA CARD ACCOUNT'), Optima Line of Credit accounts (each, an 'OPTIMA LINE OF CREDIT ACCOUNT') and Sign & Travel revolving credit accounts (each, a 'SIGN & TRAVEL ACCOUNT'). Optima Card Accounts and Optima Line of Credit Accounts are sometimes referred to herein as 'OPTIMA ACCOUNTS.' Cards issued by Centurion are currently accepted worldwide, and may be used for the purchase of merchandise and services. The Sign & Travel Account is currently available only to holders (each, a 'CARDMEMBER') of American Express(Registered) Card, Gold Card and Platinum Card(Registered) accounts, excluding corporate card accounts (each such account, a 'CHARGE CARD ACCOUNT'), but, in the future, may be available to corporate card account holders. The Optima Card Account, Optima Line of Credit Account and the Sign & Travel Account (such accounts, the 'REVOLVING CREDIT ACCOUNTS') are owned by Centurion and are primarily serviced either by Centurion at its headquarters or at its subsidiary facility located in Wilmington, Delaware, or by TRS out of operations centers.

     Subject to certain conditions, the Transferors may convey to the Trust receivables arising in charge or credit accounts or other charge or credit products that may be of a type not currently included as Accounts. Such accounts and products may not be originated, underwritten, used or collected in the same manner as the accounts described below and may differ with respect to loss and delinquency experience, revenue experience and historical payment rates. Such accounts and products may also have different terms than the accounts described below and may be subject to different servicing, charge-off and collection practices. Consequently, the addition to the Trust of receivables arising in such accounts or from such products could have the effect of reducing the Portfolio Yield.

     Optima Card Accounts. The Optima Card Account is accessed primarily by use of the Optima Card and may be used to purchase merchandise and services from participating service establishments or to obtain cash advances through check access, by using a loan activator check available only to make payments on outstanding balances on the Cardmember's Charge Card Account or from automated teller machines. The Optima Card Account was first offered in early 1987. All Optima Card Accounts are originated by Centurion and are generated by direct mail solicitations and telemarketing to prospects. Offers are made to existing Cardmembers having a credit history with a Charge Card Account and to non-Cardmembers. In addition, Centurion offers Optima Card Accounts that are originated under affinity or co-branded programs between Centurion and certain unaffiliated entities. Centurion also distributes unsolicited or 'Take-One' applications and runs print advertisements and radio and television advertisements for Optima Card Accounts and has a toll free telephone number for requests for information and applications. Receivables are also generated by soliciting the transfer of account balances from competitors' accounts.

     Optima Line of Credit Accounts.  The Optima Line of Credit Account is an

unsecured revolving line of credit that is offered as an additional benefit in association with certain approved Cardmembers' Charge Card Accounts. The Optima Line of Credit Accounts may be accessed by writing a check supplied to Cardmembers by Centurion, by using a loan activator check available only to make payments on outstanding balances on the customer's Charge Card Account, or to obtain cash from automatic teller machines. The predecessor to the Optima Line of Credit Account was established in 1985. The Optima Line of Credit Accounts owned by Centurion were principally generated through (i) applications mailed directly to existing Cardmembers, (ii) direct mail solicitations to existing or prospective Cardmembers for accounts on a pre-approved credit basis and (iii) with respect to certain Optima Line of Credit Accounts, purchases of accounts from other financial institutions providing lines of credit to Cardmembers.

     Sign & Travel Accounts. The Sign & Travel Account is a feature currently associated with consumer Charge Card Accounts although Corporate Charge Card Account holders may be offered this feature in the future. Prior to 1994, all Cardmembers had access to Sign & Travel Accounts. Since 1994, only qualified Cardmembers who have been Charge Card Account holders in good standing, usually for at least one year, have been invited to obtain a Sign & Travel Account. A Cardmember may use the Sign & Travel Account for certain travel-related purchases and may access the Sign & Travel Account by indicating to the travel product merchant or to TRS, as Servicer, the preference to have such travel items billed to the Sign & Travel Account. Certain non-travel-related charges may be allowed in the future. In addition, selected Cardmembers are invited to enroll in the Sign & Travel Express service that automatically bills eligible travel purchases to the Cardmember's Sign & Travel Account. Selected Cardmembers may also use this feature to repay over time certain other designated charges. Currently this capability is offered only with respect to merchandise purchases on the Charge Card Account of $350 or greater. This feature is referred to as the 'Special Purchase Account'. The predecessor to the Sign & Travel Account was established in 1965 as a closed-end credit account and was changed to an open-end credit account in 1983. All Sign & Travel Accounts are owned by Centurion.

     Over a period of time, beginning in late 1998 or in 1999, Sign & Travel Accounts may become a feature of a multi-functional product offered by Centurion. Such product will consist of a pay-in-full feature for purchasing merchandise and one or more interest-bearing revolving credit features including the Sign & Travel Account.

UNDERWRITING AND AUTHORIZATION PROCEDURES

     Optima Card Accounts. Centurion uses two types of approval processes in determining whether to open an Optima Card Account: the 'pre-approved process' and the 'full application process.' The pre-approved process involves determining in advance that a person will qualify for an Optima Card Account. Centurion determines the minimum credit criteria required for a consumer to receive an offer. These criteria were developed from proprietary risk models and commercially available risk evaluation scores. Credit bureaus provide Centurion with the credit attributes, scores, and encrypted names and addresses of persons passing the minimum criteria. Centurion then screens out persons with prior Centurion delinquencies and incidents of fraud, and uses its proprietary risk and response modeling to finalize the solicitation pool. Centurion may also determine the eligibility of such persons to receive an offer based on such person's activities (e.g., membership in a rewards program, holding credit cards, magazine or newspaper subscriptions, and college enrollment).

     The full application process is used for evaluation of unsolicited applications. The primary sources of these applications are the 'inbound' telemarketing program that features a toll-free telephone number and, on a limited basis, the American Express 'Take One' boxes located in a variety of public establishments. The full application process entails receiving a completed application, evaluating the application using proprietary scoring models and credit bureau information, screening out prior Centurion delinquencies and incidents of fraud, and verifying that the information on the application is both accurate and provided by the true applicant.

     In addition to the credit review performed in connection with origination of accounts, Centurion has established credit authorization procedures applicable to Optima Card Account utilizations. Utilizations of such Optima Card Accounts are subject to authorization at the time of such utilization based upon the Cardmember's past spending and payment activity and personal resources. Certain utilizations, such as purchases indicating out-of-pattern spending, initial utilizations on new accounts and charges to non-current accounts, are subject to closer credit scrutiny. The credit limits for Optima Card Accounts generally range from $500 to $15,000, although the credit limits applicable to certain Optima Card Accounts may be as high as $100,000.

     Optima Line of Credit Accounts. Optima Line of Credit Accounts are no longer actively solicited. They had been underwritten pursuant to procedures similar to those for Optima Card Accounts. Authorization based on Account holders' past spending and payment behavior and personal resources occurs at the time of utilization.

     Sign & Travel Accounts. Centurion extends the right to access a Sign & Travel Account to qualified Cardmembers after they have been Charge Card Account holders in good standing for one year. There is no pre-set spending limit on these accounts. However, utilizations of the Sign & Travel Account are subject to approval through a credit authorization process similar to credit authorization procedures applicable to the Optima Card Account.

BILLING AND PAYMENTS

     The accounts owned by Centurion have various billing and payment structures, including various annual fees and monthly finance charges. Each account holder is subject to an agreement governing the terms and conditions of the Optima Card Account, the Optima Line of Credit Account and the Sign & Travel Account, as applicable. Pursuant to each such agreement, Centurion reserves the right to change or terminate any terms, conditions, service or features of the account (including increasing or decreasing monthly finance charges, fees or minimum payments or changing the order in which payments made by account holders will be applied to satisfy amounts owing by account holders). Such changes are subject to the requirements of applicable laws and to certain limitations in the Pooling and Servicing Agreement described herein. Any announced increase in the formula used to calculate the APR (defined below) or other change making the terms of an account more stringent, generally becomes effective on a designated future date, absent instructions from the account holder to the contrary, or in any event, upon subsequent use of the account.

     Optima Card Accounts.  Generally, an Optima Card Account holder is charged
(i) an annual fee for the Optima Card of $0.00 to $75.00, (ii) a variable APR finance charge on merchandise and services purchased and on cash advances equal to the Prime Rate plus a spread ranging from 2.00% to 13.99%, depending on the Cardmember's tenure, spending and payment patterns and type of product, (iii) amounts payable for certain uses of the Optima Card, including the standard network fee of 2% on cash advances obtained through an automated teller machine, with a $2.50 minimum charge and a $20 maximum charge, and a 1% fee for obtaining American Express Travelers Cheques, and (iv) if applicable, insufficient funds fees, late fees, overlimit fees and other fees. Optima Card Accounts are billed by Centurion on a cycle basis. Generally, Optima Card Account holders must make a minimum payment equal to the greater of (a) $15 or, if the balance is less than $15, such balance, and (b) 1/50th of the new balance, plus any amount which is past due. Payments on the Optima Card Accounts are currently generally applied, in order of application, to balances in respect of finance charges and fees, cash advances, and merchandise and services.

     Optima Line of Credit Accounts. Billing and payment for Optima Line of Credit Accounts are the same as for Optima Card Accounts.

     Sign & Travel Accounts. There are no annual fee or other fees imposed for the use of the Sign & Travel Account except for a monthly finance charge, based on an annual percentage rate (an 'APR'), on the outstanding balance on the Sign & Travel Account. The APR for the Sign & Travel Account balances is variable equal to the Prime Rate plus 9.9%. Sign & Travel Accounts not in good standing are assessed interest at an APR equal to the Prime Rate plus 13.99%. The Sign & Travel Account is billed by Centurion on a cycle basis at the same time as the obligor's Charge Card Account. Generally, Sign & Travel Account holders must make a monthly minimum payment equal to the greater of (a) $20.00 or, if the balance is less than $20.00, such balance, and (b) 1/36th of the new balance, plus any amount which is past due. Currently, payments made on the Charge Card or Sign & Travel Accounts are generally applied first, to past due Sign & Travel Account balances, second, to past due Charge Card Account balances, third, to current Sign & Travel Account minimum payments, fourth, to current Charge Card Account balances, and finally, to outstanding Sign & Travel Account balances. Each minimum monthly payment is applied first to finance charges and then to the appropriate principal balance designated in the preceding sentence. After the incorporation of a Sign & Travel Account into the multifunctional product referred to under 'Centurion's Revolving Credit Business--General--Sign & Travel Accounts,' it is expected that payments made on such product shall be applied first to the pay-in-full feature, and then to the revolving features. It is expected that the lower rate-bearing features will be paid off prior to the higher rate-bearing features.

COLLECTION EFFORTS


     Efforts to collect delinquent Optima Card Accounts, Optima Line of Credit Accounts and Sign & Travel Accounts are made by Centurion and collection agencies and attorneys retained by Centurion. Under current practice, Centurion includes a request for payment of overdue amounts on all billing statements upon delinquency. Centurion uses its proprietary risk evaluation systems to determine the appropriate collection strategy. Account holders whom Centurion considers a high risk may be contacted by either a letter or a telephone call when the account becomes delinquent or sooner based on a number of factors, including the account holder's tenure and the amount owed in relation to prior spending and payment behavior. An Account is generally considered to be delinquent if the minimum payment specified in the Account holder's most recent billing statement is not received by the next statement cycle date. If Centurion determines that the account holder is unable to pay the outstanding balance, the account is 'pre-empted'--i.e., the card is cancelled, credit privileges are revoked, and more intensive collection action is initiated. For all other account holders, credit privileges are generally cancelled no later than 90 days from initial billing. For both the pre-empted accounts and those reaching the 90-days status, attorney demand letters may also be sent. If an account remains delinquent, it may be sent to collection agencies who continue with telephone calls, letters and telegrams. Legal action may be instituted. Centurion may enter into arrangements with account holders to extend or otherwise change payment schedules to maximize collections. In the future, Centurion may sell its rights to certain collections to collection agencies.

     Generally, it is Centurion's practice to cause the Receivables in an Account to be charged-off no later than the date on which such Account becomes six contractual payments past due (i.e., approximately 180 days from initial billing), although charge-offs may be made earlier in some circumstances, such as confirmed bankruptcies. The credit evaluation, servicing, charge-off and collection practices of Centurion may change over time in accordance with its business judgment and applicable law.

                       RFC II, CREDCO, CENTURION AND TRS

RFC II

     American Express Receivables Financing Corporation II ('RFC II'), a Transferor, was incorporated under the laws of the State of Delaware on August 7, 1995. All of its outstanding common stock is owned by American Express Travel Related Services Company, Inc. ('TRS'). TRS is a wholly owned subsidiary of American Express Company ('AMERICAN EXPRESS'), a publicly-held corporation engaged principally, through its subsidiaries, in providing travel related services, investors diversified financial services and international banking services throughout the world. RFC II was organized for the limited purpose of issuing securities of the type offered hereby, purchasing, holding, owning and selling receivables and any activities incidental to and necessary or convenient for the accomplishment of such purposes. Neither TRS, as stockholder of RFC II, nor RFC II's board of directors, intends to change the business purpose of RFC
II. RFC II's executive offices are located at American Express Tower, World Financial Center, 200 Vesey Street, Room 138, New York, New York 10285-4405.

CREDCO

     American Express Credit Corporation ('CREDCO'), is a wholly owned subsidiary of TRS primarily engaged in the business of purchasing charge card account receivables generated by TRS and certain revolving credit account receivables generated by Centurion. Its principal office is located at 301 N. Walnut Street, Wilmington, Delaware 19801.

CENTURION

     American Express Centurion Bank ('CENTURION'), a Transferor, was incorporated under Utah laws as an industrial loan company in 1987 and received FDIC insurance in 1989. Its principal office is located at 6985 Union Park Center, Midvale, Utah 84047. Centurion is a wholly owned subsidiary of TRS.

     Centurion is the surviving company of a 1996 merger with an affiliated bank which was also named American Express Centurion Bank. Prior to the merger, the affiliated bank was one of the Transferors. In connection with the merger, Centurion assumed all of the rights and obligations of the affiliated bank as a Transferor under the Pooling and Servicing Agreement and with respect to the Accounts owned by it.

TRS

     American Express Travel Related Services Company, Inc. ('TRS'), a company incorporated under the laws of the State of New York on May 3, 1982, is a wholly owned subsidiary of American Express and the parent company of Centurion, RFC II and Credco. TRS, directly or through its subsidiaries, provides a variety of products and services, including the Charge Card Accounts, consumer loans, American Express(Registered) Travelers Cheques, corporate and consumer travel products and services, magazine publishing, database marketing and management and insurance. TRS' principal office is located at American Express Tower, World Financial Center, 200 Vesey Street, New York, New York 10285.

            MERGER OR CONSOLIDATION OF A TRANSFEROR OR THE SERVICER

     According to the Pooling and Servicing Agreement, no Transferor is permitted to consolidate with or merge into, or to sell all or substantially all of its assets as an entirety to, any other entity (in each case, a 'SURVIVING TRANSFEROR COMPANY') unless, as specified in the Pooling and Servicing Agreement, (i) the Surviving Transferor Company is organized under the laws of the United States of America, any state thereof or the District of Columbia,
(ii) the Surviving Transferor Company, the Transferors and the Trustee shall have entered into and delivered to the Trustee a supplement to the Pooling and Servicing Agreement (in form reasonably satisfactory to the Trustee) providing for the Surviving Transferor Company to assume all of such Transferor's obligations under the Pooling and Servicing Agreement, (iii) such Transferor shall have delivered to the Trustee (a) an officer's certificate and an Opinion of Counsel regarding the enforceability against the Surviving Transferor Company of such assumption agreement and (b) a Tax Opinion (which shall also be addressed and delivered to each Rating Agency), (iv) all UCC filings, if any, required to perfect the interest of the Trustee in the Receivables to be conveyed by the Surviving Transferor Company shall have been duly made and copies thereof shall have been delivered by the Surviving Transferor Company to the Trustee, (v) the Trustee shall have received an opinion of counsel with respect to the satisfaction of clause (iv) and certain other matters specified in the Pooling and Servicing Agreement, and (vi) if the Surviving Transferor Company shall be eligible to be a debtor in a case under the Bankruptcy Code, such Transferor shall have delivered to the Rating Agencies (with a copy to the Servicer and the Trustee) notice of the assumption of such Transferor's obligations by the Surviving Transferor Company and the Rating Agency Condition shall have been satisfied or, if the Surviving Transferor Company shall not be eligible to be a debtor in a case under the Bankruptcy Code, such Transferor shall have delivered to the Rating Agencies notice of the assumption of such Transferor's obligations by the Surviving Transferor Company.

     According to the Pooling and Servicing Agreement, the Servicer is not permitted to consolidate with or merge into, or to sell all or substantially all of its assets to, any other entity (in each case, a 'SURVIVING SERVICER COMPANY') unless, in addition to certain other conditions specified in the Pooling and Servicing Agreement, such Surviving Servicer Company is an Eligible Servicer, such Surviving Servicer Company is a corporation organized and existing under the laws of the United States of America, any state thereof or the District of Columbia, and such Surviving Transferor Company expressly assumes (by entering into and delivering to the Trustee a supplement to the Pooling and Servicing Agreement in form reasonably satisfactory to the Trustee) the obligations of the Servicer under the Pooling and Servicing Agreement.

                    ASSUMPTION OF A TRANSFEROR'S OBLIGATIONS

     A Transferor may, from time to time, consider a transfer of all or a portion of its credit or charge accounts (if any) and a transfer of all or a portion of its respective receivables arising thereunder, which may include all, but not less than all, of the Accounts and such Transferor's remaining respective interests in (a) the Receivables arising thereunder, (b) Participations and (c) the Trust (collectively, the 'ASSIGNED ASSETS'), together with all servicing functions, if any, and other obligations under the Pooling and Servicing Agreement or relating to the transactions contemplated thereby (collectively, the 'ASSUMED OBLIGATIONS'), to another entity (the 'ASSUMING ENTITY') which may be an entity that is not affiliated with the Transferors. Pursuant to the Pooling and Servicing Agreement, each Transferor is permitted to assign, convey and transfer Assigned Assets and Assumed Obligations to the Assuming Entity without the consent or approval of the holders of any Certificates if the following conditions, among others, are satisfied: (i) the Assuming Entity, such Transferor and the Trustee shall have entered into and delivered to the Trustee a supplement to the Pooling and Servicing Agreement or an assumption agreement providing for the Assuming Entity to assume the Assumed Obligations, including the obligation under the Pooling and Servicing Agreement to transfer such Transferor's interest in the Receivables arising under the Accounts and the Receivables arising under any Additional Accounts to the Trust, (ii) all UCC filings required to perfect the interest of the Trustee in the Receivables arising under such Accounts shall have been duly made and copies thereof shall have been delivered by such Transferor to the Trustee, (iii) if the Assuming Entity shall be eligible to be a debtor in a case under the Bankruptcy Code, such Transferor shall have delivered to the Rating Agencies (with a copy to the Servicer and the Trustee) notice of such transfer and assumption, and the Rating Agency Condition shall have been satisfied or, if the Assuming Entity shall not be eligible to be a debtor under the Bankruptcy Code, such Transferor shall have delivered to the Rating Agencies notice of such transfer and assumption, and (iv) the Trustee shall have received an opinion of counsel with respect to the satisfaction of clause (ii) above and certain other matters specified in the Pooling and Servicing Agreement, and (v) the Trustee shall have received a Tax Opinion. The Pooling and Servicing Agreement provides that the Transferors, the Assuming Entity and the Trustee may enter into amendments to the Pooling and Servicing Agreement to permit the transfer and assumption described above without the consent of the holders of any Certificates. After any permitted transfer and assumption, the Assuming Entity will be considered to be a 'Transferor' for all purposes hereof, and such Transferor will have no further liability or obligation under the Pooling and Servicing Agreement, other than those liabilities that arose prior to such transfer.

                                  THE ACCOUNTS

     The Receivables have arisen or will arise in certain revolving credit accounts that have been selected from the total portfolio (the 'TOTAL PORTFOLIO') of Optima Card Accounts, Optima Line of Credit Accounts and Sign & Travel Accounts owned by Centurion or other charge or credit accounts or products owned by Centurion or other Account Owners (all selected accounts and products described in this sentence are referred to herein as the 'ACCOUNTS'), in each case, on the basis of criteria set forth in the Pooling and Servicing Agreement. An account in the Total Portfolio must be an Eligible Account to be selected for inclusion in the portfolio of Accounts, the Receivables of which will be owned by the Trust (the 'TRUST PORTFOLIO'). The Accounts include and may include all related accounts that satisfy certain conditions set forth in the Pooling and Servicing Agreement or are originated as a result of (a) a credit or charge card being lost or stolen or (b) the conversion of an Account into another type of Eligible Account.

     Pursuant to the Pooling and Servicing Agreement, in certain circumstances, the Transferors will be obligated (subject to certain limitations and conditions) to designate, from time to time, Eligible Accounts to be included as Accounts and, pursuant to the RFC II Purchase Agreement, to the extent that Credco owns any Receivables arising in such Accounts, Credco will be required to convey to RFC II for ultimate conveyance to the Trust the Receivables of such Accounts. Such Accounts must meet the eligibility criteria set forth in the Pooling and Servicing Agreement as of the date on which the Transferors designate such Accounts to be Additional Accounts. Under the Pooling and Servicing Agreement, each Transferor also has the right to convey Participation Interests to the Trust subject to the conditions described in the Pooling and Servicing Agreement. See 'The Pooling and Servicing Agreement Generally--Additions of Accounts or Participation Interests' for a more detailed discussion of the circumstances and manner in which the Receivables arising in Additional Accounts or Participation Interests will be conveyed to the Trust.

     As of each date with respect to which Additional Accounts are designated, to the extent that Credco transfers to RFC II Receivables arising in such Accounts, Credco will represent and warrant to RFC II that the Receivables generated under the Additional Accounts meet the eligibility requirements set forth in the RFC II Purchase Agreement and, to the extent that any Transferor transfers any such Receivables or Participation Interests, such Transferor will represent and warrant to the Trust that such Receivables or Participation Interests, if any, meet the eligibility requirements set forth in the Pooling and Servicing Agreement. See 'The Pooling and Servicing Agreement Generally--Conveyance of Receivables.' Because the Initial Accounts were designated as of the Initial Selection Date and subsequent Aggregate Addition Accounts may be designated from time to time, there can be no assurance that all of such Accounts will continue to meet the eligibility requirements as of any Series Closing Date.

     Subject to certain limitations and restrictions, the Transferors may also designate certain Accounts or Participation Interests, if any, for removal from the Trust, in which case such Participation Interests or the Receivables of the Removed Accounts will be reassigned to the Transferors and Credco may, but shall not be required to, repurchase Receivables in the Removed Accounts. Throughout the term of the Trust, the Receivables in the Trust will consist of Receivables generated under the Accounts, Participation Interests, if any, and the

Receivables generated under Additional Accounts, but will not include the Receivables generated under Removed Accounts or removed Participation Interests.

     In the future, Centurion or any other Transferor may determine to transfer to the Trust all or a portion of any merchant discount or other fees or charges relating to transactions in the Accounts, some of which may be similar to interchange fees that are assessed in transactions on bank card networks. Pursuant to the Pooling and Servicing Agreement, such fees would be treated as Finance Charge Receivables.

     The Prospectus Supplement relating to a Series will provide certain information about the portfolio of Accounts in the Trust as of the date specified. Such information will include the amount of Principal Receivables, the amount of Finance Charge Receivables, the range of principal balances of the Accounts, the range of credit lines of the Accounts, the range of ages of the Accounts, the material geographic distribution of the Accounts, the types of Accounts and delinquency statistics relating to the Accounts.

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

     The Certificates will be issued pursuant to the Pooling and Servicing Agreement and the related Supplement substantially in the forms filed as exhibits to the Registration Statement of which this Prospectus is a part. The Trustee will provide a copy of the Pooling and Servicing Agreement and the related Supplement (without exhibits or schedules) to Certificateholders on written request. The following summary describes certain terms of the Pooling and Servicing Agreement and the related Supplement and is qualified in its entirety by reference to the Pooling and Servicing Agreement and the related Supplement.

     The Certificates will evidence undivided beneficial interests in the Trust Assets allocated to such Certificates, representing the right to receive from such Trust Assets funds up to (but not in excess of) the amounts required to make payments of interest and principal in the manner described below.

     The Certificates will initially be represented by one or more Certificates registered in the name of the nominee of DTC (together with any successor depository selected by the Transferors, the 'DEPOSITORY'), except as set forth below. Unless otherwise stated in the related Prospectus Supplement, the Certificates will be available for purchase in minimum denominations of $1,000 and integral multiples thereof in book-entry form. The Transferors have been informed by DTC that DTC's nominee will be Cede & Co. ('CEDE'). Accordingly, Cede is expected to be the holder of record of the Certificates. Except under the limited circumstances described herein, no Certificateholder will be entitled to receive a Definitive Certificate representing such person's interest in the Certificates. Unless and until Definitive Certificates are issued under the limited circumstances described herein, all references herein to actions by Certificateholders shall refer to actions taken by DTC upon instructions from its Participants (as defined herein), and all references herein to distributions, notices, reports and statements to Certificateholders shall refer to distributions, notices, reports and statements to Cede, as the registered holder of the Certificates, for distribution to the beneficial owners of the Certificates in accordance with DTC procedures. See '--Book-Entry Registration' and '--Definitive Certificates.'

     Payments of interest and principal will be made on each related Interest Payment Date to the Certificateholders in whose names the Certificates were registered on the last day of the calendar month preceding such Interest Payment Date, unless otherwise specified in the related Prospectus Supplement (each, a 'RECORD DATE').

BOOK-ENTRY REGISTRATION

     Unless otherwise specified in the related Prospectus Supplement, Certificateholders may hold their Certificates through DTC (in the United States) or Cedel or Euroclear (in Europe) if they are participants of such systems, or indirectly through organizations which are participants in such systems.

     Cede, as nominee for DTC, will hold the global Certificate or Certificates. Cedel and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Cedel's and Euroclear's names on the books of their respective Depositaries (as defined herein) which in turn will hold such positions in customers' securities accounts in the Depositaries' names on the books of DTC. Citibank, N.A. will act as depositary for Cedel and Morgan Guaranty Trust Company of New York will act as depositary for Euroclear (in such capacities, the 'DEPOSITARIES').

     DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a 'clearing corporation' within the meaning of the UCC in effect in the State of

New York and a 'clearing agency' registered pursuant to the provisions of
Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations ('PARTICIPANTS') and to facilitate the settlement of securities transactions between Participants through electronic book-entry changes in accounts of its Participants, thereby eliminating the need for physical movement of certificates. Participants include underwriters, securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ('INDIRECT PARTICIPANTS').

     Transfers between Participants will occur in accordance with DTC rules. Transfers between Cedel Participants (as defined herein) and Euroclear Participants (as defined herein) will occur in accordance with their respective rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Cedel Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing systems by its Depositary. Cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Cedel Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

     Because of time-zone differences, credits of securities received in Cedel or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Cedel Participants on such business day. Cash received in Cedel or Euroclear as a result of sales of securities by or through a Cedel Participant or a Euroclear Participant to a Participant will be received with value on the DTC settlement date but will be available in the relevant Cedel or Euroclear cash account only as of the business day following settlement in DTC. For information with respect to tax documentation procedures relating to the Certificates, see 'Tax Matters--Federal Income Tax Consequences--Non-United States Investors.'

     Certificateholders that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Certificates may do so only through Participants and Indirect Participants. In addition, Certificateholders will receive all distributions of principal and interest on the Certificates from the Trustee through DTC and its Participants. Under a book-entry format, Certificateholders will receive payments after the related Distribution Date, as the case may be, because, while payments are required to be forwarded to Cede, as nominee for DTC, on each such date, DTC will forward such payments to its Participants, which thereafter will be required to forward them to Indirect Participants or holders of beneficial interests in the Certificates. It is anticipated that the only

'Certificateholder' will be Cede, as nominee of DTC, and that holders of beneficial interests in the Certificates will not be recognized by the Trustee as Certificateholders under the Pooling and Servicing Agreement. Holders of beneficial interests in the Certificates will only be permitted to exercise the rights of Certificateholders under the Pooling and Servicing Agreement indirectly through DTC and its Participants who in turn will exercise their rights through DTC. The Trustee, the Transferors, the Servicer and any paying agent, transfer agent or registrar may treat the registered holder in whose name any Certificate is registered (expected to be Cede) as the absolute owner thereof (whether or not such Certificate shall be overdue and notwithstanding any notice of ownership or writing thereon or any notice to the contrary) for the purpose of making payment and for all other purposes.

     Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Certificates and is required to receive and transmit distributions of principal of and interest on the Certificates. Participants and Indirect Participants with which holders of beneficial interests in the Certificates have accounts similarly are required to make book-entry transfers and receive and transmit such payments on behalf of these respective holders.

     Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of holders of beneficial interests in the Certificates to pledge Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such Certificates, may be limited due to the lack of a Definitive Certificate for such Certificates.

     DTC has advised the Transferor that it will take any action permitted to be taken by a Certificateholder under the Pooling and Servicing Agreement and the related Supplement only at the direction of one or more Participants to whose account with DTC the Certificates are credited. Additionally, DTC has advised the Transferor that it may take actions with respect to the Certificateholders' Interest that conflict with other of its actions with respect thereto.

     Cedel is incorporated under the laws of Luxembourg as a professional depository. Cedel holds securities for its participating organizations ('CEDEL PARTICIPANTS') and facilitates the clearance and settlement of securities transactions between Cedel Participants through electronic book-entry changes in accounts of Cedel Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Cedel in any of 28 currencies, including United States dollars. Cedel provides to Cedel Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Cedel interfaces with domestic markets in several countries. As a professional depository, Cedel is subject to regulation by the Luxembourg Monetary Institute. Cedel Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Cedel is also available to others, such as banks, brokers, dealers and trust companies, that clear through or maintain a custodial relationship with a Cedel Participant, either directly or indirectly.

     Euroclear was created in 1968 to hold securities for participants of Euroclear ('EUROCLEAR PARTICIPANTS') and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 29 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York (the 'EUROCLEAR OPERATOR'), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the 'COOPERATIVE'). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), underwriters, securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

     The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the 'EUROCLEAR PROVISIONS'). The Euroclear Provisions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Euroclear Provisions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

     Distributions with respect to Certificates held through Cedel or Euroclear will be credited to the cash accounts of Cedel Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by its Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See 'Tax Matters--Federal Income Tax Consequences--Non-United States Investors.' Cedel or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Certificateholder under the Pooling and Servicing Agreement and the related Supplement on behalf of a Cedel Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to its Depositary's ability to effect such actions on its behalf through DTC.

     Although DTC, Cedel and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Certificates among participants of DTC, Cedel and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

DEFINITIVE CERTIFICATES

     Unless otherwise specified in the related Prospectus Supplement, the Certificates of each Series will be issued as definitive certificates in fully registered certificated form ('DEFINITIVE CERTIFICATES') to Certificate Owners or their nominees rather than to DTC or its nominee, only if (i) the Transferors advise the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as Depository with respect to such Series of Certificates, and the Trustee is, or the Transferors are, unable to locate a qualified successor, (ii) the Transferors, at their option, elect to terminate the book-entry system through DTC or (iii) after the occurrence of a Servicer Default, Certificate Owners evidencing not less than 50% of the aggregate unpaid principal amount of the Certificates, advise the Trustee and DTC through Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of the Certificate Owners.

     Upon the occurrence of any of the events described in the immediately preceding paragraph, DTC is required to notify all Participants of the availability through DTC of Definitive Certificates. Upon surrender by DTC of the definitive certificates representing the Certificates and instructions for re-registration, the Trustee will issue the Certificates in the form of Definitive Certificates, and thereafter the Trustee will recognize the holders of such Definitive Certificates as Certificateholders under the Pooling and Servicing Agreement and the related Supplement ('HOLDERS').

     Distribution of principal and interest on the Certificates will be made by the Trustee directly to Holders in accordance with the procedures described herein and in the Prospectus Supplement and set forth in the Pooling and Servicing Agreement and the related Supplement. Interest payments and principal payments will be made to Holders in whose names the Definitive Certificates were registered at the close of business on the related Record Date. Distributions will be made by check mailed to the address of such Holder as it appears on the register maintained by the Trustee. The final payment on any Certificate (whether Definitive Certificates or Certificates registered in the name of Cede), however, will be made only upon presentation and surrender of such Certificate on the final payment date at such office or agency as is specified in the notice of final distribution to Certificateholders. The Trustee will provide such notice to registered Certificateholders not later than the fifth day of the month of the final distribution.

     Definitive Certificates will be transferable and exchangeable at the offices of the transfer agent and registrar, which will initially be the Trustee. No service charge will be imposed for any registration of transfer or exchange, but the transfer agent and registrar may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

INTEREST

     Interest will accrue on the Certificates of a Series or Class offered hereby at the per annum rate either specified in or determined in the manner specified in the related Prospectus Supplement. Except as otherwise provided herein, collections of Finance Charge Receivables and certain other amounts allocable to the Certificateholders' Interest of a Series or Class offered hereby will generally be used to make interest payments to Certificateholders of such Series or Class on each Interest Payment Date specified in the related Prospectus Supplement; provided that after the commencement of an Early Amortization Period or Early Accumulation Period with respect to such Series, interest will be distributed to such Certificateholders monthly on each Special Payment Date. If the Interest Payment Dates for a Series or Class occur less frequently than monthly, such collections or other amounts (or the portion thereof allocable to such Class) may be deposited in one or more Interest Funding Accounts and used to make interest payments to Certificateholders of such Series or Class on the following Interest Payment Date. If a Series has more than one Class of Certificates, each such Class may have a separate Interest Funding Account. Funds on deposit in an Interest Funding Account will be invested in Eligible Investments. Any earnings (net of losses and investment expenses) on funds in an Interest Funding Account will be paid to, or at the direction of, the Transferors except as otherwise specified in any Supplement.

Interest with respect to the Certificates of each Series offered hereby will accrue and be calculated on the basis described in the related Prospectus Supplement.

PRINCIPAL

     The Certificates of each Series will have a Revolving Period during which collections of Principal Receivables and certain other amounts otherwise allocable to the Invested Amount of such Series will, (i) if such Series is a Principal Sharing Series, be treated as Shared Principal Collections and will be distributed to, or for the benefit of, the Certificateholders of other Series in such Group or, if not required for such purpose, the holders of the Transferor Certificates or deposited into the Special Funding Account or (ii) if such Series is not a Principal Sharing Series, paid to the holders of the Transferor Certificates or deposited into the Special Funding Account, as more fully described in the related Prospectus Supplement. Unless an Early Amortization Period or Early Accumulation Period commences with respect to a Series, following the Revolving Period with respect to such Series, such Series will have either a Controlled Amortization Period or a Controlled Accumulation Period.

     During the Controlled Accumulation Period, if any, with respect to a Series, collections of Principal Receivables and certain other amounts allocable to the Certificateholders' Interest of such Series (including Shared Principal Collections, if any, allocable to such Series) will be deposited on each Distribution Date in a Principal Funding Account and used to make principal distributions to the Certificateholders of such Series or any Class thereof when due. If so specified in the related Prospectus Supplement, the amount to be deposited in a Principal Funding Account for any Series offered hereby on any Distribution Date may, but will not necessarily, be limited to an amount equal to a Controlled Accumulation Amount specified in such Prospectus Supplement plus any existing deficit controlled accumulation amount arising from prior Distribution Dates. If the Prospectus Supplement for a Series so specifies, the amount to be deposited in the Principal Funding Account on a Distribution Date may be a variable amount. If a Series has more than one Class of Certificates, each Class may have a separate Principal Funding Account and Controlled Accumulation Amount. In addition, the related Prospectus Supplement may describe certain priorities among such Classes with respect to deposits of principal into such Principal Funding Accounts.

     During the Controlled Amortization Period, if any, with respect to a Series, collections of Principal Receivables and certain other amounts allocable to the Certificateholders' Interest of such Series (including Shared Principal Collections, if any, allocable to such Series) will be used on each Distribution Date to make principal distributions to any Class of Certificateholders then scheduled to receive such distributions. If so specified in the related Prospectus Supplement, the amount to be distributed to Certificateholders of any Series offered hereby on any Distribution Date may be limited to an amount equal to the Controlled Amortization Amount specified in such Prospectus Supplement plus any existing deficit controlled amortization amount arising from prior Distribution Dates. If a Series has more than one Class of Certificates, each Class may have a separate Controlled Amortization Amount. In addition, the related Prospectus Supplement may describe certain priorities among such Classes with respect to such distributions.

     During the Early Accumulation Period, if any, with respect to a Series, collections of Principal Receivables and certain other amounts allocable to the Certificateholders' Interest of such Series (including Shared Principal Collections, if any, allocated to such Series) will be deposited on each Distribution Date in a Principal Funding Account and used to make distributions of principal to the Certificateholders of such Series or Class on the Expected Final Payment Date. The amount to be deposited in the Principal Funding Account will not be limited to any Controlled Deposit Amount. See 'Series Provisions--Pay-Out Events' in the related Prospectus Supplement for a discussion of the events that might lead to the commencement of the Early Accumulation Period with respect to a Series.

     During the Early Amortization Period with respect to a Series, collections of Principal Receivables and certain other amounts allocable to the Certificateholders' Interest of such Series (including Shared Principal Collections, if any, allocable to such Series) will be distributed as principal payments to the applicable Certificateholders monthly on each Distribution Date beginning with the first Special Payment Date. During the Early Amortization Period with respect to a Series, distributions of principal to Certificateholders of such Series, in general, will not be subject to any Controlled Distribution Amount. In addition, upon the commencement of the Early Amortization Period, any funds on deposit in a Principal Funding Account with respect to such Series will be paid to the Certificateholders of the relevant Class or Series on the first Special Payment Date. See

'Series Provisions--Pay-Out Events' in the related Prospectus Supplement for a discussion of the events that might lead to the commencement of the Early Amortization Period with respect to a Series.

     Funds on deposit in any Principal Funding Account established with respect to a Class or Series offered hereby will be invested in Eligible Investments and may be subject to a guarantee or guaranteed investment contract or a deposit account or other mechanism specified in the related Prospectus Supplement intended to assure a minimum rate of return on the investment of such funds. In order to enhance the likelihood of the payment in full of the principal amount of a Class of Certificates offered hereby at the end of a Controlled Accumulation Period or Early Accumulation Period with respect thereto, such Class may be subject to a maturity liquidity facility or a deposit account or other similar mechanism specified in the relevant Prospectus Supplement.

PAY-OUT EVENTS AND REINVESTMENT EVENTS

     The Revolving Period with respect to a Series will continue through the date specified in the applicable Prospectus Supplement and the Controlled Amortization Period or Controlled Accumulation Period will begin at such time, unless a Pay-Out Event or Reinvestment Event occurs. The Early Amortization Period with respect to such Series will commence when a Pay-Out Event occurs or is deemed to occur and the Early Accumulation Period will occur when a Reinvestment Event occurs or is deemed to occur. If a Reinvestment Event has occurred with respect to a Series and a Pay-Out Event occurs or is deemed to occur then the Early Amortization Period with respect to such Series will commence. A 'PAY-OUT EVENT' may occur with respect to any specific Series upon the occurrence of any event specified in the related Prospectus Supplement. Such events may include, but are not required to include nor are they limited to, (i) certain events of bankruptcy, insolvency, liquidation, receivership, or conservatorship relating to a Transferor or holder of the Original Transferor Certificate or, unless certain conditions specified in such Prospectus Supplement can be satisfied, relating to TRS, (ii) the Trust becoming subject to regulation as an 'investment company' within the meaning of the Investment Company Act of 1940, as amended, (iii) the failure by a Transferor to make any payment or deposit required under the Pooling and Servicing Agreement within a specified period of the date such payment or deposit is required to be made,
(iv) the breach of certain other covenants, representations or warranties contained in the Pooling and Servicing Agreement, after any applicable notice and cure period (and, if so specified in the related Supplement, only to the extent such breach has a material adverse effect on the related Certificateholders), (v) the failure by Centurion to make a required designation of Additional Accounts for the Trust within a specified time after the date such addition is required to be made, (vi) a reduction in the series adjusted portfolio yield below the rates, and for the period, specified in the related Prospectus Supplement and (vii) the occurrence of a Servicer Default. The Early Amortization Period with respect to a Series will commence on the day on which a Pay-Out Event occurs or is deemed to occur with respect thereto. If an Early Amortization Period commences, monthly distributions of principal to the Certificateholders of such Series will begin on the Distribution Date in the Monthly Period following the Monthly Period in which such Pay-Out Event occurs (such Distribution Date and each following Distribution Date with respect to such Series, a 'SPECIAL PAYMENT DATE'). Any amounts on deposit in a Principal Funding Account or an Interest Funding Account with respect to such Series at such time will be distributed on such first Special Payment Date to the Certificateholders of such Series. If, because of the occurrence of a Pay-Out Event, the Early Amortization Period begins earlier than the scheduled commencement of a Controlled Amortization Period or prior to an Expected Final Payment Date, Certificateholders will begin receiving distributions of principal earlier than they otherwise would have and such distributions, in general, will not be subject to the Controlled Deposit Amount or the Controlled Distribution Amount. As a result, the average life of the Certificates may be reduced or increased and depending upon the characteristics and types of alternative investments in which a Certificateholder could then reinvest the proceeds received with respect to its Certificates, the return to such Certificateholder on such proceeds could be less than the return such Certificateholder would have realized on its Certificates had such Pay-Out Event not occurred. If a Series has more than one Class of Certificates, each Class may have different Pay-Out Events which, in the case of any Series of Certificates offered hereby, will be described in the related Prospectus Supplement.

     A particular Series may have no Pay-Out Events or only limited Pay-Out Events, but may have in lieu thereof specified events ('REINVESTMENT EVENTS') that end the reinvestment of the Trust in new Receivables and apply available collections of Principal Receivables to the purchase of Eligible Investments. A Reinvestment Event may include all or some of the events that constitute Pay-Out Events for other Series. The Early Accumulation Period with respect to a Series will commence on the day on which a Reinvestment Event occurs or is deemed to occur with respect thereto. If a Series has more than one Class of Certificates, each Class may have different Reinvestment Events (or may have only Pay-Out Events) which, in the case of any Series of Certificates offered hereby, will be described in the related Prospectus Supplement.

     In addition to the consequences of a Pay-Out Event or Reinvestment Event discussed above, if an Insolvency Event shall occur, immediately on the day of such event the Transferors will cease to transfer Principal Receivables to the Trust and promptly give notice to the Trustee of such event. Under the terms of the Pooling and Servicing Agreement, as soon as possible but in any event within 15 days, the Trustee will publish a notice of the occurrence of an Insolvency Event with respect to any Transferor or the holder of the Original Transferor Certificate stating that the Trustee intends to sell, dispose of, or otherwise liquidate the Receivables in a commercially reasonable manner unless instructions otherwise are received within a specified period from Holders of more than 50% of the Invested Amount of each Series of Certificates issued and outstanding (or, with respect to any Series with two or more Classes, 50% of the Invested Amount of each Class, which may include a Collateral Invested Amount), each Transferor (or other holder of the Original Transferor Certificate) not subject to an Insolvency Event, each holder of a Supplemental Certificate, and possibly the vote of other persons designated by the Transferors to the Trustee prior to the Insolvency Event to the effect that such persons disapprove of the liquidation of Receivables. The Trustee will sell, dispose of, or otherwise liquidate the Receivables in a commercially reasonable manner and on commercially reasonable terms. The proceeds from the sale, disposition or liquidation of the Receivables will be treated as collections on the Receivables and applied as provided above and in each Prospectus Supplement.

     If the only Pay-Out Event or Reinvestment Event to occur with respect to any Series is the bankruptcy, insolvency, liquidation receivership or conservatorship of a Transferor, the Trustee may not be permitted to suspend transfers of Receivables to the Trust, and the instructions to sell the Receivables may not be given effect.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     The Servicer's compensation for its servicing activities and reimbursement for its expenses is a monthly servicing fee (the 'SERVICING FEE'). The Servicing Fee will be allocated among the Transferors' Interest (the 'TRANSFEROR SERVICING FEE'), Certificateholders of each Series and, if any, the holder of the Collateral Interest of such Series. The portion of the Servicing Fee allocable to each Series of Certificates on any Distribution Date (the 'MONTHLY SERVICING FEE') will generally be equal to one-twelfth of the product of (a) the applicable servicing fee percentage with respect to such Series and (b) the Invested Amount of such Series with respect to the related Monthly Period.

     The Servicer will pay from its servicing compensation certain expenses incurred in connection with servicing the Receivables including, without limitation, payment of the fees and disbursements of the Trustee, paying agent, transfer agent and registrar and independent accountants and other fees which are not expressly stated in the Pooling and Servicing Agreement to be payable by the Trust or the Transferors other than federal, state and local income and franchise taxes, if any, of the Trust.

                 THE POOLING AND SERVICING AGREEMENT GENERALLY

CONVEYANCE OF RECEIVABLES

     On the first Series Closing Date, Credco sold and assigned to RFC II, for sale and assignment by RFC II to the Trust, Credco's interest in all Receivables in the Initial Accounts existing at the close of business on April 25, 1996 (the 'INITIAL CUT-OFF DATE'), all Recoveries allocable to the Trust, and the proceeds of all of the foregoing, and the Transferors sold and assigned to the Trust their respective interests in the Receivables in the Initial Accounts existing on the Initial Cut-Off Date, all Receivables thereafter created from time to time under the Initial Accounts, all Recoveries allocable to the Trust and the proceeds of all of the foregoing. Centurion, directly or indirectly, may also sell and assign, from time to time, to the Trust, and Credco, to the extent that Credco owns any Receivables arising in any designated Additional Accounts, will sell and assign, to RFC II, for sale and assignment by RFC II to the Trust, the Receivables in designated Additional Accounts existing at the close of business on each applicable date of designation thereof, and each may from time to time sell and assign to the Trust its interest in Participation Interests, all Recoveries allocable to the Trust and the proceeds of all of the foregoing.

     On each Series Closing Date, the Trustee will authenticate and deliver one or more certificates representing the Series or Class of Certificates, in each case against payment to the Transferors of the net proceeds of the sale of the Certificates. In the case of the first Series Closing Date, the Trustee will also deliver to the Transferors the Transferor Certificate, representing the Transferors' Interest.

     In connection with each transfer of Receivables to the Trust, the computer records relating to such Receivables will be marked to indicate that such Receivables have been conveyed to the Trust. In addition, the Trustee will be provided with a computer file or a microfiche list containing a true and complete list showing for each Account, as of the applicable date of designation, (i) its account number and (ii) except in the case of New Accounts, the aggregate amount of Receivables in such Account. The Transferors and Credco will retain and will not deliver to the Trustee any other records or agreements relating to the Accounts or the Receivables. Except as set forth above, the records and agreements relating to the Accounts and the Receivables will not be segregated from those relating to other credit accounts and receivables, and the physical documentation relating to the Accounts or Receivables will not be stamped or marked to reflect the transfer of Receivables to the Transferor or the Trust. Each Transferor will file UCC financing statements with respect to the transfer of the Receivables from such Transferor to the Trust meeting the requirements of applicable state law. See 'Risk Factors' and 'Certain Legal Aspects of the Receivables.'

     As described below under '--Additions of Accounts or Participation Interests,' in some circumstances, Centurion will be obligated to designate from time to time Additional Accounts to be included as Accounts and, as a result of such designation, each Transferor, to the extent that such Transferor owns any Receivables arising in such Accounts, will be obligated to convey to the Trust all such Receivables, whether such Receivables are then existing or thereafter created. Each such Additional Account must be an Eligible Account. In respect of any designation of Additional Accounts, the Transferors will follow the procedures set forth in the preceding paragraph, except the list will show information for such Additional Accounts as of the date such Additional Accounts are identified and selected. Aggregate Addition Accounts will be selected by the Transferors in a manner which they reasonably believe will not be materially adverse to the Certificateholders. The Transferors have the right (subject to certain conditions described under '--Additions of Accounts or Participation Interests') to convey Participation Interests to the Trust. In addition, the Transferors may (under certain circumstances and subject to certain limitations and conditions) remove the Participation Interests and the Receivables in certain Accounts as described under '--Removal of Accounts.'

REPRESENTATIONS AND WARRANTIES

     The Pooling and Servicing Agreement includes representations and warranties of Centurion to the Trust relating to the Accounts and of Centurion and RFC II to the Trust relating to the Receivables as of each Series Closing Date (or as of the related addition date with respect to Additional Accounts) to the effect, among other things, that (a) as of each applicable selection date, each Account was an Eligible Account, (b) as of each applicable selection date, each of the Receivables then existing in the Initial Accounts or in the Additional Accounts, as applicable, is an Eligible Receivable and (c) on the date of creation of any new Receivable, such Receivable is an Eligible Receivable. If a Transferor breaches any representation and warranty described in this paragraph in any material respect and such breach remains uncured for 60 days, or such longer period as may be agreed to by the Trustee and the Servicer, after the earlier to occur of the discovery of such breach by either Transferor or receipt of written notice of such breach by either Transferor and such breach has a material adverse effect on the Certificateholders' Interest in such Receivable, all Receivables with respect to the Accounts affected ('INELIGIBLE RECEIVABLES') will be reassigned to the Transferors on the terms and conditions set forth below and such Account shall no longer be included as an Account.

     'ELIGIBLE RECEIVABLE' means each receivable, or interest therein as contemplated by the Pooling and Servicing Agreement and the RFC II Purchase Agreement, (a) which has arisen under an Eligible Account, (b) which was created in compliance with all requirements of law and pursuant to an agreement which complies with all requirements of law applicable to the Account Owner of such Eligible Account, in either case, the failure to comply with which would have an Adverse Effect, (c) with respect to which all material consents, licenses, approvals or authorizations of, or registrations or declarations with, any governmental authority required to be obtained, effected or given in connection with the creation of such Receivable or the execution, delivery, creation and performance by such Account Owner of the related agreement pursuant to which such Receivable was created have been duly obtained or given and are in full force and effect, (d) as to which at the time of its transfer to the Trust, a Transferor or the Trust will have good and marketable title, free and clear of all liens, encumbrances, charges and security interests other than Permitted Liens (defined below), (e) which has been the subject of either a valid transfer and assignment from a Transferor to the Trust of all such Transferor's right, title and interest therein (and in the proceeds thereof), or the grant of a first-priority perfected security interest therein (and in the proceeds thereof), effective until the termination of the Trust, (f) which will at all times be the legal, valid and binding payment obligation of the related Account holder enforceable against such Account holder in accordance with its terms, subject to certain bankruptcy or insolvency related exceptions, (g) which at the time of its transfer to the Trust, has not been waived or modified except as permitted under the Pooling and Servicing Agreement, (h) which is not at the time of its transfer to the Trust subject to any right of rescission, setoff, counterclaim or defense (including the defense of usury), other than certain bankruptcy and insolvency related defenses, (i) as to which the Transferor has satisfied all obligations to be fulfilled at the time it is transferred to the Trust, (j) as to which, at the time of its transfer to the Trust, neither such Transferor nor Credco nor its Account Owner has taken any action which would impair or has failed to take any action, the result of which would impair, the rights of the Trust or the Certificateholders therein and (k) which constitutes either an 'account' or a 'general intangible' under the applicable UCC as then in effect. As used in this paragraph, the term 'PERMITTED LIENS' means liens for municipal or other local taxes of a Transferor or an Account Owner if such taxes are not then due and payable or if such Transferor or such Account Owner is then contesting the validity thereof in good faith by appropriate proceedings and has set aside adequate reserves with respect thereto.


     An Ineligible Receivable will be reassigned to the Transferors on or before the end of the Monthly Period in which such reassignment obligation arises by the Transferors directing the Servicer to deduct the portion of such Ineligible Receivable which is a Principal Receivable from the aggregate amount of the Principal Receivables used to calculate the Transferor Amount. In the event that the exclusion of the principal portion of an Ineligible Receivable from the calculation of the Transferor Amount would cause the Transferor Amount to be less than the Required Transferor Amount, on the Distribution Date following the Monthly Period in which such reassignment obligation arises the Transferors will make a deposit into the Special Funding Account in immediately available funds in an amount equal to the amount by which the Transferor Amount would be reduced below the Required Transferor Amount. The reassignment of any Ineligible Receivable to the Transferors, and the obligation of the Transferors to make any deposits into the Special Funding Account as described in this paragraph, is the sole remedy respecting any breach of the representations and warranties described in the preceding paragraph with respect to such Receivable available to the Certificateholders or the Trustee on behalf of Certificateholders. Credco, in the RFC II Purchase Agreement, has agreed to repurchase from RFC II certain Ineligible Receivables reassigned to RFC II and to promptly pay to RFC II the principal amount thereof plus applicable finance charges. The term 'TRANSFEROR AMOUNT' means, at any time of determination, an amount equal to the sum of (i) the total aggregate amount of Principal Receivables in the Trust and
(ii) the amount on deposit in the Special Funding Account at such time minus the aggregate 'Adjusted Invested Amounts' for all outstanding Series (specified in the Prospectus Supplements related to the offering of such Series) at such time.

     Each Transferor will also make representations and warranties to the Trust to the effect, among other things, that as of each Series Closing Date it is a state-chartered bank or corporation, as applicable, it has the authority to consummate the transactions contemplated by the Pooling and Servicing Agreement and each Supplement and further represents to the Trust on each Series Closing Date and, with respect to the Additional Accounts, as of each addition date (a) the Pooling and Servicing Agreement and each Supplement constitutes a valid, binding and enforceable agreement of such Transferor and (b) the Pooling and Servicing Agreement and each Supplement constitutes either a valid sale, transfer and assignment to the Trust of all right, title and interest of such Transferor in the Receivables, whether then existing or thereafter created and the proceeds thereof (including proceeds in any of the accounts established for the benefit of the Certificateholders) and in Recoveries or the grant of a first-priority perfected security interest under the applicable UCC in such Receivables and the proceeds thereof (including proceeds in any of the accounts established for the benefit of the Certificateholders) and in Recoveries, which is effective as to each Receivable then existing on such date. In the event of a material breach of any of the representations and warranties described in this paragraph that has a material adverse effect on the Certificateholders' Interest in the Receivables or the availability of the proceeds thereof to the Trust (which determination will be made without regard to whether funds are then available pursuant to any Series Enhancement), either the Trustee or Certificateholders holding Certificates evidencing not less than 50% of the aggregate unpaid principal amount of all outstanding Certificates, by written notice to the Transferors and the Servicer (and to the Trustee if given by the Certificateholders), may direct the Transferors to accept the reassignment of the Receivables in the Trust within 60 days of such notice, or within such longer period specified in such notice. The Transferors will be obligated to accept the reassignment of such Receivables on the

Distribution Date following the Monthly Period in which such reassignment obligation arises. Such reassignment will not be required to be made, however, if at the end of such applicable period, the representations and warranties shall then be true and correct in all material respects and any material adverse effect caused by such breach shall have been cured. The price for such reassignment will be an amount equal to the sum of the amounts specified therefor with respect to each Series in the related Supplement. The payment of such reassignment price in immediately available funds will be considered a payment in full of the Certificateholders' Interest and such funds will be distributed upon presentation and surrender of the Certificates. If the Trustee or Certificateholders give a notice as provided above, the obligation of the Transferors to make any such deposit will constitute the sole remedy respecting a breach of the representations and warranties available to Certificateholders or the Trustee on behalf of Certificateholders. See 'Description of the Purchase Agreements--Representations and Warranties.'

     It is not required or anticipated that the Trustee will make any initial or periodic general examination of the Receivables or any records relating to the Receivables for the purpose of establishing the presence or absence of defects, the compliance by Credco and the Transferors of their respective representations and warranties or for any other purpose. In addition, it is not anticipated or required that the Trustee will make any initial or periodic general examination of the Servicer for the purpose of establishing the compliance by the Servicer with its representations or warranties or the performance by the Servicer of its obligations under the Pooling and Servicing Agreement, any Supplement or for any other purpose. The Servicer, however, will deliver to the Trustee on or before March 31 of each calendar year an opinion of counsel with respect to the perfection of the interest of the Trust in and to the Receivables and certain other components of the Trust.

THE TRANSFEROR CERTIFICATES; ADDITIONAL TRANSFERORS

     The Pooling and Servicing Agreement provides that the Transferors may exchange a portion of the Original Transferor Certificate for one or more additional certificates (each, a 'SUPPLEMENTAL CERTIFICATE') for transfer or assignment to a person designated by the Transferors upon the execution and delivery of a supplement to the Pooling and Servicing Agreement (which supplement shall be subject to the amendment section of the Pooling and Servicing Agreement to the extent that it amends any of the terms of the Pooling and Servicing Agreement; see '--Amendments'); provided, that (a) the Rating Agency Condition is satisfied for such exchange, (b) each Transferor shall have delivered to the Trustee an officer's certificate to the effect that such Transferor reasonably believes that such exchange will not, based on the facts known to such officer at the time of such certification, have an Adverse Effect,
(c) the Transferors shall have delivered to the Trustee a Tax Opinion (as defined herein) with respect to such exchange, (d) the aggregate amount of Principal Receivables in the Trust as of the date of such exchange will be greater than the Required Minimum Principal Balance as of such date and (e) the Transferors or other holders of the Original Transferor Certificate as of the date of such exchange shall have a remaining interest in the Trust of not less than, in the aggregate, 2% of the total amount of Principal Receivables and funds on deposit in the Special Funding Account, the Principal Funding Account and any other similar account. The primary purpose for such a transfer would be to convey an interest in the Original Transferor Certificate to another person. Any transfer or assignment of a Supplemental Certificate is subject to the condition set forth in (c) above.

     If an affiliate of the Transferors owns Eligible Accounts, the receivables of which are eligible for transfer to the Trust, the Transferors may wish to designate such affiliate to be included as a 'Transferor' ('ADDITIONAL TRANSFERORS') under the Pooling and Servicing Agreement (by means of an amendment to the Pooling and Servicing Agreement that will not require the consent of any Certificateholder; see '--Amendments'). In connection with the designation of an Additional Transferor, the Transferors will surrender the Transferor Certificate to the Trustee in exchange for a newly issued Transferor Certificate modified to reflect such Additional Transferor's interest in the Transferors' Interest; provided, however, that (i) the conditions set forth in clauses (a) and (c) in the preceding paragraph with respect to a transfer of a Supplemental Certificate shall have been satisfied with respect to such designation and transfer and (ii) any applicable conditions described in '--Additions of Accounts or Participation Interests' shall have been satisfied with respect to the transfer of Receivables or Participation Interests by any Additional Transferor to the Trust. Following the inclusion of an Additional Transferor, the Additional Transferor will be treated in the same manner as a Transferor, and each Additional Transferor generally will have the same obligations and rights as a Transferor described herein.

ADDITIONS OF ACCOUNTS OR PARTICIPATION INTERESTS

     Under the Pooling and Servicing Agreement, the Transferors will be obligated, in certain circumstances described below, to designate from time to time Additional Accounts to be included as Accounts. In connection with any such designation, the Transferors (pursuant to the Pooling and Servicing Agreement) will convey to the Trust, and, to the extent that Credco owns any Receivables arising in such Accounts, Credco (pursuant to the RFC II Purchase Agreement) shall be required to convey to RFC II for conveyance by RFC II to the Trust, all of their respective interests in all Receivables arising from such Additional Accounts, subject to the following conditions, among others: (i) each such Additional Account must be an Eligible Account and (ii) except for the addition of New Accounts (a) the selection of the Aggregate Addition Accounts is done in a manner which the relevant Transferor reasonably believes will not result in an Adverse Effect and (b) except for the addition of New Accounts, the Rating Agency Condition shall have been satisfied. The Transferors will be obligated to designate Additional Accounts (to the extent available) if the aggregate amount of Principal Receivables in the Trust at the end of any Monthly Period is less than the Required Minimum Principal Balance as of the end of such Monthly Period. In lieu of adding Additional Accounts, the Transferors may convey Participation Interests to the Trust. 'REQUIRED MINIMUM PRINCIPAL BALANCE' as of any date of determination means the sum of the Series Invested Amounts for all outstanding Series plus the sum of the Series Required Transferor Amounts (as defined herein) for each such Series minus the amount on deposit in the Special Funding Account. The 'SERIES INVESTED AMOUNT' for a Series will be the amount set forth in the related Supplement and, for each Series offered hereby, in the related Supplement for such Series, but will generally equal the initial Invested Amount for a Series.

     Each Additional Account must be an Eligible Account at the time of its designation. However, since Additional Accounts or Participation Interests, which may be created after the Initial Selection Date, may not have been a part of the portfolio of accounts of Centurion as of the Initial Selection Date, they may not be of the same credit quality as the Initial Accounts because such Additional Accounts or Participation Interests may have been originated at a later date using credit, origination or underwriting criteria different from those which were applied to the Initial Accounts or may have been acquired from another revolving credit issuer or entity that had different credit, origination or underwriting criteria. Consequently, the performance of such Additional Accounts or Participation Interests may be better or worse than the performance of the Initial Accounts.

REMOVAL OF ACCOUNTS

     Subject to the conditions set forth in this paragraph, on any day of any Monthly Period, the Transferors may, but shall not be obligated to, acquire all Receivables and proceeds thereof with respect to Removed Accounts and Participation Interests, and Credco may, but shall not be obligated to, acquire from RFC II the Receivables and proceeds thereof transferred by Credco to RFC II in the Removed Accounts. The designation of Removed Accounts and Participation Interests and the acquisition by the Transferors of the Receivables and proceeds thereof could occur for a number of reasons including, among others, a determination by the Transferors that the Trust contains more Receivables than the Transferors are obligated to retain in the Trust under the Pooling and Servicing Agreement and any applicable Supplements and a determination that the Transferors do not desire to obtain additional financing through the Trust at such time. The only limitation on the right of the Transferors to require the reassignment of the Receivables in designated Removed Accounts are those described herein and in the related Prospectus Supplement. The Transferors are permitted to designate and require reassignment of the Receivables from Removed Accounts and Participation Interests only upon satisfaction of the following conditions: (i) the Transferors shall have delivered to the Trustee a computer file or microfiche list containing a true and complete list of all Removed Accounts, such Accounts to be identified by, among other things, account number and their aggregate amount of Receivables; (ii) each Transferor shall have delivered an officer's certificate to the trustee to the effect that in the reasonable belief of such Transferor (a) no selection procedure believed by such Transferor to be materially adverse to the interests of the Certificateholders or such Transferor was utilized in removing the Removed Accounts from among any pool of Accounts of a similar type, (b) such removal will not have an Adverse Effect and (c) such removal will not result in the occurrence of a Pay-Out Event or a Reinvestment Event and (iii) the Transferors shall have delivered 8 business days' prior written notice of the removal to each Rating Agency, the Trustee and the Servicer and prior to the date on which such Receivables are to be removed the Rating Agency Condition shall have been satisfied with respect to such removal.

DISCOUNT OPTION

     The Pooling and Servicing Agreement provides that the Transferors may at any time and from time to time, but without any obligation to do so, designate a specified fixed or variable percentage (the 'DISCOUNT PERCENTAGE') of the amount of Receivables existing and arising in all or any specified portion of the Accounts on and after the date such designation becomes effective that otherwise would have been treated as Principal Receivables to be treated as Finance Charge Receivables (the 'DISCOUNT RECEIVABLES'). After any such designation, pursuant to the Pooling and Servicing Agreement, the Transferors may, without notice to or consent of the Certificateholders, from time to time increase, reduce or withdraw the Discount Percentage. The Transferors must provide 30 days prior written notice to the Servicer, the Trustee, each Rating Agency and any provider of Series Enhancement of any such designation or increase, reduction or withdrawal, and such designation or increase, reduction or withdrawal will become effective on the date specified therein only if (a) each Transferor will have delivered to the Trustee and certain providers of Series Enhancement a certificate of an authorized officer of such Transferor to the effect that, based on the facts known to such Transferor at the time, such designation or increase, reduction or withdrawal will not at the time of its occurrence cause a Pay-Out Event or Reinvestment Event or an event that, with notice or the lapse of time or both, would constitute a Pay-Out Event or Reinvestment Event, to occur with respect to any Series, (b) the Rating Agency Condition will have been satisfied with respect to such designation or increase, reduction or withdrawal, and (c) only in the case of a reduction or withdrawal of the Discount Percentage, the Transferors will have (i) delivered to the Trustee an opinion of counsel to the effect that such reduction of the Discount Percentage will not adversely affect the tax characterization as debt of any Certificates of any outstanding Series or Class that were characterized as debt at the time of their issuance and (ii) in certain circumstances, obtained the prior written consent of each provider of Series Enhancement entitled to consent thereto. On the Date of Processing of any collections on or after the date the exercise of the discount option takes effect, the product of (i) the Discount Percentage then in effect and (ii) collections of Receivables with respect to the Accounts on or after the date such option is exercised that otherwise would be Principal Receivables will be deemed collections of Finance Charge Receivables and will be applied accordingly, unless otherwise provided in the related Supplement. Although, except as described in the next paragraph, there can be no assurance that the Transferors will do so, any such designation may occur because the Transferors determine that the exercise of the discount option is needed to provide a sufficient yield on the Receivables to cover interest and other amounts due and payable from collections of Finance Charge Receivables or to avoid the occurrence of a Pay-Out Event or Reinvestment Event relating to the reduction of the average Portfolio Yield of Accounts in the Trust, if the related Supplement provides for such a Pay-Out Event or Reinvestment Event. The existence of Discount Receivables will result in an increase in the amount of collections of Finance Charge Receivables and a reduction in the balance of Principal Receivables outstanding and a reduction in the Transferor Amount.

     On the first Series Closing Date, the Transferors designated an initial Discount Percentage equal to 2.0%. Any increase, reduction or withdrawal of such Discount Percentage will be made in accordance with the conditions described in the preceding paragraph.


PREMIUM OPTION

     The Pooling and Servicing Agreement provides that the Transferors may at any time and from time to time, but without any obligation to do so, designate a specified fixed or variable percentage (the 'PREMIUM PERCENTAGE') of the amount of Receivables existing arising in all or any specified portion of the Accounts existing on and after the date such designation becomes effective that otherwise would have been treated as Finance Charge Receivables to be treated as Principal Receivables (the 'PREMIUM RECEIVABLES'). After any such designation, pursuant to the Pooling and Servicing Agreement, the Transferors may, without notice to or consent of the Certificateholders, from time to time increase, reduce or withdraw the Premium Percentage. The Transferors must provide 30 days prior written notice to the Servicer, the Trustee, each Rating Agency and any provider of Series Enhancement of any such designation or increase, reduction or withdrawal, and such designation or increase, reduction or withdrawal will become effective on the date specified therein only if (a) each Transferor will have delivered to the Trustee and certain providers of Series Enhancement a certificate of an authorized officer of such Transferor to the effect that, based on the facts known to such Transferor at the time, such designation or increase, reduction or withdrawal will not at the time of its occurrence cause a Pay-Out Event or Reinvestment Event or an event that, with notice or the lapse of time or both, would constitute a Pay-Out Event or Reinvestment Event, to occur with respect to any Series, (b) the Rating Agency Condition will have been satisfied with respect to such designation or increase, reduction or withdrawal, (c) in the case of a designation or increase of the Premium Percentage, the Transferors will have delivered to the Trustee an opinion of counsel to the effect that such designation or increase of the Premium Percentage will not adversely affect the tax characterization as debt of any Certificates of any outstanding Series or Class that were characterized as debt at their time of issuance, and (d) in certain circumstances, the Transferors will have obtained the prior written consent of each provider of Series Enhancement entitled to consent thereto. On the Date of Processing of any collections on or after the date the exercise of the premium option takes effect, the product of (i) the Premium Percentage then in effect and (ii) collections of Receivables with respect to the Accounts on or after the date such option is exercised that otherwise would be Finance Charge Receivables will be deemed collections of Principal Receivables and will be applied accordingly, unless otherwise provided in the related Supplement. Any such designation would result in an increase in the amount of collections of Principal Receivables and a lower Portfolio Yield with respect to collections of Finance Charge Receivables than would otherwise occur. Although there can be no assurance that the Transferors will exercise the option to designate Premium Receivables, the Transferors may do so if, among other things, the Transferors determine that the exercise of such option is needed to cover shortfalls of the Principal Receivables available to make scheduled principal payments on the Certificates or scheduled deposits into the Principal Funding Account, as applicable, or to avoid the occurrence of a Pay-Out Event or a Reinvestment Event relating to the existence of such shortfalls.

INDEMNIFICATION


     The Pooling and Servicing Agreement will provide that the Servicer will indemnify the Trust and the Trustee from and against any loss, liability, expense, damage or injury suffered or sustained arising out of certain of the Servicer's actions or omissions with respect to the Trust pursuant to the Pooling and Servicing Agreement.

     Under the Pooling and Servicing Agreement, the Transferors will agree to be liable directly to an injured party for the entire amount of any liabilities of the Trust (other than those incurred by a Certificateholder in the capacity of an investor in the Certificates of any Series) arising out of or based on each of the arrangements created by the Pooling and Servicing Agreement and the actions of the Servicer taken pursuant thereto as though the Pooling and Servicing Agreement created a partnership under the New York Uniform Partnership Act in which each Transferor was a general partner.

     Except as provided in the preceding paragraph, the Pooling and Servicing Agreement will provide that neither the Transferors nor the Servicer nor any of their respective directors, officers, employees or agents will be under any other liability to the Trust, the Trustee, the Certificateholders, any Credit Enhancer or any other person for any action taken, or for refraining from taking any action, in good faith pursuant to the Pooling and Servicing Agreement. However, neither the Transferors nor the Servicer will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence of a Transferor, the Servicer or any such person in the performance of their duties or by reason of reckless disregard of their obligations and duties thereunder.

     In addition, the Pooling and Servicing Agreement will provide that the Servicer is not under any obligation to appear in, prosecute or defend any legal action which is not incidental to its servicing responsibilities under the Pooling and Servicing Agreement. The Servicer may, in its sole discretion, undertake any such legal action which it may deem necessary or desirable for the benefit of Certificateholders with respect to the Pooling and Servicing Agreement and the rights and duties of the parties thereto and the interests of the Certificateholders thereunder.

COLLECTION AND OTHER SERVICING PROCEDURES

     Pursuant to the Pooling and Servicing Agreement, the Servicer will be responsible for servicing, collecting, enforcing and administering the Receivables in accordance with customary and usual procedures for servicing similar credit or charge receivables, but in any event at least comparable with the policies and procedures and the degree of skill and care applied or exercised with respect to any other credit, charge or similar receivables it, or its affiliates, service.

     Pursuant to the Pooling and Servicing Agreement or the Receivables Purchase Agreements, except as otherwise required by any requirement of law or as is deemed by an Account Owner to be necessary in order for it to maintain its credit or charge business or a program operated in connection with its credit or charge business on a competitive basis based on a good faith assessment by it of the nature of the competition in such credit or charge business or such program, no Account Owner will take any action that will have the effect of reducing the Portfolio Yield to a level that could reasonably be expected to cause any Series to experience a Pay-Out Event or

Reinvestment Event based on the insufficiency of the Portfolio Yield or take any action that would have the effect of reducing the Portfolio Yield to less than the then-current highest Average Rate for any Group. Each Account Owner also will covenant that it may only change the terms relating to the Accounts owned by it if the change made with respect to a specific program is made applicable to substantially all of the Accounts owned by it subject to such program.

     Servicing activities to be performed by the Servicer include collecting and recording payments, communicating with Account holders, investigating payment delinquencies, evaluating the increase of credit limits and the issuance of credit cards and credit accounts, providing billing and tax records to Account holders and maintaining internal records with respect to each Account. Managerial and custodial services performed by the Servicer on behalf of the Trust include providing assistance in any inspections of the documents and records relating to the Accounts and Receivables by the Trustee pursuant to the Pooling and Servicing Agreement, maintaining the agreements, documents and files relating to the Accounts and Receivables as custodian for the Trust and providing related data processing and reporting services for Certificateholders and on behalf of the Trustee.

     The Pooling and Servicing Agreement provides that the Servicer may delegate its duties under that agreement to any entity that agrees to conduct such duties in accordance with the Pooling and Servicing Agreement and the credit account guidelines set forth therein. Notwithstanding any such delegation the Servicer will continue to be liable for all of its obligations under the Pooling and Servicing Agreement.

NEW ISSUANCES

     The Pooling and Servicing Agreement provides that, pursuant to any one or more Supplements, the Transferors may direct the Trustee to authenticate from time to time new Series subject to the conditions described below (each such issuance, a 'NEW ISSUANCE'). Each New Issuance will have the effect of decreasing the Transferor Amount to the extent of the initial Invested Amount of such new Series. Under the Pooling and Servicing Agreement, the Transferors may designate, with respect to any newly issued Series: (a) its name or designation;
(b) its initial principal amount (or method for calculating such amount) and its invested amount in the Trust (the 'INVESTED AMOUNT'), which is generally based on the aggregate amount of Principal Receivables in the Trust allocated to such Series, and its Series Invested Amount; (c) its certificate rate (or formula for the determination thereof); (d) the interest payment date or dates (each, an 'INTEREST PAYMENT DATE') and the date or dates from which interest shall accrue;
(e) the method for allocating collections to Certificateholders of such Series;
(f) any bank accounts to be used by such Series and the terms governing the operation of any such bank accounts; (g) the percentage used to calculate the Monthly Servicing Fee; (h) the provider and terms of any form of Series Enhancement with respect thereto; (i) the terms on which the Certificates of such Series may be repurchased or remarketed to other investors; (j) the Series Termination Date; (k) the number of Classes of Certificates of such Series, and if such Series consists of more than one Class, the rights and priorities of each such Class; (l) the extent to which the Certificates of such Series will be issuable in temporary or permanent global form (and, in such case, the depositary for such global certificate or certificates, the terms and conditions, if any, upon which such global certificate or certificates may be exchanged, in whole or in part, for definitive certificates, and the manner in which any interest payable on such global certificate or certificates will be paid); (m) whether the Certificates of such Series may be issued in bearer form and any limitations imposed thereon; (n) the priority of such Series with respect to any other Series; (o) the Group, if any, in which such Series will be included; and (p) any other relevant terms (all such terms, the 'PRINCIPAL TERMS' of such Series). None of the Transferors, the Servicer, the Trustee or the Trust is required or intends to obtain the consent of any Certificateholder of any outstanding Series to issue any additional Series. The Transferors may offer any Series to the public under a Prospectus Supplement or other Disclosure Document, in transactions either registered under the Securities Act or exempt from registration thereunder, directly, through one or more underwriters or placement agents, in fixed-price offerings or in negotiated transactions or otherwise in the manner discussed under 'Plan of Distribution.' Any such Series may be issued in fully registered or book-entry form in minimum denominations determined by the Transferors. The Transferors intend to offer, from time to time, additional Series.

     The Pooling and Servicing Agreement provides that the Transferors may designate Principal Terms such that each Series has a Controlled Accumulation Period or a Controlled Amortization Period that may have a different length and begin on a different date than such periods for any other Series. Further, one or more Series may be in their Controlled Accumulation Period or Controlled Amortization Period while other Series are not. Moreover, each Series may have the benefits of Series Enhancement issued by enhancement providers different from the providers of Series Enhancement with respect to any other Series. Under the Pooling and Servicing Agreement, the Trustee shall hold any such Series Enhancement only on behalf of the Certificateholders of the Series to which such Series Enhancement relates. With respect to each such Series Enhancement, the Transferors may deliver a different form of Series Enhancement agreement. The Transferors also have the option under the Pooling and Servicing Agreement to vary among Series the terms upon which a Series may be repurchased by the Transferors or remarketed to other investors. There is no limit to the number of New Issuances the Transferors may cause under the Pooling and Servicing Agreement. The Trust will terminate only as provided in the Pooling and Servicing Agreement. There can be no assurance that the terms of any Series might not have an impact on the timing and amount of payments received by a Certificateholder of another Series.

     Under the Pooling and Servicing Agreement and pursuant to a Supplement, a New Issuance may only occur upon the satisfaction of certain conditions provided in the Pooling and Servicing Agreement. The obligation of the Trustee to authenticate the Certificates of such new Series and to execute and deliver the related Supplement is subject to the satisfaction of the following conditions:
(a) on or before the fifth day immediately preceding the date upon which the New Issuance is to occur, the Transferors shall have given the Trustee, the Servicer and each Rating Agency written notice of such New Issuance and the date upon which the New Issuance is to occur; (b) the Transferors shall have delivered to the Trustee the related Supplement, in form satisfactory to the Trustee, executed by each party to the Pooling and Servicing Agreement other than the Trustee; (c) the Transferors shall have delivered to the Trustee any related Series Enhancement agreement executed by each of the parties to such agreement;
(d) the Rating Agency Condition shall have been satisfied with respect to such New Issuance; (e) the Transferors shall have delivered to the Trustee and certain providers of Series Enhancement a certificate of an authorized representative, dated the date upon which the New Issuance is to occur, to the effect that such Transferor reasonably believes that such issuance will not, based on the facts known to such representative at the time of such certification, have an Adverse Effect; (f) the Transferors shall have delivered to the Trustee, each Rating Agency and certain providers of Series Enhancement an opinion of counsel acceptable to the Trustee that for federal income tax purposes (i) following such New Issuance the Trust will not be deemed to be an association (or publicly traded partnership) taxable as a corporation, (ii) such New Issuance will not adversely affect the tax characterization as debt of Certificates of any outstanding Series or Class that were characterized as debt at the time of their issuance, (iii) such New Issuance will not cause or constitute an event in which gain or loss would be recognized by any Certificateholders, and (iv) except as is otherwise provided in a Supplement with respect to any Series, the Certificates of such Series will be properly characterized as debt (an opinion of counsel to the effect referred to in clauses (i), (ii) and (iii) with respect to any action is referred to herein as a 'TAX OPINION'), and the Transferors or other holders of the Original Transferor Certificate shall have a remaining interest in the Trust of not less than, in the aggregate, 2% of the total amount of Principal Receivables and funds on deposit in the Special Funding Account and the Principal Funding Account; (g) the aggregate amount of Principal Receivables plus the principal amount of any Participation Interest shall be greater than the Required Minimum Principal Balance as of the date upon which the New Issuance is to occur after giving effect to such issuance; and any other conditions specified in any Supplement. Upon satisfaction of the above conditions, the Trustee shall execute the Supplement and issue to the Transferors the Certificates of such new Series for execution and redelivery to the Trustee for authentication.

COLLECTION ACCOUNT

     The Servicer will establish and maintain, or cause to be established and maintained for the benefit of the Certificateholders in the name of the Trustee, on behalf of the Trust, an account (the 'COLLECTION ACCOUNT') with an Eligible Institution. 'ELIGIBLE INSTITUTION' means the Trustee or any other depository institution organized under the laws of the United States, any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank) which at all times has a long-term unsecured debt rating or certificate of deposit rating that is acceptable to each Rating Agency and is a member of the FDIC. Notwithstanding the preceding sentence, any institution the appointment of which satisfies the Rating Agency Condition will be an

Eligible Institution. Funds in the Collection Account generally will be invested in (i) obligations fully guaranteed by the United States of America, (ii) demand deposits, time deposits or certificates of deposit of depository institutions or trust companies incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by federal or state banking or depository institution authorities; provided that, at the time of the Trust's investment therein, the short-term debt of such depository institution or trust company shall be rated at least 'A-1+' (or any other rating subject to receipt by the Transferors, the Servicer and the Trustee of written notification from S&P that investments of such type at such other minimum rating will not result in S&P reducing or withdrawing its then existing rating of the Certificates of any outstanding Series or Class with respect to which it is a Rating Agency) by S&P and shall be satisfactory to each other Rating Agency,
(iii) commercial paper that, at the time of the Trust's investment or a contractual commitment to invest therein, shall be rated at least 'A-1+' (or any other rating subject to receipt by the Transferors, the Servicer and the Trustee of written notification from S&P that investments of such type at such other minimum rating will not result in S&P reducing or withdrawing its then existing rating of the Certificates of any outstanding Series or Class with respect to which it is a Rating Agency) by S&P and shall be satisfactory to each other Rating Agency, (iv) demand deposits, time deposits or certificates of deposit which are fully insured by the FDIC having, at the time of the Trust's investment therein, a rating satisfactory to each Rating Agency, (v) bankers' acceptances issued by any depository institution or trust company described in
(ii) above, (vi) time deposits, other than as referred to in (iv) above (having maturities not later than the business day preceding the next Distribution
Date), with an entity, the commercial paper of which shall be rated at least 'A-1+' (or any other rating subject to receipt by the Transferors, the Servicer and the Trustee of written notification from S&P that investments of such type at such other minimum rating will not result in S&P reducing or withdrawing its then existing rating of the Certificates of any outstanding Series or Class with respect to which it is a Rating Agency) by S&P and shall be satisfactory to each other Rating Agency, and (vii) only to the extent permitted by Rule 3a-7 under the Investment Company Act of 1940, as amended, (a) money market funds that, at the time of the Trust's investment therein, shall be rated at least 'AAA-m' or 'AAAm-G' by S&P (or any other rating subject to receipt by the Transferors, the Servicer and the Trustee of written notification from S&P that investments of such type at such other minimum rating will not result in S&P reducing or withdrawing its then existing rating of the Certificates of any outstanding Series or Class with respect to which it is a Rating Agency) and shall be satisfactory to each other Rating Agency, or (b) any other investment if the Rating Agency Condition has been satisfied (collectively, 'ELIGIBLE INVESTMENTS'). Any earnings (net of losses and investment expenses) on funds in the Collection Account will be paid to the Transferors. The Servicer will have the revocable power to withdraw funds from the Collection Account and to instruct the Trustee to make withdrawals and payments from the Collection Account for the purpose of carrying out its duties under the Pooling and Servicing Agreement and any Supplement.

DEPOSITS IN COLLECTION ACCOUNT

     The Servicer, no later than two business days after each Date of Processing, will deposit all collections received with respect to the Receivables in each Monthly Period into the Collection Account, and the Servicer will make the deposits and payments to the accounts and parties shown below on the date of such deposit. Notwithstanding the foregoing, for as long as TRS or an affiliate of TRS remains the Servicer under the Pooling and Servicing Agreement and (i) the Servicer maintains a short-term credit rating (which may be an implied rating) of not less than P-1 from Moody's and A-1 from S&P (or such other rating below P-1 or A-1, as the case may be, which is acceptable to such Rating Agency), which is currently the case, or (ii) the Servicer obtains a guarantee with respect to its deposit and payment obligations under the Pooling and Servicing Agreement (in form and substance satisfactory to the Rating Agencies) from a guarantor having a short-term credit rating of not less than P-1 from Moody's and A-1 from S&P (or such other rating below P-1 or A-1, as the case may be, which is acceptable to such Rating Agency), or (iii) the Rating Agency Condition will have been satisfied despite Servicer's inability to satisfy the rating requirement specified in clause (i) above and for five business days following any such reduction of any such rating or failure to satisfy the conditions specified in clause (ii) or (iii) above, the Servicer need not deposit collections into the Collection Account on the day indicated in the preceding sentence but may use for its own benefit all such collections until the related Transfer Date at which time the Servicer will make such deposits in an amount equal to the net amount of such deposits and withdrawals which would have been made had the conditions of this sentence not applied. With respect to the Certificateholders'

Interest, if the net amount in respect of Finance Charge Receivables to be deposited into the Collection Account on any Transfer Date pursuant to the preceding sentence exceeds the sum of the interest payments due to Certificateholders for the related Distribution Date, the Defaulted Amount and the Servicing Fee plus certain amounts payable with respect to any Series Enhancement, the Servicer may deduct the Servicing Fee and, during the Revolving Period, the Defaulted Amount (which will be distributed to the Transferors, but not in an amount exceeding the Transferors' Interest in Principal Receivables on such day, after giving effect to any new Receivables transferred to the Trust on such day) from the net amount to be deposited into the Collection Account. In addition, on each Distribution Date with respect to any Controlled Amortization Period or Controlled Accumulation Period, the Servicer may deduct the amount of any Shared Principal Collections not required to cover Principal Shortfalls (which will be distributed to the Transferors, but not in an amount exceeding the Transferors' Interest in Principal Receivables on such day, after giving effect to any new Receivables transferred to the Trust on such day) from the net amount to be deposited into the Collection Account. The Trustee may not have a perfected security interest in collections held by the Servicer that are commingled with other funds of the Servicer or used by the Servicer in the event of the bankruptcy, insolvency, liquidation, conservatorship or receivership of the Servicer or, in certain circumstances, the lapse of certain time periods.

     On the day any such deposit is made into the Collection Account, the Servicer will withdraw from the Collection Account and pay to the Transferors to the extent not deducted from collections as described above, (i) an amount equal to the excess, if any, of the aggregate amount of such deposits in respect of Principal Receivables treated as Shared Principal Collections for all Series over the aggregate amount of Principal Shortfalls for all Series and, without duplication, (ii) the aggregate amount of Series Allocable Principal Collections for all outstanding Series to be paid to the Transferors with respect to such date. Any amounts in respect of Principal Receivables not distributed to the Transferors on any day because the Transferor Amount does not exceed zero on such day (after giving effect to any Principal Receivables transferred to the

Trust on such day) shall be deposited into the Special Funding Account.

ALLOCATIONS

     Pursuant to the Pooling and Servicing Agreement, during each Monthly Period the Servicer will allocate to each outstanding Series its Series Allocable Finance Charge Collections, Series Allocable Principal Collections and Series Allocable Defaulted Amount.

     'SERIES ADJUSTED INVESTED AMOUNT' means, with respect to any Series and for any Monthly Period, the Series Invested Amount for such Series for such Monthly Period, less the excess, if any, of the cumulative amount (calculated in accordance with the terms of the related Supplement) of investor charge-offs allocable to the Invested Amount for such Series as of the last day of the immediately preceding Monthly Period over the aggregate reimbursement of such investor charge-offs as of such last day, or such lesser amount as may be provided in the Prospectus Supplement for such Series.

     'SERIES ALLOCABLE FINANCE CHARGE COLLECTIONS,' 'SERIES ALLOCABLE PRINCIPAL COLLECTIONS' and 'SERIES ALLOCABLE DEFAULTED AMOUNT' mean, with respect to any Series and for any Monthly Period, the product of (a) the Series Allocation Percentage and (b) the amount of collections of Finance Charge Receivables deposited in the Collection Account, the amount of collections of Principal Receivables deposited in the Collection Account and the amount of all Defaulted Amounts with respect to such Monthly Period, respectively.

     'SERIES ALLOCATION PERCENTAGE' means, with respect to any Series and for any Monthly Period, the percentage equivalent of a fraction, the numerator of which is the Series Adjusted Invested Amount as of the last day of the immediately preceding Monthly Period and the denominator of which is the Trust Adjusted Invested Amount.

     'SERIES REQUIRED TRANSFEROR AMOUNT' means for any Series an amount specified in the Prospectus Supplement for such Series.

     'TRUST ADJUSTED INVESTED AMOUNT' means, with respect to any Monthly Period, the sum of the Series Adjusted Invested Amounts (as adjusted in any Prospectus Supplement) for all outstanding Series.

     The Servicer will then allocate amounts initially allocated to a particular Series between the Certificateholders' Interest and the Transferors' Interest for such Monthly Period as follows:

          (a) Series Allocable Finance Charge Collections and the Series Allocable Defaulted Amount will at all times be allocated to the Invested Amount of a Series based on the Floating Allocation Percentage of such Series; and

          (b) Series Allocable Principal Collections will at all times be allocated to the Invested Amount of such Series based on the Principal Allocation Percentage of such Series.


     The 'FLOATING ALLOCATION PERCENTAGE' and the 'PRINCIPAL ALLOCATION PERCENTAGE' with respect to any Series will be determined as set forth in the related Prospectus Supplement. Amounts not allocated to the Invested Amount of any Series as described above will be allocated to the Transferors' Interest.

GROUPS OF SERIES

     If so specified in the related Prospectus Supplement, the Certificates of a Series may be included in a Reallocation Group, which is a Group of Series subject to reallocations of collections of Receivables and other amounts or obligations among Series in such Group in the manner described below under '--Reallocations Among Different Series Within a Reallocation Group.' Collections of Finance Charge Receivables allocable to each Series in a Reallocation Group will be aggregated and made available for certain required payments for all Series in such Group. Consequently, the issuance of new Series in such Group may have the effect of reducing or increasing the amount of collections of Finance Charge Receivables allocable to the Certificates of other Series in such Group. See 'Risk Factors--Effect of the Issuance of New Series.' The Prospectus Supplement with respect to a Series offered hereby will specify whether such Series will be included in a Reallocation Group or another type of Group, whether any previously issued Series have been included in such a Group and whether any such Series or any previously issued Series may be removed from such a Group.

REALLOCATIONS AMONG DIFFERENT SERIES WITHIN A REALLOCATION GROUP

     Group Investor Finance Charge Collections. Any Series offered hereby may, if so specified in the related Prospectus Supplement, be included in a Reallocation Group. Other Series issued in the future may also be included in such Reallocation Group.

     For each Monthly Period, the Servicer will calculate the Group Investor Finance Charge Collections (as defined herein) for a particular Reallocation Group and, on the following Distribution Date, will allocate such amount among the Certificateholders' Interest (including any Collateral Invested Amount) for all Series in such Group in the following priority:

          (i) Group Investor Monthly Interest (as defined herein);

          (ii) Group Investor Default Amount (as defined herein);

          (iii) Group Investor Monthly Fees (as defined herein);

          (iv) Group Investor Additional Amounts (as defined herein); and

          (v) the balance pro rata among each Series in such Group based on the current Invested Amount of each such Series.

     In the case of clauses (i), (ii), (iii) and (iv) above, if the amount of Group Investor Finance Charge Collections (as defined herein) is not sufficient to cover each such amount in full, the amount available will be allocated among the Series in such Group pro rata based on the claim that each Series has under the applicable clause. This means, for example, that if the amount of Group Investor Finance Charge Collections is not sufficient to cover Group Investor

Monthly Interest, each Series in such Group will share such amount pro rata and any other Series in such Group with a claim with respect to monthly interest, overdue monthly interest and interest on such overdue monthly interest, if applicable, which is larger than the claim for such amounts for any other Series in such Group offered hereby (due to a higher certificate rate) will receive a proportionately larger allocation.

     The amount of Group Investor Finance Charge Collections allocated to the Certificateholders' Interest (including any Collateral Invested Amount) for a particular Series offered hereby as described above is referred to herein as 'REALLOCATED INVESTOR FINANCE CHARGE COLLECTIONS.'

     'GROUP INVESTOR ADDITIONAL AMOUNTS' means for any Distribution Date the sum of the amounts determined with respect to each Series in such Group equal to (a) an amount equal to the amount by which the Invested Amount of any Class of Certificates or any Collateral Invested Amounts have been reduced as a result of investor charge-offs, subordination of principal collections and funding the investor default amount for any other Class of Certificates or Collateral Invested Amounts of such Series and (b) if the related Prospectus Supplement so provides, the amount of interest at the applicable certificate rate that has accrued on the amount described in the preceding clause (a).

     'GROUP INVESTOR DEFAULT AMOUNT' means for any Distribution Date the sum of the amounts determined with respect to each Series in such Group (the 'INVESTOR DEFAULT AMOUNT') equal to the product of the Series Allocable Defaulted Amount for such Distribution Date and the applicable Floating Allocation Percentage for such Distribution Date.

     'GROUP INVESTOR FINANCE CHARGE COLLECTIONS' means for any Distribution Date the aggregate amount of Investor Finance Charge Collections for such Distribution Date for all Series in such Group.

     'GROUP INVESTOR MONTHLY FEES' means for any Distribution Date the Monthly Servicing Fee for each Series in such Group, any Series Enhancement fees and any other similar fees which are paid out of Reallocated Investor Finance Charge Collections for such Series pursuant to the applicable Prospectus Supplement.

     'GROUP INVESTOR MONTHLY INTEREST' means for any Distribution Date the sum of the aggregate amount of monthly interest, including overdue monthly interest and interest on such overdue monthly interest, if applicable, for all Series in such Group for such Distribution Date.

     The chart that follows demonstrates the manner in which collections of Finance Charge Receivables are allocated and reallocated among Series in such a Group. The chart assumes that the Trust has issued three Series (Series 1, 2 and 3), and that each such Series is in its Revolving Period.

     In Step 1, total collections of Finance Charge Receivables are allocated among the three Series based on the Series Allocation Percentage for each Series. The amounts allocated to each Series pursuant to Step 1 are referred to as 'SERIES ALLOCABLE FINANCE CHARGE COLLECTIONS.' See '--Allocations' above.


     In Step 2, the amount of collections of Finance Charge Receivables allocable to the Invested Amount (including any Collateral Invested Amount) of a Series (the 'INVESTOR FINANCE CHARGE COLLECTIONS') is determined by multiplying Series Allocable Finance Charge Collections for each Series by the applicable Floating Allocation Percentages. See '--Allocations' above.

     Investor Finance Charge Collections for all Series in a particular Reallocation Group (or Group Investor Finance Charge Collections) are pooled as shown above in Step 3 for reallocation to each such Series as shown in Step 4. In Step 4 Group Investor Finance Charge Collections are reallocated to each Series in such Group as described above based on the respective claim of each Series with respect to interest payable on the Certificates or Collateral Invested Amount (if any) of such Series, the Defaulted Amount allocable to the Certificateholders' Interest of such Series and the Monthly Servicing Fee and certain other amounts in respect to such Series. The excess is allocated pro rata among the Series in such Group based on each Series' respective Invested Amounts.

                   ___________________________________________________
                             American Express Credit Account
                                       Master Trust
                               Finance Charge Collections
                   ___________________________________________________
                                               |
                   ____________________________|______________________
                  |                         |                        |
       ___________|___________   ___________|__________   ___________|__________
               Series 1                 Series 2                 Series 3
           Series Allocable         Series Allocable         Series Allocable
            Finance Charge           Finance Charge           Finance Charge
Step         Collections              Collections               Collections
  1     (based upon the Series   (based upon the Series   (based upon the Series
        Allocation Percentage)   Allocation Percentage)   Allocation Percentage)
       _______________________   ______________________   ______________________
                   |                       |                         |
                   |                       |                         |
             ______|_____            ______|______            _______|____
      _______|_____ _____|____ ______|_____ ______|____ ______|_____ _____|_____
                     Investor                 Investor                 Investor
                      Finance                  Finance                  Finance
                      Charge                   Charge                   Charge
      Transferors' Collections Transferors' Collections Transferors' Collections
Step      Finance     (based     Finance       (based      Finance     (based
  2       Charge      upon the    Charge      upon the      Charge     upon the
        Collections   Floating Collections    Floating   Collections   Floating
                     Allocation              Allocation               Allocation
                     Percentage)             Percentage)             Percentage)
       ____________  __________ ___________  ___________ ___________ ___________
                         |                        |                      |
                         |________________________|______________________|
                                             |
                                             |
                 ____________________________|___________________________
Step 3       ___          Group Investor Finance Charge Collections
             |   ________________________________________________________
             |
             |
             |_____________________________
             |          ___________________|____________________
             |   ______|___________________|____________________|________
Step 4       |       Series 1           Series 2             Series 3
             |   Investor Monthly   Investor Monthly     Investor Monthly
             |       Interest           Interest             Interest
             |   ________________________________________________________
             |
             |
             |_____________________________
             |          ___________________|____________________
             |   ______|___________________|____________________|________
             |       Series 1           Series 2             Series 3

             |   Investor Default   Investor Default     Investor Default
             |        Amount             Amount               Amount
             |   ________________________________________________________
             |
             |
             |_____________________________
             |          ___________________|____________________
             |   ______|___________________|____________________|________
             |       Series 1           Series 2             Series 3
             |   Investor Monthly   Investor Monthly     Investor Monthly
             |         Fees               Fees                 Fees
             |   ________________________________________________________
             |
             |
             |_____________________________
             |          ___________________|____________________
             |   ______|___________________|____________________|________
             |       Series 1           Series 2             Series 3
             |       Investor           Investor             Investor
             |   Additional Amounts  Additional Amounts  Additional Amounts
             |   ________________________________________________________
             |
             |
             |_____________________________
                        ___________________|____________________
                 ______|___________________|____________________|________
                     Series 1           Series 2             Series 3
                  Balance based       Balance based        Balance based
                  upon Investor       upon Investor        upon Investor
                      Amount             Amount               Amount
                 ________________________________________________________

SHARING OF EXCESS FINANCE CHARGE COLLECTIONS AMONG EXCESS ALLOCATION SERIES

     Any Series offered hereby may be designated an Excess Allocation Series (including a Series in a Reallocation Group or other type of Group). If the Supplements for the related Excess Allocation Series so provide, collections of Finance Charge Receivables and certain other amounts allocable to the Certificateholders' Interest of any such Series in excess of the amounts necessary to make required payments with respect to such Series (including payments to the provider of any related Series Enhancement) that are payable out of collections of Finance Charge Receivables (any such excess, the 'EXCESS FINANCE CHARGE COLLECTIONS') may be applied to cover any shortfalls with respect to amounts payable from collections of Finance Charge Receivables allocable to any other Excess Allocation Series pro rata based upon the amount of the shortfall, if any, with respect to each other Excess Allocation Series, provided that the sharing of Excess Finance Charge Collections among Excess Allocation Series will cease if each Transferor shall deliver to the Trustee a certificate of an authorized representative to the effect that, in the reasonable belief of such Transferor, the continued sharing of Excess Finance Charge Collections among Excess Allocation Series would have adverse regulatory implications with respect to the Transferors or any Account Owner. Following the delivery by the Transferors of any such certificates to the Trustee there will not be any further sharing of Excess Finance Charge Collections among such Series in any such Group. In all cases, any Excess Finance Charge Collections remaining after covering shortfalls with respect to all outstanding Excess Allocation Series will be paid to the holders of the Transferor Certificates. While any Series offered hereby may be designated as an Excess Allocation Series, there can be no assurance that (a) any other Series will be designated as an Excess Allocation Series, (b) there will be any Excess Finance Charge Collections with respect to any such other Series for any Monthly Period, (c) any agreement relating to any Series Enhancement will not be amended in such a manner as to increase payments to the providers of Series Enhancement and thereby decrease the amount of Excess Finance Charge Collections available from such Series or (d) a Transferor will not at any time deliver a certificate as described above. While the Transferors believe that, based upon applicable rules and regulations as currently in effect, the sharing of Excess Finance Charge Collections among Excess Allocation Series will not have adverse regulatory implications for it, or any Account Owner, there can be no assurance that this will continue to be true in the future.

SHARING OF PRINCIPAL COLLECTIONS AMONG PRINCIPAL SHARING SERIES

     If the Prospectus Supplement for the related Series provides that such Series is a Principal Sharing Series, collections of Principal Receivables for any Monthly Period allocated to the Certificateholders' Interest of any such Series will first be used to cover certain amounts described in the related Prospectus Supplement (including any required deposits into a Principal Funding Account or required distributions to Certificateholders of such Series in respect of principal). The Servicer will determine the amount of collections of Principal Receivables for any Monthly Period (plus certain other amounts described in the related Prospectus Supplement) allocated to such Series remaining after covering such required deposits and distributions and any similar amount remaining for any other Series (collectively, 'SHARED PRINCIPAL COLLECTIONS'). The Servicer will allocate the Shared Principal Collections to cover any principal distributions to Certificateholders and deposits to Principal Funding Accounts for any Principal Sharing Series that are either scheduled or permitted and that have not been covered out of collections of Principal Receivables and certain other amounts allocable to the Certificateholders' Interest of such Series (collectively, 'PRINCIPAL SHORTFALLS'). If Principal Shortfalls exceed Shared Principal Collections for any Monthly Period, Shared Principal Collections will be allocated pro rata among the applicable Series based on the respective Principal Shortfalls of such Series. To the extent that Shared Principal Collections exceed Principal Shortfalls, the balance will be allocated to the holders of the Transferor Certificates, provided that (a) such Shared Principal Collections will be distributed to the holders of the Transferor Certificates only to the extent that the Transferor Amount is greater than the Required Transferor Amount (see '--Special Funding Account') and (b) in certain circumstances described below under '--Special Funding Account,' such Shared Principal Collections will be deposited in the Special Funding Account. Any such reallocation of collections of Principal Receivables will not result in a reduction in the Invested Amount of the Series to which such collections were initially allocated. There can be no assurance that there will be any Shared Principal Collections with respect to any Monthly Period or that any other Series will be designated as Principal Sharing Series.

PAIRED SERIES

     If so provided in the related Prospectus Supplement, a Prior Series may be paired with a Paired Series issued by the Trust. As the Invested Amount of the Prior Series is reduced, the Invested Amount in the Trust of the Paired Series will increase by an equal amount. Upon payment in full of the Prior Series, the Invested Amount of such Paired Series will be equal to the Invested Amount paid to Certificateholders of such Prior Series. If a Pay-Out Event or Reinvestment Event occurs with respect to the Prior Series or with respect to the Paired Series when the Prior Series is in a Controlled Amortization Period or Controlled Accumulation Period, the Series Allocation

Percentage and the Principal Allocation Percentage for the Prior Series and the Series Allocation Percentage and the Principal Allocation Percentage for the Paired Series will be reset as provided in the related Prospectus Supplement and the Early Amortization Period or Early Accumulation Period for such Series could be lengthened.

SPECIAL FUNDING ACCOUNT

     If, on any date, the Transferor Amount is less than or equal to the Required Transferor Amount, the Servicer shall not distribute to the holders of the Transferor Certificates any collections of Principal Receivables allocable to a Series or a Group that otherwise would be distributed to such holders, but shall deposit such funds in an account established with an Eligible Institution and maintained by the Servicer for the benefit of the Certificateholders of each Series, in the name of the Trustee, on behalf of the Trust, and bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Certificateholders of each Series (the 'SPECIAL FUNDING ACCOUNT'). Funds on deposit in the Special Funding Account will be withdrawn and paid to the holders of the Transferor Certificates on any Distribution Date to the extent that, after giving effect to such payment, the Transferor Amount exceeds the Required Transferor Amount on such date; provided, however, that if a Controlled Accumulation Period, Early Accumulation Period, Controlled Amortization Period or Early Amortization Period has commenced and is continuing with respect to any Series, any funds on deposit in the Special Funding Account will be released from the Special Funding Account, deposited in the Collection Account and treated as collections of Principal Receivables to the extent needed to make principal payments due to or for the benefit of the Certificateholders of such Series, but only to the extent that doing so would not cause the Transferor Amount to be less than the Required Transferor Amount. In addition, if the Transferors determine that, by decreasing the amount on deposit in the Special Funding Account, one or more Series, for which the Supplements related thereto permit partial amortization, may be prevented from experiencing a Pay-Out Event due to the insufficiency of yield, funds on deposit in the Special Funding Account may be applied to each such Series (on a pro rata basis according to each Series' Invested Amount) to reduce the Invested Amount thereof and thereby to avoid such yield-insufficiency Pay-Out Event, but only to the extent that doing so would not cause the Transferor Amount to be less than the Required Transferor Amount.

     The Transferors, at their option, may instruct the Trustee to deposit to the Special Funding Account Shared Principal Collections that would otherwise be payable to the holders of the Transferor Certificates in accordance with the foregoing.

     Funds on deposit in the Special Funding Account will be invested by the Trustee, at the direction of the Servicer, in Eligible Investments. Any earnings (net of losses and investment expenses) earned on amounts on deposit in the Special Funding Account during any Monthly Period will be withdrawn from the Special Funding Account and treated as collections of Finance Charge Receivables with respect to such Monthly Period.

FUNDING PERIOD

     For any Series of Certificates, the related Prospectus Supplement may specify that during a Funding Period, the Pre-Funding Amount will be held in a Pre-Funding Account pending the transfer of additional Receivables to the Trust or pending the reduction of the Invested Amounts of other Series issued by the Trust. The related Prospectus Supplement will specify the initial Invested Amount with respect to such Series, the Full Invested Amount and the date by which the Invested Amount is expected to equal the Full Invested Amount. The Invested Amount will increase as Receivables are delivered to the Trust or as the Invested Amounts of other Series of the Trust are reduced. The Invested Amount may also decrease due to the occurrence of a Pay-Out Event with respect to such Series as provided in the related Prospectus Supplement.

     The Transferors do not have any present intention of permitting the duration of any Funding Period to be greater than one year.

     During the Funding Period, funds on deposit in the Pre-Funding Account for a Series of Certificates will be withdrawn and paid to the Transferors to the extent of any increases in the Invested Amount. If the Invested Amount does not for any reason equal the Full Invested Amount by the end of the Funding Period,

any amount remaining in the Pre-Funding Account and any additional amounts specified in the related Prospectus Supplement will be payable to the Certificateholders of such Series in the manner and at such time as set forth in the related Prospectus Supplement.

     If so specified in the related Prospectus Supplement, moneys in the Pre-Funding Account will be invested by the Trustee in Eligible Investments or will be subject to a guaranteed rate or investment agreement or other similar arrangement, and, in connection with each Distribution Date during the Funding Period, investment earnings on funds in the Pre-Funding Account during the related Monthly Period will be withdrawn from the Pre-Funding Account and deposited, together with any applicable payment under a guaranteed rate or investment agreement or other similar arrangement, into the Collection Account for distribution in respect of interest on the Certificates of the related Series in the manner specified in the related Prospectus Supplement.

DEFAULTED RECEIVABLES; REBATES AND FRAUDULENT CHARGES

     'DEFAULTED RECEIVABLES' for any Monthly Period are Principal Receivables that were charged-off as uncollectible in such Monthly Period. The 'DEFAULTED AMOUNT' for any Monthly Period will be an amount (not less than zero) equal to
(a) the amount of Defaulted Receivables for such Monthly Period minus (b) the amount of any Defaulted Receivables with respect to which any Transferor or the Servicer becomes obligated to accept reassignment or assignment during such Monthly Period (unless an event relating to bankruptcy, receivership, liquidation, conservatorship or insolvency has occurred with respect to such Transferor or the Servicer, in which event the amount of such Defaulted Receivables will not be added to the sum so subtracted). Receivables in any Account will be charged-off as uncollectible in accordance with the account guidelines and the Servicer's customary and usual policies and procedures for servicing charge and other credit account receivables comparable to the Receivables. The current policy of Centurion is to charge-off the receivables in an Account when the Account is six contractual payments past due (i.e., approximately 180 days from initial billing) or sooner if the death or bankruptcy of the Account holder has been confirmed, but such policy may change in the future to conform with regulatory requirements and applicable law.

     If the Servicer adjusts downward the amount of any Principal Receivable (other than Ineligible Receivables that have been, or are to be, reassigned to a Transferor) because of a rebate, refund, counterclaim, defense, error, fraudulent charge or counterfeit charge to an Account holder, or such Principal Receivable was created in respect of merchandise that was refused or returned by an Account holder, or if the Servicer otherwise adjusts downward the amount of any Principal Receivable without receiving collections therefor or charges off such amount as uncollectible, the amount of the Principal Receivables in the Trust with respect to the Monthly Period in which such adjustment takes place will be reduced by the amount of the adjustment. Furthermore, in the event that the exclusion of any such Receivables would cause the Transferor Amount at such time to be less than the Required Transferor Amount, the Transferors will be required to pay an amount equal to such deficiency into the Special Funding

Account.

CREDIT ENHANCEMENT

     General. For any Series, Credit Enhancement may be provided with respect to one or more Classes thereof. Credit Enhancement with respect to one or more Classes of a Series offered hereby may include a letter of credit, cash collateral guaranty, cash collateral account, collateral interest, surety bond, insurance policy, spread account, guaranteed rate agreement, maturity liquidity facility, tax protection agreement, interest rate swap agreement, interest rate cap agreement, or any combination of the foregoing. Credit Enhancement may also be provided to a Class or Classes of a Series by subordination provisions that require distributions of principal or interest be made with respect to the Certificates of such Class or Classes before distributions are made to one or more Classes of such Series. If so specified in the related Prospectus Supplement, any form of Credit Enhancement may be available to more than one Class or Series to the extent described therein.

     The presence of Credit Enhancement with respect to a Class is intended to enhance the likelihood of receipt by Certificateholders of such Class of the full amount of principal and interest with respect thereto and to decrease the likelihood that such Certificateholders will experience losses. However, unless otherwise specified in the related Prospectus Supplement, the Credit Enhancement, if any, with respect thereto will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the Certificates and interest thereon. If losses occur that exceed the amount covered by the Credit Enhancement or that are not covered by the Credit Enhancement, Certificateholders will bear their allocable share of such losses. In addition, if specific Credit Enhancement is provided for the benefit of more than one Class or Series, Certificateholders of any such Class or Series will be subject to the risk that such Credit Enhancement will be exhausted by the claims of Certificateholders of other Classes or Series.

     If Credit Enhancement is provided with respect to a Series offered hereby, the related Prospectus Supplement will include a description of (a) the amount payable under such Credit Enhancement, (b) any conditions to payment thereunder not otherwise described herein, (c) the conditions (if any) under which the amount payable under such Credit Enhancement may be reduced and under which such Credit Enhancement may be terminated or replaced and (d) any provisions of any agreement relating to such Credit Enhancement material to the Certificateholders of such Series. Additionally, in certain cases, the related Prospectus Supplement may set forth certain information with respect to the provider of any third-party Credit Enhancement (the 'CREDIT ENHANCER'), including (i) a brief description of its principal business activities, (ii) its principal place of business, place of incorporation or the jurisdiction under which it is chartered or licensed to do business, (iii) if applicable, the identity of regulatory agencies that exercise primary jurisdiction over the conduct of its business and (iv) its total assets, and its stockholders' or policyholders' surplus, if applicable, as of a date specified in the Prospectus Supplement. If so described in the related Prospectus Supplement, Credit Enhancement with respect to a Series offered hereby may be available to pay principal of the Certificates of such Series following the occurrence of certain Pay-Out Events or Reinvestment Events with respect to such Series. In such event, the Credit Enhancer will have an interest in certain cash flows in respect of the Receivables to the extent described in such Prospectus Supplement (a 'COLLATERAL INVESTED AMOUNT') and may be entitled to the benefit of the Trustee's security interest in the Receivables, in each case subordinated to the interest of the Certificateholders of such Series.

     Subordination. If so specified in the related Prospectus Supplement, one or more Classes of a Series offered hereby may be subordinated to one or more other Classes of such Series. If so specified in the related Prospectus Supplement, the rights of the holders of the subordinated Certificates to receive distributions of principal or interest on any payment date will be subordinated to such rights of the holders of the Certificates that are senior to such subordinated Certificates to the extent set forth in the related Prospectus Supplement. The related Prospectus Supplement will also set forth information concerning the amount of subordination of a Class or Classes of subordinated Certificates in a Series, the circumstances in which such subordination will be applicable, the manner, if any, in which the amount of subordination will decrease over time, and the conditions under which amounts available from payments that would otherwise be made to holders of such subordinated Certificates will be distributed to holders of Certificates that are senior to such subordinated Certificates. The amount of subordination will decrease whenever amounts otherwise payable to the holders of subordinated Certificates are paid to the holders of the Certificates that are senior to such subordinated Certificates.

     Letter of Credit. If so specified in the related Prospectus Supplement, a letter of credit with respect to a Series or Class of Certificates offered hereby may be issued by a bank or financial institution specified in the related Prospectus Supplement (the 'L/C ISSUER'). Subject to the terms and conditions specified in the related Prospectus Supplement, the L/C Issuer will be obligated to honor drawings under a letter of credit in an aggregate dollar amount (which may be fixed or may be reduced as described in the related Prospectus Supplement), net of unreimbursed payments thereunder, equal to the amount described in the related Prospectus Supplement. The amount available under a letter of credit will be reduced to the extent of the unreimbursed payments thereunder.

     Cash Collateral Guaranty or Account. If so specified in the related Prospectus Supplement, the Certificates of any Class or Series offered hereby may have the benefit of a guaranty (the 'CASH COLLATERAL GUARANTY') secured by the deposit of cash or certain permitted investments in an account (the 'CASH COLLATERAL ACCOUNT'). A Cash Collateral Guaranty or a Cash Collateral Account with respect to a Class or Series may be fully or partially funded on the Series Closing Date with respect thereto and the funds on deposit therein will be invested in Eligible Investments. The amount available to be withdrawn from a Cash Collateral Guaranty or a Cash Collateral Account will be the lesser of the amount on deposit in the Cash Collateral Guaranty or the Cash Collateral Account and an amount specified in the related Prospectus Supplement. The related Prospectus Supplement will set forth the circumstances under which such withdrawals will be made from the Cash Collateral Guaranty or the Cash Collateral Account.


     Collateral Interest. If so specified in the related Prospectus Supplement, support for a Series of Certificates or one or more Classes thereof may be provided initially by an uncertificated, subordinated interest in the Trust (the 'COLLATERAL INTEREST') in an amount initially equal to a percentage of the Certificates of such Series specified in such Prospectus Supplement. References to Collateral Invested Amounts herein include Collateral Interests, if any.

     Insurance Policy or Surety Bond. If so specified in the related Prospectus Supplement, insurance with respect to a Series or Class of Certificates offered hereby may be provided by one or more insurance companies. Such insurance will guarantee, with respect to one or more Classes of the related Series, distributions of interest or principal in the manner and amount specified in the related Prospectus Supplement.

     If so specified in the related Prospectus Supplement, a surety bond may be purchased for the benefit of the holders of any Series or Class of Certificates offered hereby to assure distributions of interest or principal with respect to such Series or Class of Certificates in the manner and amount specified in such Prospectus Supplement.

     Spread Account. If so specified in the related Prospectus Supplement, support for a Series or one or more Classes of a Series offered hereby may be provided by the periodic deposit of certain available excess cash flow from the Trust Assets into a spread account intended to assure the subsequent distributions of interest and principal on the Certificates of such Class or Series in the manner specified in such Prospectus Supplement.

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
     Maturity Liquidity Facility. If so specified in the related Prospectus Supplement, support for a Series or one or more Classes thereof will be provided by a maturity liquidity facility, which is a financial contract that generally provides that sufficient principal will be available to retire the Certificates of such Class or Series at a certain date.

     Tax Protection Agreement. If so specified in the related Prospectus Supplement, the Trustee, on behalf of the Trust, may enter into one or more tax protection agreements for the benefit of a Class or Series, pursuant to which, and as more fully described in the related Prospectus Supplement, the provider of such agreement will make payments to the Trust in the event any withholding taxes are imposed on payments of interest or principal to the Certificateholders of the related Series or Class.

     Interest Rate Swap Agreements, Guaranteed Rate Agreements and Interest Rate Cap Agreements. If so specified in the related Prospectus Supplement, the Trustee, on behalf of the Trust, may enter into one or more interest rate swap agreements, guaranteed rate agreements, interest rate floor and/or cap agreements, currency exchange agreements or other derivatives securities agreements for the benefit of a Class or Series, the terms of which will be specified in the related Prospectus Supplement.

SERVICER COVENANTS

     In the Pooling and Servicing Agreement, the Servicer has agreed, as to each

Receivable and related Account, that it will: (a) duly fulfill all obligations on its part to be fulfilled under or in connection with the Receivables or the related Accounts, and will maintain in effect all qualifications required and comply in all material respects with all requirements of law in order to service the Receivables and Accounts, the failure to maintain or comply with which would have a material adverse effect on the Certificateholders; (b) not permit any rescission or cancellation of the Receivables except as ordered by a court of competent jurisdiction or other governmental authority; (c) do nothing to impair the rights of the Certificateholders in the Receivables or the related Accounts; and (d) not reschedule, revise or defer payments due on the Receivables except in accordance with its guidelines for servicing receivables.

     Under the terms of the Pooling and Servicing Agreement, all Receivables in an Account will be assigned and transferred to the Servicer and such Account will no longer be included as an Account if the Servicer discovers, or receives written notice from the Trustee, that any covenant of the Servicer set forth above has not been complied with in all material respects and such noncompliance has not been cured within 60 days (or such longer period as may be agreed to by the Trustee and the Transferors) thereafter and has a material adverse effect on the Certificateholders' Interest in such Receivables. Such assignment and transfer will be made when the Servicer deposits an amount equal to the amount of such Receivables in the Collection Account on the business day preceding the Distribution Date following the Monthly Period during which such obligation arises. This transfer and assignment to the Servicer constitutes the sole remedy available to the Certificateholders if such covenant or warranty of the Servicer is not satisfied and the Trust's interest in any such assigned Receivables will be automatically assigned to the Servicer.

CERTAIN MATTERS REGARDING THE SERVICER

     The Servicer may not resign from its obligations and duties under the Pooling and Servicing Agreement except (i) upon determination that the performance of such obligations and duties is no longer permissible under applicable law or (ii) if such obligations and duties are assumed by an entity that has satisfied the Rating Agency Condition. No such resignation will become effective until the Trustee or a successor to the Servicer has assumed the Servicer's obligations and duties under the Pooling and Servicing Agreement. Notwithstanding the foregoing, the Servicer may assign part or all of its obligations and duties as Servicer under the Pooling and Servicing Agreement if such assignment satisfies the Rating Agency Condition. TRS may assign or delegate all or part of its rights, duties and obligations as Servicer to Centurion within the next two years.

     Any person into which, in accordance with the Pooling and Servicing Agreement, the Servicer may be merged or consolidated or any person resulting from any merger or consolidation to which the Servicer is a party, or any person succeeding to the business of the Servicer, will be the successor to the Servicer under the Pooling and Servicing Agreement.

SERVICER DEFAULT

     In the event of any Servicer Default (as defined below), either the Trustee or Certificateholders holding Certificates evidencing more than 50% of the aggregate unpaid principal amount of all Certificates, by written notice to the

Servicer (and to the Trustee if given by the Certificateholders) (a 'TERMINATION NOTICE'), may terminate all of the rights and obligations of the Servicer, as Servicer, under the Pooling and Servicing Agreement and in and to the Receivables and the proceeds thereof and the Trustee will appoint a new Servicer (a 'SERVICE TRANSFER'); provided, however, that if no Servicer Default other than a bankruptcy-, insolvency-, receivership-, or conservatorship-related Servicer Default exists, the bankruptcy trustee, the receiver or the

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
conservator for the Servicer or the Servicer itself as debtor-in-possession may have the power to prevent the Trustee or Certificateholders from appointing a successor Servicer. The rights and interest of the Transferors under the Pooling and Servicing Agreement in the Transferors' Interest will not be affected by any Termination Notice or Service Transfer. If within 60 days of receipt of a Termination Notice the Trustee does not receive any bids from eligible Servicers to act as successor Servicer and receives an officer's certificate from each Transferor to the effect that the Servicer cannot in good faith cure the Servicer Default which gave rise to the Termination Notice, the Trustee shall grant a right of first refusal to the Transferors which would permit the Transferors at their option to purchase the Certificateholders' Interest on the Distribution Date in the next calendar month. The purchase price for the Certificateholders' Interest shall be equal to the sum of the amounts specified therefor with respect to each outstanding Series in the related Prospectus Supplement, and for any Certificates offered hereby, in such Prospectus Supplement.

     The Trustee will as promptly as possible, after the giving of a Termination Notice, appoint a successor Servicer and if no successor Servicer has been appointed by the Trustee and has accepted such appointment by the time the Servicer ceases to act as Servicer, all rights, authority, power and obligations of the Servicer under the Pooling and Servicing Agreement will be vested in the Trustee. Prior to any Service Transfer, the Trustee will seek to obtain bids from potential Servicers meeting certain eligibility requirements set forth in the Pooling and Servicing Agreement to serve as a successor Servicer for servicing compensation not in excess of the Servicing Fee plus any amounts payable to the Transferors pursuant to the Pooling and Servicing Agreement.

     A 'SERVICER DEFAULT' refers to any of the following events:

          (a) failure by the Servicer to make any payment, transfer or deposit, or to give instructions to the Trustee to make any payment, transfer or deposit, on the date the Servicer is required to do so under the Pooling and Servicing Agreement or any Supplement, which is not cured within a five business day grace period;

          (b) failure on the part of the Servicer duly to observe or perform in any material respect any other covenants or agreements of the Servicer in the Pooling and Servicing Agreement or any Supplement which has an Adverse Effect and which continues unremedied for a period of 60 days after written notice, or the Servicer assigns its duties under the Pooling and Servicing Agreement, except as specifically permitted thereunder;

          (c) any representation, warranty or certification made by the Servicer in the Pooling and Servicing Agreement, any Supplement or in any certificate delivered pursuant to the Pooling and Servicing Agreement or any Supplement proves to have been incorrect in any material respect when made, which has an Adverse Effect on the rights of the Certificateholders of any Series, and which material adverse effect continues for a period of 60 days after written notice; or

          (d) the occurrence of certain events of bankruptcy, insolvency, liquidation, receivership or conservatorship with respect to the Servicer.

     Notwithstanding the foregoing, a delay in or failure of performance referred to under clause (a) above for a period of 10 business days after the applicable grace period or referred to under clauses (b) or (c) for a period of 60 business days after the applicable grace period, will not constitute a Servicer Default if such delay or failure could not have been prevented by the exercise of reasonable diligence by the Servicer and such delay or failure was caused by an act of God or other similar occurrence. Upon the occurrence of any such event the Servicer will not be relieved from using its best efforts to perform its obligations in a timely manner in accordance with the terms of the Pooling and Servicing Agreement and the Servicer must provide the Trustee, the Transferors and any provider of Series Enhancement prompt notice of such failure or delay by it, together with a description of its efforts to so perform its obligations.

EVIDENCE AS TO COMPLIANCE

     The Pooling and Servicing Agreement provides that on or before March 31 of each calendar year, the Servicer will cause a firm of nationally recognized independent public accountants (who may also render other services to the Servicer or the Transferors and any affiliates thereof) to furnish a report to the effect that such firm has applied certain procedures agreed upon with the Servicer and examined certain documents and records relating to the servicing of the Accounts and that, on the basis of such agreed-upon procedures, nothing has come to the attention of such firm that caused them to believe that such servicing was not conducted in compliance with the Pooling and Servicing Agreement and applicable provisions of each Supplement except for such exceptions or errors as such firm shall believe to be immaterial and such other exceptions as shall be set forth in such statement. Such report will set forth the agreed-upon procedures performed.

     The Pooling and Servicing Agreement provides for delivery to the Trustee on or before March 31 of each calendar year of a statement signed by an officer of the Servicer to the effect that the Servicer has, or has caused

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
to be, fully performed its obligations in all material respects under the Pooling and Servicing Agreement throughout the preceding year or, if there has been a default in the performance of any such obligation, specifying the nature and status of the default.

     Copies of all statements, certificates and reports furnished to the Trustee may be obtained by a request in writing delivered to the Trustee.


AMENDMENTS

     The Pooling and Servicing Agreement and any Supplement may be amended from time to time (including, without limitation, in connection with the issuance of a Supplemental Certificate, addition of a Participation Interest, allocation of assets in the Trust to a Series or Group, the designation of Additional Transferors, the addition to the Trust of receivables arising from charge or credit accounts other than the Revolving Credit Accounts or to change the definition of Monthly Period, Determination Date or Distribution Date) by the Servicer, the Transferors and the Trustee, and without the consent of the Certificateholders of any Series, provided that (x) the Rating Agency Condition shall have been satisfied and (y) each Transferor shall have delivered to the Trustee a certificate of an officer of such Transferor to the effect that such Transferor reasonably believes that such amendment will not have an Adverse Effect.

     The Pooling and Servicing Agreement or any Supplement may be amended by the Transferors, the Servicer and the Trustee with the consent of the Certificateholders evidencing not less than 66 2/3% of the aggregate unpaid principal amount of the Certificates of all affected Series for which the Transferors have not delivered an officer's certificate stating that there will be no Adverse Effect, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or any Supplement or of modifying in any manner the rights of Certificateholders. No such amendment, however, may (a) reduce in any manner the amount of, or delay the timing of, deposits or distributions on any Certificate without the consent of each Certificateholder, (b) (i) change the definition or the manner of calculating the Certificateholders' Interest or the Invested Amount or (ii) reduce the aforesaid percentage of the aggregate unpaid principal amount of the Certificates the holders of which are required to consent to any such amendment, in each case without the consent of each Certificateholder or
(c) adversely affect the rating of any Series or Class by the Rating Agency without the consent of the Holders of Certificates of such Series or Class evidencing not less than 66 2/3% of the aggregate unpaid principal amount of the Certificates of such Series or Class. Promptly following the execution of any amendment to the Pooling and Servicing Agreement (other than an amendment described in the preceding paragraph), the Trustee will furnish written notice of the substance of such amendment to each Certificateholder. Notwithstanding the foregoing, any Supplement executed in connection with the issuance of one or more new Series of Certificates will not be considered an amendment to the Pooling and Servicing Agreement.

     Additionally, the Pooling and Servicing Agreement and any Supplement will be amended by the Servicer and the Trustee at the direction of the Transferors without the consent of any of the Certificateholders (i) to add, modify or eliminate such provisions as may be necessary or advisable in order to enable all or a portion of the Trust to qualify as, and to permit an election to be made to cause all or a portion of the Trust to be treated as, a 'financial asset securitization investment trust' as described in the provisions of the 'Seven Year Balanced Budget Act of 1995,' H.R. 2491, 104th Cong., 1st Sess. (1995), or to enable all or a portion of the Trust to qualify and an election to be made for similar treatment under such comparable subsequent federal income tax provisions as may ultimately be enacted into law, and (ii) in connection with any such election, to modify or eliminate existing provisions of the Pooling and

Servicing Agreement and any Supplement relating to the intended federal income tax treatment of the Certificates and the Trust in the absence of the election. See 'Tax Matters--Federal Income Tax Consequences--General--Pending Legislation.' It is a condition to any such amendment that each Rating Agency will have notified the Transferors, the Servicer and the Trustee in writing that the amendment will not result in a reduction or withdrawal of the rating of any outstanding Series or Class to which it is a Rating Agency. The amendments which the Transferors may make in connection with any election described above without the consent of Certificateholders may include, without limitation, the elimination of any sale of Receivables and subsequent termination of the Trust upon the occurence of an Insolvency Event. See 'Certain Legal Aspects of the Receivables--Certain Matters Relating to Insolvency and Receivership.'

DEFEASANCE

     Pursuant to the Pooling and Servicing Agreement, the Transferors may terminate their substantive obligations in respect of a Series or the Pooling and Servicing Agreement (the 'DEFEASED SERIES') by depositing with the Trustee, under the terms of an irrevocable trust agreement satisfactory to the Trustee, from amounts representing or acquired with collections on the Receivables (allocable to the Defeased Series and available to purchase additional Receivables) monies or Eligible Investments sufficient to make all remaining scheduled

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interest and principal payments on the Defeased Series on the dates scheduled for such payments and to pay all amounts owing to any provider of Series Enhancement. To achieve that end, Transferors have the right to use collections on Receivables to purchase Eligible Investments rather than additional Receivables. Prior to the first exercise of their right to substitute monies or Eligible Investments for Receivables, the Transferors shall deliver (i) to the Trustee an opinion of counsel with respect to such deposit and termination of obligations to the effect that, for federal income tax purposes, such action would not cause the Trust to be deemed to be an association (or publicly traded partnership) taxable as a corporation; and (ii) to the Servicer and the Trustee written notice from each Rating Agency that the Rating Agency Condition shall have been satisfied. In addition, the Transferors must comply with certain other requirements set forth in the Pooling and Servicing Agreement, including requirements that the Transferors deliver to the Trustee an opinion of counsel to the effect that the deposit and termination of obligations will not require the Trust to register as an 'investment company' within the meaning of the Investment Company Act of 1940, as amended, and that the Transferors deliver to the Trustee and certain providers of Series Enhancement a certificate of an authorized officer stating that, based on the facts known to such officer at the time, in the reasonable opinion of the Transferors, such deposit and termination of obligations will not at the time of its occurrence cause a Pay-Out Event or a Reinvestment Event or an event that, after the giving of notice or the lapse of time would constitute a Pay-Out Event or a Reinvestment Event, to occur with respect to any Series. If the Transferors discharge their substantive obligations in respect of the Defeased Series, any Series Enhancement for the affected Series might no longer be available to make payments with respect thereto.


     Upon the making of any deposit described in the preceding paragraph, the holders of the Certificates of the Defeased Series could recognize taxable gain for federal income tax purposes to the extent that the value of the affected Certificates exceeds the tax basis therein, but in no event would be allowed to deduct a taxable loss for such purposes.

LIST OF CERTIFICATEHOLDERS

     Upon written request of any Holder or group of Holders of Certificates of any Series or of all outstanding Series of record holding Certificates evidencing not less than 10% of the aggregate unpaid principal amount of the Certificates of such Series or all Series, as applicable, the Trustee will afford such Holder or Holders of Certificates access during business hours to the current list of Certificateholders of such Series or of all outstanding Series, as the case may be, for purposes of communicating with other Holders of Certificates with respect to their rights under the Pooling and Servicing Agreement. See 'Description of the Certificates--Book-Entry Registration' and '--Definitive Certificates.'

     The Pooling and Servicing Agreement will not provide for any annual or other meetings of Certificateholders.

THE TRUSTEE

     The Bank of New York will act as trustee under the Pooling and Servicing Agreement. The Corporate Trust Department of The Bank of New York is located at 101 Barclay Street, New York, New York 10286. The Transferors and the Servicer and their respective affiliates may from time to time enter into normal banking and trustee relationships with the Trustee and its affiliates. The Trustee or the Transferors may hold Certificates in their own names; however, any Certificates so held shall not be entitled to participate in any decisions made or instructions given to the Trustee by the Certificateholders as a group. In addition, for purposes of meeting the legal requirements of certain local jurisdictions, the Trustee shall have the power to appoint a co-trustee or separate trustees of all or any part of the Trust. In the event of such appointment, all rights, powers, duties and obligations shall be conferred or imposed upon the Trustee and such separate trustee or co-trustee jointly, or, in any jurisdiction in which the Trustee shall be incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee, who shall exercise and perform such rights, powers, duties and obligations solely at the direction of the Trustee.

                     DESCRIPTION OF THE PURCHASE AGREEMENTS

     The following summary is qualified in its entirety by reference to the Credco Purchase Agreement and the RFC II Purchase Agreement, forms of which are filed as exhibits to the Registration Statement of which this Prospectus is a part and which are incorporated by reference herein.

     Sale of Receivables. The Receivables transferred to the Trust by RFC II were acquired by RFC II from Credco pursuant to the RFC II Purchase Agreement. The Receivables transferred to RFC II by Credco have been acquired by Credco from Centurion pursuant to the Credco Purchase Agreement entered into between Centurion, as seller of certain of the Receivables, and Credco, as purchaser. In connection with such sale of the Receivables to Credco, Centurion has (i) filed appropriate UCC financing statements to evidence such sale and perfect

Credco's right, title and interest in such Receivables and (ii) indicated in its computer files that the Receivables have been sold to Credco by Centurion and that such Receivables will be sold or transferred by Credco to RFC II.

     Pursuant to the RFC II Purchase Agreement, Credco (the 'SELLER' under the RFC II Purchase Agreement) sold to RFC II all of its right, title and interest in and to (i) all of the Receivables existing in the Accounts as of the Initial Cut-Off Date and (ii) Recoveries allocable to such Receivables. In addition, Credco may also sell the Receivables in Additional Accounts designated from time to time for inclusion as Accounts as of the date of such designation.

     In connection with such sale of Receivables to RFC II, Credco will indicate in its files that such Receivables have been sold to RFC II by Credco and that such Receivables will be sold or transferred by RFC II to the Trust. The records and agreements relating to the Accounts and Receivables may not be segregated by Credco from other documents and agreements relating to other credit accounts and receivables. Credco and RFC II will file UCC financing statements meeting the requirements of applicable state law in each of the jurisdictions necessary to perfect the ownership or security interest of RFC II in such Receivables. See 'Risk Factors--Potential Priority of Certain Liens' and '--Certain Matters Relating to the Insolvency or Receivership of a Transferor or Other Holder of the Original Transferor Certificate' and 'Certain Legal Aspects of the Receivables.'

     Pursuant to the Pooling and Servicing Agreement, Centurion will, subject to certain conditions, designate Additional Accounts to be included as Accounts, the Receivables of which will be conveyed by Centurion to the Trust pursuant to the Pooling and Servicing Agreement and, if Credco owns any such Receivables, by Credco to RFC II, for conveyance by RFC II to the Trust, pursuant to the RFC II Purchase Agreement. See 'The Pooling and Servicing Agreement Generally--Additions of Accounts or Participation Interests.'

     Representations and Warranties. In the RFC II Purchase Agreement, Credco represents and warrants to RFC II to the effect that, among other things, as of the date of the RFC II Purchase Agreement and, if Credco will own any Receivables in any designated Additional Accounts, as of the date of designation of such Additional Accounts, it is duly organized and in good standing and has the authority to consummate the transactions contemplated by such RFC II Purchase Agreement. In the RFC II Purchase Agreement, Credco additionally represents and warrants that as of the Initial Cut-Off Date and, if Credco will own any Receivables in any designated Additional Accounts, as of each date of designation of such Additional Accounts, each Receivable transferred thereunder was, or is on such date of designation, an Eligible Receivable. In the event of a breach of any representation and warranty set forth in the RFC II Purchase Agreement which results in the requirement that RFC II accept retransfer of an Ineligible Receivable under the Pooling and Servicing Agreement, then Credco shall repurchase such Ineligible Receivable from RFC II on the date of such retransfer. The purchase price for such Ineligible Receivables shall be the principal amount thereof plus applicable finance charges.


     Credco also represents and warrants to RFC II in the RFC II Purchase Agreement that, among other things, as of the date of the RFC II Purchase Agreement and, if Credco will own any Receivables in any designated Additional Accounts, as of each date of designation of such Additional Accounts (a) the RFC II Purchase Agreement constitutes a valid and binding obligation of Credco and
(b) the RFC II Purchase Agreement constitutes a valid sale to RFC II of all right, title and interest of Credco in and to the Receivables existing in the Accounts as of the Initial Cut-Off Date and, if Credco will own any Receivables in any designated Additional Accounts, as of each date of designation of such Additional Accounts and in the proceeds thereof. If the breach of any of the representations and warranties described in this paragraph results in the obligation of RFC II under the Pooling and Servicing Agreement to accept retransfer of the Receivables, Credco will repurchase the Receivables retransferred to RFC II for an amount of cash at least equal to the amount of cash RFC II is required to deposit under the Pooling and Servicing Agreement in connection with such retransfer.

     Amendments. The RFC II Purchase Agreement may be amended by RFC II and Credco without the consent of the Certificateholders. No such amendment, however, may have an Adverse Effect and no such amendment may change, modify, delete or add any other obligation of Credco or RFC II unless the Rating Agency Condition has been satisfied with respect to such amendment.

     Termination. The RFC II Purchase Agreement will terminate immediately after the Trust terminates. In addition, if a bankruptcy trustee, receiver or conservator is appointed for Centurion or Credco or certain other liquidation, bankruptcy or insolvency events occur, Credco will immediately cease to sell Receivables to RFC II and promptly give notice of such event to RFC II and the Trustee, unless the bankruptcy trustee, receiver or conservator instructs otherwise.

                    CERTAIN LEGAL ASPECTS OF THE RECEIVABLES

TRANSFER OF RECEIVABLES

     Each of Centurion and RFC II in the Pooling and Servicing Agreement, and Credco in the RFC II Purchase Agreement, will represent and warrant that its respective transfers of Receivables constitute valid sales and assignments of all of its respective right, title and interest in and to the Receivables, except for the interest of each Transferor as a holder of a Transferor Certificate. Each Transferor will also represent and warrant that, if the transfer of Receivables by such Transferor to the Trust is deemed to create a security interest under the UCC, there will exist a valid first-priority perfected security interest in such Transferor's rights in the Receivables in existence at the time of the formation of the Trust or at the date of designation of any Additional Accounts that include Receivables owned by it, as the case may be, in favor of the Trust and a valid first-priority perfected security interest in such Transferor's rights in the Receivables created thereafter in favor of the Trust on and after their creation, in each case until termination of the Trust. For a discussion of the Trust's rights arising from these representations and warranties not being satisfied, see 'The Pooling and

Servicing Agreement Generally-- Representations and Warranties.'

     Each of Centurion and RFC II in the Pooling and Servicing Agreement, and Credco in the RFC II Purchase Agreement, will represent that the Receivables are 'accounts' or 'general intangibles' for purposes of the UCC. Both the sale of accounts and the transfer of accounts as security for an obligation are treated under the UCC as creating a security interest therein and are subject to its provisions and the filing of an appropriate financing statement or statements is required to perfect the interest of the Trust in the Receivables. If a transfer of general intangibles is deemed to create a security interest, the UCC applies and filing an appropriate financing statement or statements is also required in order to perfect the Trust's security interest. Financing statements covering the Receivables will be filed under the UCC to protect the Transferors and the Trust if any of the transfers of Receivables is deemed to be subject to the UCC. If a transfer of general intangibles is deemed to be a sale, then the UCC is not applicable and no further action under the UCC is required although action may be required under other applicable law to protect the Trust's interest from third parties.

     There are certain limited circumstances under the UCC in which prior or subsequent transferees of Receivables coming into existence after a Series Closing Date could have an interest in such Receivables with priority over the Trust's interest. A tax, governmental lien or other nonconsensual lien on property of a Transferor or Credco arising prior to the time a Receivable comes into existence may also have priority over the interest of the Trust in such Receivable. Furthermore, if the FDIC were appointed as a receiver or conservator of Centurion, certain administrative expenses of the receiver or conservator may also have priority over the interest of the Trust in such related Receivables. Under the RFC II Purchase Agreement, however, Credco will warrant that it has transferred the Receivables to RFC II free and clear of the lien of any third party. In addition, Credco will covenant that it will not sell, pledge, assign, transfer or grant any lien on any Receivable (or any interest therein) other than to RFC II. Similarly, under the Pooling and Servicing Agreement, each Transferor will warrant that it has transferred the Receivables to the Trust free and clear of the lien of any third party, and each Transferor will covenant that it will not sell, pledge, assign, transfer, or grant any lien on any Receivables (or any interest therein) other than to the Trust. While TRS or an affiliate of TRS is the Servicer, cash collections on the Receivables may be held by TRS or an affiliate of TRS and commingled with its funds for brief periods and, in the event of the bankruptcy, insolvency, receivership or conservatorship of TRS or an affiliate of TRS, the Trust may not have a perfected interest in such commingled collections.

CERTAIN MATTERS RELATING TO INSOLVENCY AND RECEIVERSHIP

     Centurion has represented and warranted that the transfer of Receivables to Credco pursuant to the Credco Purchase Agreement is a valid sale and assignment of such Receivables from Centurion to Credco. Centurion also represents and warrants in the Pooling and Servicing Agreement that the transfer of the Receivables by it to the Trust pursuant to the Pooling and Servicing Agreement is either a valid sale and assignment of such Receivables to the Trust or the grant to the Trust of a security interest in the Receivables. The FDIA, as amended, sets forth certain powers that the FDIC could exercise if it were appointed conservator or receiver of Centurion. Subject to clarification by regulations or interpretations, positions taken by the staff of the FDIC prior to the passage of FIRREA do not suggest that the FDIC, as receiver or conservator for Centurion, would interfere with the timely transfer to the Trust of payments collected on the Receivables. If, however, the FDIC were to assert a

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contrary position, such as requiring Credco or the Trustee to establish its right to payments by submitting to and completing the administrative claims procedures under the FDIA, or the conservator or receiver were to request a stay of proceedings with respect to Centurion as provided under the FDIA, delays in payment on outstanding Series of Certificates and possible reductions in the amount of those payments could occur. In the event Centurion's transfer of Receivables to the Trust or Centurion's sale of the Receivables to Credco, as applicable, is deemed to constitute the creation of a security interest, such a security interest, to the extent it was validly perfected before the insolvency of Centurion and was not taken or granted in contemplation of insolvency, or with the intent to hinder, delay or defraud Centurion, the FDIA provides that such security interest should not be subject to avoidance by the FDIC, as receiver or conservator. If, however, the FDIC were to assert a contrary position, such as requiring Credco, RFC II or the Trustee to establish its right to those payments by submitting to and completing the administrative claims procedure under the FDIA, or the conservator or receiver were to request a stay of proceedings with respect to Centurion as provided under the FDIA, delays in payments on the Certificates and possible reductions in the amount of those payments could occur. Upon the occurrence of an Insolvency Event with respect to Centurion, if no Pay-Out Event other than such Insolvency Event exists, the FDIC may have the power to continue to require Centurion to transfer new Principal Receivables to the Trust and to prevent the early sale, liquidation, foreclosure or disposition of the Receivables and the commencement of an Early Amortization Period or Reinvestment Period. A conservator or receiver of Centurion may also have the power to cause the early sale of the Receivables and the early retirement of the Certificates of each Series. A receiver or conservator also may disaffirm or repudiate Centurion's obligations under the Pooling and Servicing Agreement to accept reassignment of Receivables from the Trust under certain conditions.

     In addition, if Credco were to become a debtor in a bankruptcy case and a creditor or bankruptcy trustee of Credco or Credco as a debtor-in-possession were to take the position that the sale of Receivables from Credco to RFC II should be recharacterized as a pledge of such Receivables to secure a borrowing by Credco, then delays in payments of collections of Receivables to RFC II (and therefore to the Trust and the Certificateholders) could occur and possible reductions in the amount of such payments could result.

     In a case decided by the U.S. Court of Appeals for the Tenth Circuit, Octagon Gas System, Inc. v. Rimmer, the court determined that 'accounts,' as defined under the UCC, and which could include the Receivables, may properly be included in the bankruptcy estate of a transferor regardless of whether the transfer of such Receivables is treated as a sale or a secured loan. The circumstances under which the Octagon ruling would apply are not fully known and the extent to which the Octagon decision will be followed in other courts or outside of the Tenth Circuit is not certain. Substantially all of Credco's business is conducted outside the geographic area subject to the jurisdiction of the Tenth Circuit. However, TRS has a credit card operation center in, and Centurion is based in Utah, which is inside the geographic area subject to the jurisdiction of the Tenth Circuit. If the findings in the Octagon case were applied in a Credco bankruptcy, the Receivables would be part of its bankruptcy estate, would be subject to claims of creditors of Credco and would be subject to the potential delays and reductions in payments to RFC II and the Certificateholders described in the preceding paragraph even if the transfer is treated as a sale.

     While TRS or an affiliate of TRS is the Servicer, for as long as the Servicer's short-term credit rating (which may be an implied rating) is at least A-1 by S&P and P-1 by Moody's cash collections held by the Servicer may be commingled and used for the benefit of the Servicer prior to each Distribution Date and, in the event of the bankruptcy, insolvency, receivership or conservatorship of the Servicer or, in certain circumstances, the lapse of certain time periods, the Trust may not have a perfected security interest in such collections. However, if, while TRS or an affiliate of TRS is the Servicer, the short-term credit rating of the Servicer (which may be an implied rating) is reduced below A-1 by S&P and P-1 by Moody's (or such other rating below A-1 or P-1, as the case may be, which is acceptable to such Rating Agency), within five business days of such reduction, the Servicer will begin to deposit collections directly into the Collection Account within two business days of each Date of Processing unless (i) the Servicer has obtained a guarantee with respect to its deposit and payment obligations under the Pooling and Servicing Agreement pursuant to a guaranty (in form and substance satisfactory to the Rating Agencies) from a guarantor that has a short-term credit rating of at least A-1 or P-1 from each applicable Rating Agency (or such other rating below A-1 or P-1, as the case may be, which is acceptable to such Rating Agency) or (ii) the Rating Agency Condition shall be satisfied with respect to the Servicer's inability to satisfy the rating requirement described above. In the event of a Servicer Default relating to the bankruptcy or insolvency of the Servicer, if no Servicer Default other than such bankruptcy-, insolvency-, receivership- or

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conservatorship- related Servicer Default exists, the bankruptcy trustee, receiver or conservator for the Servicer or the Servicer itself as debtor-in-possession may have the power to prevent either the Trustee or the Certificateholders from appointing a successor Servicer. In addition, if the Servicer becomes a debtor-in-possession in a bankruptcy case, the Servicer's rights under the Pooling and Servicing Agreement (including the right to service the Receivables) would be property of the estate of the Servicer and, therefore, under the Bankruptcy Code, subject to the Servicer's right to assume or reject such agreement. See 'The Pooling and Servicing Agreement Generally--Servicer Default.'

     RFC II has been structured such that (i) the voluntary or involuntary petition for relief by or against RFC II under the Bankruptcy Code and (ii) the substantive consolidation of the assets and liabilities of RFC II with those of TRS are unlikely. RFC II is a separate, limited purpose subsidiary, the certificate of incorporation of which contains limitations on the nature of RFC II's business and restrictions on the ability of RFC II to commence a voluntary case or proceeding under such laws without the prior unanimous consent of all directors. See 'RFC II, Credco, Centurion and TRS--RFC II.'


     Each Transferor will take all actions that are required under the UCC to perfect the Trust's interest in the Receivables and each Transferor has warranted to the Trust that the Trust will have a first-priority security interest therein and, with certain exceptions, in the proceeds thereof. Nevertheless, a tax or government lien or other non-consensual lien on property of a Transferor arising prior to the time a Receivable is conveyed to the Trust may have priority over the interest of the Trust in such Receivable. Pursuant to the Pooling and Servicing Agreement, the Trustee will covenant that it will not at any time institute against a Transferor any bankruptcy, reorganization, liquidation, receivership, conservatorship or other proceedings under any federal or state bankruptcy or similar law. Notwithstanding such steps, if a Transferor were to become a debtor in a bankruptcy case, and a bankruptcy trustee, receiver or conservator for such Transferor or a creditor of such Transferor or the costs and liabilities such Transferor as a debtor-in-possession were to take the position that the transfer of the Receivables from such Transferor to the Trust should be recharacterized as a pledge of such Receivables, then delays in payments on the Certificates and possible reductions in the amount of such payments could result.

     If an Insolvency Event occurs, the Transferors will promptly give notice thereof to the Trustee and a Pay-Out Event or Reinvestment Event will occur with respect to each Series. Pursuant to the Pooling and Servicing Agreement, newly created Receivables will not be transferred to the Trust on and after any such Insolvency Event unless the bankruptcy trustee, receiver or conservator instructs otherwise. Following the occurrence of an Insolvency Event with respect to any Transferor or holder of the Original Transferor Certificate, the Trustee will proceed to sell, dispose of or otherwise liquidate the Receivables in a commercially reasonable manner and on commercially reasonable terms, unless within a specified period of time Certificateholders representing undivided interests aggregating more than 50% of the Invested Amount of each Series of Certificates issued and outstanding (or, with respect to any Series with two or more Classes, 50% of the Invested Amount of each Class), each Transferor (or other holder of the Original Transferor Certificate) not then subject to an Insolvency Event, each holder of a Supplemental Certificate, and possibly certain other persons designated by the Transferors to the Trustee prior to the Insolvency Event instruct otherwise (assuming that the bankruptcy trustee, conservator or receiver does not order such a sale despite such instructions). The proceeds from the sale of the Receivables would be treated as collections of the Receivables and deposited into the Collection Account and after distribution of such amounts the Trust will terminate. This procedure could be delayed and proceeds may be insufficient to pay Certificateholders in full, as described above. In addition, upon the occurrence of an Insolvency Event with respect to any Transferor or holder of the Original Transferor Certificate, if no Pay-Out Event or Reinvestment Event other than such Insolvency Event exists, the bankruptcy trustee, receiver or conservator for such Transferor or holder, or such Transferor or holder as a debtor-in-possession, may have the power to prevent the early sale, liquidation or disposition of the Receivables and the commencement of the Early Amortization Period or Early Accumulation Period. See 'Description of the Certificates--Pay-Out Events and Reinvestment Events.'

CONSUMER PROTECTION LAWS

     The relationship of the consumer and the provider of consumer credit is extensively regulated by federal and state consumer protection laws. With respect to credit accounts issued by Centurion, the most significant federal laws include the Federal Truth-in-Lending, Equal Credit Opportunity, Fair Credit Reporting and Fair Debt

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Collection Practices Acts. These statutes impose various disclosure requirements either before or when an Account is opened, or both, and at the end of monthly billing cycles, and, in addition, limit account holder liability for unauthorized use, prohibit certain discriminatory practices in extending credit, and regulate practices followed in collections. In addition, account holders are entitled under these laws to have payments and credits applied to the revolving credit account promptly and to request prompt resolution of billing errors. Congress and the states may enact new laws and amendments to existing laws to regulate further the consumer revolving credit industry. The Trust may be liable for certain violations of consumer protection laws that apply to the Receivables, either as assignee from the Transferors with respect to obligations arising before transfer of the Receivables to the Trust or as the party directly responsible for obligations arising after the transfer. In addition, an Account holder may be entitled to assert such violations by way of set-off against the obligation to pay the amount of Receivables owing. All Receivables that were not created in compliance in all material respects with the requirements of such laws (if such noncompliance has a material adverse effect on the Certificateholders' interest therein) will be reassigned to the Transferors. The Servicer has also agreed in the Pooling and Servicing Agreement to indemnify the Trust, among other things, for any liability arising from such violations. For a discussion of the Trust's rights if the Receivables were not created in compliance in all material respects with applicable laws, see 'The Pooling and Servicing Agreement Generally--Representations and Warranties.'

     Application of federal and state bankruptcy and debtor relief laws would affect the interests of the Certificateholders if such laws result in any Receivables being charged-off as uncollectible. See 'The Pooling and Servicing Agreement Generally--Defaulted Receivables; Rebates and Fraudulent Charges.'

PROPOSED LEGISLATION

     Congress and the states may enact new laws and amendments to existing laws to regulate further the consumer revolving credit industry or to reduce finance charges or other fees or charges applicable to consumer revolving credit accounts. The potential effect of any such legislation could be to reduce the yield on the Accounts. If such yield is reduced, a Pay-Out Event or Reinvestment Event could occur, and the Early Amortization Period or Early Accumulation Period would commence. See 'Description of the Certificates--Pay-Out Events and Reinvestment Events.'

RECENT LITIGATION

     Since October 1991, a number of lawsuits and administrative actions have been filed in several states against out-of-state banks (both federally-insured state chartered banks and federally-insured national banks) and other entities that issue credit cards. These actions challenge a portion or all of various fees and charges (such as late fees, over-credit-limit fees, returned payment check fees and annual membership fees) assessed against residents of the states in which such suits were filed, based on restrictions or prohibitions under such states' laws alleged to be applicable to the out-of-state credit card issuers. The Supreme Courts of California, Colorado and New Jersey have also recently handed down decisions in such actions. The California and Colorado Supreme Courts opined that federal law governs late fees and found for the defendant credit card issuers, while the New Jersey Supreme Court found that late payment fees are not interest and that, therefore, state law is not preempted by federal law with respect to such fees. On June 3, 1996, the United States Supreme Court upheld the decision of the California Supreme Court, holding that the late payment fees in question were 'interest' and as such were governed by federal law, which mandates the application of the laws of the creditor's home state.

                                  TAX MATTERS

FEDERAL INCOME TAX CONSEQUENCES--GENERAL

     The following is a discussion of material federal income tax consequences relating to the investment in a Certificate offered hereunder. Additional federal income tax considerations relevant to a particular Series may be set forth in the related Prospectus Supplement. This discussion is based on current law, which is subject to changes that could prospectively or retroactively modify or adversely affect the tax consequences summarized below. The discussion does not address all of the tax consequences relevant to a particular Certificate Owner in light of that Certificate Owner's circumstances, and some Certificate Owners may be subject to special tax rules and limitations not discussed below. Each prospective Certificate Owner is urged to consult its own tax adviser in

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determining the federal, state, local and foreign income and any other tax consequences of the purchase, ownership and disposition of a Certificate.

     For purposes of this discussion, 'U.S. Person' means a citizen or resident of the United States, a corporation or partnership organized in or under the laws of the United States, any state thereof, or any political subdivision of either (including the District of Columbia), or an estate or trust the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source. The term 'U.S. Certificate Owner' means any U.S. Person and any other person to the extent that the income attributable to its interest in a Certificate is effectively connected with that person's conduct of a U.S. trade or business.

TREATMENT OF THE CERTIFICATES AS DEBT

     The Transferors express in the Pooling and Servicing Agreement the intent that for federal, state and local income and franchise tax purposes, the Certificates will be debt secured by the Receivables. The Transferors, by entering into the Pooling and Servicing Agreement, and each investor, by the acceptance of a beneficial interest in a Certificate, will agree to treat the Certificates as debt for federal, state and local income and franchise tax purposes. However, the Pooling and Servicing Agreement generally refers to the transfer of Receivables as a 'sale,' and because different criteria are used in determining the non-tax accounting treatment of the transaction, the Transferors will treat the Pooling and Servicing Agreement for certain non-tax accounting purposes as causing a transfer of an ownership interest in the Receivables and not as creating a debt obligation.

     A basic premise of federal income tax law is that the economic substance of a transaction generally determines its tax consequences. The form of a transaction, while a relevant factor, is not conclusive evidence of its economic substance. In appropriate circumstances, the courts have allowed taxpayers as well as the Internal Revenue Service (the 'IRS') to treat a transaction in accordance with its economic substance, as determined under federal income tax law, even though the participants in the transaction have characterized it differently for non-tax purposes.

     The determination of whether the economic substance of a purchase of an interest in property is instead a loan secured by the transferred property has been made by the IRS and the courts on the basis of numerous factors designed to determine whether the transferor has relinquished (and the purchaser has obtained) substantial incidents of ownership in the property. Among those factors, the primary ones examined are whether the purchaser has the opportunity to gain if the property increases in value, and has the risk of loss if the property decreases in value. Except to the extent otherwise specified in the related Prospectus Supplement, Orrick, Herrington & Sutcliffe LLP, special federal income tax counsel to the Transferors ('Tax Counsel'), is of the opinion that, under current law as in effect on the Series Closing Date, although no transaction closely comparable to that contemplated herein has been the subject of any Treasury regulation, revenue ruling or judicial decision, for federal income tax purposes the Certificates offered hereunder will not constitute an ownership interest in the Receivables but will properly be characterized as debt. Except where indicated to the contrary, the following discussion assumes that the Certificates offered hereunder are debt for federal income tax purposes.

TREATMENT OF THE TRUST

     General. The Pooling and Servicing Agreement permits the issuance of Certificates and certain other interests (including any Collateral Interest) in the Trust, each of which may be treated for federal income tax purposes either as debt or as equity interests in the Trust. If all of the Certificates and other interests (other than the Original Transferor Certificate) in the Trust were characterized as debt, the Trust might be characterized as a security arrangement for debt collateralized by the Receivables and issued directly by the Transferors (or other holders of the Original Transferor Certificate). Under such a view, the Trust would be disregarded for federal income tax purposes. Alternatively, if some of the Transferor Certificate, the Certificates and other interests in the Trust were characterized as equity therein, the Trust might be characterized as a separate entity owning the Receivables, issuing its own debt, and jointly owned by the Transferors (or other holders of the Original Transferor Certificate) and any other holders of equity interests in the Trust. However, Tax Counsel is of the opinion that, under current law as in effect on the Series Closing Date, any such entity constituted by the Trust will not be an association or publicly traded partnership taxable as a corporation.

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
     Possible Treatment of the Trust as a Partnership or a Publicly Traded Partnership. Although, as described above, Tax Counsel is of the opinion that the Certificates will properly be treated as debt for federal income tax purposes and that the Trust will not be treated as an association or publicly traded partnership taxable as a corporation, such opinion does not bind the IRS and thus no assurance can be given that such treatment will prevail. Further, such opinion is made with respect to current law, which is subject to change. If the IRS were to contend successfully that some or all of the Transferor Certificates, the Certificates or any other interests in the Trust (including any Collateral Interest) were equity in the Trust for federal income tax purposes, all or a portion of the Trust could be classified as a partnership or as a publicly traded partnership taxable as a corporation for such purposes. Because Tax Counsel is of the opinion that the Certificates will be characterized as debt for federal income tax purposes and because any holder of an interest in a Collateral Interest will agree to treat that interest as debt for such purposes, no attempt will be made to comply with any tax reporting requirements that would apply as a result of such alternative characterizations.

     If the Trust were treated in whole or in part as a partnership in which some or all holders of interests in the publicly offered Certificates were partners, that partnership could be classified as a publicly traded partnership, and so could be taxable as a corporation. Further, applicable Treasury regulations (the 'Regulations') could cause the Trust to constitute a publicly traded partnership even if all holders of interests in publicly offered Certificates are treated as holding debt. The Regulations generally apply to taxable years beginning after December 31, 1995, and thus could affect the classification of presently existing entities and the ongoing tax treatment of already completed transactions. Although the Regulations provide for a 10-year grandfather period for a partnership actively engaged in an activity before December 4, 1995, the Trust would not qualify for this grandfather period. If the Trust were classified as a publicly traded partnership, whether by reason of the treatment of publicly offered Certificates as equity or by reason of the Regulations, it would avoid taxation as a corporation if its income was not derived in the conduct of a 'financial business'; however, whether the income of the Trust would be so classified is unclear.

     Under the Code and the Regulations, a partnership will be classified as a publicly traded partnership if equity interests therein are traded on an 'established securities market,' or are 'readily tradable' on a 'secondary market' or its 'substantial equivalent.' The Transferors intend to take measures designed to reduce the risk that the Trust could be classified as a publicly traded partnership by reason of interests in the Trust other than the publicly traded Certificates. Although the Transferor expects such measures will ultimately be successful, certain of the actions that may be necessary for avoiding the treatment of such interests as 'readily tradable' on a 'secondary market' or its 'substantial equivalent' are not fully within the control of the Transferors. As a result, there can be no assurance that the measures the Transferors intend to take will in all circumstances be sufficient to prevent the Trust from being classified as a publicly traded partnership under the Regulations.

     If the Trust were treated as a partnership other than a publicly traded partnership taxable as a corporation, that partnership would not be subject to federal income tax. Rather, each item of income, gain, loss and deduction of the partnership generated through the ownership of the related Receivables would be taken into account directly in computing taxable income of the Transferors (or the holders of the Original Transferor Certificate) and any Certificate Owners treated as partners in accordance with their respective partnership interests therein. The amounts and timing of income reportable by any Certificate Owners treated as partners would likely differ from that reportable by such Certificate Owners had they been treated as owning debt. In addition, if the Trust were treated in whole or in part as a partnership other than a publicly traded partnership, income derived from the partnership by any Certificate Owner that is a pension fund or other tax-exempt entity may be treated as unrelated business taxable income. Partnership characterization also may have adverse state and local income or franchise tax consequences for a Certificate Owner. If the Trust were treated in whole or in part as a partnership and the number of holders of interests in the publicly offered Certificates and other interests in the Trust treated as partners equaled or exceeded 100, the Transferors may cause the Trust to elect to be an 'electing large partnership.' The consequence of such election to investors could include the determination of certain tax items at the partnership level and the disallowance of otherwise allowable deductions. No representation is made as to whether such election will be made.

     If the arrangement created by the Pooling and Servicing Agreement were treated in whole or in part as a publicly traded partnership taxable as a corporation, that entity would be subject to federal income tax at

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corporate tax rates on its taxable income generated by ownership of the
Receivables. That tax could result in reduced distributions to Certificate Owners. No distributions from the Trust would be deductible in computing the taxable income of the corporation, except to the extent that any Certificates were treated as debt of the corporation and distributions to the related Certificate Owners were treated as payments of interest thereon. In addition, distributions to Certificate Owners not treated as holding debt would be dividend income to the extent of the current and accumulated earnings and profits of the corporation (and Certificate Owners may not be entitled to any dividends received deduction in respect of such income).

TREATMENT OF THE TRUST AS A FASIT

     The Small Business Job Protection Act of 1996 (the 'Bill'), enacted on August 20, 1996, created a new type of entity for federal income tax purposes called a 'financial asset securitization investment trust' or 'FASIT.' The Bill generally provides that certain arrangements similar to the Trust may elect to be treated as a FASIT. Under the FASIT provisions of the Bill, a FASIT will generally avoid federal income taxation and could issue securities substantially similar to the Certificates, and those securities would be treated as debt for federal income tax purposes. Upon satisfying certain conditions set forth in the Pooling and Servicing Agreement, the Transferors will be permitted to amend the Pooling and Servicing Agreement and any Supplement in order to enable all of a portion of the Trust to qualify as a FASIT and to permit a FASIT election to be made with respect thereto, and to make such modifications to the Pooling and Servicing Agreement and any Supplement as may be permitted by reason of the making of such election. See 'The Pooling and Servicing Agreement Generally--

Amendments.' However, there can be no assurance that the Transferors will or will not cause any permissible FASIT election to be made with respect to the Trust or amend the Pooling and Servicing Agreement or any Supplement in connection with any election. If such election is made, it may cause a holder to recognize gain (but not loss) with respect to its Certificate, even though Special Counsel is of the opinion that a Certificate will be treated as debt for federal income tax purposes without regard to the election and the Certificate would be treated as debt following the election. Additionally, any such election and any related amendments to the Pooling and Servicing Agreement and any Supplement may have other tax and non-tax consequences to Certificate Owners. Accordingly, prospective Certificate Owners should consult their tax advisors with regard to the effects of any such election and permitted related amendments on them in their particular circumstances.

TAXATION OF INTEREST INCOME OF U.S. CERTIFICATE OWNERS

     General. Stated interest on a beneficial interest in a Certificate will be includible in gross income in accordance with a U.S. Certificate Owner's method of accounting.

     Original Issue Discount. If the Certificates are issued with original issue discount ('OID'), the provisions of sections 1271 through 1273 and 1275 of the Internal Revenue Code of 1986 (the 'Code') will apply to the Certificates. Under those provisions, a U.S. Certificate Owner (including a cash basis holder) generally would be required to accrue the OID on its interest in a Certificate in income for federal income tax purposes on a constant yield basis, resulting in the inclusion of OID in income somewhat in advance of the receipt of cash attributable to that income. In general, a Certificate will be treated as having OID to the extent that its 'stated redemption price' exceeds its 'issue price,' if such excess is more than 0.25 percent multiplied by the weighted average life of the Certificate (determined by taking into account only the number of complete years following issuance until payment is made for any partial principal payments). Under section 1272(a)(6) of the Code, special provisions apply to debt instruments on which payments may be accelerated due to prepayments of other obligations securing those debt instruments. However, no regulations have been issued interpreting those provisions, and the manner in which those provisions would apply to the Certificates is unclear. Additionally, the IRS could take the position based on Treasury regulations that none of the interest payable on a Certificate is 'unconditionally payable' and hence that all of such interest should be included in the Certificate's stated redemption price at maturity. If sustained, such treatment should not significantly affect the tax liability of most Certificate Owners, but prospective U.S. Certificate Owners should consult their own tax advisers concerning the impact to them in their particular circumstances.

     Market Discount. A U.S. Certificate Owner who purchases an interest in a Certificate at a discount that exceeds any unamortized OID may be subject to the 'market discount' rules of sections 1276 through 1278 of the Code. These rules provide, in part, that gain on the sale or other disposition of a Certificate and partial principal payments on a Certificate are treated as ordinary income to the extent of accrued market discount. The

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market discount rules also provide for deferral of interest deductions with respect to debt incurred to purchase or carry a Certificate that has market discount.

     Market Premium. A U.S. Certificate Owner who purchases an interest in a Certificate at a premium may elect to offset the premium against interest income over the remaining term of the Certificate in accordance with the provisions of section 171 of the Code.

SALE OR EXCHANGE OF CERTIFICATES

     Upon a disposition of an interest in a Certificate, a U.S. Certificate Owner generally will recognize gain or loss equal to the difference between the amount realized on the disposition and the U.S. Certificate Owner's adjusted basis in its interest in the Certificate. A taxable exchange of a Certificate could also occur as a result of the Transferors' substitution of money or investments for Receivables. See 'The Pooling and Servicing Agreement Generally--Defeasance.' The adjusted basis in the interest in the Certificate will equal its cost, increased by any OID or market discount includible in income with respect to the interest in the Certificate prior to its sale and reduced by any principal payments previously received with respect to the interest in the Certificate and any amortized premium. Subject to the market discount rules, gain or loss will be capital gain or loss if the interest in the Certificate was held as a capital asset. Capital losses generally may be used only to offset capital gains.

NON-U.S. CERTIFICATE OWNERS

     In general, a non-U.S. Certificate Owner will not be subject to U.S. federal income tax on interest (including OID) on a beneficial interest in a Certificate unless (i) the non-U.S. Certificate Owner actually or constructively owns 10 percent or more of the total combined voting power of all classes of stock of either Transferor entitled to vote (or of a profits or capital interest of the Trust if characterized as a partnership), (ii) the non-U.S. Certificate Owner is a controlled foreign corporation that is related to the Transferors (or the Trust if treated as a partnership) through stock ownership, (iii) the non-U.S. Certificate Owner is a bank receiving interest described in Code
Section 881(c)(3)(A), (iv) such interest is contingent interest described in Code Section 871(h)(4), or (v) the non-U.S. Certificate Owner bears certain relationships to any holder of either the Original Transferor Certificate other than the Transferors or any other interest in the Trust not properly characterized as debt. To qualify for the exemption from taxation, the last U.S. Person in the chain of payment prior to payment to a non-U.S. Certificate Owner (the 'Withholding Agent') must have received (in the year in which a payment of interest or principal occurs or in either of the two preceding years) a statement that (i) is signed by the non-U.S. Certificate Owner under penalties of perjury, (ii) certifies that the non-U.S. Certificate Owner is not a U.S. Person and (iii) provides the name and address of the non-U.S. Certificate Owner. The statement may be made on a Form W-8 or substantially similar substitute form, and the non-U.S. Certificate Owner must inform the Withholding Agent of any change in the information on the statement within 30 days of the change. If a Certificate is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide a signed statement to the Withholding Agent. However, in that case, the signed statement must be accompanied by a Form W-8 or substitute form provided by the non-U.S. Certificate Owner to the organization or institution holding the Certificate on behalf of the non-U.S. Certificate Owner. The U.S. Treasury Department is considering implementation of further certification requirements aimed at determining whether the issuer of a debt obligation is related to holders thereof.

     Generally, any gain or income realized by a non-U.S. Certificate Owner upon retirement or disposition of an interest in a Certificate will not be subject to U.S. federal income tax, provided that (i) in the case of a Certificate Owner that is an individual, such Certificate Owner is not present in the United States for 183 days or more during the taxable year in which such retirement or disposition occurs and (ii) in the case of gain representing accrued interest, the conditions described in the preceding paragraph for exemption from withholding are satisfied. Certain exceptions may be applicable, and an individual non-U.S. Certificate Owner should consult a tax adviser.

     If the Certificates were treated as an interest in a partnership, the recharacterization could cause a non-U.S. Certificate Owner to be treated as engaged in a trade or business in the United States. In that event, the non-U.S. Certificate Owner would be required to file a federal income tax return and, in general, would be subject to U.S. federal income tax (including the branch profits tax) on its net income from the partnership. Further, certain withholding obligations apply with respect to income allocable or distributions made to a foreign partner. That withholding may be at a rate as high as 39.6 percent. If some or all of the Certificates were treated as stock in a corporation, any related dividend distributions to a non-U.S. Certificate Owner generally would be subject to withholding of tax at the rate of 30 percent, unless that rate were reduced by an applicable tax treaty.

INFORMATION REPORTING AND BACKUP WITHHOLDING

     Backup withholding of U.S. federal income tax at a rate of 31 percent may apply to payments made in respect of a Certificate to a registered owner who is not an 'exempt recipient' and who fails to provide certain identifying information (such as the registered owner's taxpayer identification number) in the manner required. Generally, individuals are not exempt recipients whereas corporations and certain other entities are exempt recipients. Payments made in respect of a U.S. Certificate Owner must be reported to the IRS, unless the U.S. Certificate Owner is an exempt recipient or otherwise establishes an exemption. Compliance with the identification procedures (described in the preceding section) would establish an exemption from backup withholding for a non-U.S. Certificate Owner who is not an exempt recipient.

     In addition, upon the sale of a Certificate to (or through) a 'broker,' the broker must withhold 31 percent of the entire purchase price, unless either (i) the broker determines that the seller is a corporation or other exempt recipient or (ii) the seller provides certain identifying information in the required manner, and in the case of a non-U.S. Certificate Owner certifies that the seller is a non-U.S. Certificate Owner (and certain other conditions are met). Such a sale must also be reported by the broker to the IRS, unless either (i)

the broker determines that the seller is an exempt recipient or (ii) the seller certifies its non-U.S. status (and certain other conditions are met). Certification of the registered owner's non-U.S. status normally would be made on Form W-8 under penalties of perjury, although in certain cases it may be possible to submit other documentary evidence. As defined by Treasury regulations, the term 'broker' includes all persons who stand ready to effect sales made by others in the ordinary course of a trade or business, as well as brokers and dealers registered as such under the laws of the United States or a state. These requirements generally will apply to a U.S. office of a broker, and the information reporting requirements generally will apply to a foreign office of a U.S. broker as well as to a foreign office of a foreign broker (i) that is a controlled foreign corporation within the meaning of section 957(a) of the Code or (ii) 50 percent or more of whose gross income from all sources for the three year period ending with the close of its taxable year preceding the payment (or for such part of the period that the foreign broker has been in existence) was effectively connected with the conduct of a trade or business within the United States.

     Any amounts withheld under the backup withholding rules from a payment to a Certificate Owner would be allowed as a refund or a credit against such Certificate Owner's U.S. federal income tax, provided that the required information is furnished to the IRS.

STATE AND LOCAL TAXATION

     The discussion above does not address the taxation of the Trust or the tax consequences of the purchase, ownership or disposition of an interest in the Certificates under any state or local tax law. Each investor should consult its own tax adviser regarding state and local tax consequences.

                              ERISA CONSIDERATIONS

     Section 406 of the Employee Retirement Income Security Act of 1974, as amended ('ERISA'), and Section 4975 of the Code prohibit a pension, profit sharing or other employee benefit plan or an individual retirement account (a 'PLAN') from engaging in certain transactions involving 'plan assets' with persons that are 'parties in interest' under ERISA or 'disqualified persons' under the Code with respect to the Plan. A violation of these 'prohibited transaction' rules may generate excise tax and other liabilities under ERISA and the Code for such persons. For example, a prohibited transaction would arise, unless an exemption is applicable, if a Certificate were viewed as debt of either Transferor and such Transferor were a party in interest or a disqualified person with respect to a Plan that acquired the Certificate.

     Moreover, additional prohibited transactions could arise if the Trust Assets were deemed to constitute 'plan assets' of any Plan that owned Certificates. The Department of Labor ('DOL') has issued a final regulation (the 'FINAL REGULATION') concerning the definition of what constitutes 'plan assets' of a Plan subject to ERISA or Section 4975 of the Code. Under the Final Regulation, the assets and properties of corporations, partnerships and certain other entities in which a Plan makes an investment in 'an equity interest' could be deemed to be 'plan assets' of the Plan in certain circumstances. Accordingly, if Plans (or other entities whose assets include 'plan assets') purchase Certificates, the Trust could be deemed to hold 'plan assets' unless one of the exceptions under the Final Regulation is applicable to the Trust.

     The Final Regulation only applies to the purchase by a Plan of an 'equity interest' in an entity. Assuming that a Certificate is an equity interest, the Final Regulation contains an exception which provides that, if a Plan (or an entity whose assets include 'plan assets') acquires a 'publicly-offered security,' the issuer of the security is not deemed to hold 'plan assets.' A publicly-offered security is a security which is (i) freely transferable, (ii) part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another at the conclusion of the initial offering and
(iii) either is (A) part of a class of securities registered under Section 12(b) or 12(g) of the Exchange Act, or (B) sold to the Benefit Plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and the class of securities of which such security is a part is registered under the Exchange Act within 120 days (or such later time as may be allowed by the Commission) after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred. Each Class of a Series must be tested separately for this purpose.

     There are no restrictions imposed on the transfer of the Certificates offered hereby, and the Certificates offered hereby will be sold as part of an offering pursuant to an effective registration statement under the Securities Act and then will be timely registered under the Exchange Act. Based on information provided by any underwriter, agent or dealer involved in the distribution of the Certificates offered hereby, the Transferors will notify the Trustee as to whether or not the Certificates of any Series (or, if there is more than one Class in a Series, each Class) will be expected to be held by at least 100 separately named persons at the conclusion of the offering. The Transferor will not, however, determine whether there will, in fact, be at least 100 separately named persons or whether the 100-investor requirement of the exception for publicly-offered securities is satisfied as to the Certificates of such Series (or Class). Prospective purchasers may obtain a copy of the notification described in the second preceding sentence from the Trustee at its Corporate Trust Department.

     If the Certificates of a Series (or Class) fail to meet the criteria of publicly-offered securities and the Trust Assets are deemed to include 'plan assets,' transactions involving the Trust and parties in interest or disqualified persons with respect to Plans holding such Certificates might be prohibited under Section 406 of ERISA and Section 4975 of the Code unless an exemption is applicable. Thus, for example, if a participant in any Plan holding Certificates of such Series (or Class) is an Account holder of one of the Accounts, under a DOL interpretation the purchase of such Certificates by such Plan could constitute a prohibited transaction. The following five class exemptions issued by the DOL could apply in such event: DOL Prohibited Transaction Class Exemption ('PTCE') 96-23 (Class Exemption for Plan Asset Transactions Determined by In-House Asset Managers), 95-60 (Class Exemption for Certain Transactions Involving Insurance Company General Accounts), PTCE 91-38 (Class Exemption for Certain Transactions Involving Bank Collective Investment Funds), PTCE 90-1 (Class Exemption for Certain Transactions Involving Insurance Company Pooled Separate Accounts) and PTCE 84-14 (Class Exemption for Plan Asset Transactions Determined by Independent Qualified Professional

Asset Managers). There is no assurance that these exemptions, even if all of the conditions specified therein are satisfied, will apply to all transactions involving the Trust Assets.

     Moreover, as discussed above, while (unless provided otherwise in the applicable Prospectus Supplement) Tax Counsel has given its opinion that the Certificates will properly be treated as debt for federal income tax purposes, if any Certificates are treated as equity interests in a partnership in which other Certificates are debt, all or part of a tax-exempt investor's share of income from the Certificates that are treated as equity could be treated as unrelated debt-financed income under the Code taxable to the investor.

     In light of the foregoing, fiduciaries of Plans (or other entities whose assets include 'plan assets') considering the purchase of Certificates should consult their own counsel as to whether the acquisition of such Certificates would constitute or result in a prohibited transaction, whether Trust Assets which are represented by such Certificates would be considered 'plan assets,' the consequences that would apply if the Trust Assets were considered 'plan assets,' the applicability of exemptive relief from the prohibited transaction rules and the applicability of the tax on unrelated business income and unrelated debt-financed income.

     Unless otherwise provided in the applicable Supplement, if the Transferors do not notify the Trustee, as described above, that the Certificates of any particular Series (or Class) will be expected to be held by at least 100 separately named persons, the Certificates of such Series (or Class) may not be acquired by any Plan or by any entity investing assets that are treated as 'plan assets' of a Plan. Furthermore, in that case, the Pooling and Servicing Agreement, the Supplement and each such Certificate will provide that each holder of such Certificate shall be deemed to have represented and warranted that it is not a Plan and is not purchasing such Certificate on behalf of a Plan or with assets that are treated as 'plan assets' of a Plan.

                              PLAN OF DISTRIBUTION

     The Transferors may sell Certificates (a) through underwriters or dealers,
(b) directly to one or more purchasers, or (c) through agents. The related Prospectus Supplement will set forth the terms of the offering of any Certificates offered hereby, including, without limitation, the names of any underwriters, the purchase price of such Certificates and the proceeds to the Transferors from such sale, any underwriting discounts and other items constituting underwriters' compensation, any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

     If underwriters are used in a sale of any Certificates of a Series offered hereby, such Certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. Such Certificates may be offered to the public either through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate, including by an underwriter directly to a trust or other special purpose funding vehicle. Unless otherwise set forth in the related Prospectus Supplement, the obligations of the underwriters to purchase such Certificates will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all of such Certificates if any of such Certificates are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

     Certificates of a Series offered hereby may also be offered and sold, if so indicated in the related Prospectus Supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, by one or more firms ('REMARKETING FIRMS') acting as principals for their own accounts or as agents for the Transferors. Any Remarketing Firm will be identified and the terms of its agreement, if any, with the Transferors and its compensation will be described in the related Prospectus Supplement. Remarketing Firms may be deemed to be underwriters in connection with the Certificates remarketed thereby.

     Certificates may also be sold directly by the Transferors or through agents designated by the Transferors from time to time. Any agent involved in the offer or sale of Certificates will be named, and any commissions payable by the Transferors to such agent will be set forth, in the related Prospectus Supplement. Unless otherwise indicated in the related Prospectus Supplement, any such agent will act on a best efforts basis for the period of its appointment.

     Any underwriters, agents or dealers participating in the distribution of Certificates may be deemed to be underwriters, and any discounts or commissions received by them on the sale or resale of Certificates may be deemed to be underwriting discounts and commissions, under the Securities Act. Agents and underwriters may be entitled under agreements entered into with the Transferors to indemnification by the Transferors against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the agents or underwriters may be required to make in respect thereof. Agents and underwriters may be affiliates or customers of, engage in transactions with, or perform services for, the Transferors or their affiliates in the ordinary course of business.

                                 LEGAL MATTERS

     Certain legal matters relating to the Certificates will be passed upon for Centurion and the Trust by Robert D. Kraus, Group Counsel to Centurion, and certain legal matters relating to the Certificates will be passed upon for RFC II and the Trust by David S. Carroll, Group Counsel to American Express. Mr. Kraus and Mr. Carroll each own or have the right to acquire a number of shares of common stock of American Express which in the aggregate is equal to less than
 .05% of the outstanding common stock of American Express. Certain other legal matters will be passed upon for the Transferors and the Trust by Orrick, Herrington & Sutcliffe LLP. Certain legal matters will be passed upon for the Underwriters by Orrick, Herrington & Sutcliffe LLP. Certain legal matters relating to the federal tax consequences of the issuance of the Certificates and certain other matters relating thereto will be passed upon for the Transferors by Orrick, Herrington & Sutcliffe LLP.

                             INDEX OF DEFINED TERMS

TERMS                                   PAGE(S)
-----------------------------------   ------------
Account Owner......................              3
Account Owners.....................              3
Accounts...........................          1, 33
Additional Accounts................             27
Additional Transferors.............          3, 43
Adverse Effect.....................             25
Aggregate Addition.................             27
Aggregate Addition Accounts........             26
American Express...................          3, 31
APR................................             30
Assigned Assets....................             32
Assumed Obligations................             32
Assuming Entity....................             32
Average Rate.......................             24
Bankruptcy Code....................             20
Bill...............................             69
Cardmember.........................             28
Cash Collateral Account............             57
Cash Collateral Guaranty...........             57
CEBA...............................             22
Cede...............................          2, 34
Cedel..............................              8
Cedel Participants.................             36
Centurion..........................       1, 3, 31
Certificate Owners.................              2
Certificateholders' Interest.......              5
Certificates.......................           1, 4
Charge Card Account................             28
Class..............................              1
Code...............................             69
Collateral Interest................             57
Collateral Invested Amount.........          5, 57
Collection Account.................             48
Commission.........................              2
Controlled Accumulation Amount.....             11
Controlled Accumulation Period.....             10
Controlled Amortization Amount.....             12
Controlled Amortization Period.....             11
Controlled Deposit Amount..........             10
Controlled Distribution Amount.....             12
Cooperative........................             36
Credco.............................             31
Credco Purchase Agreement..........              7
Credit Enhancement.................             15
Credit Enhancer....................             56
Date of Processing.................             16

Defaulted Amount...................             56
Defaulted Receivables..............             56
Defeased Series....................             60
Definitive Certificates............             37
Depositaries.......................             34

TERMS                                   PAGE(S)
-----------------------------------   ------------
Depository.........................             34
Determination Date.................             16
Disclosure Document................              6
Discount Percentage................             45
Discount Receivables...............             45
Distribution Date..................             16
DOL................................             72
DTC................................              2
Early Accumulation Period..........             11
Early Amortization Period..........             12
Eligible Account...................             27
Eligible Institution...............             48
Eligible Investments...............             49
Eligible Receivable................             41
ERISA..............................             72
Euroclear..........................              8
Euroclear Operator.................             36
Euroclear Participants.............             36
Euroclear Provisions...............             36
Excess Allocation Series...........             13
Excess Finance Charge
  Collections......................             54
Exchange Act.......................              2
Expected Final Payment Date........              9
FASIT..............................             69
FDIA...............................             20
FDIC...............................             19
Final Regulation...................             72
Finance Charge Receivables.........              8
FIRREA.............................             20
Floating Allocation Percentage.....             51
Full Invested Amount...............             15
Funding Period.....................             15
Group..............................              4
Group Investor Additional
  Amounts..........................             52
Group Investor Default Amount......             52
Group Investor Finance Charge
  Collections......................             52
Group Investor Monthly Fees........             52

Group Investor Monthly Interest....             52
Holders............................             37
Indirect Participants..............             35
Ineligible Receivables.............             41
Initial Accounts...................              7
Initial Cut-Off Date...............          7, 40
Initial Selection Date.............              8
Insolvency Event...................             21
Interest Funding Account...........              9
Interest Payment Date..............             47
Invested Amount....................             47
Investor Default Amount............             52
Investor Finance Charge
  Collections......................             52
IRS................................             67
L/C Issuer.........................             57
MasterCard.........................             23

TERMS                                   PAGE(S)
-----------------------------------   ------------
Monthly Period.....................              5
Monthly Servicing Fee..............             40
Moody's............................             21
New Accounts.......................             26
New Issuance.......................             47
OID................................             69
Optima Accounts....................             28
Optima Card Account................             28
Optima Line of Credit Account......             28
Original Transferor Certificate....              6
Paired Series......................             13
Participants.......................             35
Participation Interests............              4
Pay-Out Event......................             39
Permitted Liens....................             42
Plan...............................             72
Pooling and Servicing Agreement....              1
Portfolio Yield....................             24
Pre-Funding Account................             15
Pre-Funding Amount.................             15
Premium Percentage.................             45
Premium Receivables................             45
Prime Rate.........................             25
Principal Allocation Percentage....         14, 51
Principal Commencement Date........              9
Principal Funding Account..........             10
Principal Receivables..............              8
Principal Sharing Series...........             13

Principal Shortfalls...............             54
Principal Terms....................             47
Prior Series.......................             13
Prospectus Supplement..............           1, 3
PTCE...............................             72
Rating Agency......................             17
Rating Agency Condition............             25
Reallocated Investor Finance Charge
  Collections......................             51
Reallocation Group.................             12
Receivables........................           1, 4
Receivables Purchase Agreement.....              3
Record Date........................             34
Recoveries.........................              7
Regulations........................             68
Reinvestment Events................             39
Remarketing Firms..................             73
Removed Accounts...................              8
Required Minimum Principal
  Balance..........................             44
Required Transferor Amount.........              6
Revolving Credit Accounts..........             28
Revolving Period...................              9
RFC II.............................       1, 3, 31
RFC II Purchase Agreement..........              7
S&P................................             21
Securities Act.....................              2

TERMS                                   PAGE(S)
-----------------------------------   ------------
Seller.............................             62
Senior Certificates................             24
Series.............................           1, 3
Series Adjusted Invested Amount....             50
Series Allocable Defaulted
  Amount...........................             50
Series Allocable Finance Charge
  Collections......................         50, 52
Series Allocable Principal
  Collections......................             50
Series Allocation Percentage.......             50
Series Closing Date................              9
Series Cut-Off Date................             10
Series Enhancement.................              4
Series Invested Amount.............             44
Series Required Transferor
  Amount...........................             50
Series Termination Date............             10

Service Transfer...................             58
Servicer...........................           1, 3
Servicer Default...................             59
Servicing Fee......................             40
Shared Principal Collections.......             54
Sign & Travel Account..............             28
Special Funding Account............             55
Special Payment Date...............             39
Subordinated Certificates..........             24
Supplement.........................              6
Supplemental Certificate...........          6, 43
Surviving Servicer Company.........             32
Surviving Transferor Company.......             32
Tax Counsel........................             67
Tax Opinion........................             48
Termination Notice.................             58
Total Portfolio....................             33
Transferor.........................        1, 3, 4
Transferor Amount..................          5, 42
Transferor Certificates............              6
Transferor Servicing Fee...........             40
Transferors' Interest..............              5
TRS................................      3, 31, 32
Trust..............................           1, 3
Trust Adjusted Invested Amount.....             50
Trust Assets.......................              4
Trustee............................           1, 3
Trust Portfolio....................             33
UCC................................             19
VISA...............................             23
Withholding Agent..................             70

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

     NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE TRANSFERORS. NEITHER THIS PROSPECTUS SUPPLEMENT NOR THE ACCOMPANYING PROSPECTUS CONSTITUTES AN OFFER OR A SOLICITATION BY ANYONE IN ANY STATE IN WHICH SUCH OFFER OR SOLICITATION IS NOT QUALIFIED OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS, NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE TRANSFERORS SINCE THE DATE HEREOF OR THEREOF OR THAT THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.
                            ------------------------

                               TABLE OF CONTENTS

                                                  PAGE
                                                  ----
             PROSPECTUS SUPPLEMENT
Summary of Series Terms........................    S-3
Risk Factors...................................   S-13
Maturity Considerations........................   S-13
The Total Portfolio............................   S-15
The Receivables................................   S-17
Use of Proceeds................................   S-19
RFC II, Centurion and Credco...................   S-19
The Servicer...................................   S-20
Series Provisions..............................   S-20
Underwriting...................................   S-37
Index of Defined Terms.........................   S-38
Annex I........................................    A-1
                  PROSPECTUS
Prospectus Supplement..........................      2
Reports to Certificateholders..................      2
Available Information..........................      2
Incorporation of Certain Documents
  by Reference.................................      2
Prospectus Summary.............................      3
Risk Factors...................................     19
Use of Proceeds................................     27
The Trust......................................     27
Centurion's Revolving Credit Businesses........     28
RFC II, Credco, Centurion and TRS..............     31
Merger or Consolidation of a Transferor or the
  Servicer.....................................     32
Assumption of a Transferor's Obligations.......     32

The Accounts...................................     33
Description of the Certificates................     34
The Pooling and Servicing Agreement
  Generally....................................     40
Description of the Purchase Agreements.........     61
Certain Legal Aspects of the Receivables.......     63
Tax Matters....................................     66
ERISA Considerations...........................     72
Plan of Distribution...........................     73
Legal Matters..................................     74
Index of Defined Terms.........................     75

     UNTIL NOVEMBER 19, 1997 (90 DAYS AFTER THE DATE OF THIS PROSPECTUS), ALL DEALERS EFFECTING TRANSACTIONS IN THE SERIES 1997-1 CERTIFICATES WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                                AMERICAN EXPRESS
                                 CREDIT ACCOUNT
                                  MASTER TRUST

                              $865,000,000 CLASS A
                              SERIES 1997-1 6.40%
                           ASSET BACKED CERTIFICATES

                              $60,000,000 CLASS B
                              SERIES 1997-1 6.55%
                           ASSET BACKED CERTIFICATES

                        AMERICAN EXPRESS CENTURION BANK
                                      AND
                          AMERICAN EXPRESS RECEIVABLES
                            FINANCING CORPORATION II
                                  TRANSFERORS

                            AMERICAN EXPRESS TRAVEL
                                RELATED SERVICES
                                 COMPANY, INC.
                                    SERVICER


                          [LOGO of American Express]


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                             PROSPECTUS SUPPLEMENT
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                    UNDERWRITERS OF THE CLASS A CERTIFICATES
                              MERRILL LYNCH & CO.
                           CREDIT SUISSE FIRST BOSTON

                              GOLDMAN SACHS & CO.
                                LEHMAN BROTHERS
                              SALOMON BROTHERS INC

                    UNDERWRITERS OF THE CLASS B CERTIFICATES
                              MERRILL LYNCH & CO.
                                LEHMAN BROTHERS

                             Dated August 21, 1997

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[LOGO] Recycled Paper